FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-07

November 27, 2017 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $684,705,268 (Approximate Total Mortgage Pool Balance) $612,811,000 (Approximate Offered Certificates) UBS 2017-C6 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Rialto Mortgage Finance, LLC Ladder Capital Finance LLC Cantor Commercial Real Estate Lending, L.P. KeyBank National Association Natixis Real Estate Capital LLC Sponsors and Mortgage Loan Sellers UBS Securities LLC Société Générale Cantor Fitzgerald & Co. Co-Lead Managers and Joint Bookrunners NATIXIS KeyBanc Capital Markets Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., Natixis Securities Americas LLC, KeyBanc Capital Markets Inc., or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., Natixis Securities Americas LLC, KeyBanc Capital Markets Inc., or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2017-C6

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated November 27, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Cantor Fitzgerald & Co.
Co-Managers:	Natixis Securities Americas LLC KeyBanc Capital Markets Inc. Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) 41.0%, Rialto Mortgage Finance, LLC (“RMF”) 22.1%, Ladder Capital Finance LLC (“LCF”) 11.1%, Cantor Commercial Real Estate Lending, L.P. (“CCRE”) 10.3% KeyBank National Association (“KeyBank”) 8.6%, and Natixis Real Estate Capital LLC (“Natixis”) 6.9%
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	Rialto Capital Advisors LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:	RMF, as the retaining sponsor, intends to cause its majority owned affiliate to retain at least 5.0% of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. See “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in January 2018.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in January 2018.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2017 (or, in the case of any mortgage loan that has its first due date after December 2017, the date that would have been its due date in December 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about December 13, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	December 2050
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X-A and Class X-B certificates and $250,000 with respect to the Class X-BP certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
UBS AG	13	54	$280,995,612	41.0%
Rialto Mortgage Finance, LLC	10	13	$151,236,778	22.1%
Ladder Capital Finance LLC	6	23	$75,811,760	11.1%
Cantor Commercial Real Estate Lending, L.P.	4	20	$70,630,000	10.3%
KeyBank National Association	3	11	$59,081,117	8.6%
Natixis Real Estate Capital LLC	3	3	$46,950,000	6.9%
Total	39	124	$684,705,268	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$684,705,268
Number of Mortgage Loans:	39
Number of Mortgaged Properties:	124
Number of Crossed Mortgage Loans(2):	2
Crossed Mortgage Loans as a % of Pool Balance(2):	1.2%
Average Mortgage Loan Cut-off Date Balance:	$17,556,545
Average Mortgaged Property Cut-off Date Balance:	$5,521,817
Weighted Average Mortgage Rate:	4.477%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	112
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	111
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	20.0%
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgage Properties Leased to a Single Tenant(3):	11.6%

Credit Statistics:
Weighted Average Mortgage Loan U/W NCF DSCR(2):	2.19x
Weighted Average Mortgage Loan Cut-off Date LTV(2)(4):	55.8%
Weighted Average Mortgage Loan Maturity Date LTV(2)(4):	50.3%
Weighted Average U/W NOI Debt Yield(2):	11.7%

Amortization Overview:

% Mortgage Loans which pay Interest Only through Maturity Date:	40.6%
% Mortgage Loans with Amortization through Maturity Date:	31.1%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	28.3%
Weighted Average Remaining Amortization Term (months)(5):	355

Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	76.9%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	76.0%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	64.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	75.7%
% Mortgage Loans with Upfront Engineering Reserves:	36.8%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	70.0%
% Mortgage Loans with In Place Hard Lockboxes:	61.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x(8):	72.6%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	66.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	19.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period Prior to an Open Period:	5.8%
% Mortgage Loans with Lockout Followed by a Period of Defeasance Only Followed by a Period of Prepayment with a Yield Maintenance Charge or Defeasance Followed by an Open Period:	3.3%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	2.9%
% Mortgage Loans with Lockout Followed by a Period of Prepayment with a Yield Maintenance Charge Followed by a Period of Prepayment with a Yield Maintenance Charge or Defeasance Followed by an Open Period:	2.0%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2017.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable LTV, DSCR and Debt Yield calculations for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher LTV, lower DSCR and/or lower Debt Yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	The Bass Pro & Cabela’s Portfolio loan is considered a single tenant as the tenants owned by the same parent company.

(4)	With respect to the mortgage loan secured by the portfolio of mortgage properties identified on Annex A-1 to the Preliminary Prospectus as HRC Hotels Portfolio, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As Portfolio” appraised value of $129.0 million which reflects a 7.1% premium attributed to the aggregate sum of the “As-Is” and “As-Complete” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million. The Cut-off Date LTV and Maturity Date LTV based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-Complete” appraised value of $23,000,000 is being utilized for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-Is” appraised value for the Hampton Inn Traverse City is $18,300,000. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marketplace at Four Corners, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Is” appraised value of $58.0 million; however, such mortgaged property is currently under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Cut-off Date LTV and Maturity Date LTV based on the agreed upon purchase price are 75.0% and 61.5%, respectively. With respect to the mortgage loan secured by the portfolio of mortgage properties identified on Annex A-1 to the Preliminary Prospectus as Shoppes at Centre Green & Brier Creek, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the Shoppes at Brier Creek “As-Stabilized” value of $7.05 million as of December 1, 2016, which assumes the completion of renovations to the BCC Fitness Center space, and the Shoppes at Centre Green “As-Is” value of $6.35 million as of May 10, 2016. The Cut-off Date LTV and Maturity Date LTV based on the sum of the $13.0 million “As-Is” appraised value are 66.1% and 55.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express - Lansing, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Complete” value of $13.2 million as of October 1, 2018. The franchisee is required to complete a property improvement plan (“PIP”) in accordance with the franchise agreement. At origination, the borrower funded an upfront PIP and performance reserve of $1,960,000. The Cut-off Date LTV and Maturity Date LTV based on the $11.5 million “As-Is” appraised value are 72.1% and 59.9%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as DoubleTree Wilmington, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Complete” value of $42,400,000 as of September 20, 2018, which assumes the completion of a property improvement plan, which has been reserved for. The Cut-off Date LTV and Maturity Date LTV based on the $37,000,000 “As-Is” appraised value are 74.2% and 61.5%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	Excludes mortgage loans that are interest-only for the full loan term.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial, mixed and the Yorkshire & Lexington Towers properties only.

(8)	The Yorkshire & Lexington Towers Whole Loan has a cash trap trigger that, among other trigger events requires that the debt service coverage ratio for the trailing twelve-month period must not fall below 1.05x and, after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month must not fall below 1.10x. If the Yorkshire & Lexington Towers Whole Loan was included in this calculation the % of Mortgage Loans with Cash Traps Triggered at DSCR Levels greater than and equal to 1.05x would be 78.4% of the Initial Pool Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Principal Balance or Notional Amount(3)		Approx. Initial Available Certificate Principal Balance or Notional Amount	Approx. Initial Retained Certificate Balance or Notional Amount(4)	Initial Subordination Levels(5)	Expected Weighted Average Life (years)(6)	Principal Window (months)(6)	Certificate Principal to Value Ratio(7)	Underwritten NOI Debt Yield(8)
Class A-1(9)	AAAsf / AAA(sf) / Aaa(sf)	$21,136,000		$20,079,000	$1,057,000	30.000%	2.67	1-58	39.1%	16.7%
Class A-2(9)	AAAsf / AAA(sf) / Aaa(sf)	$63,519,000		$60,343,000	$3,176,000	30.000%	4.87	58-59	39.1%	16.7%
Class A-SB(9)	AAAsf / AAA(sf) / Aaa(sf)	$32,627,000		$30,995,000	$1,632,000	30.000%	7.12	59-110	39.1%	16.7%
Class A-3(9)	AAAsf / AAA(sf) / Aaa(sf)	$40,000,000		$38,000,000	$2,000,000	30.000%	6.84	82-82	39.1%	16.7%
Class A-4(9)	AAAsf / AAA(sf) / Aaa(sf)	$148,878,000		$141,434,000	$7,444,000	30.000%	9.77	110-118	39.1%	16.7%
Class A-5(9)	AAAsf / AAA(sf) / Aaa(sf)	$165,633,000		$157,351,000	$8,282,000	30.000%	9.90	118-119	39.1%	16.7%
Class A-BP(9)	AAAsf / AAA(sf) / Aaa(sf)	$7,500,000		$7,125,000	$375,000	30.000%	9.84	118-118	39.1%	16.7%
Class X-A(10)	AAAsf / AAA(sf) / Aaa(sf)	$471,793,000	(11)	$448,202,000	$23,591,000	N/A	N/A	N/A	N/A	N/A
Class X-BP(10)	AAAsf / AAA(sf) / Aaa(sf)	$7,500,000	(11)	$7,125,000	$375,000	N/A	N/A	N/A	N/A	N/A
Class X-B(10)	A-sf / AAA(sf) / NR	$133,518,000	(11)	$126,841,000	$6,677,000	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa3(sf)	$76,174,000		$72,365,000	$3,809,000	18.875%	9.92	119-119	45.3%	14.4%
Class B	AA-sf / AA-(sf) / NR	$30,811,000		$29,270,000	$1,541,000	14.375%	9.94	119-120	47.8%	13.7%
Class C	A-sf / A-(sf) / NR	$26,533,000		$25,206,000	$1,327,000	10.500%	10.01	120-120	49.9%	13.1%

NON-OFFERED CERTIFICATES(12)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Principal Balance or Notional Amount(3)		Approx. Initial Available Certicate Principal Balance or Notional Amount	Approx. Initial Retained Certificate Balance or Notional Amount(4)	Initial Subordination Levels(5)	Expected Weighted Average Life (years)(6)	Principal Window (months)(6)	Certificate Principal to Value Ratio(7)	Underwritten NOI Debt Yield(8)
Class X-D(10)	BBB-sf / BBB-(sf) / NR	$29,956,000	(11)	$28,458,000	$1,498,000	N/A	N/A	N/A	N/A	N/A
Class X-E(10)	BB-sf / NR / NR	$13,694,000	(11)	$13,009,000	$685,000	N/A	N/A	N/A	N/A	N/A
Class X-F(10)	B-sf / NR / NR	$6,847,000	(11)	$6,504,000	$343,000	N/A	N/A	N/A	N/A	N/A
Class X-NR(10)	NR / NR / NR	$21,397,267	(11)	$20,327,000	$1,070,267	N/A	N/A	N/A	N/A	N/A
Class D	BBB-sf / BBB-(sf) / NR	$29,956,000		$28,458,000	$1,498,000	6.125%	10.01	120-120	52.4%	12.5%
Class E	BB-sf / NR / NR	$13,694,000		$13,009,000	$685,000	4.125%	10.01	120-120	53.5%	12.2%
Class F	B-sf / NR / NR	$6,847,000		$6,504,000	$343,000	3.125%	10.01	120-120	54.1%	12.1%
Class NR	NR / NR / NR	$21,397,267		$20,327,000	$1,070,267	0.000%	10.01	120-120	55.8%	11.7%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-BP, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of the Class X Certificates may vary depending upon the final pricing of the classes of principal balance certificates and whose certificate principal balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	On the Closing Date, the certificates (other than the Class R certificates) (collectively, the “Retained Certificates”) with the Initial Certificate Principal Balances or Notional Amounts, as applicable, set forth in the above table under “Initial Retained Certificate Principal Balance or Notional Amount” are expected to be sold by the underwriters and the initial purchasers to RMF or a majority owned affiliate of RMF as described in “Credit Risk Retention” in the Preliminary Prospectus.

(5)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates in the aggregate.

(6)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(7)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates are calculated in the aggregate for those classes as if they were a single class.

(9)	For purposes of making distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates, the pool of mortgage loans will be deemed to consist of two distinct asset groups: asset group 1 and asset group 2. Asset group 1 will consist of (i) all of the mortgage loans other than the Bass Pro & Cabela’s Portfolio mortgage loan, and (ii) note A-3(C-CP) of the Bass Pro & Cabela’s Portfolio mortgage loan, which represents the call protected portion of the Bass Pro & Cabela’s Mortgage Loan in the amount of $6,220,000 as of the Cut-off Date (collectively, the “Group 1 Assets”). Asset group 2 will consist of note A-3(D-NCP), note A-3(E-NCP) and note A-3(F-NCP) of the Bass Pro & Cabela’s Portfolio Mortgage Loan (the “BP Freely Prepayable Notes”), which collectively represent the freely prepayable portion of the Bass Pro & Cabela’s Portfolio Mortgage Loan in the amount of $7,500,000 as of the Cut-off Date.

On any distribution date, so long as funds are sufficient to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-BP, Class X-A, Class X-BP and Class X-B certificates, interest distributions on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be based upon amounts available relating to the Group 1 Assets and interest distributions on the Class A-BP certificates will be based upon amounts available relating to the BP Freely Prepayable Notes in asset group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be entitled to receive distributions of principal collected or advanced in respect of the Group 1 Assets, and after the certificate principal balance of the Class A-BP certificates has been reduced to zero, from the BP Freely Prepayable Notes in asset group 2 and (ii) the Class A-BP certificates will be entitled to receive distributions of principal collected or advanced in respect of the BP Freely Prepayable Notes in asset group 2 and after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, from the Group 1 Assets. However, on and after any distribution date on which the certificate principal balances of the Class A-S through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-BP certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class A-BP certificates for the related distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-NR certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class NR certificates for the related distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates (collectively referred to as the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-BP certificates will be equal to the certificate balance of the Class A-BP certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-NR certificates will be equal to the certificate balance of the Class NR certificates.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The non-offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	UBS AG	Yorkshire & Lexington Towers	Multifamily	$40,000,000	58	22.5%	4.28x	12.0%
A-2	KeyBank	Colfax Denton	Industrial	$22,555,000	59	64.4%	2.15x	10.1%
(1)	This table reflects the mortgage loans with balloon payments that will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any Mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-Off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and exclude any subordinate companion loans.

Class A-3 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-3	UBS AG	Burbank Office Portfolio	Office	$40,000,000	82	36.5%	4.64x	18.1%
(1)	This table reflects the mortgage loans with balloon payments that will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any Mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-Off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and exclude any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Distributions:

Payments in respect of principal of the certificates will be distributed in the following priority:

(a) to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, to the extent of funds allocable to principal attributable to the Group 1 Assets and, after certificate balance of the Class A-BP certificates has been reduced to zero, the remaining funds allocable to principal attributable to the BP Freely Prepayable Notes in asset group 2, as follows: (i) to the Class A-SB certificates until their certificate balance is reduced to the Class A-SB scheduled principal balance set forth in Annex E to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-SB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to the Class A-SB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-5 in clause (vi) above.

(b) to the Class A-BP certificates, to the extent of funds allocable to principal attributable to the BP Freely Prepayable Notes in asset group 2 and, after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, the remaining funds attributable to the Group 1 Assets until the certificate balance of the Class A-BP certificates has been reduced to zero.

Notwithstanding the foregoing, if the aggregate certificate principal balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate principal balances of the Class A-S through Class NR certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates; (ii) the notional amount of the Class X-BP certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-BP certificates; (iii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-S, Class B, and Class C certificates; (iv) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D certificates; (v) the notional amount of the Class X-E certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class E certificates; (vi) the notional amount of the Class X-F certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class F certificates; and (vii) the notional amount of the Class X-NR certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class NR certificates.

Interest Distributions:	On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-BP, Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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concurrently as follows: (a) to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, from the portion of funds available for distribution attributable to the group 1 assets for such distribution date, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes; (b) to the Class A-BP certificates, from the portion of funds available for distribution attributable to the BP Freely Prepayable Notes in asset group 2 for such distribution date, up to an amount equal to the interest entitlement for that class; and (c) to the Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, from the portion of funds available for distribution attributable to all of the mortgage loans for such distribution date, without regard to asset groups, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-BP, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

The per annum pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus.

The per annum pass-through rate for the Class X-BP certificates for any Distribution Date will be equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class A-BP certificates for the related Distribution Date.

The per annum pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus.

The per annum pass-through rate for the Class X-D certificates for any Distribution Date will be equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D certificates for the related Distribution Date.

The per annum pass-through rate for the Class X-E certificates for any Distribution Date will be equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E certificates for the related Distribution Date.

The per annum pass-through rate for the Class X-F certificates for any Distribution Date will be equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F certificates for the related Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The per annum pass-through rate for the Class X-NR certificates for any Distribution Date will be equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class NR certificates for the related Distribution Date.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Realized Loss Allocation:

On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-BP certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class A-BP, Class X-BP, Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR or Class R certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Burbank Office Portfolio, Yorkshire & Lexington Towers, National Office Portfolio, One Cleveland Center, Griffin Portfolio, 111 West Jackson, Harmon Corner, HRC Hotels Portfolio, Logan Town Center, Airport Investment & Airport Overlook, 2U Headquarters, Meridian Sunrise Village, Marketplace at Four Corners, Chelsea Multifamily Portfolio, Belden Park Crossing, Murrieta Plaza, At Home Portfolio, Bass Pro & Cabela’s Portfolio and DoubleTree Wilmington secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The One Cleveland Center whole loan, the Harmon Corner whole loan, the Airport Investment & Airport Overlook whole loan and the Murrieta Plaza whole loan will be principally serviced under the PSA for the UBS 2017-C6 securitization (each, a “Serviced Whole Loan”). The Burbank Office Portfolio whole loan is being serviced under the trust and servicing agreement for the DBUBS 2017-BRBK securitization. The Yorkshire & Lexington Towers whole loan is expected to be serviced under the pooling and servicing agreement for the CSAIL 2017-CX10 securitization. The National Office Portfolio whole loan is being serviced under the pooling and servicing agreement for the UBS 2017-C5 securitization until the controlling pari passu note is securitized, whereupon the National Office Portfolio whole loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The Griffin Portfolio whole loan is being serviced under the pooling and servicing agreement for the BANK 2017-BNK8 securitization. The 2U Headquarters whole loan, the Chelsea Multifamily Portfolio whole loan and the At Home Portfolio whole loan will be serviced under the pooling and servicing agreement for the CCUBS 2017-C1 securitization. The Meridian Sunrise Village whole loan is being serviced under the pooling and servicing agreement for the UBS 2017-C4 securitization. The Belden Park Crossing whole loan is expected to be serviced under the pooling and servicing agreement for the WFCM 2017-C41 securitization until the controlling pari passu note is securitized, whereupon the Belden Park Crossing whole loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The Bass Pro & Cabela’s Portfolio whole loan is being serviced under the pooling and servicing agreement for the GSMS 2017-GS8 securitization. The DoubleTree Wilmington whole loan is being serviced under the pooling and servicing agreement for the UBS 2017-C5 securitization. The 111 West Jackson whole loan, the HRC Hotels Portfolio whole loan, the Logan Town Center whole loan and the Marketplace at Four Corners whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2017-C6 PSA until the securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C6 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:	The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3), if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that RREF III-D U 2017-C6, LLC, or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than with respect to the Servicing Shift Mortgage Loans) and any related Serviced Companion Loans.

With respect to the Burbank Office Portfolio mortgage loan, the Yorkshire & Lexington Towers mortgage loan and the 111 West Jackson mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to the Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—111 West Jackson Whole Loan” in the Preliminary Prospectus. With respect to the Burbank Office Portfolio mortgage loan and the Yorkshire & Lexington Towers mortgage loan, the rights of the Directing Certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as described below. With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the One Cleveland Center mortgage loan, the Harmon Corner mortgage loan, the Airport Investment & Airport Overlook mortgage loan and the Murrieta Plaza mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Burbank Office Portfolio mortgage loan, the Yorkshire & Lexington Towers mortgage loan, the National Office Portfolio mortgage loan, the Griffin Portfolio mortgage loan, the 2U Headquarters mortgage loan, the Meridian Sunrise Village mortgage loan, the Chelsea Multifamily Portfolio mortgage loan, the Belden Park Crossing mortgage loan, the At Home Portfolio mortgage loan, the Bass Pro & Cabela’s Portfolio mortgage loan and the DoubleTree Wilmington mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the 111 West Jackson mortgage loan, the HRC Hotels Portfolio mortgage loan, the Logan Town Center mortgage loan and the Marketplace at Four Corners mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related Whole Loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder with respect to the Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F and Class NR certificates.

Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR certificates.

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to the Serviced AB Whole Loan, the holder of the controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—111 West Jackson Whole Loan ” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:	The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Control Rights:	Subject to the rights of the Subordinate Companion Loan solely with respect to the Serviced AB Whole Loan, described under “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loan—111 West Jackson Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the certificates is the majority Controlling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means an Excluded Directing Certificateholder Loan, an Excluded Controlling Class Loan or an Excluded Risk Retention Consultation Party Loan, as applicable and as the context may require. As of the Closing Date, it is expected that there will be no Excluded Loans acquired by the issuing entity.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to the Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of the Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to the Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to the Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—111 West Jackson Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer (other than with respect to the Servicing Shift Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders of a Rating Agency Confirmation from each applicable Rating Agency, the Certificate Administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2017-C6, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer and such servicer termination event affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.2500% and the rate that would result in a special servicing fee of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the Retained Certificates, by Certificate Balance. Such holder or holders will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer with respect to Specially Serviced Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans.

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator. The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense. See “Pooling and Servicing Agreement—The Operating Advisor” in the Preliminary Prospectus.

After the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties as required under the PSA in accordance with the Servicing Standard, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of Principal Balance Certificates elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the Operating Advisor’s recommendation to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

STRUCTURE OVERVIEW

Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

STRUCTURE OVERVIEW

pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
$2,994,992	-	$10,000,000	11	$62,482,847	9.1%	5.116%	118	1.70x	61.7%	49.1%
$10,000,001	-	$15,000,000	9	$116,586,686	17.0%	4.614%	118	1.71x	62.2%	57.9%
$15,000,001	-	$20,000,000	7	$127,100,000	18.6%	4.617%	119	1.69x	64.6%	58.3%
$20,000,001	-	$25,000,000	3	$66,525,924	9.7%	4.411%	99	1.78x	63.5%	57.9%
$25,000,001	-	$35,000,000	4	$116,858,128	17.1%	4.696%	119	2.49x	43.7%	39.7%
$35,000,001	-	$40,000,000	5	$195,151,683	28.5%	3.989%	99	2.93x	49.1%	44.8%
Total/Weighted Average			39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Distribution of Mortgage Rates
						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
2.7400%	-	4.0000%	3	$116,250,000	17.0%	3.337%	85	3.85x	39.5%	39.5%
4.0001%	-	4.5000%	7	$142,807,609	20.9%	4.322%	110	1.94x	60.5%	55.5%
4.5001%	-	5.0000%	20	$319,684,584	46.7%	4.710%	119	1.88x	58.2%	52.1%
5.0001%	-	5.5000%	8	$99,213,075	14.5%	5.198%	118	1.67x	60.5%	50.1%
5.5001%	-	5.7300%	1	$6,750,000	1.0%	5.730%	120	1.89x	61.4%	47.1%
Total/Weighted Average			39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Property Type Distribution(1)
					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/ NRA/Spaces	Cut-off Date Balance per Unit/Room/ NRA/Spaces(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR (1)(2)	Cut-off Date LTV Ratio (1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Office	39	$234,760,415	34.3%	8,746,089	$113	4.451%	113	92.5%	2.59x	53.7%	47.5%
Suburban	32	$118,768,919	17.3%	5,417,949	$106	4.386%	118	93.0%	1.87x	63.7%	55.0%
CBD	7	$115,991,495	16.9%	3,328,140	$120	4.518%	106	92.1%	3.33x	43.5%	39.7%
Retail	39	$186,168,915	27.2%	4,982,103	$177	4.695%	118	96.1%	1.66x	61.1%	54.7%
Anchored	6	$109,147,402	15.9%	2,023,488	$186	4.738%	119	96.2%	1.45x	63.6%	55.8%
Single Tenant	28	$40,308,132	5.9%	2,655,818	$120	4.493%	117	100.0%	2.06x	56.8%	52.2%
Lifestyle Center	1	$20,000,000	2.9%	225,217	$200	4.620%	118	88.2%	2.08x	59.7%	59.7%
Unanchored	3	$12,190,901	1.8%	52,780	$256	4.953%	116	94.6%	1.57x	54.2%	44.8%
Shadow Anchored	1	$4,522,480	0.7%	24,800	$164	5.110%	110	100.0%	1.46x	64.2%	53.6%
Multifamily	17	$77,600,000	11.3%	1,261	$265,464	3.711%	87	93.2%	2.91x	41.2%	40.1%
High Rise	2	$40,000,000	5.8%	827	$241,838	2.740%	58	92.0%	4.28x	22.5%	22.5%
Mid Rise	14	$25,200,000	3.7%	186	$408,987	4.741%	118	95.4%	1.40x	58.5%	58.5%
Garden	1	$12,400,000	1.8%	248	$50,000	4.750%	119	92.7%	1.55x	66.5%	59.2%
Mixed Use	3	$62,500,000	9.1%	270,477	$1,118	4.475%	120	97.3%	1.89x	58.3%	55.0%
Retail/Office	2	$32,500,000	4.7%	201,864	$225	4.683%	119	94.8%	1.77x	59.9%	53.7%
Retail/Signage	1	$30,000,000	4.4%	68,613	$2,084	4.250%	120	100.0%	2.02x	56.5%	56.5%
Hospitality	13	$57,614,594	8.4%	1,244	$95,980	5.176%	119	74.6%	1.84x	58.5%	47.0%
Limited Service	8	$38,749,656	5.7%	662	$92,650	5.214%	119	73.6%	1.84x	59.7%	47.3%
Extended Stay	4	$15,368,977	2.2%	338	$100,601	5.070%	119	79.7%	1.88x	54.1%	44.6%
Full Service	1	$3,495,961	0.5%	244	$112,575	5.218%	119	63.0%	1.68x	64.8%	53.7%
Self Storage	10	$35,268,004	5.2%	567,084	$70	4.400%	119	93.4%	1.84x	59.3%	54.8%
Industrial	3	$30,793,342	4.5%	1,932,456	$72	4.064%	75	100.0%	2.22x	63.1%	63.0%
Warehouse/Distribution	2	$30,095,000	4.4%	1,924,206	$65	4.047%	74	100.0%	2.24x	63.7%	63.7%
Flex	1	$698,342	0.1%	8,250	$373	4.790%	118	100.0%	1.62x	39.6%	32.4%
Total/Weighted Average	124	$684,705,268	100.0%			4.477%	111	92.9%	2.19x	55.8%	50.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
California	13	$114,983,071	16.8%	4.220%	106	2.77x	46.1%	42.5%
California - Southern(4)	9	$79,210,122	11.6%	4.059%	100	3.21x	47.0%	44.3%
California – Northern(4)	4	$35,772,949	5.2%	4.575%	118	1.80x	44.2%	38.5%
Ohio	13	$95,059,350	13.9%	4.843%	119	1.61x	65.2%	56.3%
Texas	21	$83,688,484	12.2%	4.444%	102	1.91x	63.5%	56.7%
New York	15	$55,000,000	8.0%	3.278%	74	3.47x	32.2%	32.2%
Maryland	4	$48,962,419	7.2%	4.533%	119	1.70x	63.6%	53.4%
Illinois	4	$44,264,218	6.5%	4.761%	120	3.56x	37.4%	34.4%
Pennsylvania	2	$40,000,000	5.8%	4.715%	119	1.39x	68.6%	63.0%
Indiana	7	$35,657,434	5.2%	4.933%	119	1.71x	60.1%	51.6%
Other	45	$167,090,292	24.4%	4.610%	118	1.93x	59.8%	55.0%
Total/Weighted Average	124	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
22.5%	-	35.0%	2	$70,000,000	10.2%	3.582%	85	4.32x	23.7%	23.7%
35.1%	-	45.0%	2	$68,931,291	10.1%	4.065%	97	3.37x	37.8%	34.8%
45.1%	-	55.0%	4	$62,639,840	9.1%	4.753%	119	2.10x	52.8%	46.6%
55.1%	-	60.0%	6	$101,791,495	14.9%	4.486%	119	1.82x	58.2%	56.5%
60.1%	-	65.0%	18	$259,942,642	38.0%	4.646%	113	1.81x	62.7%	55.0%
65.1%	-	70.0%	4	$71,400,000	10.4%	4.643%	119	1.50x	67.2%	59.9%
70.1%	-	74.3%	3	$50,000,000	7.3%	4.815%	119	1.44x	72.8%	63.2%
Total/Weighted Average			39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Distribution of Maturity Date LTV Ratios(1)(2)(3)
						Weighted Averages
Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
22.5%	-	40.0%	4	$138,931,291	20.3%	3.822%	91	3.85x	30.7%	29.2%
40.1%	-	50.0%	11	$118,931,485	17.4%	4.813%	119	1.80x	58.1%	47.2%
50.1%	-	55.0%	8	$136,132,492	19.9%	4.827%	118	1.74x	61.4%	52.6%
55.1%	-	60.0%	8	$136,600,000	20.0%	4.630%	119	1.65x	62.5%	58.6%
60.1%	-	66.2%	8	$154,110,000	22.5%	4.362%	110	1.89x	66.0%	62.4%
Total/Weighted Average			39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
1.30x	-	1.40x	5	$87,000,000	12.7%	4.730%	119	1.36x	66.9%	60.8%
1.41x	-	1.50x	4	$79,560,965	11.6%	5.011%	118	1.49x	63.3%	53.7%
1.51x	-	1.60x	3	$42,600,000	6.2%	4.617%	119	1.57x	66.0%	59.8%
1.61x	-	1.70x	9	$111,524,746	16.3%	4.753%	118	1.64x	58.2%	47.6%
1.71x	-	1.80x	2	$29,408,036	4.3%	4.561%	119	1.79x	60.8%	48.2%
1.81x	-	1.90x	5	$72,742,405	10.6%	4.862%	119	1.87x	58.3%	50.7%
1.91x	-	2.00x	1	$3,714,116	0.5%	5.398%	119	1.91x	64.0%	48.6%
2.01x	-	2.25x	5	$98,185,000	14.3%	4.393%	105	2.08x	58.8%	58.1%
2.26x	-	2.50x	1	$36,250,000	5.3%	3.770%	118	2.49x	61.5%	61.5%
2.51x	-	4.64x	4	$123,720,000	18.1%	3.657%	87	4.25x	30.8%	30.8%
Total/Weighted Average			39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity
				Weighted Averages
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
60	2	$62,555,000	9.1%	3.245%	58	3.51x	37.6%	37.6%
84	1	$40,000,000	5.8%	3.541%	82	4.64x	36.5%	36.5%
120	36	$582,150,268	85.0%	4.673%	119	1.88x	59.1%	52.6%
Total/Weighted Average	39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Distribution of Remaining Terms to Maturity
						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
58	-	82	3	$102,555,000	15.0%	3.360%	68	3.95x	37.2%	37.2%
110	-	120	36	$582,150,268	85.0%	4.673%	119	1.88x	59.1%	52.6%
Total/Weighted Average			39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Distribution of Underwritten NOI Debt Yields(1)(2)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
6.2%	-	8.0%	2	$25,200,000	3.7%	4.741%	118	1.40x	58.5%	58.5%
8.1%	-	9.0%	3	$55,175,000	8.1%	4.402%	120	1.82x	59.9%	58.4%
9.1%	-	10.0%	5	$88,961,686	13.0%	4.723%	119	1.41x	67.8%	59.3%
10.1%	-	11.0%	11	$182,883,573	26.7%	4.452%	111	1.92x	60.3%	55.9%
11.1%	-	12.0%	4	$138,501,683	20.2%	4.209%	101	2.39x	50.9%	44.1%
12.1%	-	13.0%	5	$61,678,381	9.0%	4.565%	119	2.05x	56.0%	49.0%
13.1%	-	14.0%	3	$43,654,517	6.4%	5.068%	119	1.84x	57.1%	46.3%
14.1%	-	15.0%	2	$8,186,312	1.2%	5.040%	119	1.67x	64.6%	48.5%
15.1%	-	23.2%	4	$80,464,116	11.8%	4.244%	101	4.18x	35.6%	33.7%
Total/Weighted Average			39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Amortization Types
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Full IO	12	$278,030,000	40.6%	4.015%	100	3.03x	47.1%	47.1%
Amortizing	17	$213,175,268	31.1%	4.841%	118	1.67x	58.9%	47.7%
Partial IO	10	$193,500,000	28.3%	4.739%	119	1.57x	65.0%	57.8%
Total/Weighted Average	39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Loan Purposes
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Refinance	25	$452,631,309	66.1%	4.605%	113	2.08x	54.2%	47.8%
Acquisition	12	$185,693,959	27.1%	4.288%	104	2.42x	58.5%	53.8%
Recapitalization	2	$46,380,000	6.8%	3.976%	117	2.40x	61.4%	61.4%
Total/Weighted Average	39	$684,705,268	100.0%	4.477%	111	2.19x	55.8%	50.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable LTV, DSCR and Debt Yield calculations for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher LTV, lower DSCR and/or lower Debt Yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HRC Hotels Portfolio, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As Portfolio” appraised value of $129.0 million which reflects a 7.1% premium attributed to the aggregate sum of the “As-Is” and “As-Complete” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million. The Cut-off Date LTV and Maturity Date LTV based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-Complete” appraised value of $23,000,000 is being utilized for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-Is” appraised value for the Hampton Inn Traverse City is $18,300,000. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marketplace at Four Corners, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Is” appraised value of $58.0 million; however, such mortgaged property is currently under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Cut-off Date LTV and Maturity Date LTV based on the agreed upon purchase price are 75.0% and 61.5%, respectively. With respect to the mortgage loan secured by the portfolio of mortgage properties identified on Annex A-1 to the Preliminary Prospectus as Shoppes at Centre Green & Brier Creek, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the Shoppes at Brier Creek “As-Stabilized” value of $7.05 million as of December 1, 2016, which assumes the completion of renovations to the BCC Fitness Center space, and the Shoppes at Centre Green “As-Is” value of $6.35 million as of May 10, 2016. The Cut-off Date LTV and Maturity Date LTV based on the sum of the $13.0 million “As-Is” appraised value are 66.1% and 55.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express - Lansing, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Complete” value of $13.2 million as of October 1, 2018. The franchisee is required to complete a property improvement plan (“PIP”) in accordance with the franchise agreement. At origination, the borrower funded an upfront PIP and performance reserve of $1.96 million. The Cut-off Date LTV and Maturity Date LTV based on the $11.5 million “As-Is” appraised value are 72.1% and 59.9%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as DoubleTree Wilmington, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Complete” value of $42,400,000 as of September 20, 2018, which assumes the completion of a property improvement plan, which has been reserved for. The Cut-off Date LTV and Maturity Date LTV based on the $37,000,000 “As-Is” appraised value are 74.2% and 61.5%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Burbank Office Portfolio	UBS AG	Burbank, CA	Office	$40,000,000	5.8%	$182	36.5%	4.64x	18.1%
Yorkshire & Lexington Towers	UBS AG	New York, NY	Multifamily	$40,000,000	5.8%	$241,838	22.5%	4.28x	12.0%
National Office Portfolio	LCF	Various, Various	Office	$39,901,683	5.8%	$72	64.1%	1.64x	11.2%
One Cleveland Center	RMF	Cleveland, OH	Office	$39,000,000	5.7%	$105	62.2%	1.50x	11.1%
Griffin Portfolio	UBS AG	Various, Various	Various	$36,250,000	5.3%	$101	61.5%(2)	2.49x	10.2%
111 West Jackson	Natixis	Chicago, IL	Office	$30,000,000	4.4%	$71	25.2%	4.37x	23.2%
Harmon Corner	CCRE	Las Vegas, NV	Mixed Use	$30,000,000	4.4%	$2,084	56.5%	2.02x	8.8%
Lotz Retail Portfolio	RMF	Various, CA	Various	$28,931,291	4.2%	$373	39.6%	1.62x	10.5%
HRC Hotels Portfolio	KeyBank	Various, Various	Hospitality	$27,926,837	4.1%	$100,601	54.1%(3)	1.88x	13.6%
Colfax Denton	KeyBank	Denton, TX	Industrial	$22,555,000	3.3%	$53	64.4%	2.15x	10.1%
Total/Weighted Average				$334,564,811	48.9%		48.2%	2.72x	12.9%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per SF/Unit/Room/SF calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	Calculated on the basis of an appraised value that represents an “as-portfolio” appraised value, which reflects a 3.0% premium attributed to the aggregate “as-is” value of the mortgaged properties as a whole. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

(3)	Calculated on the basis of an appraised value that represents the “As Portfolio” appraised value of $129,000,000, which reflects a 7.1% premium attributed to the aggregate “As-is” and “As-complete” value of the HRC Hotels Portfolio Mortgaged Properties as a whole. The sum of the “As-is” and “As-complete” values, as applicable, for each of the HRC Hotels Portfolio mortgaged properties on an individual basis is $120,500,000. The Cut-off Date LTV Ratio and U/W NCF DSCR based on the appraised value on a stand-alone basis are 57.9% and 1.88x respectively. Additionally, the “As-complete” appraised value of $23,000,000 is being utilized for the mortgaged property identified on Annex A-1 as Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-is” appraised value for the mortgaged property identified on Annex A-1 as Hampton Inn Traverse City is $18,300,000. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Yorkshire & Lexington Towers	$40,000,000	$150,000,000	4.28x	1.04x	22.5%	61.8%	12.0%	4.4%
Meridian Sunrise Village	$20,000,000	$6,000,000	2.08x	1.69x	59.7%	67.6%	10.4%	9.2%
DoubleTree Wilmington	$3,495,961	$2,764,116	1.68x	1.42x	64.8%	71.3%	12.5%	11.4%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Burbank Office Portfolio	$40,000,000	$339,000,000	$281,000,000	4.64x	2.67x	36.5%	63.6%	18.1%	10.4%
Yorkshire & Lexington Towers	$40,000,000	$160,000,000	$200,000,000	4.28x	1.68x	22.5%	44.9%	12.0%	6.0%
111 West Jackson	$30,000,000	$11,000,000	$64,000,000	4.37x	1.65x	25.2%	64.4%	23.2%	9.0%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
Burbank Office Portfolio	A-1-S (controlling)(1), A-1-C1, A-2-S, A-2-C1-B	$249,000,000	DBUBS 2017-BRBK	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-1-C2	$50,000,000	CD 2017-CD6(2)	No
	A-2-C1-A, A-2-C2-C	$40,000,000	UBS 2017-C5	No
	A-2-C2-A, A-2-C2-B	$40,000,000	UBS 2017-C6	No
Yorkshire & Lexington Towers	A-1 (controlling)(1), A-2	$60,000,000	CSAIL 2017-CX10(3)	Yes	KeyBank National Association	CWCapital Asset Management LLC
	A-3	$20,000,000	Natixis	No
	A-4	$40,000,000	UBS 2017-C5	No
	A-5	$40,000,000	UBS 2017-C6	No
	A-6, A-8-1	$25,000,000	CCUBS 2017-C1(4)	No
	A-7, A-8-2	$15,000,000	UBS AG	No
National Office Portfolio	A-1-A (controlling), A-1-B	$55,000,000	LCF	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2-A	$25,000,000	CCUBS 2017-C1(4)	No
	A-3	$30,000,000	WFCM 2017-C41(6)	No
	A-4-B	$40,000,000	UBS 2017-C6	No
	A-5-A	$35,000,000	UBS 2017-C5(5)	No
One Cleveland Center	A-1 (controlling)	$39,000,000	UBS 2017-C6	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$18,000,000	RMF	No
Griffin Portfolio	A-1-1 (controlling), A-1-3	$110,000,000	BANK 2017-BNK8	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1-2	$96,250,000	Bank of America, N.A.	No
	A-2-1, A-2-4	$55,000,000	DBNY	No
	A-2-2, A-2-6	$36,250,000	UBS 2017-C6	No
	A-2-3, A-2-5	$40,000,000	UBS 2017-C5	No
	A-3	$37,500,000	KeyBank	No
111 West Jackson(7)	A-1 (controlling)(1)	$11,000,000	Natixis	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$30,000,000	UBS 2017-C6	No
Harmon Corner	A-1 (controlling)	$30,000,000	UBS 2017-C6	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors LLC
	A-2, A-4	$35,000,000	CCUBS 2017-C1(4)	No
	A-3	$20,800,000	CCRE	No
	A-5, A-6	$57,200,000	CREFI	No
HRC Hotels Portfolio(8)	A-1 (controlling)	$41,940,000	KeyBank	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$27,960,000	UBS 2017-C6	No
Logan Town Center(9)	A-1 (controlling)	$55,000,000	RMF	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$22,000,000	UBS 2017-C6	No
Airport Investment & Airport Overlook	A-1(controlling)	$22,000,000	UBS 2017-C6	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$6,000,000	UBS AG	No
2U Headquarters	A-1 (controlling)	$34,000,000	CCUBS 2017-C1(4)	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$20,000,000	UBS 2017-C6	No
Meridian Sunrise Village	A-1 (controlling)	$25,000,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2, A-3	$20,000,000	UBS 2017-C6	No
Marketplace at Four Corners(10)	A-2	$17,000,000	UBS 2017-C6	No	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-1 (controlling)	$25,000,000	CCRE	Yes
Chelsea Multfamily Portfolio	A-1-A (controlling)	$35,000,000	CCUBS 2017-C1(4)	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1-B	$15,000,000	UBS 2017-C6	No
	A-2	$25,000,000	CGCMT 2017-C4	No
Belden Park Crossing	A-1-A (controlling)	$13,000,000	LCF	Yes	Wells Fargo Bank, National Association (needs footnote)	LNR Partners LLC
	A-1-B	$15,000,000	UBS 2017-C6	No
	A-2	$23,000,000	WFCM 2017-C41(11)	No
Murrieta Plaza	A-1 (controlling)	$15,000,000	UBS 2017-C6	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$10,000,000	UBS 2017-C5	No
	A-3	$8,000,000	Regions Bank	No
At Home Portfolio	A-1-1 (controlling)	$10,690,000	CCUBS 2017-C1(4)	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1-2, A-3	$15,000,000	UBS 2017-C6	No
	A-2	$15,000,000	UBS 2017-C5	No
Bass Pro & Cabela’s Portfolio	A-1 (A-CP) (controlling), A-1 (A-NCP)	$47,500,000	GSMC 2017-GS8(12)	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (B-CP)	$30,460,000	GSMC	No
	A-2	$58,470,000	WFB	No
	A-3 (A-CP)	$20,000,000	UBS 2017-C5	No
	A-3 (B-CP)	$24,750,000	CCUBS 2017-C1(4)	No
	A-3 (C-CP), A-3 (D-NCP), A-3 (E-NCP), A-3 (F-NCP)	$13,720,000	UBS 2017-C6	No
DoubleTree Wilmington	A-1 (controlling)	$24,000,000	UBS 2017-C5	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$3,500,000	UBS 2017-C6	No

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(2)	Currently held by Citi Real Estate Funding Inc. The CD 2017-CD6 securitization transaction is scheduled to close on November 30, 2017.

(3)	Currently held by Natixis Real Estate Capital LLC. The CSAIL 2017-CX10 securitization is scheduled to close on November 30, 2017.

(4)	Currently held by UBS AG. The CCUBS 2017-C1 securitization is scheduled to close on November 30, 2017.

(5)	The National Office Portfolio Whole Loan is currently serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1-A (the “National Office Portfolio Servicing Shift Securitization Date”), after which the National Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1-A (the “National Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the National Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C6 certificates after the securitization of the related controlling pari passu Note A-1-A.

(6)	Currently held by Ladder Capital Finance LLC or an affiliate. The WFCM 2017-C41 securitization transaction is scheduled to close on November 30, 2017.

(7)	The 111 West Jackson Whole Loan is expected to initially be serviced under the UBS 2017-C6 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “111 West Jackson Servicing Shift Securitization Date”), after which the 111 West Jackson Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “111 West Jackson Servicing Shift PSA”). The master servicer and special servicer under the 111 West Jackson Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C6 certificates after the securitization of the related controlling pari passu Note A-1.

(8)	The HRC Hotels Portfolio Whole Loan is expected to initially be serviced under the UBS 2017-C6 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “HRC Hotels Portfolio Servicing Shift Securitization Date”), after which the HRC Hotels Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “HRC Hotels Portfolio Servicing Shift PSA”). The master servicer and special servicer under the HRC Hotels Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C6 certificates after the securitization of the related controlling pari passu Note A-1.

(9)	The Logan Town Center Whole Loan is expected to initially be serviced under the UBS 2017-C6 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Logan Town Center Servicing Shift Securitization Date”), after which the Logan Town Center Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Logan Town Center Servicing Shift PSA”). The master servicer and special servicer under the Logan Town Center Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C6 certificates after the securitization of the related controlling pari passu Note A-1.

(10)	The Marketplace at Four Corners Whole Loan is expected to initially be serviced under the UBS 2017-C6 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Marketplace at Four Corners Servicing Shift Securitization Date”), after which the Marketplace at Four Corners Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Marketplace at Four Corners Servicing Shift PSA”). The master servicer and special servicer under the Marketplace at Four Corners Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C6 certificates after the securitization of the related controlling pari passu Note A-1.

(11)	The Belden Park Crossing Whole Loan is currently serviced under the WFCM 2017-C41 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1-A (the “Belden Park Crossing Servicing Shift Securitization Date”), after which the Belden Park Crossing Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1-A (the “Belden Park Crossing Servicing Shift PSA”). The master servicer and special servicer under the Belden Park Crossing Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C6 certificates after the securitization of the related controlling pari passu Note A-1-A.

(12)	Currently held by Goldman Sachs Mortgage Company. The GSMS 2017-GS8 securitization transaction is scheduled to close on November 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
One Cleveland Center	RMF	Cleveland, OH	Office	$39,000,000	5.7%	CLNY 2015-FLC
111 West Jackson	Natixis	Chicago, IL	Office	$30,000,000	4.4%	JPMCC 2013-C10
Harmon Corner	CCRE	Las Vegas, NV	Mixed Use	$30,000,000	4.4%	COMM 2012-CR5; COMM 2013-LC6
HRC Hotels Portfolio	KeyBank	Various, Various	Hospitality	$27,926,837	4.1%	BSCMS 2007-PW18
Logan Town Center	RMF	Altoona, PA	Retail	$22,000,000	3.2%	MSC 2007 HQ-13
2U Headquarters	UBS AG	Lanham, MD	Office	$20,000,000	2.9%	LBUBS 2008-C1
1001 Towne	CCRE	Los Angeles, CA	Mixed Use	$15,500,000	2.3%	MLCFC 2007-6
Media Studios(2)	UBS AG	Burbank, CA	Office	$15,118,182	2.2%	GSMS 2006-GG8
3800 Alameda(2)	UBS AG	Burbank, CA	Office	$7,372,727	1.1%	GSMS 2007-GG10
Central Park(2)	UBS AG	Burbank, CA	Office	$4,624,242	0.7%	GSMS 2004-GG2
Shoppes at Centre Green(3)	KeyBank	Charlotte, NC	Retail	$4,076,800	0.6%	CSMC 2007-C1
Ace Hardware HQ(4)	UBS AG	Oak Brook, IL	Office	$2,199,167	0.3%	JPMCC 2012-C6
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of the Burbank Office Portfolio Whole Loan.

(3)	Part of the Shoppes at Centre Green & Brier Creek Loan.

(4)	Part of the Griffin Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Bob Hope-Burbank Airport
LA Marriott Burbank Airport
BURBANK
METROLINK VENTURA COUNTY LINE
Empire Ave
Vanowen St
Buena Vista St
Deluxe Entertainment Services Group
Burbank Empire Center
Victory Pl
ANTELOPE VALLEY LINE
McCambridge Recreation Center
Scott Rd
Glenoaks Blvd
Kenneth Rd
Provencia Elementary School
Lowe's Home Improvement
Target
Walmart
Monterey High School
Costco
Ralph Foy Park
The Colony Theatre Company
Magnolia Blvd
Burbank Town Center
AMC Burbank 16
Olive Ave
Verdugo Ave
Victory Blvd
Cahuenga Blvd
Luther Burbank Middle School
Bret Harte Elementary School
Front St
Golden State Fwy
Downtown Burbank
DOWNTOWN BURBANK
Oxnard St
Edison Blvd
Burbank Adult School
Hollywood Way
Burbank Blvd
Edison Elementary School
Chandler Blvd
Cleybourn Ave
Nickelodeon Animation Studio
Hilton Garden Inn
IKEA
San Fernando Blvd
Martial Arts History Museum
Walt Disney Elementary School
Gordon R. Howard Museum
Olive Recreation Center
ANTELOPE VLY LINE
VENTURA CO. LINE
Burbank Channel
Whitnall Hwy
Clear Lake Recording Studios
BURBANK
North Hollywood
John Burroughs High School
Bearded Lady's Mystic Museum
Pass Ave
Vons
Mariposa St
Rosen Sound
S. Main St
William McKinley Elem. School
Alameda Ave
Magnolia Blvd
Verdugo Park
Glenwood Place Recording
Encore Recording Studio
Oak St
Rancho Marketplace Shopping Center
GLENDALE
W. Riverside Dr
Pickwick Gardens
Los Angeles Equestrian Center
Providence Saint Joseph Medical Center
Fremantle Media
Disney Studios
Hollywood Records
Warner Bros. Ranch
Camarillo St
LOS ANGELES
Betty Davis Picnic Area
Warner Music Group
Bob Hope St
Johnny Carson Park
NBC Studios
Ventura Fwy
Riverside Dr
Disney-ABC Television Group
New York Film Academy/ Los Angeles
iHeart Media
Buena Vista Park
Buena Vista Home Entertainment
Travel Town Museum
Pasadena 10 miles
Moorpark St
Toluca Lake
Warner Bros. Studios
Forest Lawn Dr
FOREST LAWN MEMORIAL CEMETERY
MOUNT SINAI MEMORIAL CEMETERY
Griffith Park
Los Angeles River
Studio City
Lakeside Golf Course
LOS ANGELES COUNTY
Universal Studios Hollywood
Universal/ Studio City
Hilton Los Angeles/ Universal City
Universal CityWalk
Barham Blvd
Cahuenga Blvd
Hollywood Fwy
RED LINE METRO
SANTA MONICA MTS.
Downtown Los Angeles 11 miles
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
VENTURA COUNTY
Thousand Oaks
Burbank
Glendale
Pasadena
SAN MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
LONG BEACH
ANAHEIM
Fullerton
Huntington Beach
Burbank Office Portfolio
1 Media Studios Burbank, CA
2 The Pointe Burbank, CA
3 3800 Alameda Burbank, CA
4 Central Park Burbank, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	BBB+/BBB-/NR			Location:	Burbank, CA
				General Property Type:	Office
Original Balance(2):	$40,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.8%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	2,087,579 SF
Borrower Sponsors:	Blackstone Property Partners; The Worthe Real Estate Group, Inc.			Cut-off Date Balance per SF(2):	$182
				Maturity Date Balance per SF(2):	$182
Mortgage Rate:	3.5410%			Property Manager:	The Worthe Real Estate Group, Inc. (borrower-related)
Note Date:	9/19/2017
First Payment Date:	11/6/2017
Maturity Date:	10/6/2024
Original Term to Maturity:	84 months
Original Amortization Term:	0 months
IO Period:	84 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	YM0.5 (26); DEF/YM0.5 (51); O (7)			UW NOI(6):	$68,486,656
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	18.1%
Additional Debt Type(2)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(2):	18.1%
Additional Debt Balance(2)(4):	$339,000,000/$281,000,000			UW NCF DSCR(2):	4.64x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$54,023,848 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$44,798,547 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$34,442,280 (12/31/2015)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(7):	92.4% (8/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.8% (12/31/2016)
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy:	88.4% (12/31/2015)
TI/LC:	$14,151,048	Springing	N/A	Appraised Value (as of):	$1,038,000,000 (8/24/2017)
Window Repairs Reserve:	$18,000,000	$0	N/A	Cut-off Date LTV Ratio(2):	36.5%
Free Rent Reserve:	$3,617,000	Springing	N/A	Maturity Date LTV Ratio(2):	36.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$660,000,000	63.5%	Purchase Price:	$1,027,500,000	98.9%
Borrower Equity:	$378,783,040	36.5%	Reserves:	$35,768,047	3.4%
			Prorations(8):	($42,173,543)	(4.1%)
			Closing Costs:	$17,688,535	1.7%
Total Sources:	$1,038,783,040	100.0%	Total Uses:	$1,038,783,039	100.0%

(1)	The Burbank Office Portfolio Whole Loan (as defined below) was co-originated by Deutsche Bank AG, New York Branch and UBS AG.

(2)	The Burbank Office Portfolio Mortgage Loan (as defined below) is part of the Burbank Office Portfolio Whole Loan, which is comprised of nine pari passu senior promissory notes with an aggregate principal balance of $379,000,000 and two subordinate promissory notes with an aggregate principal balance of $281,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Burbank Office Portfolio Senior Loan, without regard to the Burbank Office Portfolio Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the entire $660,000,000 Burbank Office Portfolio Whole Loan are $316, $316, 10.4%, 10.4%, 2.67x, 63.6% and 63.6%, respectively.

(3)	Prior to the open prepayment date of April 6, 2024, the Burbank Office Portfolio Whole Loan can be prepaid with (i) defeasance after the earlier to occur of (a) November 6, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Burbank Office Portfolio Whole Loan promissory note or (ii) yield maintenance. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. See “Cash Flow Analysis” for further discussion of historical operating performance.

(7)	Includes Lopez Accounting Group (552 SF), which took occupancy at the Central Park property on September 1, 2017, and Turner Broadcasting (5,435 SF), which has a rent commencement date of January 1, 2018.

(8)	Includes credits for rent and parking abatements, leasing costs, capital improvements that are the responsibility of certain separate joint ventures comprised of affiliates of The Worthe Real Estate Group, Inc. and certain third parties, balance sheet cash purchased by the borrower sponsors and prorations for rents, taxes, operating expenses and security deposits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The Mortgage Loan. The largest mortgage loan (the “Burbank Office Portfolio Mortgage Loan”) is part of a whole loan (the “Burbank Office Portfolio Whole Loan”) with an original principal balance of $660,000,000. The Burbank Office Portfolio Whole Loan is secured by the first priority fee mortgages encumbering a four-property portfolio of office developments totaling 2,087,579 SF located in Burbank, California within the Burbank Media District (collectively, the “Burbank Office Portfolio Properties”). The Burbank Office Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Deutsche Bank AG, New York Branch (“DBNY”). The Burbank Office Portfolio Whole Loan is comprised of (i) a senior loan, evidenced by nine senior pari passu notes, with an aggregate outstanding principal balance of $379,000,000 (collectively, the “Burbank Office Portfolio Senior Loan”) and (ii) a subordinate companion loan, evidenced by two subordinate notes, with an aggregate outstanding principal balance of $281,000,000 (the “Burbank Office Portfolio Subordinate Companion Loans”), each as described below. Promissory Notes A-2-C2-A and A-2-C2-B, with an aggregate original principal balance of $40,000,000, represent the Burbank Office Portfolio Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Notes A-1-S, A-1-C1, A-2-S and A-2-C1-B, with an aggregate original principal balance of $249,000,000, and the Burbank Office Portfolio Subordinate Companion Loans, were contributed to the DBUBS 2017-BRBK Trust. Promissory Notes A-2-C1-A and A-2-C2-C, with an aggregate original principal balance of $40,000,000, were contributed to the UBS 2017-C5 Trust. Promissory Note A-1-C2, with an original principal balance of $50,000,000, is expected to be contributed to the CD 2017-CD6 Trust. The Burbank Office Portfolio Whole Loan is currently serviced pursuant to the trust and servicing agreement for the DBUBS 2017-BRBK Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Burbank Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-S	$127,400,000	$127,400,000	DBUBS 2017-BRBK	Yes
Note A-1-C1	$50,000,000	$50,000,000	DBUBS 2017-BRBK	No
Note A-1-C2	$50,000,000	$50,000,000	CD 2017-CD6(1)	No
Note A-2-S	$51,600,000	$51,600,000	DBUBS 2017-BRBK	No
Note A-2-C1-A	$30,000,000	$30,000,000	UBS 2017-C5	No
Note A-2-C1-B	$20,000,000	$20,000,000	DBUBS 2017-BRBK	No
Note A-2-C2-A	$25,000,000	$25,000,000	UBS 2017-C6	No
Note A-2-C2-B	$15,000,000	$15,000,000	UBS 2017-C6	No
Note A-2-C2-C	$10,000,000	$10,000,000	UBS 2017-C5	No
Note B-1	$168,600,000	$168,600,000	DBUBS 2017-BRBK	No
Note B-2	$112,400,000	$112,400,000	DBUBS 2017-BRBK	No
Total	$660,000,000	$660,000,000

(1)	Promissory Note A-1-C2 is currently held by DBNY and is expected to be contributed to the CD 2017-CD6 Trust.

(1)	Cumulative Loan Per SF is calculated based on 2,087,579 SF.

(2)	Based on the “as-is” appraised value of $1.038 billion ($497 PSF) as of August 24, 2017 according to the appraisal.

(3)	Based on the UW NOI of $68,486,656.

(4)	Based on the UW NCF of $63,159,124 and the coupon of 3.5410% on the Burbank Office Portfolio Whole Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $1.038 billion, less debt of $660.0 million.

The Borrowers and the Borrower Sponsors. The borrowers are 3800 Alameda Owner, LLC, Catalina Media Development, LLC, 3500 Partners, LLC, 3100 Partners, LLC, 2255 Partners LLC, and MSN III and IV LLC, each a Delaware limited liability company, and Avon Empire Partners, LLC, a California limited liability company (collectively, the “Burbank Office Portfolio Borrower”), each a single-purpose entity structured to be bankruptcy remote. Blackstone Property Partners Lower Fund 1 L.P., an affiliate of the Blackstone Property Partners borrower sponsor, is the nonrecourse carve-out guarantor (the “Burbank Office Group Guarantor”). Notwithstanding anything to the contrary, so long as one or more entities affiliated with Blackstone Property Partners is the guarantor or substitute guarantor, the Burbank Office Group Guarantor will not be required to maintain a minimum net worth, excluding its interest in the Burbank Office Portfolio Properties, of $150,000,000. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitation” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The borrower sponsors are Blackstone Property Partners (“Blackstone”) and The Worthe Real Estate Group, Inc. (“Worthe”). Blackstone is the largest private equity real estate investment manager in the world with $104 billion of real estate assets under management. The breadth of Blackstone’s portfolio includes premier properties in many top locations in the U.S., Europe, Asia and Latin America, with a diverse mix of hospitality, office, retail, industrial, and residential investments, with aggregate value of gross assets of approximately $200 billion. Blackstone’s portfolio includes approximately 222 million SF of office space globally, making it one of the largest owners of office properties in the U.S. Worthe is a real estate development firm specializing in media and technology campuses in Los Angeles. With an existing portfolio of 37 assets totaling approximately 5.4 million SF, Worthe is the largest owner and manager of real estate by square footage in Burbank and currently manages the Burbank Office Portfolio Properties. In connection with the origination of the Burbank Office Portfolio Whole Loan, Blackstone, through one or more affiliates, acquired an 80.0% interest in each of the Burbank Office Portfolio Properties from certain separate joint ventures comprised of affiliates of Worthe and certain third parties and Worthe, through one or more affiliates, acquired or retained the remaining 20.0% interest in each property in the Burbank Office Portfolio Properties.

The Properties. The Burbank Office Portfolio Properties are comprised of four office properties totaling 2,087,579 SF located in Burbank, California in the Burbank Media District. The Burbank Office Portfolio Properties were constructed between 1984 and 2009 and range in size from 256,159 SF to 926,365 SF. The Burbank Office Portfolio Properties are approximately 92.4% occupied as of August 31, 2017 and are leased to 54 tenants, including many prominent media and entertainment companies. Approximately 68.1% of the total NRA is leased to investment grade tenants. Excluding The Pointe property, which was developed in 2009, the Burbank Office Portfolio has a 10-year historical occupancy average of 96.1%.

The following table presents certain information relating to the Burbank Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Media Studios	Burbank, CA	1996-2006/N/A	926,365	$22,575,888	35.7%	$143,244,773	37.8%	$410,000,000	34.9%
The Pointe	Burbank, CA	2009/N/A	480,167	$18,626,181	29.5%	$122,083,939	32.2%	$325,000,000	37.6%
3800 Alameda	Burbank, CA	1984/2008	424,888	$13,797,326	21.8%	$69,856,591	18.4%	$183,000,000	38.2%
Central Park	Burbank, CA	1984/N/A	256,159	$8,159,730	12.9%	$43,814,697	11.6%	$120,000,000	36.5%
Total/Wtd. Avg.			2,087,579	$63,159,124	100.0%	$379,000,000	100.0%	$1,038,000,000	36.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Burbank Office Portfolio Senior Loan amount.

The Media Studios property is comprised of five, Class A office buildings totaling 926,365 SF and is 85.9% occupied as of August 31, 2017. Phase I was completed in 1996 and Phases II through V were completed between 1998 and 2006, and the buildings range in size between 95,430 SF and 230,145 SF. Situated on 14.8 acres, the property is LEED Gold Certified and has also received Energy Star recognition in recent years. The Media Studios property contains a 209-seat, 12,000 SF dual-screen screening room, two full-service commissary facilities, and a 12,000 SF fitness center equipped with locker rooms and showers. Additional amenities on site include a jogging track, sand volleyball court, putting green, basketball courts, landscaped gardens, public art installations and a shuttle service. Wi-Fi network connectivity is provided throughout the campus for the outdoor seating plazas and picnic areas. Parking at the property is provided via 2,960 spaces (3.3 spaces per 1,000 SF). The largest tenants at the Media Studios property are Kaiser Foundation Health Plan (S&P: AA-), which comprises 21.0% of property NRA and 24.5% of property underwritten base rent, and Walt Disney Pictures (Fitch/Moody’s/S&P: A/A2/A+), which comprises 16.2% of property NRA and 18.9% of property underwritten base rent.

The Pointe property is a 480,167 SF Class A, 14-story office building and is 95.6% occupied as of August 31, 2017. Built in 2009, the property is LEED Gold Certified and has received Energy Star recognition in recent years. The property features panoramic views with floor-to-ceiling glass windows, outdoor seating and dining patio, and a full-service health club. In addition, The Pointe property contains two electric vehicle charging stations and a full-service detailing center for car washes and details. Parking at the property is provided via 1,391 spaces (2.9 spaces per 1,000 SF). The Pointe property’s largest tenant is Legendary (Fitch/S&P: BBB/BB), which utilizes its space at the property for its headquarters operations. Legendary, which comprises 22.0% of property NRA and 23.2% of property underwritten base rent, is a media company with film, television, digital, and comics productions, that have realized gross ticket sales, in aggregate, of over $10 billion worldwide at box offices.

The 3800 Alameda property is a 424,888 SF Class A, 21-story office building and is 100.0% occupied as of August 31, 2017. The property was built in 1984 and redeveloped in 2008. Disney (NYSE: DIS; Fitch/Moody’s/S&P: A/A2/A+) is the primary tenant at the property (98.3% of property NRA, 98.8% of property underwritten base rent) and its corporate headquarters are located approximately 1.2 miles away. The 3800 Alameda property serves as the world headquarters for Radio Disney and broadcasting home for ESPN, Disney Channel, Disney Junior, Disney XD and Freeform. There are transmission facilities in the lobby and subterranean levels that are utilized by Disney and its affiliated channels in addition to numerous satellite dishes installed on the adjacent seven-story parking structure, which is also collateral for the 3800 Alameda property. In total, there are approximately 12 networks transmitted from the property. Over the past 20 years, Disney has invested approximately $40.0 million into the property, including $9.0 million since 2008. Parking at the property is provided via 1,084 spaces (2.6 spaces per 1,000 SF).

The Central Park property is a 256,159 SF Class A, 14-story office building situated on 1.5 acres and is 97.3% occupied as of August 31, 2017. The property was built in 1984 and there are current plans for a $1.5 million renovation to the lobby slated for 2018. The property features a City National Bank on the ground floor, full-service Claim Jumper Restaurant, and a full-service car wash and detailing service center. Parking at the property is provided via 734 spaces (2.9 spaces per 1,000 SF). The largest tenant at the Central Park property is Turner Broadcasting (Fitch/Moody’s/S&P: BBB+/Baa2/BBB), which comprises 24.7% of property NRA and 25.0% of property underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The following table presents certain information relating to the leases at the Burbank Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Disney	3800 Alameda	A/A2/A+	417,731	20.0%	$17,734,050	21.5%	$42.45	Various(4)
Kaiser Foundation Health Plan	Media Studios	NR/NR/AA-	194,145	9.3%	$7,804,629	9.5%	$40.20	5/31/2024
Warner Bros.	Central Park/The Pointe	BBB+/Baa2/BBB	162,047	7.8%	$7,395,121	9.0%	$45.64	Various(5)
Walt Disney Pictures	Media Studios	A/A2/A+	149,840	7.2%	$6,015,360	7.3%	$40.15	Various(6)
Legendary	The Pointe	BBB/NR/BB	105,522	5.1%	$5,092,656	6.2%	$48.26	Various(7)
Yahoo(8)	Media Studios	A-/Baa1/BBB+	105,400	5.0%	$4,340,568	5.3%	$41.18	5/31/2020
Hasbro	Media Studios	BBB+/Baa1/BBB	80,000	3.8%	$3,165,717	3.8%	$39.57	1/31/2027
FremantleMedia(9)	The Pointe	NR/NR/BBB+	72,328	3.5%	$3,361,082	4.1%	$46.47	10/31/2024
Turner Broadcasting	Central Park	BBB+/Baa2/BBB	63,283	3.0%	$2,658,911	3.2%	$42.02	2/29/2024
TiVo Corporation(10)	Media Studios	NR/NR/NR	61,732	3.0%	$3,294,637	4.0%	$53.37	6/30/2019
Subtotal/Wtd. Avg.			1,412,028	67.6%	$60,862,732	73.9%	$43.10
Remaining Tenants(11)			517,161	24.8%	$21,498,744	26.1%	$41.57
Vacant Space			158,390	7.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,087,579	100.0%	$82,361,475	100.0%	$42.69

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Disney leases 357,820 SF and 59,911 SF at the 3800 Alameda property, with lease expirations on March 27, 2021 and March 27, 2023, respectively.

(5)	Warner Bros. leases 99,853 SF at The Pointe property with lease expirations on November 30, 2025 and 60,092 SF and 2,102 SF at the Central Park property, with lease expirations on June 30, 2022, and December 31, 2017, respectively. Warner Bros. has the option to terminate 99,853 SF of its space at The Pointe property on December 31, 2022 upon 12 months’ written notice and payment of a termination fee.

(6)	Walt Disney Pictures leases 131,172 SF and 18,668 SF at the Media Studios property, with lease expirations on May 31, 2021 and April 30, 2022, respectively.

(7)	Legendary leases 70,018 SF and 35,504 SF at The Pointe property, with lease expirations on October 31, 2024 and March 31, 2025, respectively.

(8)	Yahoo is currently dark but paying rent.

(9)	FremantleMedia has the option to terminate its lease on August 31, 2020 upon written notice by May 31, 2019.

(10)	TiVo Corporation subleases 6,881 SF to Jones Lang LaSalle at the Media Studios property. The sublease is coterminous with TiVo Corporation’s lease with an expiration date of June 30, 2019.

(11)	Includes Lopez Accounting Group (552 SF), which took occupancy at the Central Park property on September 1, 2017, and Turner Broadcasting (5,435 SF), which has a rent commencement date of January 1, 2018.

The following table presents certain information relating to the lease rollover schedule at the Burbank Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	2	20,621	1.0%	1.0%	$43.39	$894,797	1.1%	1.1%
2018	7	21,968	1.1%	2.0%	$32.42	$712,294	0.9%	2.0%
2019	12	136,665	6.5%	8.6%	$47.29	$6,462,928	7.8%	9.8%
2020	10	153,456	7.4%	15.9%	$41.18	$6,319,707	7.7%	17.5%
2021	24	584,705	28.0%	43.9%	$42.79	$25,020,075	30.4%	47.8%
2022	15	193,351	9.3%	53.2%	$42.90	$8,295,186	10.1%	57.9%
2023	7	119,380	5.7%	58.9%	$44.05	$5,258,128	6.4%	64.3%
2024	12	403,458	19.3%	78.3%	$43.16	$17,414,635	21.1%	85.4%
2025	5	135,357	6.5%	84.7%	$46.95	$6,354,445	7.7%	93.2%
2026	0	0	0.0%	84.7%	$0.00	$0	0.0%	93.2%
2027	6	113,795	5.5%	90.2%	$41.20	$4,688,890	5.7%	98.9%
2028 & Beyond	7	46,433	2.2%	92.4%	$20.25	$940,392	1.1%	100.0%
Vacant	0	158,390	7.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	107	2,087,579	100.0%		$42.69	$82,361,475	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The Market. The Burbank Office Portfolio Properties are located within the Burbank Media District submarket within the larger Los Angeles North market area. According to the appraisal, the Los Angeles North office market contains a total inventory of approximately 55.4 million SF across 600 buildings. As of the second quarter 2017, the office submarket had a direct vacancy rate of 11.3% and a weighted average rental rate of $32.21 PSF, compared to 11.7% and $31.56 PSF, respectively as of year-end 2016. The Burbank Media District submarket contains a total inventory of 3.3 million SF across 19 buildings, a direct vacancy rate of 11.3%, a direct weighted average rental rate of $41.52 PSF and registered 88,569 SF of net absorption in the second quarter of 2017. As of the August 31, 2017 rent roll, the Burbank Office Portfolio has a vacancy rate of 7.6% and a weighted average rental rate of $42.69 PSF.

According to the appraisal, Burbank is the central hub of the global entertainment industry and is the location for three major studios: Disney, Warner Bros., and Comcast’s NBCUniversal. Burbank is also home to over 700 media-related corporations, including television networks, broadcasting companies and music labels. Other entertainment-related companies in the city include Clear Channel, BET, Photo-Cam Motion Picture Laboratories, Broadcast Equipment Rental Corporation (the largest video equipment rental facility in the nation), DC Comics, Rhino Entertainment, Sony, Playboy Enterprises, and Fremantle. The appraisal did not forecast any new construction over the next several years.

The following table presents certain office market information of the East Valley/Tri-Cities grouping within the Los Angeles North market as of the second quarter of 2017:

Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Overall Vacancy Rate	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Burbank Media District	3,333,707	19	11.3%	11.9%	88,569	$41.52
Universal City/Studio City	1,884,655	16	3.7%	3.9%	(7,679)	$34.08
Burbank - City Center	3,122,300	34	12.7%	18.8%	168,593	$37.08
Glendale	5,918,006	42	11.1%	11.0%	(6,803)	$32.16
Pasadena	7,497,885	60	14.1%	15.6%	(196,006)	$39.84
Pasadena East	1,167,737	10	22.3%	22.3%	8,034	$24.72
North Hollywood	1,171,666	13	4.9%	5.2%	50,433	$34.44
Total/Wtd. Avg.	24,095,956	194	11.9%	13.3%	105,141	$13.33

(1)	Information is based on the appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Burbank Office Portfolio Properties:

Cash Flow Analysis
	2014	2015(1)	2016(1)	6/30/2017 TTM(1)		UW(1)		UW PSF
Gross Potential Rent	$67,639,603	$68,834,347	$76,592,277	$69,584,091	(2)	$95,053,054	(3)	$45.53
Total Recoveries	$1,854,343	$2,141,190	$2,957,882	$2,308,227		$2,376,993		$1.14
Other Income(4)	$7,989,377	$9,375,318	$10,645,375	$10,621,644		$10,017,115		$4.80
Less Vacancy & Credit Loss	($15,247,577)	($19,053,673)	($17,348,782)	$0		($6,813,889)		($3.26)
Effective Gross Income	$62,235,747	$61,297,183	$72,846,752	$82,513,963		$100,633,272		$48.21
Total Operating Expenses	$25,988,009	$26,854,903	$28,048,205	$28,490,114		$32,146,616		$15.40
Net Operating Income	$36,247,737	$34,442,280	$44,798,547	$54,023,848		$68,486,656		$32.81
Capital Expenditures	$0	$0	$0	$0		$521,895		$0.25
TI/LC	$0	$0	$0	$0		$4,805,637		$2.30
Net Cash Flow	$36,247,737	$34,442,280	$44,798,547	$54,023,848		$63,159,124		$30.25

Occupancy %	97.8%(5)	88.4%	88.8%	91.7%		92.4%
NOI DSCR(6)	2.66x	2.53x	3.29x	3.97x		5.03x
NCF DSCR(6)	2.66x	2.53x	3.29x	3.97x		4.64x
NOI Debt Yield(6)	9.6%	9.1%	11.8%	14.3%		18.1%
NCF Debt Yield(6)	9.6%	9.1%	11.8%	14.3%		16.7%

(1)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. The 3800 Alameda property had rent abatements of $10.4 million, $11.2 million and $11.4 million in 2014, 2015 and 2016, respectively. UW NOI does not include a deduction for base rent abatements because base rent abatements for the underwritten leases either do not have any base rent abatements or the remaining abated rent amounts were substantially reserved at origination in the unfunded obligations reserve.

(2)	6/30/2017 TTM Gross Potential Rent is shown net of rent rebates.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for non-investment grade tenants, rent steps through October 1, 2018 of $2,480,650, (ii) for investment grade tenants, the average base rent over their respective lease terms of $3,397,039, and (iii) vacancy gross up of $6,813,889.

(4)	Other Income includes parking revenue and other miscellaneous income.

(5)	2014 Occupancy excludes The Pointe property, which was developed in 2009 but in a lease up until 2015.

(6)	Debt service coverage ratios and debt yields are based on the Burbank Office Portfolio Senior Loan totaling $379,000,000 and exclude the Burbank Office Portfolio Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Escrows and Reserves. The Burbank Office Portfolio Borrower deposited in escrow $18,000,000 for window repairs, $14,151,048 for outstanding tenant allowances and $3,617,000 for outstanding free rent and during the continuance of a Cash Sweep Period (as defined below), is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) 1/12 of the amount equal to the aggregate net rentable square footage of the Burbank Office Portfolio Properties (if applicable, excluding the net rentable square footage of any released property) times $0.25 for capital expenditures (the “Monthly Replacement Reserve Deposit”), subject to a cap of an amount equal to the Monthly Replacement Reserve Deposit times 12 and (iv) 1/12 of the amount equal to the aggregate net rentable square footage of the Burbank Office Portfolio Properties (if applicable, excluding the net rentable square footage of any released property) times $1.25 for tenant improvements and leasing commissions (the “Monthly Rollover Reserve Deposit”), subject to a cap of an amount equal to the Monthly Rollover Reserve Deposit times 12. Upon the cure of a Cash Sweep Period, such monthly deposits for tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived and the amounts in such reserve accounts will be released to the Burbank Office Portfolio Borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Burbank Office Portfolio Whole Loan. The Burbank Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred to the cash management account up to two times per week and such funds in the cash management account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” pay debt service on the Burbank Office Portfolio Whole Loan, pay operating expenses for the Burbank Office Portfolio and disburse the remainder to an account to be held by the lender as additional security for the Burbank Office Portfolio Whole Loan (or upon the cure of a Cash Sweep Period, provided that no event of default has occurred and is continuing, to the Burbank Office Portfolio Borrower).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Burbank Office Portfolio Borrower, the guarantor or any TRS Entity (as defined below), or (iii) the debt yield for the Burbank Office Portfolio Whole Loan falling below 7.0% for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, in the event of an involuntary bankruptcy action, upon the filing being discharged, stayed or dismissed within 90 days of such filing, or in regard to clause (iii) above, (a) the debt yield for the Burbank Office Portfolio Whole Loan is equal to or greater than 7.0% for two consecutive calendar quarters or (b) the Burbank Office Portfolio Borrower prepays the Burbank Office Portfolio Whole Loan in an amount sufficient to achieve a debt yield equal to or greater than 7.0%.

Additional Secured Indebtedness (not including trade debts). In addition to the Burbank Office Portfolio Mortgage Loan, the Burbank Office Portfolio Properties also secure seven additional pari passu senior notes, which combined with the Burbank Office Portfolio Mortgage Loan comprise the Burbank Office Portfolio Senior Loan in the aggregate original principal amount of $379,000,000, and two subordinate notes with an aggregate original principal balance of $281,000,000 comprising the Burbank Office Portfolio Subordinate Companion Loans. The Burbank Office Portfolio Subordinate Companion Loans are coterminous with the Burbank Office Portfolio Senior Loan and accrue interest at 3.5410%. The Burbank Office Portfolio Mortgage Loan along with the other notes that comprise the Burbank Office Portfolio Senior Loan are each pari passu in right of payment and the Burbank Office Portfolio Senior Loan is senior in right of payment to the Burbank Office Portfolio Subordinate Companion Loans. The holders of the Burbank Office Portfolio Mortgage Loan, the other notes that comprise the Burbank Office Portfolio Senior Loan and the Burbank Office Portfolio Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Burbank Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Burbank Office Portfolio Borrower may obtain the release of any Burbank Office Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Burbank Office Portfolio Borrower pays the Release Amount (as defined below) along with any yield maintenance premium, (iii) the debt yield with respect to the remaining Burbank Office Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Burbank Office Portfolio Whole Loan and (b) the debt yield immediately prior to the release, provided, however, that the debt yield is not required to be greater than 10.0%. In the event that such debt yield requirement is not satisfied and the release of such property is in connection with a sale of such property to a third party, the Burbank Office Portfolio Borrower will be permitted to obtain the release of such property upon the payment of an amount equal to the greater (i) of the Release Amount and (ii) the lesser of (a) lender’s allocation of 100% of the net sales proceeds for such property and (b) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement set forth above, along with any yield maintenance premium required. For the purposes of calculating the debt yield relating to the release of one or more properties, the Burbank Office Portfolio Borrower may elect to deliver a letter of credit in the maximum aggregate amount of $15,000,000 as additional collateral for the Burbank Office Portfolio Whole Loan to be counted against the outstanding principal balance of the Burbank Office Portfolio Whole Loan.

The “Release Amount” is an amount equal to (i) for The Pointe property, 110%, and (ii) for the Media Studios property, 3800 Alameda property and Central Park property, 105%, of the Allocated Cut-off Date Balance of such property (identified in the “Portfolio Summary” chart above).

Release of Parcel. The Burbank Office Portfolio Borrower may obtain the release of any unimproved non-income producing land located at any Burbank Office Portfolio property, for which no value was attributed to such unimproved non-income producing land in the applicable appraisal, without any requirements to pay any portion of any allocated loan amount, Release Amount, prepayment fees or yield maintenance premium, provided that certain terms and conditions as specified in the loan agreement are satisfied.

TRS Entities. The Central Park property, The Pointe property and two parcels of the Media Studios property have taxable REIT subsidiary (“TRS”) structures in place with respect to certain café, fitness and transportation elements of the applicable parcels (individually, a “TRS Entity”, and collectively, the “TRS Entities”). Each TRS Entity is a special purpose, bankruptcy remote, Delaware limited liability company. The TRS Entities have mortgaged their respective interests and are non-borrower parties to the loan agreement and other loan documents with respect to all applicable representations, warranties and covenants. The TRS Entities are not, however, obligors under the notes.

Terrorism Insurance. The Burbank Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Burbank Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

MANHATTAN
Upper East Side
Yorkville
Lenox Hill
North Meadow
East Meadow
97th St. Transverse
Jacqueline Kennedy Onassis Reservoir
85th St. Transverse
CENTRAL PARK
Great Lawn
Turtle Pond
79th St. Transverse
Boat House
Conservatory Pond
Bethesda Fountain
Terrace Dr.
Rumsey Playfield
The Mall
East Green
East Dr.
Mt. Sinai Hospital
Mt. Sinai School of Medicine
St. Nicholas Russian Orthodox Church
Jewish Museum
Cooper-Hewitt Museum
Natl. Academy Museum & School
Guggenheim Museum
#4 Most Visited Museum
1 Million Visitors Per Year
0.2 mi from Lexington Towers
Neue Galerie
Metropolitan Museum of Art
#1 Most Visited Museum
5 Million Visitors Per Year
0.5 mi from Lexington Towers
Emerging Image
Frick Collection
Chloé
Cartier
Prada
Vince
Morton Williams Supermarkets
Ristorante Morini
Loyola School
New York Society Library
Whitney Museum of American Art
Asia Society
Hunter College
Lenox Hill Hospital
The Dalton School
Ramaz Lower School
Thai @ Lex
Pioneer Supermarket
Key Food
Kings Pharmacy
Synergy Fitness Clubs
Milano Market
Maison Kayser
Pure Yoga
Sweetgreen
Jacques
Jodi's Gym
The Simone
Eli's Market
Marymount Manhattan College
Pye Boat Noodle
Ichiro
Tal Bagels
Luigi's Pizzeria
Shorty's
Sacred Heart Gym
My Gym Upper East
Spice Upper East Side
Sushi of Gari
The Meatball Shop
Gracie Mansion
0.5 mi from Yorkshire Towers
Carl Schurz Park
The Chapin School
Brearley School
John Jay Park
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
East River
FDR Drive
Lexington Towers
160 East 88th Street
New York, NY 10028
Yorkshire Towers
305 East 86th Street
New York, NY 10028
CVS pharmacy
GRISTEDES
D'AGOSTINO
WHOLE FOODS
METRO NORTH
MTA BUS M98, M101, M102, M103
MTA BUS M15, M15+
MTA BUS M86+
96TH ST/ LEXINGTON
86TH ST/ LEXINGTON
77TH ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
86TH ST
72ND ST
GRAND CENTRAL TERMINAL (10 min. from properties)
ROCKEFELLER CENTER (10 min. from properties)
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East End Ave.
E 101st St.
E 100th St.
E. 99th St.
E. 98th St.
E. 97th St.
E. 96th St.
E. 95th St.
E. 94th St.
E. 93rd St.
E. 92nd St.
E. 91st St.
E. 90th St.
E. 89th St.
E. 88th St.
E. 87th St.
E. 86th St.
E. 85th St.
E. 84th St.
E. 83rd St.
E. 82nd St.
E. 81st St.
E. 80th St.
E. 79th St.
E. 78th St.
E. 77th St.
E. 76th St.
E. 75th St.
E. 74th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
Fort Lee
Cliffside Park
Edgewater
North Bergen
NEW JERSEY
West New York
Weehawken
Union City
Hoboken
Hudson River
BRONX
Washington Heights
Harlem
East Harlem
MANHATTAN
Upper West Side
Central Park
Upper East Side
West Side
East Side
Midtown
Chelsea
QUEENS
Astoria
Woodside
Long Island City
Greenpoint
BROOKLYN
Williamsburg
East River
LaGuardia Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	BBB/BBB/Baa1			Location:	New York, NY 10028
				General Property Type:	Multifamily
Original Balance(1):	$40,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.8%			Year Built/Renovated:	Various/2014-2017
Loan Purpose:	Refinance			Size:	827 Units
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Cut-off Date Balance per Unit(1):	$241,838
Mortgage Rate:	2.7400%			Maturity Date Balance per Unit(1):	$241,838
Note Date:	10/3/2017			Property Manager:	Jumeaux Management LLC (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	2 months
Prepayment Provisions(2):	LO (26); DEF (27); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI(6):	$23,948,124
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(1):	12.0%
Additional Debt Balance(3):	$160,000,000/$200,000,000/$150,000,000			UW NOI Debt Yield at Maturity(1):	12.0%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	4.28x
Reserves(4)				Most Recent NOI(6):	$12,322,089 (6/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$9,556,571 (12/31/2016)
RE Tax:	$2,724,408	$681,102	N/A	3rd Most Recent NOI:	$10,053,207 (12/31/2015)
Insurance:	$89,787	$29,929	N/A	Most Recent Occupancy:	92.0% (9/24/2017)
Replacements:	$0	$11,369	(4)	2nd Most Recent Occupancy:	78.7% (12/31/2016)
TI/LC:	$0	$12,640	N/A	3rd Most Recent Occupancy:	67.0% (12/31/2015)
Debt Service Shortfall:	$2,000,000	$0	N/A	Appraised Value (as of)(7):	$890,000,000 (8/15/2017)
Renovation/Tenant Buyout:	$3,500,000	$0	N/A	Cut-off Date LTV Ratio(1)(7):	22.5%
Holdback Reserve Funds(5):	$4,102,064	$0	N/A	Maturity Date LTV Ratio(1)(7):	22.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$400,000,000	72.7%	Loan Payoff:	$394,073,271	71.6%
Mezzanine Loans(1):	$150,000,000	27.3%	Reserves:	$12,416,259	2.3%
			Closing Costs:	$19,423,650	3.5%
			Return of Equity:	$124,086,820	22.6%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Yorkshire & Lexington Towers Mortgage Loan (as defined below) is part of the Yorkshire & Lexington Towers Whole Loan (as defined below), which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 and one subordinate promissory note with an original principal balance of $200,000,000. The Yorkshire & Lexington Towers Whole Loan is accompanied by the Yorkshire & Lexington Towers Mezzanine Loans (as defined below) with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Yorkshire & Lexington Towers Senior Loan (as defined below), without regard to the Yorkshire & Lexington Towers Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan is $483,676, $483,676, 6.0%, 6.0%, 1.68x, 44.9% and 44.9%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans are $665,054, $665,054, 4.4%, 4.4%, 1.04x, 61.8% and 61.8%, respectively.
(2)	Prior to the open prepayment date of April 6, 2022, the Yorkshire & Lexington Towers Whole Loan can be prepaid with defeasance after the earlier to occur of (a) November 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Yorkshire & Lexington Towers Whole Loan promissory note.
(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Represents amount deposited upfront at origination. As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower (as defined below) from the holdback reserve funds account.
(6)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the September 24, 2017 rent roll of 92.0%, compared to occupancy of 83.6% as of June 30, 2017. See “Cash Flow Analysis” table below for further discussion of the Yorkshire & Lexington Towers Properties’ (as defined below) operating performance. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.
(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate “as-is” appraised value of the Yorkshire & Lexington Towers Properties of $890.0 million, as of August 15, 2017. The appraisal concluded an aggregate “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $1.03 billion as of September 1, 2020. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 19.4% and 19.4%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 38.8% and 38.8%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 53.4% and 53.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Mortgage Loan. The second largest mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) evidenced by nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and by one subordinate companion note with an original principal balance of $200,000,000 (the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interest in a two-property, 827-unit high rise multifamily portfolio located at 305 East 86th Street (the “Yorkshire Towers Property”) and 160 East 88th Street (the “Lexington Towers Property”) in New York, New York (collectively, the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Whole Loan was co-originated by UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Natixis Real Estate Capital LLC (“Natixis”). Promissory Note A-5, with an original principal balance of $40,000,000, represents the Yorkshire & Lexington Towers Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Notes A-1 and A-2, with an aggregate original principal balance of $60,000,000, and the Yorkshire & Lexington Towers Subordinate Companion Loan are expected to be contributed to the CSAIL 2017-CX10 Trust. Promissory Note A-3, with an original principal balance of $20,000,000, is currently held by Natixis, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Note A-4, with an original principal balance of $40,000,000, was contributed to the UBS 2017-C5 Trust. Promissory Notes A-6 and A-8-1, with an aggregate original principal balance of $25,000,000, are expected to be contributed to the CCUBS 2017-C1 Trust. Promissory Notes A-7 and A-8-2, with an aggregate original principal balance of $15,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Yorkshire & Lexington Towers Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Yorkshire & Lexington Towers Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CSAIL 2017-CX10(1)	No
Note A-2	$20,000,000	$20,000,000	CSAIL 2017-CX10(1)	No
Note A-3	$20,000,000	$20,000,000	Natixis	No
Note A-4	$40,000,000	$40,000,000	UBS 2017-C5	No
Note A-5	$40,000,000	$40,000,000	UBS 2017-C6	No
Note A-6	$20,000,000	$20,000,000	CCUBS 2017-C1(2)	No
Note A-7	$10,000,000	$10,000,000	UBS AG	No
Note A-8-1	$5,000,000	$5,000,000	CCUBS 2017-C1(2)	No
Note A-8-2	$5,000,000	$5,000,000	UBS AG	No
Yorkshire & Lexington Towers Subordinate Companion Loan	$200,000,000	$200,000,000	CSAIL 2017-CX10(1)	Yes
Total	$400,000,000	$400,000,000

(1)	Promissory Notes A-1, A-2 and the Yorkshire & Lexington Towers Subordinate Companion Loan are currently held by Natixis and are expected to be contributed to the CSAIL 2017-CX10 Trust.
(2)	Promissory Notes A-6 and A-8-1 are expected to be contributed to the CCUBS 2017-C1 Trust.

The proceeds of the Yorkshire & Lexington Towers Whole Loan, together with two mezzanine loans with an aggregate original principal balance of $150,000,000 (collectively, the “Yorkshire & Lexington Towers Mezzanine Loans”), were used to refinance the Yorkshire & Lexington Towers Properties, fund reserves, pay closing costs, and return equity to the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

(1)	Cumulative Basis Per Unit is calculated based on 827 units.
(2)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.
(3)	Based on the UW NOI of $23,948,124.
(4)	Based on UW NCF of $23,764,985 and the coupon of 2.74000% on the Yorkshire & Lexington Towers Senior Loan, 4.25000% on the Yorkshire & Lexington Towers Subordinate Companion Loan, 5.45215% on the Yorkshire & Lexington Towers Mezzanine A Loan and 6.50000% on the Yorkshire & Lexington Towers Mezzanine B Loan.
(5)	Implied Equity is based on the “as-is” appraised value of $890.0 million, less total debt of $550.0 million.

The Borrowers and the Borrower Sponsors. The borrowers are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC (collectively, the “Yorkshire & Lexington Towers Borrower”), five tenants-in-common, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The nonrecourse carve-out guarantors of the Yorkshire & Lexington Towers Whole Loan are Jacob Chetrit and Laurence Gluck (collectively, the “Yorkshire & Lexington Towers Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group LLC, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Yorkshire & Lexington Towers Whole Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Yorkshire & Lexington Towers Borrower Sponsors”).

The Properties. The following table represents each property comprising the Yorkshire & Lexington Towers Properties by descending Allocated Cut-off Date Loan Amount:

Yorkshire & Lexington Towers Properties Summary
Property Name	Allocated Cut-off Date Loan Amount(1)	% of Allocated Cut-off Date Loan	Year Built/ Renovated	No. of Units(2)	No. of Free Market Units(2)	No. of Rent Stabilized Units(2)	Avg. Unit Size (SF)(2)	Occupancy(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(1)
Yorkshire Towers	$167,400,000	83.7%	1964/2014-2017	690	448	242	895	93.0%	$745,000,000	22.5%
Lexington Towers	$32,600,000	16.3%	1963/2014-2017	137	65	72	841	86.9%	$145,000,000	22.5%
Total/Wtd. Avg.	$200,000,000	100.0%		827	513	314	886	92.0%	$890,000,000	22.5%

(1)	Based on the Yorkshire & Lexington Towers Senior Loan amount.

(2)	Information is based on the underwritten rent roll.

(3)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

Yorkshire Towers Property. The Yorkshire Towers Property is a 21-story apartment building situated on the northeast corner of East 86th Street and Second Avenue within the Upper East Side of Manhattan totaling 674,399 net rentable SF, which is comprised of 690 residential units including five employee/management units (617,810 SF, 91.6% of property NRA), five commercial units (23,589 SF, 3.5% of property NRA) and a 168-space parking garage (33,000 SF, 4.9% of property NRA) leased to a local parking operator. Situated on a 1.45-acre site, the Yorkshire Towers Property was constructed in 1964 and recently renovated from 2014 to 2017. The five commercial units include a CVS (19,813 SF), two doctor’s offices (2,399 SF), a dry cleaners (762 SF) and a vacant unit (615 SF). The Yorkshire Towers Property residential unit mix includes 96 studios, 328 one-bedroom units, 208 two-bedroom units, 57 three-bedroom units, and one four-bedroom unit, with an average unit size of 895 SF. There are 448 free market units (64.9% of residential units) totaling 392,652 SF, or 876 SF per unit, and 242 rent stabilized units (35.1% of residential units) totaling 225,158 SF, or 930 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 89.3% occupied, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Yorkshire Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a health club including a fitness center, heated indoor swimming pool, men’s and women’s locker rooms with saunas and indoor children’s playroom, storage units, resident lounge, outdoor landscaped terrace, security cameras throughout, valet service, on-site surface parking, and 24/7 doorman. All units feature nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, marble countertop kitchens, Bosch stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

Prior ownership completed approximately $14.3 million ($20,761 per unit) in renovations at the Yorkshire Towers Property, which included installation of new cooling towers, electrical updates, local law 11 repairs, and the conversion of the boilers to a dual-fired system. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $16.4 million ($23,806 per unit) towards capital improvements at the Yorkshire Towers Property, for a cumulative total of approximately $30.7 million ($44,567 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, retail space, gym and pool, updating the main entrance, installing new elevator cabs, and completing numerous apartment renovations. A total of 63 rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately 23 units per annum. The upgrades have averaged approximately $75,000 per unit.

Lexington Towers Property. The Lexington Towers Property is a 15-story apartment building situated on the southeast corner of East 88th Street and Lexington Avenue within the Upper East Side of Manhattan totaling 132,938 net rentable SF, which is comprised of 137 residential units including one employee unit (115,188 SF, 86.6% of property NRA), seven commercial units (8,864 SF, 6.7% of property NRA) and a 36-space parking garage (8,886 SF, 6.7% of property NRA) leased to a local parking operator. Situated on a 0.31-acre site, the Lexington Towers Property was constructed in 1963 and renovated from 2014 to 2017. The seven commercial units include a Le Pain Quotidien (2,714 SF), a doctor’s office (1,320 SF), a nail salon and spa (1,220 SF), a clothing store (913 SF) and three vacant units (2,697 SF). The Lexington Towers Property residential unit mix includes 43 studios, 70 one-bedroom units, 16 two-bedroom units, seven three-bedroom units, and one four-bedroom unit, with an average unit size of 841 SF. There are 65 free market units (47.4% of residential units) totaling 54,948 SF, or 845 SF per unit, and 72 rent stabilized units (52.6% of residential units) totaling 60,240 SF, or 837 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 72.3% occupied, respectively.

The Lexington Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a newly renovated fitness center, security cameras throughout, on-site surface parking, and 24/7 doorman. All units feature hardwood floors, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

The prior owners completed approximately $2.9 million ($21,081 per unit) in renovations at the Lexington Towers Property, which included boiler and chiller replacement, local law 11 repairs, installation of security cameras, electrical upgrades, condensate pipe relining, and modernization of the elevators. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $3.3 million ($24,323 per unit) towards capital improvements at the Lexington Towers Property, for a cumulative total of approximately $6.2 million ($45,404 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, a newly constructed fitness center, updating the main entrance, and completing apartment renovations. A total of six rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately two units per annum. The upgrades have averaged approximately $75,000 per unit.

Going forward, the Yorkshire & Lexington Towers Borrower Sponsors have indicated that they intend to reconfigure unit layouts at the Yorkshire & Lexington Towers Properties into more efficient floorplans, modernize dated units through renovation as they become available, and convert rent stabilized units to free market units. At loan origination, $3.5 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan origination in the amount of $2.0 million that will be available to be used solely for renovations and tenant buyouts if the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The tables below show the apartment mix at the Yorkshire & Lexington Towers Properties:

Yorkshire & Lexington Towers Properties Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	139	16.8%	571	93.5%	55	100.0%	$1,750	84	89.3%	$2,903	$3,468
1 BR / 1 BA	389	47.0%	786	93.6%	161	100.0%	$1,858	228	89.0%	$3,897	$4,775
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,291
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,333
2 BR / 1.5 BA	4	0.5%	905	100.0%	1	100.0%	$2,687	3	100.0%	$5,133	$5,500
2 BR / 2 BA	216	26.1%	1,120	92.6%	84	100.0%	$2,367	132	87.9%	$5,072	$6,808
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,692
3 BR / 2 BA	59	7.1%	1,344	79.7%	9	100.0%	$3,089	50	76.0%	$7,580	$8,165
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$8,033
3 BR / 3 BA	3	0.4%	1,216	100.0%	0	NAP	NAP	3	100.0%	$7,633	$7,387
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,516
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,481
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,593
Total/Wtd. Avg.	827	100.0%	886	92.0%	314	100.0%	$2,020	513	87.1%	$4,443	$5,386

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

Yorkshire Towers Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	96	11.6%	546	97.9%	31	100.0%	$1,699	65	96.9%	$2,862	$3,299
1 BR / 1 BA	328	39.7%	785	94.5%	129	100.0%	$1,860	199	91.0%	$3,889	$4,744
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,303
2 BR / 1.5 BA	1	0.1%	815	100.0%	0	NAP	NAP	1	100.0%	$4,250	$4,924
2 BR / 2 BA	203	24.5%	1,112	92.6%	75	100.0%	$2,381	128	88.3%	$5,101	$6,716
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,649
3 BR / 2 BA	53	6.4%	1,337	77.4%	7	100.0%	$2,915	46	73.9%	$7,362	$8,077
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$7,987
3 BR / 3 BA	2	0.2%	1,168	100.0%	0	NAP	NAP	2	100.0%	$7,200	$7,057
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,474
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,422
Total/Wtd. Avg.	690	83.4%	895	93.0%	242	100.0%	$2,031	448	89.3%	$4,422	$5,410

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Lexington Towers Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	43	5.2%	626	83.7%	24	100.0%	$1,816	19	63.2%	$3,114	$3,913
1 BR / 1 BA	61	7.4%	789	88.5%	32	100.0%	$1,849	29	75.9%	$3,961	$4,932
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,471
2 BR / 1.5 BA	3	0.4%	935	100.0%	1	100.0%	$2,687	2	100.0%	$5,575	$5,846
2 BR / 2 BA	13	1.6%	1,258	92.3%	9	100.0%	$2,252	4	75.0%	$3,950	$7,862
3 BR / 2 BA	6	0.7%	1,405	100.0%	2	100.0%	$3,700	4	100.0%	$9,433	$8,781
3 BR / 3 BA	1	0.1%	1,311	100.0%	0	NAP	NAP	1	100.0%	$8,500	$8,194
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,925
Total/Wtd. Avg.	137	16.6%	841	86.9%	72	100.0%	$1,980	65	72.3%	$4,625	$5,255

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood of New York, New York. The Upper East Side neighborhood is bordered by Central Park and the East River and stretches from 59th to 96th Streets and is home to some of New York’s oldest cultural institutions, including the Metropolitan Museum of Art, The Guggenheim Museum, The Museum of the City of New York, the Whitney Museum of American Art and the Frick Collection, as well as upscale retailers and Michelin-starred restaurants. The Yorkshire Towers Property and Lexington Towers Property are located approximately five blocks and three blocks away from Central Park, respectively, and three blocks and five blocks away from Carl Shurz Park, respectively. The Yorkshire & Lexington Towers Properties are within two blocks of Whole Foods and Fairway Market and are located near a variety of retail stores including Gap, Urban Outfitters, Banana Republic, LOFT, CVS, Duane Reade, Best Buy, Modell’s Sporting Goods, Petco, East 86th Street Cinema and AMC Lowes Orpheum 7. Both private and public schools are located throughout the Upper East Side neighborhood, adding to the area’s attraction to families. In addition, the Upper East Side is home to several hospitals including Mount Sinai, Lenox Hill, Memorial Sloan-Kettering Cancer Center, Metropolitan, Gracie Square Hospital, Manhattan Eye, Ear and Throat, and Doctors Hospital.

The Yorkshire & Lexington Towers Properties are served by numerous transportation options via the 4, 5 and 6 subway lines as well as the Q subway line, New York City’s newest subway line extension along Second Avenue, with a station situated at East 86th Street on the corner of the Yorkshire Towers Property and approximately two blocks from the Lexington Towers Property, with connections to the F subway line at East 63rd Street. In addition, the M1, M2, M3 and M4 buses along East 86th Street, providing north/south service to upper and lower Manhattan, while the M72 and M79 buses provide crosstown service to the west side of Manhattan. Metro-North at Grand Central Terminal and the 125th Street Station connect the Upper East Side to locations outside of Manhattan. Additional access to the Yorkshire & Lexington Towers Properties is provided by Park Avenue (within three blocks to the west), a north/south thoroughfare that runs parallel to Madison Avenue to the west and Lexington Avenue to the east, and the Franklin D. Roosevelt East River Drive (within five blocks to the east), a freeway-standard parkway that begins north of the Battery Park Underpass at South and Broad Streets and runs along the entire length of the East River to the Triborough Bridge connecting with Harlem River Drive.

According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Yorkshire Towers Property is 223,511, 1,227,080, and 2,936,240, respectively, and $168,900, $129,618, and $108,388, respectively. According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Lexington Towers Property is 239,420, 1,234,297, and 2,884,223, respectively, and $165,737, $129,064, and $108,766, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. According to a third party market research report, the Yorkshire & Lexington Towers Properties are located in the Upper East Side apartment submarket, which exhibited an effective rent of $4,247 per unit and a vacancy rate of 2.3%, as of the second quarter of 2017. There are 452 units scheduled to be delivered to the Upper East Side submarket over the next four years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Comparable rental properties to the Yorkshire & Lexington Towers Properties are shown in the table below:

Yorkshire & Lexington Towers Properties Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Occupancy (%)	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Yorkshire Towers Property 305 East 86th Street New York, NY	1964/2014-2017	93.0%(2)	690(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	546 781 1,025 1,275 1,725	$2,880 $3,975 $5,357 $7,414 $10,300
Lexington Towers Property 160 East 88th Street New York, NY	1963/2014-2017	86.9%(2)	137(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	610 820 1,089 1,408 1,908	$3,321 $4,420 $5,199 $9,246 $14,000
Gracehouse 1571-1597 Second Avenue New York, NY	1963/N/A	100.0%	177	Studio One Bedroom Two Bedroom Three Bedroom	500 650 1,000 1,159	$2,502 $2,802 $3,803 $5,505
The Wimbledon 200 East 82nd Street New York, NY	1980/N/A	98.7%	231	Studio One Bedroom Two Bedroom Three Bedroom	480 799 985 1,742	$3,445 $4,982 $6,875 $12,143
Adams Tower 351-355 East 84th Street New York, NY	1970/N/A	98.4%	184	One Bedroom Two Bedroom Three Bedroom	922 1,250 1,600	$4,227 $6,548 $8,971
Strathmore 400 East 84th Street New York, NY	1996/N/A	96.6%	180	One Bedroom Two Bedroom Three Bedroom	740 1,207 1,658	$4,688 $7,926 $11,153
The Ventura 240 East 86th Street New York, NY	1999/N/A	98.0%	246	Studio One Bedroom Two Bedroom Three Bedroom	534 723 1,044 1,293	$3,491 $4,602 $7,238 $8,645
Claridge House 201 East 87th Street New York, NY	1975/N/A	97.8%	402	Studio One Bedroom Two Bedroom Three Bedroom	500 600 1,100 1,200	$3,035 $3,695 $5,751 $8,349
The Colorado 201 East 86th Street New York, NY	1987/N/A	N/A	187	Studio One Bedroom Two Bedroom Three Bedroom	450 663 959 1,277	$2,696 $3,383 $6,493 $10,707

Source: Appraisal

(1)	Avg. Unit Size (SF) and Avg. Monthly Rent per Unit for the Yorkshire & Lexington Towers Properties are based on the underwritten rent roll and only include the 448 free market units, exclusive of the 242 rent stabilized units for the Yorkshire Towers Property and 65 free market units, exclusive of the 72 rent stabilized units for the Lexington Towers Property.

(2)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Yorkshire & Lexington Towers Properties:

Cash Flow Analysis
	2014(1)	2015	2016	6/30/2017 TTM	UW	Appraisal Stabilized Year 4(2)	Stabilized UW Year 4(3)	UW Per Unit
Gross Potential Rent(4)(5)	N/A	$18,619,740	$20,916,142	$23,920,451	$35,873,277	$44,649,193	$44,808,378	$43,378
Total Other Income(6)	N/A	$4,492,920	$3,013,861	$3,183,115	$7,284,878	$7,318,294	$7,239,421	$8,809
Less Vacancy & Concessions(7)	N/A	($180,604)	($1,647,218)	($1,639,254)	($5,074,133)	($1,705,390)	($1,344,251)	($6,136)
Effective Gross Income	N/A	$22,932,055	$22,282,785	$25,464,312	$38,084,023	$50,262,097	$50,703,547	$46,051
Total Operating Expenses	N/A	$12,878,848	$12,726,214	$13,142,223	$14,135,899	$16,235,888	$16,576,405	$17,093
Net Operating Income	N/A	$10,053,207	$9,556,571	$12,322,089	$23,948,124	$34,026,209	$34,127,142	$28,958
Capital Expenditures	N/A	$0	$0	$0	$183,139	$263,191	$183,139	$221
Net Cash Flow	N/A	$10,053,207	$9,556,571	$12,322,089	$23,764,985	$33,763,018	$33,944,003	$28,736

Occupancy %	N/A	67.0%	78.7%	83.6%	92.0%(5)	96.2%	97.0%
NOI DSCR(8)	N/A	1.81x	1.72x	2.22x	4.31x	6.12x	6.14x
NCF DSCR(8)	N/A	1.81x	1.72x	2.22x	4.28x	6.08x	6.11x
NOI Debt Yield(8)	N/A	5.0%	4.8%	6.2%	12.0%	17.0%	17.1%
NCF Debt Yield(8)	N/A	5.0%	4.8%	6.2%	11.9%	16.9%	17.0%

(1)	The Yorkshire & Lexington Towers Properties were acquired in 2014. As such, historical information is not available.

(2)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for September 1, 2020 to September 1, 2021 under the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, stabilized occupancy rate of 97.0%, real estate tax expenses at 5.75% annually, and operating expenses growing at 3.5% annually.

(3)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, rent-regulated units are converted to free market status at a rate of 10% per annum (32 units in the first year and 220 units over holding period), stabilized occupancy rate of 97.0%, rent regulated units are converted to free market status at a recapture rate of 10% per annum (25 units for Year 1 and 170 units over the holding period at the Yorkshire Towers Property and seven units for Year 1 and 50 units over the holding period at the Lexington Towers Property), real estate tax expenses growing at 5.75% annually at the Yorkshire Towers Property and 8.00% annually at the Lexington Towers Property, and operating expenses growing at 3.5% annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(4)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units over the last 35 months ending August 2017 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with new finishes.

(5)	UW Gross Potential Rent is underwritten to the September 24, 2017 rent roll, which reflects physical occupancy of 92.0% and includes the gross up of vacant space based on the appraisal’s concluded market rents of $4,683,815 and credit loss of ($253,990). UW Gross Potential Rent excludes four management units and two employee units with assumed rental rates of $1 per month.

(6)	Total Other Income includes contractual rent paid by the laundry operator of $234,000 at the Yorkshire & Lexington Towers Properties, contractual rent paid by six commercial tenants at the Yorkshire Towers Property of $5,278,134, contractual rent paid by six commercial tenants at the Lexington Towers Property of $1,127,432, eight storage leases at the Yorkshire Towers Property of $12,000, straight-line rent of $414,930 for CVS Pharmacy at the Yorkshire Towers Property and other non-rental income such as late fees, and pet fees. Total Other Rental Income was lower in 2015, 2016, and 6/30/2017 TTM primarily due to the CVS Pharmacy lease commencing May 2017 and A&P, a previous retail tenant, vacating in 2015.

(7)	Vacancy & Concessions increased in 2016 over 2015 due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(8)	Debt service coverage ratios and debt yields are based on the Yorkshire & Lexington Towers Senior Loan.

Escrows and Reserves. The Yorkshire & Lexington Towers Borrower deposited $2,724,408 upfront in escrow for annual real estate taxes, $89,787 upfront in escrow for annual insurance premiums, $2,000,000 upfront for debt service, $3,500,000 upfront for unit renovations and tenant buyouts relating to renovations to residential units in connection with the deregulation of such units from rent regulatory laws and units not subject to rent regulation laws, and $4,102,064 upfront for the holdback reserve funds. The Yorkshire & Lexington Towers Borrower will be required to escrow monthly (a) 1/12 of the annual estimated tax payments, (b) 1/12 of the annual estimated insurance premiums, (c) 1/12 of $0.15 PSF of retail and garage space (excluding CVS so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods) for commercial replacement reserves, (d) 1/12 of $250 per free market residential unit for residential replacement reserves subject to a cap calculated on a quarterly basis equal to the product of (x) $750 and (y) the number of free market residential units at the Yorkshire & Lexington Towers Properties at the time of calculation, and (e) $1.00 PSF of retail space (excluding garage space and CVS (with respect to CVS, so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods)) for tenant improvements and leasing commissions.

During any period that amounts on deposit in the holdback reserve funds exceed an amount equal to five times the difference of (x) $38,000,000 and (y) the gross income from operations of the Yorkshire & Lexington Towers Properties, in the aggregate, at the time of calculation (the “Holdback Threshold Amount”), and provided that no event of default has occurred or is continuing, funds on deposit in the holdback reserve funds in excess of the Holdback Threshold Amount, if any, will be (i) during a Cash Management Trigger Event (as defined below), transferred to the cash management account or (ii) returned to the Yorkshire & Lexington Towers Borrower. The lenders will not be required to disburse holdback reserve funds more than once each calendar month and each disbursement must be at least $250,000 (or a lesser amount if the total remaining balance in the holdback reserve funds is less than $250,000, in which case only one disbursement of the amount remaining in the holdback reserve funds will be made). As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower from the holdback reserve funds account.

Provided that no event of default has occurred or is continuing, the Yorkshire & Lexington Towers Borrower may, upon written request to the lenders made at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment due under the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans, provided that the Yorkshire & Lexington Towers Borrower delivers, among other conditions detailed in the loan documents, evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of greater than 1.10x (the “Debt Service Shortfall Reserve Transfer Date”), all funds remaining on deposit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $500,000, the Yorkshire & Lexington Towers Borrower is required to deposit with the lenders an additional amount necessary to achieve a balance of at least $1,000,000. After November 6, 2019, the Yorkshire & Lexington Towers Borrower may request a portion of the funds in the renovation and tenant buyout reserve (subject to a cap) be disbursed for replacements (subject to the conditions for disbursement of funds from the commercial replacement reserve and/or residential replacement reserve, as applicable).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Yorkshire & Lexington Towers Whole Loan; provided, however, that a hard lockbox is in place with respect to the commercial tenants. The Yorkshire & Lexington Towers Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Yorkshire & Lexington Towers Whole Loan, all funds in the lockbox account will be disbursed to the Yorkshire & Lexington Towers Borrower.

During the continuance of a Cash Management Trigger Event for the Yorkshire & Lexington Towers Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Yorkshire & Lexington Towers Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lenders together with other amounts incurred by the Yorkshire & Lexington Towers Borrower in connection with the operation and maintenance of the Yorkshire & Lexington Towers Properties, to pay debt service on the Yorkshire & Lexington Towers Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lenders as additional security for the Yorkshire & Lexington Towers Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided that no event of default under the Yorkshire & Lexington Towers Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Yorkshire & Lexington Towers Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, (iii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, (iv) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x (the “DSCR Cash Management Trigger Event Threshold”), or (v) any indictment for fraud or misappropriation of funds by the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and the lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, in regard to clause (iv) above, (a) the date the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period is greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (b) the Yorkshire & Lexington Towers Borrower delivers to the lenders the DSCR Trigger Cure Deposit (as defined below) (collectively, the “DSCR Cure Event”), or in regard to clause (v) above, the dismissal of the related indictment for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents.

A “DSCR Trigger Cure Deposit” means a deposit with the lenders in the form of cash or a letter of credit equal to (A) an amount that if used to repay the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, pro-rata, results in a debt service coverage ratio greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (B) the positive difference between (x) the amount of net operating income necessary to achieve a debt service coverage ratio over a twelve month period equal to the DSCR Cash Management Trigger Event Threshold and (y) the lesser of (i) the amount of net operating income necessary to achieve a debt service coverage ratio of 1.00x and (ii) the net operating income over a twelve month period.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or (iii) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or in regard to clause (iii) above, a DSCR Cure Event.

Additional Secured Indebtedness (not including trade debts). In addition to the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Properties also secure the other notes that comprise the Yorkshire & Lexington Towers Senior Loan, which have an aggregate Cut-off Date principal balance of $160,000,000, and the Yorkshire & Lexington Towers Subordinate Companion Loan, which has a Cut-off Date principal balance of $200,000,000. The Yorkshire & Lexington Towers Subordinate Companion Loan is coterminous with the Yorkshire & Lexington Towers Senior Loan and accrues interest at 4.2500% per annum. The Yorkshire & Lexington Towers Mortgage Loan along with the other notes that comprise the Yorkshire & Lexington Towers Senior Loan are each pari passu in right of payment and the Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan. The holders of the Yorkshire & Lexington Towers Mortgage Loan, the other notes that comprise the Yorkshire & Lexington Towers Senior Loan and the Yorkshire & Lexington Towers Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Yorkshire & Lexington Towers Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Mezzanine Loan and Preferred Equity. The Yorkshire & Lexington Towers Mezzanine Loans refer to two mezzanine loans, with an aggregate original principal amount of $150,000,000, which funded concurrently with the funding of the Yorkshire & Lexington Towers Mortgage Loan. The Mezzanine A loan has an original principal amount of $105,000,000, and accrues interest at a rate of 5.45215% per annum and is senior to the Mezzanine B loan. The Mezzanine B loan has an original principal amount of $45,000,000, and accrues interest at a rate of 6.50000% per annum. The Yorkshire & Lexington Towers Mezzanine Loans are co-terminus with the Yorkshire & Lexington Towers Whole Loan and are interest-only for their full terms. The Yorkshire & Lexington Towers Mezzanine Loans are currently held by Natixis, and are expected to be sold to one or more third party investors. The Yorkshire & Lexington Towers Mezzanine Loans and the Yorkshire & Lexington Towers Whole Loan are subject to an intercreditor agreement between the Yorkshire & Lexington Towers Mezzanine Loans lenders and the Yorkshire & Lexington Towers Whole Loan lenders. The Yorkshire & Lexington Towers Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Yorkshire & Lexington Towers Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$105,000,000	5.45215%	60	0	60	1.19x	4.7%	56.7%
$45,000,000	6.50000%	60	0	60	1.04x	4.4%	61.8%

Release of Property. The Yorkshire & Lexington Towers Borrower may obtain the release of the Lexington Towers Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Yorkshire & Lexington Towers Borrower pays an amount equal to the greater of (a) 125% of the allocated loan amount (identified in the “Yorkshire & Lexington Towers Properties Summary” chart above) and (b) the net sales proceeds applicable to Lexington Towers Property, (iii) the debt service coverage ratio with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 1.05x and (b) the debt service coverage ratio immediately preceding the release of the Lexington Towers Property, (iv) the debt yield with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 4.4% and (b) the debt yield immediately preceding the release of the Lexington Towers Property and (v) the loan-to-value ratio with respect to the remaining Yorkshire Towers Property is no greater than the lesser of (a) 61.8% and (b) the loan-to-value ratio immediately preceding the release of the Lexington Towers Property.

Terrorism Insurance. The Yorkshire & Lexington Towers Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
Plano
Lewisville
Flower Mound
Carrollton
Grapevine Lake
Addison
Richardson
Grapevine
Coppell
Farmers Branch
Garland
North Dallas
Las Colinas
University Park
Euless
Highland Park
White Rock Lake
FORT WORTH
Irving
Mesquite
Arlington
Grand Prairie
DALLAS
Downtown

Mundelein
Libertyville
Lake Forest
Crystal Lake
Cary
Vernon Hills
Lincolnshire
Highland Park
Algonquin
Barrington
Long Grove
Buffalo Grove
Glencoe
Lake Michigan
Barrington Hills
Palatine
Arlington Heights
Northbrook
Carpentersville
Mount Prospect
Glenview
Wilmette
Elgin
Hoffman Estates
Des Plaines
Evanston
Schaumburg
Skokie
Park Ridge
South Elgin
Bartlett
Chicago O'Hare Intl. Airport
Carol Stream
Addison
St. Charles
Glendale Heights
Melrose Park
Oak Park
Geneva
Wheaton
Elmhurst
Lombard
Loop
Cicero
Batavia
West Chicago
Berwyn
Warrenville
Downers Grove
Brookfield
CHICAGO
Lisle
Aurora
Naperville
Hinsdale
Midway Intl. Airport
Woodridge
Burbank
Burr Ridge
Oak Lawn
Bolingbrook
Oswego
Palos Hills
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

National Office Portfolio

1	8330 LBJ Freeway	Dallas, TX	10	The Centre - 4101 McEwen Road	Farmers Branch, TX
2	101 East Park Boulevard	Plano, TX	11	11225 North 28th Drive	Phoenix, AZ
3	13601 Preston Road	Dallas, TX	12	10000 North 31st Ave	Phoenix, AZ
4	1750 East Golf Road	Schaumburg, IL	13	The Centre - 4001 McEwen Road	Farmers Branch, TX
5	14800 Quorum Drive	Addison, TX	14	4425 W Airport Fwy	Irving, TX
6	1995 North Park Place	Atlanta, GA	15	Northlake - 2302 Parklake Dr NE	Atlanta, GA
7	Northlake - 2295 Parklake Dr NE	Atlanta, GA	16	Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA
8	4751 Best Road	Atlanta, GA	17	12100 Ford Road	Farmers Branch, TX
9	The Centre - 4099 McEwen Road	Farmers Branch, TX	18	The Centre - 4000N&S McEwen Road	Farmers Branch, TX

Deer Valley
Desert Ridge
McDowell Mountain Regional Park
Sun City
Peoria
Scottsdale
El Mirage
Glendale
Paradise Valley
Avondale
Maryvale
PHOENIX
Downtown Scottsdale
Tolleson
Downtown
Mesa
Laveen
South Mountain
MARICOPA COUNTY
South Mountain Park
Tempe
Gilbert
SOUTH MTS.
Chandler
Ahwatukee Foothills
Komatke
Sun Lakes

Woodstock
Alpharetta
Sugar Hill
Acworth
Suwanee
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Dunwoody
Norcross
Sandy Springs
Doraville
Chamblee
Lilburn
Powder Springs
Smyrna
Vinings
Brookhaven
Tucker
Mountain Park
Mableton
Buckhead
North Decatur
Clarkston
ATLANTA
Stone Mountain
Lithia Springs
Decatur
Midtown
Avondale
Downtown
Belvedere
Redan
Douglasville
Gresham Park
Panthersville
East Point
College Park
Hapeville
Forest Park
Union City
Morrow
Riverdale
Fairburn
HENRY COUNTY
ROCKDALE COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Office
Original Balance(1):	$40,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$39,901,683			Title Vesting:	Fee
% of Initial Pool Balance:	5.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,572,700 SF
Borrower Sponsor:	Andrew J. Segal			Cut-off Date Balance per SF(1):	$72
Mortgage Rate:	4.6100%			Maturity Date Balance per SF(1):	$58
Note Date:	10/6/2017			Property Manager:	Boxer Property Management Corporation (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	2 months
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$20,578,171
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield(1):	11.2%
Additional Debt Balance(1)(3):	$144,643,601			UW NOI Debt Yield at Maturity(1):	13.7%
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			UW NCF DSCR(1):	1.64x
Reserves(4)				Most Recent NOI(5):	$16,618,026 (8/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$14,293,715 (12/31/2016)
RE Tax:	$2,076,255	$337,483	N/A	3rd Most Recent NOI:	$16,387,470 (12/31/2015)
Insurance:	$271,808	$20,908	N/A	Most Recent Occupancy:	77.5% (8/31/2017)
Replacements:	$150,000	$53,598	$1,157,715	2nd Most Recent Occupancy:	72.1% (12/31/2016)
TI/LC:	$7,176,724	$0	$3,859,050	3rd Most Recent Occupancy:	70.7% (12/31/2015)
Outstanding TI/LC:	$2,575,793	$0	N/A	Appraised Value (as of):	$287,750,000 (Various)
Deferred Maintenance:	$196,044	$0	N/A	Cut-off Date LTV Ratio(1):	64.1%
Free Rent Reserve:	$1,656,704	$0	N/A	Maturity Date LTV Ratio(1):	52.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$185,000,000	99.7%	Loan Payoff(6):	$169,099,307	91.2%
Borrower Equity:	$500,000	0.3%	Reserves:	$14,103,328	7.6%
			Closing Costs:	$2,297,365	1.2%
Total Sources:	$185,500,000	100.0%	Total Uses:	$185,500,000	100.0%

(1)	The National Office Portfolio Mortgage Loan (as defined below) is part of the National Office Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the National Office Portfolio Whole Loan.

(2)	Prior to the open prepayment date of July 6, 2027, the National Office Portfolio Whole Loan can be prepaid with (i) defeasance after the earlier to occur of (a) October 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last National Office Portfolio Whole Loan promissory note to be securitized. Partial release is not permitted.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(5)	The increase in Net Operating Income from 8/31/2017 TTM to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(6)	Includes $129,463,638 of the allocated loan amount for the National Office Portfolio Properties (as defined below) as well as $39,635,669 in an additional required pay down of the Beal Bank Facility (as defined below).

The Mortgage Loan. The third largest mortgage loan (the “National Office Portfolio Mortgage Loan”) is part of a whole loan (the “National Office Portfolio Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The National Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering an 18-property portfolio of office properties totaling 2,572,700 SF located throughout the Dallas, Texas metropolitan statistical area (“MSA”) (1,605,894 SF; 62.4% of NRA), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA) (collectively, the “National Office Portfolio Properties” or “National Office Portfolio”). The National Office Portfolio Whole Loan was originated by Ladder Capital Finance LLC, by and through its branch office at 345 Park Avenue, New York, New York (“LCF”). Promissory Note A-4-B, with an original principal balance of $40,000,000, represents the National Office Portfolio Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Note A-5-A, with an original principal balance of $35,000,000 was contributed to the UBS 2017-C5 Trust, Promissory Note A-3, with an original principal balance of $30,000,000 is expected to be contributed to the WFCM 2017-C41 Trust and Promissory Note A-2-A, with an original principal balance of $25,000,000 is expected to be contributed to the CCUBS 2017-C1 Trust. Promissory Notes A-1-A and A-1-B, with an aggregate original principal balance of $55,000,000, are currently held by LCF or an affiliate, and are expected

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The National Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust until the controlling pari passu Promissory Note A-1-A is securitized, whereupon the National Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

National Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$35,000,000	$34,913,973	LCF	Yes
Note A-1-B	$20,000,000	$19,950,842	LCF	No
Note A-2-A	$25,000,000	$24,938,552	CCUBS 2017-C1(1)	No
Note A-3	$30,000,000	$29,926,262	WFCM 2017-C41(2)	No
Note A-4-B	$40,000,000	$39,901,683	UBS 2017-C6	No
Note A-5-A	$35,000,000	$34,913,973	UBS 2017-C5	No
Total	$185,000,000	$184,545,285

(1)	Promissory Note A-2-A is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CCUBS 2017-C1 Trust.

(2)	Promissory Note A-3 is expected to be contributed to the WFCM 2017-C41 Trust.

The Borrower and the Borrower Sponsor. The borrower is JBA Portfolio, LLC (the “National Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote. Andrew J. Segal is the borrower sponsor and nonrecourse carve-out guarantor.

Andrew J. Segal is the Chairman & CEO of Boxer Property, which specializes in acquiring underperforming assets and engaging in an aggressive leasing program to attract smaller commercial tenants. The Boxer Property portfolio currently includes 90 properties totaling 12,005,023 SF office space, 1,265 hotel keys, and 1,090,395 SF of retail. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota.

The Properties. The National Office Portfolio Properties are comprised of 18 office properties totaling 2,572,700 SF located throughout the Dallas, Texas MSA (1,605,894 SF; 62.4% of NRA; 64.0% UW NOI), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA; 17.8% UW NOI), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA; 4.7% UW NOI), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA; 13.5% UW NOI). The National Office Portfolio Properties were constructed between 1973 and 1987 and range in size from 46,769 SF to 381,383 SF. The National Office Portfolio Properties are 77.5% occupied as of August 31, 2017 and are leased to more than 1,000 tenants.

The following table present certain information relating to the National Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)(3)
8330 LBJ Freeway	Dallas, TX	1984/2010	381,383	$3,200,440	17.2%	$34,167,811	18.5%	$42,750,000	79.9%
101 East Park Boulevard	Plano, TX	1983/2012	225,445	$2,678,991	14.4%	$26,754,079	14.5%	$36,100,000	74.1%
13601 Preston Road	Dallas, TX	1973/2009	261,975	$2,018,081	10.8%	$21,493,042	11.6%	$27,500,000	78.2%
1750 East Golf Road	Schaumburg, IL	1985/2013	212,212	$2,623,222	14.1%	$17,456,986	9.5%	$35,400,000	49.3%
14800 Quorum Drive	Addison, TX	1981/2011	103,877	$828,328	4.4%	$9,696,109	5.3%	$13,550,000	71.6%
1995 North Park Place	Atlanta, GA	1985/2013	99,920	$824,186	4.4%	$8,618,764	4.7%	$12,200,000	70.6%
Northlake - 2295 Parklake Dr NE	Atlanta, GA	1973/2014	121,528	$935,783	5.0%	$8,511,029	4.6%	$10,600,000	80.3%
4751 Best Road	Atlanta, GA	1987/2013	93,084	$809,188	4.3%	$8,080,091	4.4%	$11,900,000	67.9%
The Centre - 4099 McEwen Road	Farmers Branch, TX	1979/2013	123,711	$727,275	3.9%	$7,020,701	3.8%	$11,800,000	59.5%
The Centre - 4101 McEwen Road	Farmers Branch, TX	1979/2013	124,326	$551,675	3.0%	$7,020,701	3.8%	$12,100,000	58.0%
11225 North 28th Drive	Phoenix, AZ	1982/2011	135,501	$391,454	2.1%	$6,571,807	3.6%	$9,070,000	72.5%
10000 North 31st Ave	Phoenix, AZ	1982/2012	128,180	$375,262	2.0%	$5,901,459	3.2%	$9,900,000	59.6%
The Centre - 4001 McEwen Road	Farmers Branch, TX	1980/2013	95,192	$591,253	3.2%	$5,486,481	3.0%	$10,000,000	54.9%
4425 W Airport Fwy	Irving, TX	1981/2015	85,212	$558,699	3.0%	$4,632,585	2.5%	$8,400,000	55.1%
Northlake - 2302 Parklake Dr NE	Atlanta, GA	1979/2014	111,223	$147,597	0.8%	$4,089,923	2.2%	$11,800,000	34.7%
Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA	1973/2014	65,158	$578,297	3.1%	$3,357,727	1.8%	$5,880,000	57.1%
12100 Ford Road	Farmers Branch, TX	1979/2012	158,004	$391,528	2.1%	$3,092,380	1.7%	$12,500,000	24.7%
The Centre - 4000N&S McEwen Road	Farmers Branch, TX	1979/2013	46,769	$417,387	2.2%	$2,593,609	1.4%	$6,300,000	41.2%
Total/Wtd. Avg.			2,572,700	$18,648,646	100.0%	$184,545,285	100.0%	$287,750,000	64.1%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the National Office Portfolio Whole Loan principal amount outstanding as of the Cut-off Date.

(3)	There are no release provisions in the National Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

The four largest properties (by NRA) in the National Office Portfolio (collectively making up approximately 56.4% of the National Office Portfolio’s UW NCF) are summarized below:

The 8330 LBJ Freeway property consists of 381,383 SF of Class B office space in two eight- and 12-story office buildings and, as of August 31, 2017, was 85.3% occupied. Built in 1984, the buildings within the property include two common conference rooms, an 85-seat stadium style auditorium, a fitness center and on-site café. The 8330 LBJ Freeway property is located 0.1 miles south of I-635 and 0.2 miles east of I-75. The largest tenant at the 8330 LBJ Freeway property is Trinity Universal Insurance Co, which occupies 84,114 SF (22.1% of the NRA of the 8330 LBJ Freeway property) and comprises 22.0% of the 8330 LBJ Freeway property’s underwritten base rent (3.1% of the National Office Portfolio’s underwritten base rent).

The 13601 Preston Road property consists of a 261,975 SF, midrise office building, and as of August 31, 2017, was 82.0% occupied. Built in 1973, the building is located on the north side of Alpha Road, approximately 550 feet west of Preston Road. The 13601 Preston Road property is located in North Dallas, which is located immediately north of LBJ Freeway between Preston Road and Montfort Drive. The 13601 Preston Road property is located adjacent to the north of the current Dallas Midtown, an over $4 billion redevelopment of the former Valley View Mall and less than one-mile east of the North Dallas Tollway and Galleria Mall. The largest tenant at the 13601 Preston Road property is AT&T, which occupies 13,358 SF (5.1% of the NRA of the 13601 Preston Road property) and comprises 5.9% of the 13601 Preston Road property’s underwritten base rent (0.5% of the National Office Portfolio’s underwritten base rent).

The 101 East Park Boulevard property consists of a 225,445 SF, 13-story office building and, as of August 31, 2017, was 87.1% occupied. Built in 1983, the building is located at the southwest corner of Park Boulevard and Republic Drive in Plano, Collin County, Texas. The largest tenant at the 101 East Park Boulevard property is M. White & Associates, LLC, which occupies 24,896 SF (11% of the NRA of the 101 East Park Boulevard property) and represents 11.2% of the 101 East Park Boulevard property’s underwritten base rent (1.1% of the National Office Portfolio’s underwritten base rent).

The 1750 East Golf Road property consists of a Class B, 12-story office building encompassing 212,212 rentable SF and 244,050 gross SF. Additionally, there is a two-story parking garage at the rear of the 1750 East Golf Road property that contains 295 parking spaces, with an additional 417 surface parking spaces surrounding the improvements. The 1750 East Golf Road property was constructed in 1985 and the 1750 East Golf Road property’s site consists of approximately 357,192 SF or approximately 8.20 acres of land. The 1750 East Golf Road property is located on the north side of East Golf Road, opposite the Woodfield Mall. The 1750 East Golf Road property benefits from its location near the core of the commercial district of Schaumburg and to the city of Chicago, O’Hare International Airport, and the growing industrial, residential, office and retail sectors of the Schaumburg, Rolling Meadows, Elk Grove Village, Hoffman Estates, and Barrington areas. The largest tenant at the 1750 East Golf Road property is Career Education Corporation, which occupies 116,387 SF (54.8% of the NRA of the 1750 East Golf Road property) and comprises 56.4% of the 1750 East Golf Road property’s underwritten base rent (8.8% of the National Office Portfolio’s underwritten base rent).

The following table presents certain information relating to the major leases at the National Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Career Education Corporation	1750 East Golf Road	NR/NR/NR	116,387	4.5%	$3,176,713	8.8%	$27.29	5/31/2020
Trinity Universal Insurance Co(4)	8330 LBJ Freeway	A-/A3/A-	84,114	3.3%	$1,387,881	3.9%	$16.50	6/30/2025
Assurance Agency, Ltd(5)	1750 East Golf Road	NR/NR/NR	63,113	2.5%	$1,716,198	4.8%	$27.19	9/30/2023
Nurtur Health, Inc.(6)	The Centre - 4001 McEwen Road	NR/NR/NR	47,780	1.9%	$788,370	2.2%	$16.50	12/31/2020
Centene Corporation(6)	The Centre - 4000N&S McEwen Road	NR/NR/NR	46,769	1.8%	$748,304	2.1%	$16.00	12/31/2020
Subtotal/Wtd. Avg.			358,163	13.9%	$7,817,466	21.7%	$21.83
Remaining Tenants			1,635,654	63.6%	$28,172,756	78.3%	$17.22
Vacant Space			578,883	22.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,572,700	100.0%	$35,990,222	100.0%	$18.05

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Trinity Universal Insurance Co has a one-time termination option right effective June 30, 2022 with nine months’ notice.

(5)	Assurance Agency, Ltd has a one-time termination option right effective September 30, 2019 with 12 months’ notice and payment of a termination fee.

(6)	Centene Corporation and Nurtur Health, Inc. are affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

The following table presents certain information relating to the lease rollover schedule at the National Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM/Other	51	39,513	1.5%	1.5%	$6.85	$270,677	0.8%	0.8%
2017	109	85,872	3.3%	4.9%	$16.82	$1,444,085	4.0%	4.8%
2018	497	472,242	18.4%	23.2%	$17.17	$8,109,026	22.5%	27.3%
2019	136	237,336	9.2%	32.5%	$16.53	$3,923,323	10.9%	38.2%
2020	129	453,555	17.6%	50.1%	$19.60	$8,888,453	24.7%	62.9%
2021	48	169,035	6.6%	56.7%	$16.28	$2,752,426	7.6%	70.5%
2022	41	125,942	4.9%	61.5%	$18.23	$2,295,525	6.4%	76.9%
2023	16	178,109	6.9%	68.5%	$21.88	$3,897,421	10.8%	87.7%
2024	7	31,737	1.2%	69.7%	$18.26	$579,435	1.6%	89.4%
2025	7	105,069	4.1%	73.8%	$16.72	$1,756,997	4.9%	94.2%
2026	5	11,420	0.4%	74.2%	$20.78	$237,306	0.7%	94.9%
2027	3	29,575	1.1%	75.4%	$24.76	$732,317	2.0%	96.9%
2028 & Beyond	5	54,412	2.1%	77.5%	$20.28	$1,103,231	3.1%	100.0%
Vacant	0	578,883	22.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1,054	2,572,700	100.00%		$18.05	$35,990,222	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The National Office Portfolio Properties are located across the Dallas, Texas MSA (ten properties), the Atlanta, Georgia MSA (five properties), the Phoenix, Arizona MSA (two properties), and the Chicago, Illinois MSA (one property).

Dallas:

There are 10 National Office Portfolio Properties located in the Dallas, Texas MSA totaling 1,605,894 SF (62.4% of total portfolio SF), which generate $11,963,658 in UW NCF (64.2% of total UW NCF). According to the appraisal, the Dallas/Fort Worth office market has an inventory of 359.2 million SF of office space with 705,773 SF of positive absorption. As of second quarter 2017, the Dallas-Fort Worth MSA office market is 85.7% occupied with an average asking rent of $24.64 PSF. The properties are located in several submarkets: LBJ Freeway, Richardson/Plano, Las Colinas, and Mid Cities, which are discussed below.

According to the appraisal, the LBJ Freeway office submarket contains a total inventory of approximately 22.6 million SF of office space across 265 buildings. As of the second quarter 2017, the LBJ Freeway office submarket had a direct vacancy rate of 22.1% and a weighted average rental rate of $21.83 PSF. The Richardson/Plano office submarket contains a total inventory of 40.8 million SF of office space across 1,371 buildings. As of the second quarter of 2017, the Richardson Plano office submarket had a direct vacancy rate of 15.3% and a direct weighted average rental rate of $24.20 PSF. The Las Colinas submarket contains a total inventory of 39.8 million SF of office space across 433 buildings. As of the second quarter of 2017, the Las Colinas office submarket had a direct vacancy rate of 14.5% and a direct weighted average rental rate of $25.03 PSF. The Mid-Cities office submarket contains a total inventory of approximately 40.3 million SF of office space across 2,578 buildings. As of the second quarter 2017, the Mid-Cities office submarket had a direct vacancy rate of 13.3% and a weighted average rental rate of $21.73 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Dallas:

Dallas Office Market and Submarket Overview(1)

Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Las Colinas	39,798,523	433	14.5%	845,749	783,960	$25.03
LBJ Freeway	22,597,412	265	22.1%	0	(34,659)	$21.83
Mid-Cities	40,307,595	2,578	13.3%	752,298	(139,772)	$21.73
Richardson/Plano	40,752,851	1,371	15.3%	866,960	(8,030)	$24.20

(1)	Information is based on the appraisals.

Atlanta:

There are five National Office Portfolio Properties located in the Atlanta, Georgia MSA totaling 490,913 SF (19.1% of total portfolio SF), which generate $3,295,050 in UW NCF (17.7% of total UW NCF). As of the second quarter 2017, the Atlanta office submarket is 88.1% occupied with an average asking rent of $22.71 PSF. Total office inventory in the Atlanta market area amounted to 307,054,764 SF in 16,077 buildings for the same period. Quoted rents in the market are on average $22.71 PSF, and have seen a steady increase since a 10-year low of $18.78 PSF in 2012. In the Atlanta market, there is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

currently 5,273,668 SF of office space under construction. The properties are located in several submarkets: Northlake, South Atlanta, and Northwest Atlanta, which are discussed below.

According to the appraisal, the Northlake office submarket contains a total inventory of approximately 29.8 million SF across 2,308 buildings. As of the second quarter 2017, the Northlake office submarket had a direct vacancy rate of 10.0% and a weighted average rental rate of $18.67 PSF. The South Atlanta office submarket contains a total inventory of 24.7 million SF of office space across 2,560 buildings. As of the second quarter 2017, the South Atlanta office submarket had a direct vacancy rate of 10.3% and a direct weighted average rental rate of $16.70 PSF. The Northwest Atlanta office submarket contains a total inventory of 50.2 million SF of office space across 3,185 buildings. As of the second quarter 2017, the Northwest Atlanta office submarket had a direct vacancy rate of 12.0% and a weighted average rental rate of $21.65 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Atlanta:

Atlanta Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Northlake	29,818,728	2,308	10.0%	319,066	(244,795)	$18.67
Northwest Atlanta	50,157,394	3185	12.0%	762,139	157,831	$21.65
South Atlanta	24,714,942	2,560	10.3%	60,000	224,395	$16.70

(1)	Information is based on the appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the National Office Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM(1)	UW(1)(2)(3)	UW PSF
Gross Potential Rent	$42,129,832	$44,419,786	$42,402,377	$43,350,092	$45,744,828	$17.78
Total Recoveries	$1,053,998	$1,438,663	$1,599,768	$1,768,146	$2,773,638	$1.08
Other Income	$675,665	$835,275	$680,692	$707,505	$707,505	$0.28
Less Vacancy & Credit Loss	($12,422,571)	($12,813,958)	($12,620,315)	($11,220,908)	($10,595,946)	($4.12)
Effective Gross Income	$31,436,924	$33,879,766	$32,062,523	$34,604,835	$38,630,025	$15.02
Total Operating Expenses	$16,957,854	$17,492,296	$17,768,808	$17,986,810	$18,051,854	$7.02
Net Operating Income	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$20,578,171	$8.00
Tenant Improvements	$0	$0	$0	$0	$643,175	$0.25
Leasing Commissions	$0	$0	$0	$0	$643,175	$0.25
Replacement Reserves	$0	$0	$0	$0	$643,175	$0.25
Net Cash Flow	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$18,648,646	$7.25

Occupancy %	66.3%	70.7%	72.1%	75.3%	78.2%
NOI DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.81x
NCF DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.64x
NOI Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	11.2%
NCF Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	10.1%

(1)	The increase in Net Operating Income from 8/31/2017 TTM to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of August 31, 2017.

(3)	UW Total Recoveries represent utility reimbursement due from tenants under their leases. The increase in UW Total Recoveries when compared to the TTM is due to the gross up of vacant spaces on the rent roll. On a net basis, LCF has underwritten reimbursements of approximately $2.25 million, consistent with the TTM Utility Reimbursements of $2.0 million.

(4)	Debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan.

Escrows and Reserves. The National Office Portfolio Whole Loan documents provide for escrows in the amount of $2,076,255 for upfront tax reserves and $337,483 to be collected on a monthly basis. The National Office Portfolio Whole Loan documents also provide for upfront insurance premium reserves of $271,808 and $20,908 to be collected on a monthly basis. At origination, a replacement reserve was established in the amount of $150,000. Throughout the loan term $53,598 per month ($0.02 PSF) will be collected on an ongoing basis. Such reserve is capped at $1,157,715 ($0.45 PSF), however, collections will resume if the reserve is drawn down upon. In addition, every four years the National Office Portfolio Borrower will be required to provide a summary of the capital expenditures for the prior four-year period, and if such expenditures exceeded $0.45 PSF, the National Office Portfolio Borrower will be required to make additional deposits into the replacement reserve during the following 24 months equal to 1/24th of such excess. At origination, $196,044 was collected to complete all deferred maintenance items identified by the engineer. The National Office Portfolio Borrower has covenanted to complete all repairs within 180 days of origination with the exception of the fire/life safety/ADA items which are to be completed within 60 days of origination.

At origination, $7,176,724 ($2.79 PSF) was collected upfront for future TI / LCs in connection with new leases at the National Office Portfolio Properties. If such reserve falls below $3,859,050 ($1.50 PSF), the National Office Portfolio Borrower is required to replenish such reserve at a rate of $0.50 PSF per year ($1,286,350) to the cap of $3,859,050 ($1.50 PSF). The National Office Portfolio Borrower is permitted to use TI/LC reserve funds to renovate vacant space without having a tenant for a cost up to $10 PSF for a cumulative square footage not to exceed the aggregate cap of 150,000 SF during the loan term. At origination, $2,575,793 was collected in connection with outstanding obligations owed by the National Office Portfolio Borrower to tenants and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,901,683 64.1% 1.64x 11.2%

$1,656,704 was collected in connection with free rent owed tenants. Funds will be disbursed based on the schedule within the related National Office Portfolio Properties Loan agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the National Office Portfolio Whole Loan. The National Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Flow Sweep Event (as defined below). On a daily basis, funds on deposit in the lockbox account will be transferred to the National Office Portfolio Borrower’s operating account, provided that during the continuance of a Cash Flow Sweep Event, funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the National Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the National Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the National Office Portfolio Borrower.

A “Cash Flow Sweep Event” will occur if (i) an event of default occurs under the loan documents, (ii) an event of default occurs under the management agreement, or (iii) the debt service coverage ratio falls below 1.15x, based on trailing three-month income (a “DSCR Sweep Event”). A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default, or in regard to clause (ii) above, a replacement manager acceptable to the lender is put in place, or in regard to clause (iii) above, the debt service coverage ratio is in excess of 1.25x for two consecutive quarters.

In the event a DSCR Sweep Event occurs, in lieu of establishing the clearing management account, the National Office Portfolio Borrower may elect to post cash collateral in the sum of $209,000 per month during the DSCR Sweep Event with the lender (such deposit, the “Sweep Event Deposit”), to be held as additional collateral for the National Office Portfolio Whole Loan and applied in accordance with the loan documents; provided that if the National Office Portfolio Borrower makes such election, upon the National Office Portfolio Borrower’s failure to make any monthly Sweep Event Deposit, the National Office Portfolio Borrower will be required to establish the cash management account and the National Office Portfolio will be subject to in-place cash management. Provided that another Cash Flow Sweep Event is not then occurring, upon the date that the DSCR Sweep Event is cured (by the debt service coverage ratio being in excess of 1.25x for two consecutive quarters) the Sweep Event Deposit will be returned in full to the National Office Portfolio Borrower, and provided that no other Cash Flow Sweep Event then exists, any amounts in the cash management account will be returned to the National Office Portfolio Borrower.

Beal Bank Pledge. The National Office Portfolio Properties were collateral under a large corporate facility that Boxer F2, L.P. has with Beal Bank USA, a Nevada Thrift (“Beal Bank”), in the amount of $464,000,000 (the “Beal Bank Facility”). In connection with funding of the National Office Portfolio Whole Loan, each National Office Portfolio Property was released from the Beal Bank Facility and dropped into a newly-formed SPE subsidiary of the Beal Bank Facility borrower. The Beal Bank Facility will continue to provide that the parent of the National Office Portfolio Borrower (i.e. the Beal Bank Facility borrower) will be required to submit any and all distributions received from the National Office Portfolio Whole Loan borrower to Beal Bank, including periodic distributions and net proceeds of any sale or refinancing. These remaining obligations of the parent company are secured by a pledge to Beal Bank of ownership interests in the National Office Portfolio Whole Loan borrower (the “Beal Pledge”). The Beal Pledge does not secure any principal amount or regular payments and may only be foreclosed upon in the event of the failure of the parent to make the required payments of distributions to Beal Bank (the parent is only obligated to make distributions to Beal Bank if it receives distributions from the property owner) or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. The Beal Pledge is subject to an intercreditor agreement with the National Office Portfolio Whole Loan lender, which will permit Beal Bank to foreclose upon the equity in the National Office Portfolio Whole Loan borrower as long as the foreclosing party is Beal Bank or another qualified transferee (provided that Beal Bank or such other qualified transferee has assets (in name or under management or advisement in excess) of $1 billion and capital surplus/equity or market capitalization of at least $400 million). Beal Bank also has additional cure rights beyond the National Office Portfolio Borrower cure periods and consistent with customary intercreditor provisions. Beal Bank has an option to purchase the National Office Portfolio Properties in the event that (i) the National Office Portfolio Whole Loan has been accelerated or (ii) the lender under the National Office Portfolio Whole Loan has received written notice from the National Office Portfolio Borrower that it will no longer perform under the loan. Beal Bank is pre-approved as an assuming National Office Portfolio Borrower pursuant to the National Office Portfolio Whole Loan documents as long as it is a qualified transferee at the time of the assumption (and meets the required net worth and capital surplus/equity or market capitalization test); Beal Bank is otherwise required to satisfy all of the assumption requirements in the National Office Portfolio Whole Loan documents in connection with an exercise of its purchase option for the National Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. In connection with a sale of the properties and assumption of the loan by the purchaser, the loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing, (ii) a maximum combined loan-to-value ratio up to 70%, (iii) a minimum combined net operating income debt yield of 11.12%, (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower, (v) the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C6 certificates or any other securities evidencing an interest in a National Office Portfolio companion loan, and (vi) the execution of an intercreditor agreement acceptable to the lender.

Release of Property. Not permitted.

Release of Parcel. Not permitted.

Terrorism Insurance. The National Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the National Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

31
Britton-Gallagher & Associates 5,268 SF | 7/2025
Optima Management Group, LLC 2,926 SF | MTM
Skirbunt Cahn Skirbunt Ramsey 3,803 SF | 11/2017
Skirbunt Cahn Skirbunt Ramsey 120 SF | MTM
Bulk Trading & Transport 1,940 SF | MTM
Vacant 1,701 SF
30
Britton-Gallagher & Associates 19,855 SF | 7/2025
29
Kohrman Jackson & Krantz, PLL 19,471 SF | 4/2025
28
Kohrman Jackson & Krantz, PLL 4,771 SF | 4/2025
Cleveland Research Company, LLC 8,118 SF | 3/2022
Citymark Capital 4,419 SF | 1/2019
New Heights Research LLC 2,547 SF | 8/2020
27
Cleveland Research Company, LLC 19,855 SF | 3/2022
26
KPMG LLP 19,755 SF | 1/2021
25
Brown Gibbons Lang & Companies 19,855 SF | 10/2025
24
Bellwether Enterprises 19,755 SF | 6/2030
23
Thacker Robinson Zinz, LPA 5,931 SF | 5/2020
Thacker Robinson Zinz, LPA 4,363 SF | 5/2020
Omni Media Cleveland, Inc. 190 SF | 1/2018
Vacant 9,371 SF
22
Lewis Brisbois Bisgaard Smith 16,028 SF | 7/2027
Wolf & Akers, LPA 4,052 SF | 4/2020
21
Baker & Hostetler LLP 19,855 SF | 11/2026
20
Baker & Hostetler LLP 18,951 SF | 11/2026
19
Kohrman Jackson & Krantz, PLL 346 SF | 4/2025
Kushner, Hamed & Grostic 2,920 SF | 4/2023
NFP Structured Settlements 2,689 SF | 8/2022
Bank of the West 1,272 SF | 7/2022
Vacant 4,578 SF
18
Meaden & Moore LLP 19,654 SF | 4/2028
17
Buckingham Doolittle Burroughs 19,270 SF | 4/2028
16
Buckingham Doolittle Burroughs 9,626 SF | 4/2028
Vacant 9,644 SF
15
Grant Thornton LLP 19,200 SF | 4/2023
14
Bank of America 19,247 SF | 4/2026
13
Bank of America 13,570 SF | 4/2026
Roetzel & Andress 293 SF | 2/2026
Vacant 4,875 SF
12
GSA-IRS-BCEB 7,954 SF | 9/2020
Promithia LLC 1,320 SF | 3/2019
Vacant 5,210 SF
11
GenomOncology 7,547 SF | 11/2019
Vacant 285 SF
Cleveland Leadership Center 5,297 SF | 12/2019
Special Counsel, Inc. 3,008 SF | 3/2020
Omni Media Cleveland, Inc. 1,348 SF | 1/2018
Reese & Kwarciak, Co. LPA 1,618 SF | MTM
10
Roetzel & Andress 19,200 SF | 2/2026
9
Schneider Smeltz Spieth Bell 19,078 SF | 2/2028
8
Baker & Hostetler LLP 1,248 SF | 11/2026
Britton-Gallagher & Associates 938 SF | 7/2025
Schneider Smeltz Spieth Bell 4,381 SF | 2/2028
GSA-IRS-BCEB 11,042 SF | 9/2020
GSA-DEA 937 SF | MTM
Vacant 621 SF
7
GSA-DEA 19,200 SF | 3/2019
6
American Heart Association 11,492 SF | 8/2027
American Heart Association 300 SF | 8/2027
Vacant 6,763 SF
5
Mechanical
4
Mechanical
3
Cleveland Metropolitan Bar (Building Auditorium) 12,005 SF | 3/2025
2
Cleveland Metropolitan Bar 18,326 SF | 3/2025
1
Optima Management Group, LLC 4,185 SF | 9/2027
Optima Management Group, LLC 308 SF | MTM
PNC Bank - Branch 3,335 SF | 8/2021
Oasis Urban Cafe 1,714 SF | 3/2022
Xclusive Staffing LLC 1,346 SF | 6/2018
Bldg Conference Room 736 SF | MTM
SC1
Skirbunt Cahn Skirbunt Ramsey 104 SF | 11/2017
Kohrman Jackson & Krantz, PLL 148 SF | MTM
Grant Thornton LLP 88 SF | 4/2023
Brown Gibbons Lang & Companies 144 SF | 10/2025
Vacant 328 SF
SC2
KPMG LLP 160 SF | MTM
Wolf & Akers, LPA 90 SF | 4/2020
Meaden & Moore LLP 107 SF | 4/2028
Britton-Gallagher & Associates 108 SF | 7/2025
Kohrman Jackson & Krantz, PLL 204 SF | 4/2025
SC3
Wolf & Akers, LPA 148 SF | 4/2020
Roetzel & Andress 217 SF | 2/2026
Meaden & Moore LLP 107 SF | 4/2028
Oasis Urban Cafe 157 SF | MTM
Omni Media Cleveland, Inc. 192 SF | 1/2018
Optima Management Group, LLC 218 SF | MTM
Vacant 96 SF
VACANT
BUILDING
MTM
2017 – 2020
2021 – 2022
2023 – 2024
2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

Lake Erie
Burke Lakefront Airport
Lakeland Frwy
Kirtland Park
Cleveland Mem. Shoreway
Marginal Rd.
St. Clair-Superior
Asian Town Center
Innerbelt Frwy
One Cleveland Center
1375 East 9th Street
Cleveland, OH 44114
Campus District
Cleveland State University
The Children's Museum of Cleveland
Cleveland Masonic Performance Arts Ctr.
University Circle 3 miles
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
North Point Tower
Galleria at Erieview
Plain Dealer Plaza
Civic Center
Downtown
The Mall
Money Museum
Cleveland Play House
Playhouse Square
Bonfoey Gallery
Wolstein Center
Public Square
Soldiers' & Sailors' Monument
Warehouse District
Greater Cleveland Aquarium
Cleveland Horseshoe Casino
Quicken Loans Arena
Progressive Field
Gateway District
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
Willow Frwy
RTA RED, GREEN, BLUE LINES
RTA GREEN, BLUE LINES
RTA RED LINE
Cuyahoga River
Proposed Park
CLEVELAND
Industrial Valley
Lutheran Hospital
Ohio City
West Side Market
CUYAHOGA COUNTY
Tremont
Cleveland Hopkins Intl. Airport 10 miles
Lakewood
Euclid
Cleveland Heights
Parma
Strongsville
Mentor
Brunswick
Hudson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	RMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Cleveland, OH 44114
				General Property Type:	Office
Original Balance(1):	$39,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$39,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.7%			Year Built/Renovated:	1983/2010
Loan Purpose:	Refinance			Size:	544,245 SF
Borrower Sponsor:	Mordechai Korf			Cut-off Date Balance per SF(1):	$105
Mortgage Rate:	5.3000%			Maturity Date Balance per SF(1):	$89
Note Date:	11/13/2017			Property Manager:	Optima Management Group LLC (borrower-related)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	12 months
Seasoning:	1 month
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$6,305,292
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield(1):	11.1%
Additional Debt Balance(1):	$18,000,000			UW NOI Debt Yield at Maturity(1):	13.0%
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			UW NCF DSCR(1):	1.85 (IO) 1.50x (P&I)
Reserves(4)				Most Recent NOI(5):	$4,142,020 (8/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(5):	$3,512,342 (12/31/2016)
RE Tax:	$703,193	$175,798	N/A	3rd Most Recent NOI(5):	$2,906,316 (12/31/2015)
Insurance:	$53,325	$8,888	N/A	Most Recent Occupancy(5):	91.4% (11/1/2017)
Replacements:	$0	$6,803	$1,000,000	2nd Most Recent Occupancy(5):	77.9% (12/31/2016)
TI/LC:	$0	$45,354	$4,000,000	3rd Most Recent Occupancy(5):	71.4% (12/31/2015)
Bellwether Lease Termination:	$592,650	$0	N/A	Appraised Value (as of):	$91,700,000 (8/9/2017)
Free Rent Deposit:	$976,668	$0	N/A	Cut-off Date LTV Ratio(1):	62.2%
Unfunded TI/LC:	$2,662,556	$0	N/A	Maturity Date LTV Ratio(1):	52.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,000,000	87.1%	Loan Payoff:	$59,800,251	91.3%
Borrower Equity:	$8,478,097	12.9%	Reserves:	$4,988,392	7.6%
			Closing Costs:	$689,454	1.1%
Total Sources:	$65,478,097	100.0%	Total Uses:	$65,478,097	100.0%

(1)	The One Cleveland Center Mortgage Loan (as defined below) is part of the One Cleveland Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance of $57,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the One Cleveland Center Whole Loan.

(2)	Prior to the open prepayment date of May 6, 2027, the One Cleveland Center Whole Loan can be prepaid with defeasance after the earlier to occur of (i) November 13, 2020 and (ii) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last One Cleveland Center Whole Loan promissory note.

(3)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.

(4)	See “Escrows and Reserves” below for further discussion of reserve information.

(5)	Increases in UW NOI, historical NOI and historical occupancy are a result of the borrower sponsor’s new leasing activity at the One Cleveland Center Property.

The Mortgage Loan. The fourth largest mortgage loan (the “One Cleveland Center Mortgage Loan”) is part of a whole loan (the “One Cleveland Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $57,000,000. The One Cleveland Center Whole Loan is secured by a first priority fee mortgage encumbering a 544,245 SF office property known as One Cleveland Center in Cleveland, Ohio (the “One Cleveland Center Property”). Promissory Note A-1, with an original principal balance of $39,000,000, represents the One Cleveland Center Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Note A-2, with an original principal balance of $18,000,000, is currently held by RMF, or an affiliate thereof, and is expected to be contributed to one of more future securitization transactions or may be otherwise transferred at any time. The One Cleveland Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust. The lender provides no assurances that the non-securitized note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

One Cleveland Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$39,000,000	$39,000,000	UBS 2017-C6	Yes
Note A-2	$18,000,000	$18,000,000	RMF	No
Total	$57,000,000	$57,000,000

The proceeds of the One Cleveland Center Whole Loan, together with borrower equity, were primarily used refinance existing debt on the One Cleveland Center Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Optima 1375 II LLC (the “One Cleveland Center Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Mordechai Korf.

Mordechai Korf is the co-founder of Optima International, a private investment firm that has acquired interest in telecom, oil and gas, manufacturing, and real estate. Optima International started in 1994, and throughout the years has successfully acquired, developed, and divested a number of assets which include Optima Telecom, Optima Petroleum, URS (a GSM mobile phone company), a soda ash plant, a cement factory, Kaolin Query, and multiple real estate assets. Mr. Korf also serves as the chairman and CEO of Optima Specialty Steel, the president and CEO of Georgian American Alloys, a managing member of Optima Ventures, LLC, and the chairman of the board of Felman Trading Europe AG.

The Property. The One Cleveland Center Property is a 31-story, 544,245 SF multi-tenant office building located in Downtown Cleveland, Ohio, within the Cleveland central business district. The One Cleveland Center Property is located on the east side of East 9th Street between Rockwell Avenue and St. Clair Avenue NE. The One Cleveland Center Property was built in 1983 and is situated on 4.1-acre site with an attached seven-story, 1,100 space parking garage. One Cleveland Center Property amenities include a bank branch with ATM, café, dry cleaning service with suite delivery, security, underground connection to the Galleria and the new YMCA, meeting rooms, 300-person auditorium, training and banquet facilities. The building has 17 passenger elevators divided into two banks. The One Cleveland Center Property has two freight elevators and three elevators that connect the parking garage to the building. The parking garage is accessible via St. Clair Avenue and Rockwell Avenue. Since purchasing the One Cleveland Center Property in 2008, the borrower sponsor has invested $15.3 million in capital improvements consisting mainly of lobby renovation and tenant improvements. The tenant base consists of 39 tenants representing national, regional, and local firms. As of November 1, 2017, the One Cleveland Center Property was 91.4% leased.

Major Tenants.

Baker & Hostetler LLP (40,054 SF, 7.4% of NRA, 7.0% of underwritten base rent). Baker & Hostetler LLP (“B&H”) is one of the nation’s largest law firms and represents clients around the globe. The firm was founded in 1916 and has 14 offices located in major markets across the U.S., one of which is located in Cleveland at the One Cleveland Center Property. The firm employs more than 940 partners and associates who operate within five core practice groups: litigation, business, employment, intellectual property, and tax. Within these practice groups, there are several large specialty practices which include antitrust, bankruptcy, healthcare, energy, middle-market mergers and acquisitions, commercial litigation, data privacy and security, patent prosecution, and international tax. B&H has been in occupancy since 2016 and occupies two office suites and one storage space within the One Cleveland Center Property with lease expiration dates of November 30, 2026, with two five-year renewal options and no termination options.

Bank of America (32,817 SF, 6.0% of NRA, 8.3% of underwritten base rent). Bank of America (rated BBB+/Baa1/A by S&P, Moody’s and Fitch) is one of the world‘s largest financial institutions, serving individuals, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company serves approximately 46 million U.S. consumer and small business relationships. It is among the world‘s leading wealth management companies and is a global leader in corporate and investment banking and trading. As of December 31, 2016, Bank of America is headquartered in Charlotte, North Carolina and has a presence in all 50 states and more than 35 countries with reported net income of $17.9 billion. The company currently operates approximately 4,600 retail financial centers and 15,900 ATMs. Bank of America has been in occupancy since 1995 and occupies two suites and within the One Cleveland Center Property, with lease expiration dates of April 30, 2026, with two five-year renewal options remaining. Bank of America has a one-time termination right or a contraction right effective any time after April 30, 2024 by providing six months‘ prior notice and paying a termination fee equal to the unamortized portion of any real estate brokerage fees and commissions and 15 months of free rent.

Cleveland Metropolitan Bar (30,331 SF, 5.6% or NRA, 2.4% of underwritten base rent). Cleveland Metropolitan Bar Association (“CMBA”) is a local, non-profit professional organization dedicated to serving the needs of legal professionals located within the greater Cleveland area. It is a voluntary membership organization, and its members include attorneys, judges, law students, paralegals, and other business professionals. In March 2008, the Cleveland Bar and Cuyahoga County Bar Associations merged to create the unified CMBA. The organization operates as a center for legal professionalism throughout the region and promotes the highest ethical and professional standards. CMBA has been in occupancy since 2014, occupies two mezzanine spaces within the One Cleveland Center Property with lease expiration dates of March 31, 2025, with no renewal options and no termination options.

Buckingham Doolittle Burroughs (28,896 SF, 5.3% of NRA, 6.1% of underwritten base rent). Buckingham Doolittle Burroughs (“BDB”) is a law firm which specializes in business law and is recognized as one of the top business law firms in the region. The firm has served the Akron, Canton, and Cleveland areas since 1913 and has six core practice areas: business, litigation, employment and labor, real estate and construction, health and medicine, and trusts and estates. The firm currently has offices in Akron, Ohio, Canton, Ohio, and Cleveland, Ohio. BDB has been in occupancy since 2003 and occupies two suites within the One Cleveland Center Property, with lease expiration dates of April 30, 2028, with two five-year renewal options and no termination options.

Cleveland Research Company, LLC (27,973 SF, 5.1% of NRA, 6.4% of underwritten base rent). Cleveland Research Company (“CRC”) is an independent equity research firm headquartered in Cleveland, Ohio. CRC was formed by two founders of Midwest Research along with 27 partners that led Midwest Research to the top ranked Regional Research provider for three consecutive years from 2004 through 2006. The firm focuses on four sectors which include more than 150 stocks: consumer, industrial, technology, and healthcare. The firm limits the distribution of its proprietary research and findings to 125 of the largest institutional investors in the U.S. CRC has been in occupancy since 2007, occupies three office suites within the One Cleveland Center Property, with lease expiration dates of March 31, 2022, with two five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

The following table presents certain information relating to the leases at the One Cleveland Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Baker & Hostetler LLP	NR/NR/NR	40,054	7.4%	$660,166	7.0%	$16.48	11/30/2026
Bank of America(3)	A/Baa1/BBB+	32,817	6.0%	$779,404	8.3%	$23.75	4/30/2026
Cleveland Metropolitan Bar	NR/NR/NR	30,331	5.6%	$226,876	2.4%	$7.48	3/31/2025
Buckingham Doolittle Burroughs	NR/NR/NR	28,896	5.3%	$570,696	6.1%	$19.75	4/30/2028
Cleveland Research Company, LLC	NR/NR/NR	27,973	5.1%	$601,399	6.4%	$21.50	3/31/2022
Britton-Gallagher & Associates(4)	NR/NR/NR	26,169	4.8%	$477,337	5.1%	$18.24	7/31/2025
Kohrman Jackson & Krantz, PLL	NR/NR/NR	24,940	4.6%	$488,234	5.2%	$19.58	Various(5)
Schneider Smeltz Spieth Bell	NR/NR/NR	23,459	4.3%	$370,113	3.9%	$15.78	2/29/2028
GSA–DEA Lease #LOH17892	NR/NR/NR	20,137	3.7%	$507,562	5.4%	$25.21	Various(6)
Brown Gibbons Lang & Companies	NR/NR/NR	19,999	3.7%	$378,833	4.0%	$18.94	10/31/2025
Subtotal/Wtd. Avg.		274,775	50.5%	$5,060,620	54.0%	$18.42
Other Tenants		222,833	40.9%	$4,310,931	46.0%	$19.35
Vacant Space		46,637	8.6%	$0	0.0%	$0.00
Total/Wtd. Avg.(7)		544,245	100.0%	$9,371,551	100.0%	$18.83

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Bank of America has a one-time termination right or a contraction right effective any time after April 30, 2024 by providing six months‘ prior notice and paying a termination fee equal to the unamortized portion of any real estate brokerage fees and commissions and 15 months of free rent.

(4)	Britton-Gallagher & Associates has a one-time termination right after August 1, 2022, provided the tenant delivers notice six months prior to the termination date and an early termination fee of $329,006. Britton-Gallagher & Associates subleases 5,268 SF to Gas Natural, Inc. through the term of the prime lease.

(5)	Kohram Jackson & Krantz, PLL’s lease expiration date for the office and storage space is April 30, 2025 and is month-to-month for the 148 SF storage space.

(6)	GSA–DEA’s lease expiration date is March 12, 2019 for the office space and is month-to-month for the 937 SF of storage space. The GSA–DEA lease has a one-time termination right at any time upon delivery of at least 90 days’ notice.

(7)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and tenants’ storage space.

The following table presents certain information relating to the lease rollover schedule at the One Cleveland Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	15	9,574	1.8%	1.8%	$7.97	$76,332	0.8%	0.8%
2017	3	3,907	0.7%	2.5%	$21.90	$85,568	0.9%	1.7%
2018	4	3,076	0.6%	3.0%	$15.88	$48,833	0.5%	2.2%
2019	8	37,783	6.9%	10.0%	$22.63	$854,991	9.1%	11.4%
2020	9	39,135	7.2%	17.2%	$18.93	$740,634	7.9%	19.3%
2021	2	23,090	4.2%	21.4%	$21.59	$498,530	5.3%	24.6%
2022	6	33,648	6.2%	27.6%	$21.18	$712,675	7.6%	32.2%
2023	4	29,540	5.4%	33.0%	$20.39	$602,290	6.4%	38.6%
2024	0	0	0.0%	33.0%	$0.00	$0	0.0%	38.6%
2025	12	101,291	18.6%	51.6%	$15.51	$1,571,280	16.8%	55.4%
2026	8	92,581	17.0%	68.7%	$20.05	$1,856,210	19.8%	75.2%
2027	5	32,005	5.9%	74.5%	$18.81	$602,158	6.4%	81.6%
2028 & Beyond	15	91,978	16.9%	91.4%	$18.72	$1,722,050	18.4%	100.0%
Vacant	0	46,637	8.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	91	544,245	100.0%		$18.83	$9,371,551	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant and occupied storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

The Market. The One Cleveland Center Property is located in Cleveland, Cuyahoga County, Ohio. Cuyahoga County is part of the Cleveland-Elyria metropolitan statistical area (“MSA”). Cleveland is approximately 30 miles northeast of Akron and 60 miles northwest of Youngstown. The 2017 estimated population for the Cleveland MSA was 2.1 million, compared to 11.6 million for the state of Ohio. The greater Cleveland area represents almost 40% of Fortune 500 companies. KeyBank is an American regional bank headquartered in Cleveland. In 2016 KeyBank became the 18th largest US bank by total assets upon the purchase of First Niagara Bank. KeyBank had 1,200 branches, located in 16 states with 20,000 employees. Other major employers include Cleveland Clinic Health System, University Hospitals, US Office Personnel Management, Progressive Insurance, Giant Eagle Inc., and the State of Ohio. Several institutions of higher learning are in the region including Cuyahoga Community College, Cleveland State University, Lorain County Community College and Case Western Reserve University.

The One Cleveland Center Property is located in downtown Cleveland which is an active central business district that serves as a 24-hour community and offers places to live, work and be entertained. It is the seat of Cuyahoga county government and contains many recreational activities and regional attractions. The Global Center for Health Innovation and Cleveland Convention Center is a 14 acre, 1.1 million SF campus in the heart of downtown Cleveland, overlooking Lake Erie. The Global Center for Health Innovation contains a total of 235,000 SF and the adjacent Cleveland Convention Center measures more than 750,000 SF. The Cleveland area is serviced by Cleveland Hopkins which is located approximately 9.0 miles southeast of the central business district which serves over 8.0 million passengers annually. Downtown Cleveland is bounded by Lake Erie to the north, I- 90 to the south and east, and the Cuyahoga River to the west. Primary access to the area include Superior Avenue (US 6), Euclid Avenue (US 20) and Cleveland Memorial Shoreway (SR 2), which provide access to eastern and western suburbs, and US 422, which provides access to the suburbs to the southeast. Ontario Street and East 9th Street are also significant north-south surface routes. These streets extend north/south through the central business district, interconnecting the primary and secondary east/west routes.

According to the appraisal, the One Cleveland Center Property is located within the Cleveland office market and the Downtown Cleveland office submarket. As of second quarter 2017, the Cleveland office market consisted of 7,260 buildings providing approximately 146.3 million SF of office space. The Cleveland office market reported a vacancy rate of 11.0% and asking rents of $17.25 PSF. There were three buildings delivered with positive net absorption of 292,682 SF. The Downtown Cleveland office market consisted of 388 buildings providing approximately 39.3 million SF of office space. The second quarter 2017 vacancy rate was reported at 17.4% with an asking rental rate of $18.71 PSF with positive net absorption of 109,304 SF.

The following table presents recent leasing data at competitive office buildings with respect to the One Cleveland Center Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
One Cleveland Center 1375 East 9th Street Cleveland, OH 44114	1983	544,245(1)	Baker & Hostetler LLP(1)	38,806(1)	April 2016(1)	10.7(1)	$16.68(1)	Mod Gross
200 Public Square 200 Public Square Cleveland, OH	1985	1,242,429	Fox Sports	10,890	October 2015	7.0	$23.25	Base Year
Eaton Center 1111 Superior Avenue Cleveland, OH	1983	700,000	NAV	NAV	NAV	3.0 – 10.0	$11.00 - $21.00	Base Year
Ernst and Young Tower 950 Main Avenue Cleveland, OH	2013	474,321	NAV	NAV	NAV	5.0 - 15.0	$20.00 - $39.35	Base Year
Fifth Third Center 600 Superior Avenue Cleveland, OH	1991	508,397	Fifth Third Center	16,000	July 2017	10.0	$20.00	Base Year
Key Tower 127 Public Square Cleveland, OH	1991	1,321,000	Marshall Dennehey Warner	14,791	March 2017	5.0	$33.00	Base Year
US Bank Centre 1350 Euclid Avenue Cleveland, OH	1990	246,186	NAV	NAV	NAV	3.0 – 5.0	$18.00 - $23.25	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Cleveland Center Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$6,812,072	$6,408,734	$6,706,992	$7,276,009	$10,243,120	$18.82
Total Recoveries	$465,292	$419,288	$607,531	$626,718	$530,617	$0.97
Total Parking Income	$1,773,219	$1,910,449	$2,124,510	$2,394,390	$2,394,390	$4.40
Total Other Income(2)	$132,848	$129,335	$212,116	$269,258	$269,258	$0.49
Less Vacancy & Credit Loss	$0	$0	$0	($50,722)	($868,660)(3)	($1.60)
Effective Gross Income	$9,183,431	$8,867,806	$9,651,149	$10,515,654	$12,568,725	$23.09
Total Operating Expenses	$5,990,883	$5,961,490	$6,138,807	$6,373,635	$6,263,434	$11.51
Net Operating Income(4)	$3,192,547	$2,906,316	$3,512,342	$4,142,020	$6,305,292	$11.59
Capital Expenditures	$0	$0	$0	$0	$81,637	$0.15
TI/LC	$0	$0	$0	$0	$544,245	$1.00
Net Cash Flow	$3,192,547	$2,906,316	$3,512,342	$4,142,020	$5,679,410	$10.44

Occupancy %(4)	72.4%	71.4%	77.9%	83.6%	91.9%(3)
NOI DSCR (P&I)(5)	0.84x	0.77x	0.92x	1.09x	1.66x
NCF DSCR (P&I)(5)	0.84x	0.77x	0.92x	1.09x	1.50x
NOI Debt Yield(5)	5.6%	5.1%	6.2%	7.3%	11.1%
NCF Debt Yield(5)	5.6%	5.1%	6.2%	7.3%	10.0%

(1)	UW Gross Potential Rent includes contractual rent steps through May 2018 totaling $118,036.

(2)	Other Income includes storage income, antenna income, and other miscellaneous income.

(3)	UW Occupancy % is based on underwritten economic vacancy of 8.1%.

(4)	Increases in historical Net Operating Income and Occupancy % are a result of the borrower sponsor’s new leasing activity at the One Cleveland Center Property.

(5)	Debt service coverage ratios and debt yields are based on the One Cleveland Center Whole Loan.

Escrows and Reserves. At origination, the One Cleveland Center Borrower deposited (i) $703,193 into a real estate tax escrow, (ii) $53,325 into an insurance escrow, (iii) $976,668 into a free rent escrow, (iv) $2,662,556 for unfunded TI/LC escrows and (v) $592,650 into the Bellwether lease termination escrow, which represents the One Cleveland Center Borrower’s obligation to Bellwether Enterprises under a newly executed lease for its lease termination fee due under Bellwether Enterprises’ previous lease at a different location. On a monthly basis, the One Cleveland Center Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $175,798, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $8,888, (iii) $45,354 for TI/LC reserves until the December 6, 2024 payment date, and with respect to each payment date thereafter, an amount of $90,708, capped at $4,000,000 and (iv) $6,803 for replacement reserves, capped at $1,000,000.

Lockbox and Cash Management. The One Cleveland Center Whole Loan provides for a hard lockbox and springing cash management. In connection with the origination of the One Cleveland Center Whole Loan, the One Cleveland Center Borrower was required to instruct tenants to deposit rents and other amounts due into the lockbox account. Prior to the occurrence of a Cash Management Trigger Event (as defined below), funds in the lockbox account are transferred to the One Cleveland Center Borrower on each Business Day. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the One Cleveland Center Whole Loan documents. Pursuant to the One Cleveland Center Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Cash Sweep Event (as defined below) period is not in effect, to the One Cleveland Center Borrower, and (b) if a Cash Sweep Event Period is in effect due to the existence of a Critical Tenant Trigger Event (as defined below), to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the One Cleveland Center Borrower’s second late debt service payment in a 12-month period, (iii) any bankruptcy action of the One Cleveland Center Borrower, the guarantor or manager, (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, (v) the funding of a subordinate mezzanine loan or (vi) a Critical Tenant Trigger Event. A Cash Management Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, the One Cleveland Center Borrower makes twelve consecutive monthly debt service payments, in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the One Cleveland Center Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the One Cleveland Center Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, in regard to clause (v) above, the termination of a subordinate mezzanine loan, or in regard to clause (vi) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the One Cleveland Center Borrower, the guarantor or manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the One Cleveland Center Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, the One Cleveland Center Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iii) above, the date the trailing 12-month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1375 East 9th Street Cleveland, OH 44114	Collateral Asset Summary – Loan No. 4 One Cleveland Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$39,000,000 62.2% 1.50x 11.1%

amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, or in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant Trigger Event” will occur (i) upon the earlier of (a) the date on which a Critical Tenant (as defined below) gives notice of its intention to not extend or renew its lease, (b) the date that is on or prior to twelve months prior to the expiration date the Critical Tenant fails to give notice of its election to renew its lease, or (c) the date on which the Critical Tenant is required under its lease to notify the One Cleveland Center Borrower of its election to renew its lease, if Critical Tenant has failed to give such notice, (ii) if an event of default under the Critical Tenant lease exists, (iii) if a bankruptcy action of the Critical Tenant occurs, or (iv) if the Critical Tenant fails to be in physical occupancy of its leased premises or vacates, discontinues its normal business operations of otherwise goes dark. A Critical Tenant Trigger Event will end (a) with respect to clauses (i) (a), (b) or (c) on the date that (1) a Critical Tenant lease extension is executed and delivered by the One Cleveland Center Borrower along with related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred, (b) with respect to clause (ii) above, after a cure of applicable event of default, (c) with respect to clause (iii) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease, (d) with respect to clause (iv) above, on the date the Critical Tenant re-commences its normal business operations for a period of at least 90 days or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant” means Cleveland Research Company, LLC, KPMG or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”)

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space has been paid in full, (iii) the replacement tenant(s) are conducting normal business operations and paying full rent at the related Critical Tenant space, (iv) lender has received a fully executed copy of the lease, an officer’s certificate, and an executed estoppel certificate.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The One Cleveland Center Whole Loan permits certain direct and indirect owners of the One Cleveland Center Borrower, from and after the date that is 60 days after the closing of the UBS 2017-C6 Trust, to obtain mezzanine financing secured by the direct or indirect ownership interests in the One Cleveland Center Borrower upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred or is continuing, (ii) based on the combined outstanding balances, (A) the loan-to-value ratio does not exceed 62.5%, (B) the debt service coverage ratio (calculated as described in the One Cleveland Center Whole Loan documents) is not less than 1.50x, and (C) the debt yield of not less than 10.0%, (iii) the mezzanine loan is a fixed rate loan, (iv) the mezzanine lender enters into an intercreditor agreement acceptable to the lender, and (v) the One Cleveland Center Borrower delivers a rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The One Cleveland Center Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

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Griffin Portfolio

1	Restoration Hardware Distribution	Patterson, CA
2	State Farm Regional HQ	Atlanta, GA
3	North Pointe I	West Chester, OH
4	Corporate Campus at Norterra	Phoenix, AZ
5	CHRISTUS Health HQ	Irving, TX
6	Duke Bridges I	Frisco, TX
7	Wells Fargo Operations Center	Charlotte, NC
8	Ace Hardware HQ	Oak Brook, IL
9	Royal Ridge V	Irving, TX
10	Comcast Regional HQ	Lynnwood, WA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(2):	$36,250,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$36,250,000			Title Vesting(6):	Fee
% of Initial Pool Balance:	5.3%			Year Built/Renovated:	Various
Loan Purpose:	Recapitalization			Size:	3,708,698 SF
Borrower Sponsor:	Griffin Capital Essential Asset REIT Inc.			Cut-off Date Balance per SF(2):	$101
Mortgage Rate:	3.7700%			Maturity Date Balance per SF(2):	$101
Note Date:	9/29/2017			Property Manager:	Griffin Capital Essential Asset Property Management, LLC (borrower-related)
First Payment Date:	11/1/2017
Maturity Date:	10/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (24); YM1 (90); O (6)			UW NOI:	$38,310,729
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.2%
Additional Debt Type(2)(4):	Pari Passu			UW NOI Debt Yield at Maturity(2):	10.2%
Additional Debt Balance(2)(4):	$338,750,000			UW NCF DSCR(2):	2.49x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$36,689,111 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$36,419,432 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$26,778,722 (12/31/2015)
RE Tax:	$930,000	$466,667	N/A	Most Recent Occupancy:	98.4% (Various)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	98.4% (12/31/2016)
Replacements:	$0	Springing	Springing	3rd Most Recent Occupancy:	98.4% (12/31/2015)
TI/LC:	$0	Springing	Springing	Appraised Value (as of)(8):	$610,000,000 (9/21/2017)
T-Mobile Work Reserve:	$3,653,980	$0	N/A	Cut-off Date LTV Ratio(2)(8):	61.5%
Unfunded Obligations Reserve:	$2,003,531	$0	N/A	Maturity Date LTV Ratio(2)(8):	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$375,000,000	100.0%	Return of Equity(9):	$363,553,632	96.9%
			Reserves:	$6,587,511	1.8%
			Closing Costs:	$4,858,857	1.3%
Total Sources:	$375,000,000	100.0%	Total Uses:	$375,000,000	100.0%

(1)	The Griffin Portfolio Whole Loan (as defined below) was originated by Bank of America, N.A. (“BAML”). UBS AG acquired six pari passu notes, with an aggregate original principal balance of $131,250,000, from BAML and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus. Deutsche Bank AG, New York Branch (“DBNY”) subsequently acquired two pari passu notes from UBS AG, with an aggregate original principal balance of $55,000,000.

(2)	The Griffin Portfolio Mortgage Loan (as defined below) is part of the Griffin Portfolio Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate principal balance of $375,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio Whole Loan.

(3)	Partial release and substitution is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “The Properties” and “Escrows and Reserves” below for further discussion of the title to the State Farm Regional HQ Property.

(7)	The 3rd Most Recent NOI includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(8)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 63.3% and 63.3%, respectively.

(9)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor maintains a current cost basis in the Griffin Portfolio Properties (as defined below) of approximately $522.5 million.

The Mortgage Loan. The fifth largest mortgage loan (the “Griffin Portfolio Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio Whole Loan”) with an aggregate original principal balance of $375,000,000. The Griffin Portfolio Whole Loan is secured by the first priority fee mortgage encumbering one industrial and nine office properties located across eight states (the “Griffin Portfolio Properties”). The Griffin Portfolio Whole Loan was originated by BAML and UBS AG acquired, from BAML, six pari passu notes, each as described below, with an aggregate original principal balance of $131,250,000 and DBNY acquired, from UBS AG, two pari passu notes, each as described below, with an aggregate original principal balance of $55,000,000. Promissory Notes A-2-2 and A-2-6, with an aggregate original principal balance of $36,250,000, represent the Griffin Portfolio Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Notes A-2-3 and A-2-5, with an aggregate original principal balance of $40,000,000, were contributed to the UBS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

2017-C5 Trust. The table below summarizes the remaining promissory notes, which are currently held by BAML, DBNY and KeyBank National Association, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Griffin Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Griffin Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$100,000,000	$100,000,000	BANK 2017-BNK8	Yes
Note A-1-2	$96,250,000	$96,250,000	BAML	No
Note A-1-3	$10,000,000	$10,000,000	BANK 2017-BNK8	No
Note A-2-1	$35,000,000	$35,000,000	DBNY	No
Note A-2-2	$30,000,000	$30,000,000	UBS 2017-C6	No
Note A-2-3	$25,000,000	$25,000,000	UBS 2017-C5	No
Note A-2-4	$20,000,000	$20,000,000	DBNY	No
Note A-2-5	$15,000,000	$15,000,000	UBS 2017-C5	No
Note A-2-6	$6,250,000	$6,250,000	UBS 2017-C6	No
Note A-3	$37,500,000	$37,500,000	KeyBank National Association	No
Total	$375,000,000	$375,000,000

The Borrowers and the Borrower Sponsor. The borrowers are WR Griffin Patterson, LLC, The GC Net Lease (Frisco Parkwood) Investors, LLC, The GC Net Lease (West Chester) Investors, LLC, The GC Net Lease (Lynnwood I) Investors, LLC, The GC Net Lease (Phoenix Deer Valley) Investors, LLC, The GC Net Lease (Atlanta Perimeter) Investors, LLC, The GC Net Lease (Charlotte Research) Investors, L.P., The GC Net Lease (Irving Carpenter) Investors, LLC, The GC Net Lease (Oak Brook) Investors, LLC and The GC Net Lease (Irving) Investors, LLC (collectively, the “Griffin Portfolio Borrower”). Each borrowing entity is a single-purpose Delaware limited liability company, with the exception of The GC Net Lease (Charlotte Research) Investors, L.P., which is a Delaware limited partnership, structured to be bankruptcy remote with at least two independent directors. The Griffin Portfolio Borrower is indirectly wholly-owned by the borrower sponsor and nonrecourse carve-out guarantor, Griffin Capital Essential Asset REIT Inc. (the “Griffin Portfolio Guarantor”), of which, no shareholder owns or is permitted to own more than a 9.8% interest therein.

The sponsor of the Griffin Portfolio Guarantor is Griffin Capital Company, LLC (“Griffin”), a privately-held investment asset management firm based in El Segundo, California with approximately $9.5 billion in assets under management, as of June 30, 2017. Founded in 1995, Griffin is led by a team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion. As of June 30, 2017, the Griffin Portfolio Guarantor had total assets of approximately $2.8 billion, a net worth of approximately $1.2 billion and liquidity of approximately $54 million.

The Properties. The Griffin Portfolio Properties are comprised of nine Class A office buildings and one distribution center totaling 3,708,698 SF. The Griffin Portfolio Properties range in size from 87,385 SF to 1,501,387 SF, with an average size of 370,870 SF and were constructed between 1971 and 2015. Located across eight different states and occupied by tenants from a diverse range of industries including insurance, wireless telecommunications, healthcare, and retail, no single property accounts for more than 16.1% of the portfolio underwritten base rent. Investment grade tenants, including State Farm (Moody’s/S&P: Aa1/AA), General Electric Co. (Fitch/Moody’s/S&P: AA-/A1/AA-), and Wells Fargo Bank (Fitch/Moody’s/S&P: AA-/Aa2/AA), account for approximately 44.9% of portfolio NRA and 62.4% of portfolio underwritten base rent. The Griffin Portfolio consists of predominantly mission-critical facilities utilized as either regional or corporate headquarters locations or business essential distribution centers.

The Restoration Hardware Distribution Property is 1,501,387 SF (40.5% of portfolio NRA) distribution center located in Patterson, California, which is 100.0% leased to Restoration Hardware through August 31, 2030. Restoration Hardware (NYSE: RH) sells upscale home and outdoor furnishings, garden products, hardware, bathware, lighting, textiles, and more through approximately 85 retail and outlet stores in the United States and Canada. As of the fiscal year ended January 31, 2017, Restoration Hardware had total revenues of approximately $2.1 billion and net income of $5.4 million. The Restoration Hardware Distribution Property was built-to-suit for Restoration Hardware in 2015, and features cross-dock configuration with 39-foot clear heights. The Restoration Hardware Distribution Property is one of the company’s four furniture fulfillment centers and is strategically located adjacent to I-5 approximately 76 miles southeast of Oakland, within the Central Valley. Restoration Hardware’s lease provides for three five-year renewal options, no termination options and annual rent steps of 2.0%.

The State Farm Regional HQ Property is comprised of two Class A suburban office buildings located in Atlanta, Georgia totaling 584,785 SF (15.8% of portfolio NRA). 64 Perimeter Center consists of a 15-story, 384,575 SF building built and renovated in 1985 and 2012, respectively, and includes a café on the 2nd floor, an entire 15th floor breakroom with market café and 1,146 parking spaces in a six-story garage. 66 Perimeter Center consists of an eight-story, 200,201 SF building built and renovated in 1971 and 2012, respectively, and includes a fitness center on the ground floor and 766 surface parking spaces. State Farm leases 503,201 SF (86.0% of property NRA, 90.6% of property underwritten base rent) at the State Farm Regional HQ Property through December 31, 2023 with annual rent steps of 2.5% and has three five-year renewal options and no termination options. The State Farm Regional HQ Property houses State Farm’s largest concentration of employees in Atlanta and is the primary training site for all regional operations. Additionally, State Farm has invested approximately $60 PSF in their space since 2008.

The State Farm Regional HQ Property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrower in exchange for the fee interest in the State Farm Regional HQ Property and leases the property back to the Griffin Portfolio Borrower at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The lender has obtained a collateral assignment and subordination of the bond lease documents from the Dunwoody Development Authority. The Dunwoody Development Authority has joined the fee interest to the Griffin Portfolio Borrower’s leasehold interest in the State Farm Regional HQ Property as collateral for the Griffin Portfolio Whole Loan. Full unabated taxes were underwritten by the lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

The North Pointe I Property is comprised of two suburban Class A office buildings located in West Chester, Ohio totaling 409,798 SF (11.0% of portfolio NRA). The North Pointe I Property was built-to-suit for General Electric Co. (NYSE: GE) in 2010, and its space is utilized as GE Aviation’s Product Engineering Center and Worldwide Call Center, which houses approximately 1,700 employees and operates 24/7, 365 days a year. General Electric Co. leases 100.0% of the property through March 31, 2020 with annual rent steps of 2.0% and has four five-year renewal options and no termination options. Since 2010, General Electric Co. has invested approximately $15 million ($37 PSF) into the North Pointe I Property beyond the landlord’s provided tenant allowance. The North Pointe I Property provides for 1,715 parking spaces (4.2 spaces per 1,000 SF).

The following tables present certain information relating to the Griffin Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Restoration Hardware Distribution	Patterson, CA	2015/N/A	1,501,387	$5,666,121	$78,000,000	20.8%	$120,000,000	65.0%
State Farm Regional HQ	Atlanta, GA	1971 & 1985/2012	584,785	$7,067,365	$69,461,000	18.5%	$122,000,000	56.9%
North Pointe I	West Chester, OH	2010/N/A	409,798	$4,401,038	$39,650,000	10.6%	$61,000,000	65.0%
Corporate Campus at Norterra	Phoenix, AZ	2000/N/A	232,648	$3,573,164	$39,000,000	10.4%	$60,000,000	65.0%
CHRISTUS Health HQ	Irving, TX	1997/2012	253,340	$3,490,579	$36,198,500	9.7%	$55,690,000	65.0%
Duke Bridges I	Frisco, TX	2005/N/A	158,135	$2,937,681	$27,475,500	7.3%	$42,270,000	65.0%
Wells Fargo Operations Center	Charlotte, NC	1984/2014	155,579	$2,478,560	$26,975,000	7.2%	$41,500,000	65.0%
Ace Hardware HQ	Oak Brook, IL	1974/2012	206,030	$2,463,507	$22,750,000	6.1%	$35,000,000	65.0%
Royal Ridge V	Irving, TX	2004/N/A	119,611	$1,999,560	$21,385,000	5.7%	$32,900,000	65.0%
Comcast Regional HQ	Lynnwood, WA	2007/N/A	87,385	$1,575,427	$14,105,000	3.8%	$21,700,000	65.0%
Total/Wtd. Avg.			3,708,698	$35,653,002	$375,000,000	100.0%	$610,000,000	61.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Griffin Portfolio Whole Loan amount.

(3)	Total Appraised Value and Wtd. Avg. Cut-off Date LTV Ratio are based on the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values is 63.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the leases at the Griffin Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Restoration Hardware(4)	Restoration Hardware Distribution	NR/NR/NR	1,501,387	40.5%	$6,781,152	16.1%	$4.52	8/31/2030
State Farm	State Farm Regional HQ	NR/Aa1/AA	503,201	13.6%	$6,801,718	16.1%	$13.52	12/31/2023
General Electric Co.	North Pointe I	AA-/A1/AA-	409,798	11.0%	$5,151,942	12.2%	$12.57	3/31/2020
CHRISTUS Health	CHRISTUS Health HQ	NR/NR/NR	247,721	6.7%	$5,363,160	12.7%	$21.65	11/30/2024
Cigna Health Care	Corporate Campus at Norterra	BBB+/Baa1/A	232,648	6.3%	$3,941,057	9.3%	$16.94	7/31/2023
Ace Hardware Corporation	Ace Hardware HQ	NR/NR/NR	206,030	5.6%	$2,917,385	6.9%	$14.16	11/30/2024
T-Mobile West(5)	Duke Bridges I	BBB+/Baa1/BBB+	158,135	4.3%	$3,044,099	7.2%	$19.25	4/30/2027
Wells Fargo Bank(6)	Wells Fargo Operations Center	AA-/Aa2/AA	155,579	4.2%	$2,761,527	6.6%	$17.75	1/31/2025
NEC(7)	Royal Ridge V	NR/Baa2/BBB-	119,611	3.2%	$2,990,275	7.1%	$25.00	3/31/2026
Comcast(8)	Comcast Regional HQ	A-/A3/A-	87,385	2.4%	$1,620,118	3.8%	$18.54	7/31/2027
Subtotal/Wtd. Avg.			3,621,495	97.6%	$41,372,433	98.1%	$11.42
Remaining Tenants			15,889	0.4%	$786,371	1.9%	$49.49
Management Office/Fitness Centers			10,281	0.3%	$0	0.0%	$0.00
Vacant Space			61,033	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			3,708,698	100.0%	$42,158,803	100.0%	$11.59

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Restoration Hardware occupies industrial space as a distribution center.

(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.

(6)	Wells Fargo Bank has a one-time option to terminate its lease effective January 31, 2023 with prior written notice no later than April 30, 2022 and a termination fee of approximately $1,491,930.

(7)	NEC has a one-time option to terminate its lease effective March 31, 2024 with at least 12 months’ prior written notice and a termination fee of approximately $2,695,119 and three months of then applicable operating expenses.

(8)	Comcast is entitled to a rent abatement in connection with its recent renewal equal to $262,155, which amount has been fully reserved by the lender. Comcast has a one-time option to terminate its lease effective November 30, 2024 with prior written notice no later than August 31, 2023 and a termination fee equal to five months of base rent and unamortized tenant improvement and leasing commissions and rent abatement costs. Comcast’s termination option will be null and void upon any extension and renewal of its initial lease term.

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	3,233	0.1%	0.1%	$16.65	$53,820	0.1%	0.1%
2019	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.1%
2020(4)	3	412,184	11.1%	11.2%	$12.57	$5,151,942	12.2%	12.3%
2021	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2022	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2023	9	748,505	20.2%	31.4%	$15.27	$11,432,041	27.1%	39.5%
2024	2	453,751	12.2%	43.6%	$18.25	$8,280,544	19.6%	59.1%
2025	1	155,579	4.2%	47.8%	$17.75	$2,761,527	6.6%	65.7%
2026	2	119,611	3.2%	51.0%	$25.36	$3,033,560	7.2%	72.9%
2027	3	245,520	6.6%	57.7%	$19.00	$4,664,217	11.1%	83.9%
2028 & Beyond(5)	3	1,509,282	40.7%	98.4%	$4.52	$6,781,152	16.1%	100.0%
Vacant	0	61,033	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	3,708,698	100.0%		$11.59	$42,158,803	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	2020, 2028 & Beyond and Wtd. Avg. UW Base Rent PSF Rolling exclude vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Includes 2,386 SF of fitness center space for which no rent is collected.

(5)	Includes 7,895 SF of management office and fitness center space for which no rent is collected.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

The Market. The Griffin Portfolio Properties are geographically diverse, located across eight states. One property is located in California (40.5% of NRA), one property is located in Georgia (15.8%) and three properties are located in Texas (14.3%), with no other state representing more than 11.0% of NRA.

The following table presents certain demographic information relating to the Griffin Portfolio Properties:

Demographic Summary(1)
Property Name	Location	Estimated 2017 Population		Estimated 2017 Average Household Income
		3-Mile Radius	5-Mile Radius	3-Mile Radius	5-Mile Radius
Restoration Hardware Distribution	Patterson, CA	21,828	25,727	$70,296	$70,412
State Farm Regional HQ	Atlanta, GA	101,478	253,831	$114,286	$113,591
North Pointe I	West Chester, OH	45,888	130,679	$103,400	$105,841
Corporate Campus at Norterra	Phoenix, AZ	45,028	139,930	$90,117	$84,956
CHRISTUS Health HQ	Irving, TX	95,560	226,747	$88,384	$78,026
Duke Bridges I	Frisco, TX	95,550	275,209	$130,166	$138,479
Wells Fargo Operations Center	Charlotte, NC	83,299	190,359	$63,948	$68,375
Ace Hardware HQ	Oak Brook, IL	72,494	292,527	$127,665	$117,906
Royal Ridge V	Irving, TX	35,357	165,228	$112,173	$99,649
Comcast Regional HQ	Lynnwood, WA	139,202	326,004	$88,748	$93,168

(1)	Information is based on third party market research reports.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(2)	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(3)	N/A	$28,945,010	$40,014,721	$41,038,947	$45,573,634	$12.29
Total Recoveries(4)	N/A	$8,286,631	$12,164,850	$11,783,658	$13,125,514	$3.54
Other Income	N/A	$461,007	$288,903	$256,280	$261,221	$0.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($4,053,927)	($1.09)
Effective Gross Income	N/A	$37,692,649	$52,468,474	$53,078,885	$54,906,442	$14.80
Total Operating Expenses(5)	N/A	$10,913,927	$16,049,042	$16,389,774	$16,595,713	$4.47
Net Operating Income	N/A	$26,778,722	$36,419,432	$36,689,111	$38,310,729	$10.33
Capital Expenditures	N/A	$0	$0	$0	$591,601	$0.16
TI/LC	N/A	$0	$0	$0	$2,066,126	$0.56
Net Cash Flow	N/A	$26,778,722	$36,419,432	$36,689,111	$35,653,002	$9.61

Occupancy %	N/A	98.4%	98.4%	98.4%(6)	93.1%
NOI DSCR(7)	N/A	1.87x	2.54x	2.56x	2.67x
NCF DSCR(7)	N/A	1.87x	2.54x	2.56x	2.49x
NOI Debt Yield(7)	N/A	7.1%	9.7%	9.8%	10.2%
NCF Debt Yield(7)	N/A	7.1%	9.7%	9.8%	9.5%

(1)	2014 financial information is not available as the Griffin Portfolio Sponsor acquired the Griffin Portfolio Properties between 2013 and 2016.

(2)	2015 financial information includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for investment grade tenants, the average base rent over their respective lease terms of $1,589,396 and (ii) vacancy gross up of $1,825,435.

(4)	All leases at the properties are triple net leases, with the exception of NEC and CHRISTUS Health, which have full service gross plus electric leases.

(5)	The State Farm Regional HQ Property is currently subject to a revenue bond lease structure whereby until the Griffin Office & Industrial Borrower exercises its right to repurchase the fee interest from the local development authority, the State Farm Regional HQ Property will benefit from a property tax abatement. UW Operating Expenses are underwritten to the property’s full unabated taxes.

(6)	6/30/2017 TTM Occupancy % is based on the underwritten rent rolls as of September 1, 2017 and November 1, 2017.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Office & Industrial Whole Loan.

Escrows and Reserves. The Griffin Portfolio Borrower deposited in escrow at loan origination (i) $930,000 for taxes, (ii) $3,653,980 for landlord obligations due to T-Mobile and (iii) $2,003,531 for unfunded landlord obligations and is required to escrow monthly (x) 1/12 of the annual estimated tax payments and (y) 1/12 of the annual insurance premiums, provided that such monthly tax and insurance payments will be waived if (a) such taxes and insurance premiums are paid for directly by all tenants and the blanket insurance policies in place are satisfactory to the lender, (b) no event of default has occurred and is continuing and (c) no Debt Yield Sweep Period (as defined below) has occurred and is continuing.

During the continuation of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for replacement reserve escrows (the “Replacement Reserve Account”), and on each monthly payment date, deposit 1/12 of $0.10 PSF per annum of industrial space and 1/12 of $0.20 PSF per annum of office space (the “Monthly Replacement Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Replacement Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

balance of the Replacement Reserve Account is less than the Replacement Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Replacement Reserve Escrow into the Replacement Reserve Account, subject to a cap of one years’ worth of collections (the “Replacement Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Replacement Reserve Account are attributable towards each of the Replacement Reserve DY Sweep Cap and Replacement Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

Upon any tenant electing to exercise early termination or the occurrence of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for tenant improvement and leasing commissions escrows (the “Leasing Reserve Account”). During the continuation of a Debt Yield Sweep Period, on each monthly payment date, the Griffin Portfolio Borrower is required to deposit 1/12 of $0.50 PSF per annum of industrial space and 1/12 of $1.00 PSF per annum of office space (the “Monthly Leasing Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Leasing Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Leasing Reserve Escrow into the Leasing Reserve Account, subject to a cap of one years’ worth of collections (the “Leasing Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Leasing Reserve Account are attributable towards each of the Leasing Reserve DY Sweep Cap and Leasing Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

A “Debt Yield Sweep Period” commences on the first day of the month following the debt yield falling below 7.5% in a calendar quarter and will expire on the last day of the month during which the debt yield equals or exceeds 7.5% in a calendar quarter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio Whole Loan. The Griffin Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Cash Sweep Period (as defined below)). On a daily basis, funds on deposit will be transferred to the Griffin Portfolio Borrower’s operating account, provided that during the continuation of a Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account and be applied on each monthly payment date to pay debt service on the Griffin Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” and fund operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender, together with other amounts incurred by the Griffin Portfolio Borrower in connection with the operation and maintenance of the Griffin Portfolio Properties reasonably approved by the lender, while the remaining deposits will be held as additional security for the Griffin Portfolio Whole Loan (the “Excess Cash Reserve Account”). Upon the commencement of a T-Mobile Sweep Period (as defined below), funds held in the Excess Cash Reserve Account are required to be deposited into the T-Mobile Work Reserve.

A “Cash Sweep Period” will commence upon (i) any period of time during which an event of default is continuing, (ii) a Debt Yield Sweep Period, (iii) a Restoration Hardware Sweep Period (as defined below), (iv) a State Farm Sweep Period (as defined below), or (v) a T-Mobile Sweep Period.

A “Restoration Hardware Sweep Period” will commence upon (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating vacating, or going dark in at least 50% of its space or giving written notice that it intends to do so, (iii) any termination or cancellation of the Restoration Hardware lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets are subject to similar proceedings, and (v) Restoration Hardware failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The Restoration Hardware Sweep Period will expire upon receipt of evidence of each of the following (as applicable): (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) Restoration Hardware has extended or renewed its lease, (iv) Restoration Hardware is no longer insolvent or subject to bankruptcy proceedings, and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clause (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be cured if and when $6.00 PSF is deposited into the Excess Cash Reserve Account.

A “State Farm Sweep Period” will commence upon (i) State Farm being in monetary default under its lease beyond notice and cure periods, (ii) State Farm terminating, vacating, or going dark in at least 50% of its space or gives written notice that it intends to do so, (iii) any termination or cancellation of the State Farm lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets are subject to similar proceedings, and (v) State Farm failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The State Farm Sweep Period will expire upon receipt of evidence showcasing each of the following (as applicable): (i) State Farm has cured all defaults under its lease, (ii) State Farm has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) State Farm has extended or renewed its lease, (iv) State Farm is no longer insolvent or subject to bankruptcy proceedings, and (v) State Farm is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clauses (ii) or (v) above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be cured if and when $35.00 PSF is deposited into the Excess Cash Reserve Account.

A “T-Mobile Sweep Period” will commence upon T-Mobile delivering notice that it is exercising its right to require the Griffin Portfolio Borrower to construct a parking structure for the tenant and will end when sufficient funds have been deposited into the T-Mobile Work Reserve.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the yield maintenance lockout period, the Griffin Portfolio Borrower may obtain the release of one or more of the Griffin Portfolio Properties (individually or collectively, the “Release Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) prior notice is given not less than 30 days and not more than 90 days identifying the Release Property and specifying a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,250,000 61.5% 2.49x 10.2%

date, (iii) the Griffin Portfolio Borrower prepays in an amount equal to the Release Amount (as defined below) with any applicable yield maintenance premium, (iv) after release, each remaining borrower remains a single-purpose entity, (v) the debt yield with respect to the remaining Griffin Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Griffin Portfolio Whole Loan and (b) the debt yield immediately prior to the release, and (vi) simultaneously with the property release, the Griffin Portfolio Borrower conveys fee title of the applicable Release Property to a person other than the Griffin Portfolio Borrower or any of its affiliates pursuant to an arm’s length sale; provided, however, that if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to the applicable Release Property, such that a material adverse effect will result, such Release Property may be released without the requirement of an arm’s length sale, provided that among other conditions (a) the lender receives payment of a release price equal 120% of the Allocated Cut-off Date Balance for the applicable Release Property and (b) the aggregate allocated loan amounts for all Released Properties during the loan term must not exceed $84,375,000.

The “Release Amount” is an amount equal to 110% of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

Substitution. At any time after the earlier of the full disposition of the Griffin Portfolio Mortgage Loan by lender or the second anniversary of the origination date, the Griffin Portfolio Borrower may replace one of more of the Griffin Portfolio Properties (individually or collectively, the “Replaced Property”) with one more or more replacement properties (individually or collectively, the “Replacement Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) each Replaced Property has less than two years remaining on the lease term for such property or the substitution cures a Cash Sweep Period, (iii) the aggregate allocated loan amounts for all Replaced Properties during the loan term does not exceed $84,375,000, (iv) the Griffin Portfolio Borrower gives lender no less than 60 days’ prior written notice of a substitution, (v) the Griffin Portfolio Borrower delivers to lender current appraisals of the Replacement Property and Replaced Property, showcasing that the “as-is” market value of the Replacement Property is equal to or greater than the “as-is” market value of the Replaced Property, (vi) the Replacement Property must have a net operating income (“NOI”) equal to or greater than the NOI of the Replaced Property immediately prior to the substitution, (vii) the Replacement Property must be owned in fee by a newly formed single-purpose bankruptcy remote entity or acceptable “recycled entity” satisfying conditions set forth in the loan agreement, (viii) the Replacement Property must satisfy current environmental and engineering standards and, if it does not, the Griffin Portfolio Borrower is required to deposit 115% of the amount required to fund corrective measures, (ix) the Replacement Property must be Class A office or industrial property, (x) each lease at the Replacement Property must have an average remaining lease term of no less than five years, (xi) the Replacement Property must be leased to a tenant with credit (or whose guarantor under its respective lease has credit) that is equal to or better than the tenant at the Replaced Property, (xii) the Griffin Portfolio Borrower pays a fee of 0.25% of the Allocated Cut-off Date Balance of the Replaced Property, (xiii) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (xiii) receipt of a rating agency confirmation.

Terrorism Insurance. The Griffin Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Griffin Portfolio Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

111 West Jackson
111 West Jackson Boulevard
Chicago, IL 60604
CHICAGO LOOP
Near North Side
West Loop
South Loop
Printers Row
The Institute of Art- Chicago
The Chicago School of Professional Psychology
Reid Murdoch Center
The Westin Chicago River North
Marina City
Chicago River
FRANKLIN-ORLEANS ST. BRIDGE
N. Wabash Ave.
The River Hotel
W. Wacker Dr.
LaSalle-Wacker Building
211 West Wacker
222 North LaSalle
333 Wacker Drive
225 West Wacker
University of Phoenix-Downtown Chicago
77 West Wacker
35 West Wacker
Renaissance Chicago Downtown
E. Wacker Pl.
Hotel Monaco-Chicago
Hard Rock Hotel- Chicago
Chicago Opera Theater
CTA GREEN, PINK LINES
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
BLUE LINE
CTA BROWN/PURPLE LINES
CTA RED LINE
191 North Wacker
150 North Wacker
155 North Wacker
State of Illinois Building
James R. Thompson Ctr./ Atrium Mall
Goodman Theatre
Gene Siskel Film Center
Chicago Theatre
Prudential Plaza
Oriental Theater
Lake/State
Kimpton Hotel Allegro
Chicago Title & Trust Center
W. Randolph St.
Randolph/Wabash
E. Randolph St.
MILLENNIUM
Boeing Headquarters
123 North Wacker
101 North Wacker
110 North Wacker
Cadillac Palace Theatre
City Hall Cook County Building
Richard J. Daley Ctr.
DALEY PLAZA
108 North State Street
Macy's
The Heritage at Millennium Park
Chicago Cultural Center
N. Wacker Dr.
N. Franklin St.
N. Wells St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Michigan Ave.
W. Washington St.
Wash./Dearborn
Wash./State
E. Washington St.
Jay Pritzker Pavilion
Washington/Wells
Burnham Center
Pittsfield Building
Civic Opera House
UBS Tower
Madison Plaza
One North LaSalle
Three First National Plaza
Cloud Gate
W. Madison St.
10 South LaSalle
181 West Madison
Excelon Corp. HQ
Chase Tower
Madison/Wabash
MILLENNIUM PARK
30 South Wacker
1 South Wacker
Deloitte
BM Chicago, Goldman Sachs
1 North Franklin
CTA BLUE LINE
The School of the Art Inst. of Chicago-Sharp Building
Chicago Mercantile Exchange
W. Monroe St.
Monroe/Dearborn
Monroe/State
E. Monroe St.
Pritzker Military Museum & Library
METRA COMMUTER RAIL
South Branch Chicago River
120 South LaSalle
Palmers House
Mid-Continental Plaza
LaSalle Bank Building
Marquette Building
131 South Dearborn
E. Adams St.
Adams/Wabash
Art Institute of Chicago
W. Adams St.
United HQ
Willis (Sears) Tower
W. Quincy St.
Quincy/Wells
The Rookery Building
Federal Plaza
US District Court
Chicago Symphony Center
S. Wacker Dr.
S. Wells St.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Michigan Ave.
MillerCoors
Bank of America Building
UNION STATION
W. Jackson Blvd.
Federal Reserve Bank of Chicago
Chicago Board of Trade Library
Jackson/Dearborn
Jackson/State
DePaul University College of Law
DePaul University
311 South Wacker
175 West Jackson
Chicago Board of Trade
CNA Center
American Academy of Art
Library
Roosevelt University
VAN BUREN
Harold Washington Library Ctr.
Robert Morris University
Auditorium Theatre
290
W. Congress Pkwy.
E. Congress Pkwy.
Midway Intl. Airport 12 miles
Hotel Blake
C33 Gallery
University Center
The Congress Plaza Hotel & Conference Center
USCIS Chicago Field Office
W. Harrison St.
Harrison
Mus. of Contemporary Art
GRANT PARK
METRA COMMUTER RAIL
Spertus Inst. of Jewish Studies
CTA GREEN LINE
E. Balbo Ave.
W. Polk St.
Hilton Chicago
E. 8th St.
Des Plaines
Morton Grove
Skokie
Niles
Evanston
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Schiller Park
Norridge
Uptown
Bensenville
Franklin Park
Elmwood Park
Addison
Northlake
Melrose Park
Oak Park
Elmhurst
Maywood
Near North
Lake Michigan
Hillside
Berwyn
Loop
CHICAGO
Oak Brook
Cicero
Brookfield
Hinsdale
La Grange
Brighton Park
Downers Grove
Chicago Midway Intl. Airport
Darien
Bedford Park
Burr Ridge
Burbank
Oak Lawn
Evergreen Park
Palos Hills
Roseland
Lemont
Palos Heights
Alsip
Orland Park
Blue Island
Riverdale
Goodings Grove
Crestwood
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		Natixis		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		BBB+/AA-/Baa2		Location:	Chicago, IL 60604
				General Property Type:	Office
Original Balance(1):		$30,000,000		Detailed Property Type:	CBD
Cut-off Date Balance(1):		$30,000,000		Title Vesting:	Fee
% of Initial Pool Balance:		4.4%		Year Built/Renovated:	1961/2011-2017
Loan Purpose:		Refinance		Size:	574,878 SF
Borrower Sponsor:		Alfons Melohn		Cut-off Date Balance per SF(1):	$71
Mortgage Rate:		4.7040%		Maturity Date Balance per SF(1):	$71
Note Date:		11/15/2017		Property Manager:	LaSalle Americas (Illinois), L.P.
First Payment Date:		1/5/2018
Maturity Date:		12/5/2027
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		0 months
Prepayment Provisions(2):		LO (24); DEF (92); O (4)		Underwriting and Financial Information
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI(5):	$9,496,209
Additional Debt Type(1)(3):		Pari Passu/Subordinate Debt		UW NOI Debt Yield(1):	23.2%
Additional Debt Balance(1)(3):		$11,000,000/$64,000,000		UW NOI Debt Yield at Maturity(1):	23.2%
Future Debt Permitted (Type):		No (N/A)		UW NCF DSCR(1):	4.37x
Reserves(4)				Most Recent NOI:	$8,006,232 (8/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$8,106,910 (12/31/2016)
RE Tax:	$1,501,023	$300,205	N/A	3rd Most Recent NOI:	$7,440,742 (12/31/2015)
Insurance:	$184,552	$17,454	N/A	Most Recent Occupancy(6):	92.7% (10/31/2017)
Replacements:	$0	$8,144	$390,917	2nd Most Recent Occupancy:	95.3% (12/31/2016)
TI/LC:	$0	$71,860	$3,449,268	3rd Most Recent Occupancy:	91.7% (12/31/2015)
Free Rent:	$1,319,774	$0	N/A	Appraised Value (as of):	$163,000,000 (9/26/2017)
Termination Fee:	$87,500	$0	N/A	Cut-off Date LTV Ratio(1):	25.2%
Initial TI/LC:	$900,000	$0	N/A	Maturity Date LTV Ratio(1):	25.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$105,000,000	100.0%	Loan Payoff:	$81,641,395	77.8%
			Reserves:	$3,992,849	3.8%
			Closing Costs:	$988,908	0.9%
			Return of Equity:	$18,376,847	17.5%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The 111 West Jackson Mortgage Loan (as defined below) is part of the 111 West Jackson Whole Loan (as defined below), which is comprised of two senior pari passu promissory notes with an aggregate original principal balance of $41,000,000 and two subordinate promissory notes with an aggregate original principal balance of $64,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the 111 West Jackson Senior Loan (as defined below), without the 111 West Jackson Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 111 West Jackson Whole Loan are $183, $183, 9.0%, 9.0%, 1.65x, 64.4% and 64.4%, respectively.

(2)

After the lockout period, defeasance in whole, or in part, of the 111 West Jackson Whole Loan, is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes that last 111 West Jackson Whole Loan promissory note to be securitized and (ii) three years after the 111 West Jackson Whole Loan origination date. Open prepayment is permitted on or after September 5, 2027.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. See “Cash Flow Analysis” below for further discussion of historical operating performance.

(6)	Most Recent Occupancy excludes three dark spaces totaling 12,987 SF and for which Extreme Reach, Inc. and SpiderRock EXS LLC are paying rent.

The Mortgage Loan. The sixth largest mortgage loan (the “111 West Jackson Mortgage Loan”) is part of a whole loan (the “111 West Jackson Whole Loan”) evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $41,000,000 (collectively, the “111 West Jackson Senior Loan”) and two subordinate notes with an aggregate original principal balance of $64,000,000 (“Note B-1” and “Note B-2”, collectively, the “111 West Jackson Subordinate Companion Loans”). The 111 West Jackson Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 25-story office tower totaling 574,878 SF located in Chicago, Illinois (the “111 West Jackson Property”). Promissory Note A-2, with an original principal balance of $30,000,000, represents the 111 West Jackson Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Note A-1, with an original principal balance of $11,000,000, is currently held by Natixis, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The 111 West Jackson Whole Loan will initially be serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the respective pooling and servicing agreement of the related future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

111 West Jackson Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$11,000,000	$11,000,000	Natixis	No
Note A-2	$30,000,000	$30,000,000	UBS 2017-C6	No
Note B-1	$34,000,000	$34,000,000	Natixis	No
Note B-2	$30,000,000	$30,000,000	Natixis	Yes
Total	$105,000,000	$105,000,000

(1)	Cumulative Loan Per SF is calculated based on 574,878 SF.

(2)	Based on the “as-is” appraised value of $163.0 million ($284 PSF) as of September 26, 2017 according to the appraisal.

(3)	Based on the UW NOI of $9,496,209.

(4)	Based on the UW NCF of $8,536,163 and the coupon of 4.7040% on Note A-1, Note A-2 and Note B-1 and the coupon of 5.2500% on Note B-2.

(5)	Implied Equity is based on the “as-is” appraised value of $163.0 million, less total debt of $105.0 million.

The 111 West Jackson Whole Loan has a 10-year term and is interest only for the term of the 111 West Jackson Whole Loan. The 111 West Jackson Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 111 West Jackson Whole Loan matures on December 5, 2027. The proceeds of the 111 West Jackson Whole Loan were used to refinance the 111 West Jackson Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is 111 West Jackson Holdings LLC (the “111 West Jackson Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 111 West Jackson Borrower delivered a non-consolidation opinion in connection with the origination of the 111 West Jackson Whole Loan.

The borrower sponsor is Alfons Melohn. Alfons Melohn is the president of Melohn Properties Inc., a large, privately held real estate company that was founded in 1948 and owns over 1,000,000 SF of commercial space, residential properties and freestanding retail projects in the United States.

The Property. The 111 West Jackson Property is a 25-story, 574,878 SF Class B multi-tenant office building located within the central business district of Chicago, Illinois. The property was constructed in 1961 and substantially renovated and repositioned from 2011 through 2017. The borrower sponsor acquired the 111 West Jackson Property in 2013 at a total cost basis of approximately $135.0 million and has since invested $13.7 million (approximately $24 PSF) into capital improvements and tenant improvements and leasing commissions. The recent renovations included the construction of a new fitness center with locker rooms, building conference center, tenant roof deck, bicycle storage room, and a redesigned lobby and common areas. Additional upgrades were also completed to the physical and mechanical systems including a new roof, security and automation system. In 2013, the 111 West Jackson Property received an Energy Star Rating from EPA, which denotes energy efficiency across similar buildings in its class. The 111 West Jackson Property includes 555,073 SF of office space and 19,805 SF of ground floor retail. The 111 West Jackson Property includes several restaurants at street and lobby level including McDonald’s, Market Creations, Muscle Maker Grill, Freshii, a Harris & Harris office, and a sundry store. The 111 West Jackson Property includes an underground, valet parking garage with a capacity of up to 69 vehicles. Additionally, with the LaSalle Street closure, the 111 West Jackson Property was given the right to 80 parking spaces at the adjacent Board of Trade Building.

The repositioning of the 111 West Jackson Property has led to a significant leasing velocity, with tenants attracted by the property’s amenity base, new high-end finishes and location. The 111 West Jackson Property has been successful in attracting a diverse range of tenants, from large multinational full floor users, to small local users. Two of the new full-floor tenants, ThyssenKrupp and Oracle America, are publicly traded companies. Furthermore, a spec suite program had been employed at the 111 West Jackson Property that has drawn in small to medium-size users in the marketplace. Nearly 44,000 SF have been converted to spec suite condition and subsequently leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

As of October 31, 2017, the 111 West Jackson Property was 92.7% leased to 60 tenants. No tenant occupies more than 12.9% of NRA at the 111 West Jackson Property and numerous tenants occupy multiple spaces. Top five tenants account only for 37.6% of NRA and 37.0% of underwritten base rent. The tenant roster includes companies that conduct business in different industries that include business services, financial services, technology, engineering, healthcare, non-profit, insurance, and legal services. National tenants at the 111 West Jackson Property include McDonald’s, Oracle America, ThyssenKrupp, Workday, IBM, Accenture, Extreme Reach, Regus, Loop Capital, Advance Resources and Gorilla.

Major Tenants.

Harris & Harris, LTD. (74,184 SF, 12.9% of NRA, 12.6% of underwritten base rent). Founded in 1968, Harris & Harris, LTD. is a collection agency specializing in the collection of receivables for government agencies, utility services and healthcare facilities.

Loop Capital Markets, LLC (40,161 SF, 7.0% of NRA, 6.7% of underwritten base rent). Loop Capital Markets, LLC is a full-service investment bank, brokerage and investment management firm that provides capital solutions for corporate, governmental and institutional entities across the globe.

Workday, Inc. (36,402 SF, 6.3% of NRA, 6.5% of underwritten base rent). Founded in 2005, Workday, Inc. (“Workday”) provides enterprise cloud applications for finance and human resources worldwide. It provides applications for customers to manage critical business functions to optimize their financial and human capital resources. Workday serves the finance, healthcare, manufacturing, education, and technology industries worldwide. As of November 15, 2017, Workday had a market capitalization of $22.2 billion.

Oracle America, Inc. (35,798 SF, 6.2% of NRA, 6.1% of underwritten base rent). Oracle America, Inc. acquired Responsys Inc. in 2013 and assumed the lease at the 111 West Jackson Property. Responsys Inc. provides on-demand software and professional services primarily in North America, the Asia Pacific, and Europe. The company offers Responsys Interact suite, a software-as-a-service platform that provides marketers with a set of integrated applications to create, execute, optimize, and automate marketing campaigns in various channels, including email, mobile, social, and the Web. Oracle Oracle America, Inc. is owned by Oracle Corporation, which is rated A1/AA-/A+ by Moody’s/S&P/Fitch respectively.

Advanced Resources LLC (29,584 SF, 5.1% of NRA, 5.1% of underwritten base rent). Advanced Resources LLC is a temporary staffing, direct hire placement, and workforce business solutions provider with offices in Chicago, Dallas, and New York. Founded in 1988, the company has placed over 60,000 candidates in HR, technology, non-clinical healthcare, accounting and finance, and office support roles. Advanced Resources is a proven industry leader committed to providing quality service, being one of only four staffing firms throughout the U.S. and Canada to receive both the Best of Staffing® Client and Talent Awards every year since the program’s inception in 2010. The company is headquartered in Chicago at the 11 West Jackson Property. Advanced Group has been recognized by Staffing Industry Analysts (SIA) as one of the largest staffing firms in the United States for 2017. The annual list ranked staffing firms with U.S. staffing revenue of more than $100 million in 2016. Advanced Group made the list reporting $135 million in staffing and talent engagement revenue.

The following table presents certain information relating to the leases at the 111 West Jackson Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Harris & Harris, LTD.	NR/NR/NR	74,184	12.9%	$1,439,153	12.6%	$19.40	12/31/2022(4)
Loop Capital Markets, LLC	NR/NR/NR	40,161	7.0%	$769,083	6.7%	$19.15	4/30/2027(5)
Workday, Inc.	NR/NR/NR	36,402	6.3%	$738,738	6.5%	$20.29	11/30/2022
Oracle America, Inc.	A+/A1/AA-	35,798	6.2%	$703,806	6.1%	$19.66	9/30/2021(6)
Advanced Resources LLC	NR/NR/NR	29,584	5.1%	$585,059	5.1%	$19.78	6/30/2025(7)
Subtotal/Wtd. Avg.		216,129	37.6%	$4,235,838	37.0%	$19.60
Remaining Tenants		316,675	55.1%	$7,217,306	63.0%	$22.79
Vacant Space(8)		42,074	7.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		574,878	100.0%	$11,453,144	100.0%	$21.50

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Harris & Harris, LTD. has a right to terminate its lease with 12 months’ prior written notice effective on December 31, 2020 and the payment of a fee totaling $2,556,872.23 plus 1/6 of the adjustment rent due after the 8th lease year. Harris & Harris, LTD. has one five-year renewal option.

(5)	Loop Capital Markets, LLC has a one- time right to terminate its lease effective January 31, 2024 with notice on or before November 1, 2022 and the payment of a fee totaling $2,564,412.

(6)	Oracle America, Inc. has the one- time option to terminate, upon 12 months’ written notice, effective as of September 30, 2020 and payment of a fee equal to seven months of base rent and adjustment rent for the existing premises and the additional premises, as calculated during what would have been the final year of the term plus all of landlord’s unamortized costs. Oracle America, Inc. has one five-year renewal option.

(7)	Advanced Resources LLC has the right to terminate its lease effective November 30, 2024 in the event that the tenant needs to expand by 3,500-7,000 SF and the landlord cannot accommodate with notice no earlier than 18 months and no later than 14 months. Advanced Resources LLC also has the right to terminate its lease effective November 30, 2024 if the tenant is closing all of its offices in Chicago with 12 months’ written notice and the payment of a fee equal to six months’ rent, unamortized value of landlord’s work, rent abatement and all leasing commissions calculated at 8.0%. Advanced Resources LLC has one five-year renewal option.

(8)	Vacant Space includes three dark spaces totaling 12,987 SF and for which Extreme Reach, Inc. and SpiderRock EXS LLC are paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

The following table presents certain information relating to the lease rollover schedule at the 111 West Jackson Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	4	1,221	0.2%	0.2%	$30.70	$37,486	0.3%	0.3%
2017	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.3%
2018	7	12,539	2.2%	2.4%	$22.76	$285,362	2.5%	2.8%
2019	1	8,775	1.5%	3.9%	$30.00	$263,250	2.3%	5.1%
2020	15	43,177	7.5%	11.4%	$20.96	$904,859	7.9%	13.0%
2021	7	63,901	11.1%	22.5%	$19.90	$1,271,828	11.1%	24.1%
2022	25	202,276	35.2%	57.7%	$21.98	$4,446,578	38.8%	62.9%
2023	5	36,997	6.4%	64.2%	$20.66	$764,410	6.7%	69.6%
2024	0	0	0.0%	64.2%	$0.00	$0	0.0%	69.6%
2025	13	79,472	13.8%	78.0%	$20.87	$1,658,709	14.5%	84.1%
2026	3	18,305	3.2%	81.2%	$22.38	$409,643	3.6%	87.7%
2027	3	41,407	7.2%	88.4%	$20.59	$852,503	7.4%	95.1%
2028 & Beyond(4)	3	24,734	4.3%	92.7%	$22.58	$558,518	4.9%	100.0%
Vacant(5)	0	42,074	7.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	86	574,878	100.0%		$21.50	$11,453,144	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes the office of the building totaling 15,045 SF with $348,420 underwritten rent but the office building is not included in the number of leases.

(5)	Vacant includes three dark spaces totaling 12,987 SF and for which Extreme Reach, Inc. and SpiderRock EXS LLC are paying rent.

The Market. The 111 West Jackson Property is located at the southwest corner of Jackson Boulevard and Clark Street in the Central Loop submarket of Chicago’s central business district. LaSalle Street, which separates the 111 West Jackson Property from the adjacent Chicago Board of Trade Building, was closed between Jackson Boulevard and Van Buren Street to the south and converted to a pedestrian, open-air plaza in 1997. The 111 West Jackson Property has a 30-foot setback from Jackson Boulevard and an adjacent plaza providing unobstructed views in the central business district. The location of the 111 West Jackson Property, at the heart of the Central Loop, is well suited for both suburban commuters and residents of Chicago. Local roadway access is provided by Lake Shore Drive and Michigan Avenue and regional access is provided by the Kennedy Expressway and the Dan Ryan Expressway. Public transportation is provided by the Chicago Transit Authority and Metra, the regional commuter railroad system, which provide access throughout the Chicago central business district and neighboring suburbs. Two major airports are located within close proximity to the 111 West Jackson Property with O’Hare International Airport located approximately 19.0 miles northwest and Midway Airport located approximately 9.4 miles southwest.

According to a third party market report, the 111 West Jackson Property is located in the Central Loop submarket, which contained approximately 47.8 million SF of office space with a vacancy rate of 10.4% and average asking rental rate of $31.62 PSF as of the third quarter of 2017. The Class B submarket contained approximately 22.2 million SF of office space with a vacancy rate of 9.9% and average asking rental rate of $31.46 PSF as of the third quarter of 2017.

The appraisal identified seven competitive properties built between 1878 and 1985 ranging in size from approximately 623,524 to 1.1 million SF. The appraisal’s competitive set reported an average occupancy of approximately 85.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

The following table presents certain information relating to the directly competitive buildings at the 111 West Jackson Property:

Directly Competitive Buildings
Property	Office Area (NRA)	Occupancy	Gross Rent (PSF)(1)
			Low	High
111 West Jackson Property	574,878(2)	92.7%(2)	N/A	N/A
33 West Monroe Street	888,150	90.1%	$35.36	$39.36
55 West Monroe Street	965,500	94.2%	$37.84	$43.09
200 West Monroe Street	649,265	85.1%	$32.00	$35.00
230 West Monroe Street	623,524	78.9%	$32.50	$36.50
190 South LaSalle Street	798,782	88.1%	$36.52	$44.52
200 West Adams Street	683,129	90.1%	$33.49	$39.90
440 South LaSalle Street	1,057,880	75.1%	$36.75	$40.75
Total/Wtd. Avg.(3)	5,666,230	85.9%	$32.00	$44.52

Source: Appraisal

(1)	Total/Wtd. Avg. Gross Rent (PSF) Low and High for the competitive set represent the minimum and maximum asking rent at the directly competitive buildings to the 111 West Jackson Property.

(2)	Information is based on the underwritten rent roll. Occupancy excludes three dark spaces totaling 12,987 SF and for which Extreme Reach, Inc. and SpiderRock EXS LLC are paying rent.

(3)	Total/Wtd. Avg. excludes the 111 West Jackson Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 111 West Jackson Property

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	8/31/2017 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$8,847,776	$9,336,889	$10,661,358	$10,533,078	$12,553,734	$21.84
Total Recoveries	$4,264,166	$5,592,675	$6,392,834	$6,953,841	$7,541,123	$13.12
Other Income(3)	$410,004	$454,068	$388,961	$474,402	$474,402	$0.83
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,100,590)	($1.91)
Effective Gross Income	$13,521,946	$15,383,632	$17,443,153	$17,961,321	$19,468,669	$33.87
Total Operating Expenses	$7,357,229	$7,942,890	$9,336,243	$9,955,089	$9,972,460	$17.35
Net Operating Income	$6,164,717	$7,440,742	$8,106,910	$8,006,232	$9,496,209	$16.52
Capital Expenditures	$0	$0	$0	$0	$97,729	$0.17
TI/LC	$0	$0	$0	$0	$862,317	$1.50
Net Cash Flow	$6,164,717	$7,440,742	$8,106,910	$8,006,232	$8,536,163	$14.85

Occupancy %(4)	89.2%	91.7%	95.3%	96.2%	92.7%
NOI DSCR(5)	3.15x	3.81x	4.15x	4.09x	4.86x
NCF DSCR(5)	3.15x	3.81x	4.15x	4.09x	4.37x
NOI Debt Yield(5)	15.0%	18.1%	19.8%	19.5%	23.2%
NCF Debt Yield(5)	15.0%	18.1%	19.8%	19.5%	20.8%

(1)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. Notable expansions and relocations include Daniels Sharpsmart, Workday, Accenture, IBM, Trading Advantage. The 111 West Jackson Property had rent abatements of approximately $1.6 million, $1.4 million and $1.1 million in 2015, 2016 and 8/31/2017 TTM, respectively. UW NOI does not include a deduction for base rent abatements because base rent abatements for either the underwritten leases do not have any base rent abatements or the remaining abated rent amounts were substantially reserved at origination in the unfunded obligations reserve.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes rent steps through November 1, 2018 of $146,581 and vacancy gross up of $1,100,590, which include $260,340 of rent from dark tenants.

(3)	Other Income includes parking revenue and other miscellaneous income.

(4)	Occupancy % excludes three dark spaces totaling 12,987 SF and for which Extreme Reach, Inc. and SpiderRock EXS LLC are paying rent.

(5)	Debt service coverage ratios and debt yields are based on the 111 West Jackson Senior Loan.

Escrows and Reserves. At origination, the 111 West Jackson Borrower deposited $1,501,023 upfront in escrow for annual real estate taxes, $184,552 upfront in escrow for annual insurance premiums, $1,319,774 for outstanding free rent, $900,000 for initial tenant improvements and leasing commissions, and $87,500 for the termination fee reserve associated with the Loop Capital Markets, LLC lease.

On a monthly basis, the 111 West Jackson Borrower is required to escrow (i) 1/12 of the annual estimated tax payments, which currently equates to $300,205, (ii) 1/12 of the annual estimated insurance payments, which currently equates to $17,454, (iii) $8,144 for replacement reserve and (iv) $71,860 for tenant improvement and leasing commissions (“TI/LC”). The replacement reserve is subject to a cap in an amount of $390,917. If the balance of the replacement reserve falls below $195,459, the 111 West Jackson Borrower is required to escrow $8,144 on a monthly basis until the cap is met. The TI/LC reserve is subject to a cap in an amount of $3,449,268. If the balance of the TI/LC reserve falls below $1,724,634, the 111 West Jackson Borrower is required to escrow $71,860 on a monthly basis until the cap is met.

Lockbox and Cash Management. The 111 West Jackson Whole Loan is structured with a hard lockbox and in place cash management. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 6 111 West Jackson	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 25.2% 4.37x 23.2%

accordance with the 111 West Jackson Whole Loan documents. Following the occurrence of a Cash Sweep Period (as defined below), excess cash will be held as additional collateral for the 111 West Jackson Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Sweep Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the 111 West Jackson Borrower.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default or (ii) the 111 West Jackson Whole Loan debt service coverage ratio falling below 1.15x at the end of any calendar quarter. A Cash Sweep Period will end with respect to clause (ii) above, if for six consecutive months (a) no default or event of default has occurred and continues, (b) no event that would trigger another Cash Sweep Period has occurred, and (c) the 111 West Jackson Whole Loan debt service coverage ratio is at least 1.20x.

Additional Secured Indebtedness (not including trade debts). In addition to the 111 West Jackson Mortgage Loan, the 111 West Jackson Property also secures the other note that comprises the 111 West Jackson Senior Loan, which has a Cut-off Date principal balance of $11,000,000 and the 111 West Jackson Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $64,000,000. Note B-1 is coterminous with the 111 West Jackson Senior Loan and accrues interest at 4.7040% per annum. Note B-2 is coterminous with the 111 West Jackson Senior Loan and accrues interest at 5.2500% per annum. The 111 West Jackson Senior Loan is senior in right of payment to the 111 West Jackson Subordinate Companion Loans. The holders of the 111 West Jackson Senior Loan and the 111 West Jackson Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 111 West Jackson Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 111 West Jackson Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 111 West Jackson Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 111 West Jackson Property. The 111 West Jackson Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement of not less than six months which provides that after the physical loss to the 111 West Jackson Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the 111 West Jackson Property is damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

Harmon Corner
3717 S Las Vegas Blvd
Las Vegas, NV 89109
Las Vegas Strip
LAS VEGAS
NORTH LAS VEGAS
Summerlin
Sunrise Manor
Winchester
Spring Valley
LV Strip
Paradise
Enterprise
HENDERSON
MUDDY MTS.
SPRING MTS.
CLARK COUNTY
Downtown
Nellis Air Force Base
Somerset Shopping Center
Desert Inn Rd.
Las Vegas Convention Center
L.V. CONV. CENTER
TRUMP INTERNATIONAL HOTEL LV
Industrial Rd.
Las Vegas Blvd.
Fashion Show
ENCORE LAS VEGAS
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Twain Ave.
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Paradise Rd.
The Forum Shops at Caesars
THE LINQ
O'Shea's Casino
HOLIDAY INN CLUB LAS VEGAS
RIO HOTEL AND CASINO
GOLD COAST
The Colosseum
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
WESTIN
THE CROMWELL
Flamingo Rd.
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Valley View Blvd.
Fountains at Bellagio
BALLAGIO
PARIS LAS VEGAS
BALLY'S/ PARIS LAS VEGAS
15
Miracle MileShops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
The Shops at Crystals
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
UNLV
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
WYNDHAM GRAND DESERT
ALEXIS PARK
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Frank Sinatra Dr.
Koval Ln.
T-Mobile Arena
Showcase Mall
MGM Shops
NEW YORK NEW YORK
MGM GRAND
EXCALIBUR-LUXOR-MANDALAY BAY TRAM
David Copperfield Theatre
HOOTERS CASINO HOTEL
Tropicana Ave.
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Reno Ave.
Las Vegas Freeway
Titanic
LUXOR HOTEL & CASINO
Las Vegas Blvd. South
Las Vegas Village
Giles St.
Mandalay Place
Hacienda Ave.
Mandalay Bay Theatre
MANDALAY BAY
McCarran International Airport
Proposed Las Vegas Raiders Stadium (Open 2020)
Mandalay Bay Event Center
North Conv. Center
FOUR SEASONS LAS VEGAS
Shark Reef Aquarium at Mandalay Bay
South Convention Center
Russell Rd.
Welcome to Las Vegas Sign

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location:	Las Vegas, NV 89109
				General Property Type:	Mixed Use
Original Balance(1):	$30,000,000			Detailed Property Type:	Retail/Signage
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.4%			Year Built/Renovated:	2012/N/A
Loan Purpose:	Refinance			Size(7):	68,613 SF
Borrower Sponsors:	Brett Torino; Paul C. Kanavos; Steven J. Johnson			Cut-off Date Balance per SF(1):	$2,084
				Maturity Date Balance per SF(1):	$2,084
Mortgage Rate:	4.2500%			Property Manager:	BPS Management Services, LLC (borrower-affiliated)
Note Date	11/8/2017
First Payment Date:	1/6/2018
Maturity Date:	12/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI:	$12,548,382
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	8.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.8%
Additional Debt Balance(1):	$113,000,000			UW NCF DSCR(1):	2.02x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(8):	$12,028,866 (9/30/2017 TTM)
Reserves(3)				2nd Most Recent NOI(8):	$11,061,416 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,728,898 (12/31/2015)
RE Tax:	$56,250	$18,750	N/A	Most Recent Occupancy(9):	100.0% (10/2/2017)
Insurance:	$133,000	$11,083	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2016)
Replacements:	$0	$1,144	N/A	3rd Most Recent Occupancy:	96.1% (12/31/2015)
TI/LC(4):	$0	$8,333	N/A	Appraised Value (as of):	$253,000,000 (6/28/2017)
Free Rent(5):	$333,333	$0	N/A	Cut-off Date LTV Ratio(1):	56.5%
Other(6):	$0	Springing	$1,000,000	Maturity Date LTV Ratio(1):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$143,000,000	100.0%	Loan Payoff(10):	$137,605,253	96.2%
			Reserves:	$522,583	0.4%
			Closing Costs(11):	$1,787,726	1.3%
			Return of Equity:	$3,084,438	2.2%
Total Sources:	$143,000,000	100.0%	Total Uses:	$143,000,000	100.0%

(1)	The Harmon Corner Mortgage Loan (as defined below) is part of the Harmon Corner Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $143,000,000. The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Harmon Corner Whole Loan.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on January 6, 2018. Defeasance is permitted at any time after the earlier of (i) the fourth anniversary of the first payment date of the Harmon Corner Whole Loan or (ii) two years from the closing date of the securitization of the last Harmon Corner Whole Loan promissory note to be securitized.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Harmon Corner Borrower (as defined below) is required to deposit $8,333 monthly into a TI/LC for years 1-4 of the Harmon Corner Whole Loan. For years 5-10, the monthly deposit increases to $29,167.

(5)	At origination of the Harmon Corner Whole Loan, the Harmon Corner Borrower deposited $333,333 into a free rent reserve for Rainforest Café’s rent abatement through December 2018.

(6)	In the event that any of Rainforest Café, Bubba Gump Shrimp Co. or Twin Peaks exercise its respective sales threshold termination option, the Harmon Corner Borrower will be required to deposit $83,333 per month with respect to each such tenant for the 12 months after the exercise of such termination option, subject to a cap of $1,000,000 for each such tenant or until such time as the Harmon Corner Borrower re-leases the applicable space to a replacement tenant reasonably acceptable to the lender.

(7)	The Harmon Corner Property (as defined below) also includes a 60’ high, 306’8” long LED display billboard sign attached to the side of the building. Size and occupancy information does not include the signage.

(8)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily a result of three leases that were executed in late 2016.

(9)	Most Recent Occupancy includes five kiosk spaces that do not have any net rentable area assigned as they occupy space within common areas. One of the five kiosk spaces is currently vacant.

(10)	The most recent prior financing of the Harmon Corner Property (excluding the LED display billboard) was securitized in COMM 2012-CR5 and COMM 2013-LC6.

(11)	Closing Costs include a payment reserve of $562,650.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

The Mortgage Loan. The seventh largest mortgage loan (the “Harmon Corner Mortgage Loan”) is part of a whole loan (the “Harmon Corner Whole Loan”) evidenced by six pari passu promissory notes with an aggregate principal balance of $143,000,000. The Harmon Corner Whole Loan is secured by a first priority fee mortgage encumbering the Harmon Corner Borrower’s interest in a mixed use, anchored retail building with a large digital LED billboard sign located at 3717 Las Vegas Boulevard South (the “Strip”) in Las Vegas, Nevada (the “Harmon Corner Property”). Promissory Note A-1, with an original principal balance of $30,000,000, represents the Harmon Corner Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Notes A-2 and A-4, with an aggregate original principal balance of $35,000,000, are expected to be included in the CCUBS 2017-C1 Trust. Promissory Note A-3, with an original principal balance of $20,800,000, is currently held by Cantor Commercial Real Estate Lending, L.P. (“CCRE”), or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions and may be otherwise transferred at any time. Promissory Notes A-5 and A-6, with an aggregate original principal balance of $57,200,000, are currently held by Citi Real Estate Funding Inc. (“CREFI”), or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions and may be otherwise transferred at any time. The Harmon Corner Whole Loan will be serviced pursuant to the pooling and servicing agreement of the UBS 2017-C6 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Harmon Corner Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS 2017-C6	Yes
Note A-2	$25,000,000	$25,000,000	CCUBS 2017-C1(1)	No
Note A-3	$20,800,000	$20,800,000	CCRE	No
Note A-4	$10,000,000	$10,000,000	CCUBS 2017-C1(1)	No
Note A-5	$30,000,000	$30,000,000	CREFI	No
Note A-6	$27,200,000	$27,200,000	CREFI	No
Total	$143,000,000	$143,000,000

(1)	Promissory Notes A-2 and A-4 are expected to be contributed to the CCUBS 2017-C1 Trust.

The proceeds of the Harmon Corner Whole Loan were used to refinance existing debt, fund reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is BPS Harmon, LLC (the “Harmon Corner Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower sponsors of the Harmon Corner Borrower and the nonrecourse carve-out guarantors, jointly and severally, are Brett Torino, Paul C. Kanavos and Steven J. Johnson (collectively, the “Harmon Corner Borrower Sponsors” or “Harmon Corner Guarantors”). W.P. Carey, Inc. (“W. P. Carey”) also owns a 15% equity interest in the Harmon Corner Borrower.

Brett Torino serves as the CEO and president of Torino Companies. Brett Torino was a multifamily residential developer during the mid-1980s and 1990s across the southwest and over the last 20 years has turned his attention to the Las Vegas Strip, buying his first property in Las Vegas in 1995. Mr. Torino has led the development, construction and sale of commercial, residential and resort properties in California, Colorado, Nevada and Arizona.

Paul Kanavos has been the president of Circle Entertainment Inc. since August 20, 2007. Mr. Kanavos also founded Flag Luxury Properties, LLC in 1996 and serves as its CEO. Mr. Kanavos has developed Ritz-Carlton Hotels in South Beach, Coconut Grove and Jupiter as well as the St. Regis Resort Temenos Anguilla.

Steven J. Johnson is the principal of SJJ Development, LLC. Over the past 35 years, Mr. Johnson has developed in excess of 6.0 million SF of neighborhood shopping centers with a focus on real estate developments for retail tenants such as Walgreens, Barnes & Noble and Marshalls Department Stores. Mr. Johnson, together with a partner, has developed approximately 130 Walgreens locations throughout Arizona, New Mexico, Texas and Nevada including 27 in Las Vegas alone.

W.P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages an investment portfolio of approximately $13.2 billion as of September 2017. As November 15, 2017, W.P. Carey has a market capitalization of approximately $7.62 billion.

The Property. The Harmon Corner Property is located on the east side of the Strip at the intersection of Harmon Avenue in Las Vegas, Nevada. The Harmon Corner Property is located adjacent to Miracle Mile Shops at Planet Hollywood and directly across the Strip from the City Center and Cosmopolitan Hotel. The Harmon Corner Property consists of a 100.0% occupied, three-story retail building totaling 68,613 SF as well as a 60’ high, 306’8” long LED display billboard sign attached to the side of the building.

The Harmon Corner Property is part of a larger development consisting of 110,185 SF retail center and an adjacent 156 space outdoor parking lot. The 19,900 SF ground floor portion of the Walgreens and the parking lot are excluded from the collateral for the Harmon Corner Mortgage Loan. The entire Harmon Corner retail development was constructed by the Harmon Corner Borrower Sponsors in 2012 at a total cost basis of approximately $95.0 million.

As of October 2, 2017, the Harmon Corner Property was 100.0% occupied by 22 tenants, including 10 national tenants. The Harmon Corner Property includes five kiosk spaces that do not have any net rentable area assigned as they occupy space within common areas. One of the five kiosk spaces is currently vacant.

The three largest tenants include Rainforest Café, Bubba Gump Shrimp Co. and Twin Peaks. All three of these tenants’ spaces are located adjacent to two pedestrian sky bridge entrances on the second floor. One sky bridge crosses over Harmon Avenue and the other sky bridge crosses over Las Vegas Boulevard and connects with The Cosmopolitan Hotel and City Center to the west, The Mandarin Oriental, Vdara Hotel and Aria Resort & Casino. The remaining tenants at the Harmon Corner Property are a mix of restaurants, retail shops and specialized uses including a ticket retailer and souvenir shop.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

National tenants, including Walgreens, Twin Peaks, Rainforest Café, Bubba Gump Shrimp Co., Taco Bell Cantina and McDonalds, collectively represent 68.9% of retail rental income and 88.2% of the net rentable area at the Harmon Corner Property.

Since 2014, total reported sales have grown from approximately $35.9 million to approximately $48.0 million as of September 2017, reflecting a compounded annual growth rate of 12.3%. Sales at the Harmon Corner Property are approximately $756 PSF with the top five tenants collectively representing approximately $29.0 million of total sales.

Billboard Signage

The Harmon Corner Property features a digital LED display billboard sign, which measures 60’ in height and 306’8” in width. Constructed in 2012 and most recently renovated in October 2016, the billboard offers approximately 18,400 SF of surface area, which makes it the largest signage available in Las Vegas.

The billboard is operated by Branded Cities Las Vegas, LLC (“Branded Cities”), a digital and media company operating over 2,000 billboards across North America. The Harmon Corner Borrower Sponsors entered into a 10-year license agreement with Branded Cities. Branded Cities collects revenue on advertising contracts, deducts the commission and internal expenses and then pays an effective rent on a monthly basis to the Harmon Corner Borrower.

Top accounts as of YTD August 2017 for the billboard include Glaxo Smith Kline, Live Nation, Wynn and Taco Bell, which collectively account for approximately 35% of total revenue. The billboard sign generated reported sales of $4,299,031 for 2016. As of TTM August 2017, the billboard sign generated reported sales of approximately $4.1 million.

According to Branded Cities, the billboard achieves rates that are similar to properties in Times Square. According to the appraisal, the billboard’s occupancy rate is approximately 86.0%, which exceeds the industry average of 65.0%.

Major Tenants.

Rainforest Café (14,799 SF, 21.6% of NRA, 11.2% of underwritten base rent). Rainforest Café is a rainforest-themed restaurant chain owned by Landry‘s, Inc. of Houston. Each Rainforest Café restaurant is designed to depict some features of a tropical rainforest, including plant growth; mist; waterfalls; and animatronic animals. The first location opened in the Mall of America in Bloomington, Minnesota, on February 3, 1994. In 2000, the Rainforest Café was bought by Landry‘s Restaurants Inc. (“Landry’s”), a company specializing in dining, hospitality, entertainment, and gaming, based in Houston, Texas. Rainforest Café has 21 U.S. locations in 11 states as well as five international locations.

As of September 2017, Rainforest Café reported sales of $6.3 million for the trailing 12-month period.

Rainforest Café executed a 10-year lease in August 2014 for space on the second and third floors at the Harmon Corner Property with a lease expiration of September 30, 2025 and three five-year renewal options. The Rainforest Café lease includes a termination option exercisable any time upon 30 days’ notice in the event that gross sales for any calendar year do not exceed $10 million (or $8 million if the tenant has not opened on Sundays in the applicable year). The tenant is required to give notice within 60 days of such month and pay a termination fee equal to 12 months of future rent and unamortized tenant improvement allowance and leasing commissions.

In addition to the termination payment, the Harmon Corner Whole Loan documents require a monthly cash flow sweep equal to $83,333.33 for the 12 months after the exercise of such notice, up to a cap of $1,000,000 ($67.57 PSF) or until such time the Harmon Corner Borrower re-leases the Rainforest Café space to a replacement tenant reasonably acceptable to lender.

Bubba Gump Shrimp Co. (12,794 SF, 18.6% of NRA, 12.1% of underwritten base rent). Bubba Gump Shrimp Co. is a chain of seafood restaurants which provides a casual dining environment. The first Bubba Gump Shrimp Co. restaurant and market opened in 1996 in Monterey, California and has since grown to 43 locations worldwide including Times Square New York, Universal City Walk Orlando, Victoria’s Peak Hong Kong, Santa Monica Pier, and Pier 39 in San Francisco. Bubba Gump Shrimp Co. is owned by Landry’s, which purchased Bubba Gump Shrimp Co. in 2010.

As of September 2017, Bubba Gump Shrimp Co. reported sales of $10.1 million for the trailing 12-month period.

Bubba Gump Shrimp Co. has been a tenant at the Harmon Corner Property since December 2012. The lease expiration date is December 31, 2022, subject to three five-year renewal options. The Bubba Gump Shrimp Co. lease includes a termination option exercisable any time in the event that gross sales for the trailing 12-month period do not exceed $10 million. The tenant is required to deliver notice within 60 days after such 12-month period and the lease will terminate upon the earlier of the (i) expiration of the 12th full calendar month after notice is given or (ii) the later of (x) the 48th full calendar month of the term and (y) the date that Bubba Gump Shrimp Co. vacates the premises. The tenant is required to pay a termination fee equal to 12 months of future rent or the number of months remaining in the term if there are less than 12 months remaining, which is reduced by the rent paid between the date that the Harmon Corner Borrower receives the notice and the date that the tenant vacates the premises.

In addition to the termination payment, the Harmon Corner Whole Loan documents require a monthly cash flow sweep equal to $83,333.33 for the 12 months after the exercise of such notice, up to a cap of $1,000,000 ($78.16 PSF) or until such time the Harmon Corner Borrower re-leases the Bubba Gump Shrimp Co. space to a replacement tenant reasonably acceptable to lender.

Twin Peaks (11,834 SF, 17.2% of NRA, 15.5% of underwritten base rent). Twin Peaks is a sports bar/restaurant chain serving comfort food across the southern United States. Twin Peaks initially opened two restaurants in Dallas in 2005 and has since expanded to 82 locations in 25 states and one location in Russia. The chain has 35 franchised stores and 45 company stores. Twin Peaks has a lease expiration date of March 31, 2023 and two five-year renewal options.

As of September 2017, Twin Peaks reported sales of $11.3 million for the trailing 18-month period.

The Twin Peaks lease includes a termination option exercisable any time after October 1, 2017, in the event that gross sales for the trailing 18-month period do not exceed $12 million. The tenant is required to deliver notice within 60 days after such 18-month period and the lease will terminate upon the expiration of the 12th full calendar month after notice is given. The earliest effective date of such termination option would be October 1, 2018. In the event that Twin Peaks exercises such option, Twin Peaks is required to pay a termination payment equal to (i) the minimum base rent for the following 12

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

months after the termination effective date, plus (ii) the unamortized amount of the tenant improvement allowance and leasing commission paid by the Harmon Corner Borrower with respect to such lease, assuming annual straight-line amortization over the initial lease term.

In addition to the termination payment, the Harmon Corner Whole Loan documents require a monthly cash flow sweep equal to $83,333.33 for the 12 months after the exercise of such notice, up to a cap of $1,000,000 ($84.50 PSF) or until such time the Harmon Corner Borrower re-leases the Twin Peaks space to a replacement tenant reasonably acceptable to lender.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody‘s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Rainforest Café	NR/NR/NR	14,799	21.6%	$1,224,700	11.2%	$82.76	9/30/2025(2)
Bubba Gump Shrimp Co.	NR/NR/NR	12,794	18.6%	$1,318,936	12.1%	$103.09	12/31/2022(3)
Twin Peaks	NR/NR/NR	11,834	17.2%	$1,691,655	15.5%	$142.95	3/31/2023(4)
Subtotal/Wtd. Avg.		39,427	57.5%	$4,235,291	38.7%	$107.42
Other Tenants(5)		29,186	42.5%	$6,701,143	61.3%	$229.60
Vacant(5)		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		68,613	100.0%	$10,936,435	100.0%	$159.39

(1)	Information is based on the underwritten rent roll dated October 2, 2017. Annual UW Base Rent includes rent steps through October 31, 2018.

(2)	Rainforest Café has three five-year renewal options and an ongoing termination option, subject to a lease termination payment, if gross sales for any calendar year do not exceed $10.0 million (or $8.0 million if the tenant has not opened on Sundays in the applicable year). As of September 2017, Rainforest Café reported sales of $6.3 million for the trailing 12-month period.

(3)	Bubba Gump Shrimp Co. has three five-year renewal options and an ongoing termination option, subject to a lease termination payment, if gross sales for any 12 months do not exceed $10.0 million. As of September 2017, Bubba Gump Shrimp Co. reported sales of $10.1 million for the trailing 12-month period.

(4)	Twin Peaks has two five-year renewal options and an ongoing termination option, subject to a lease termination payment, if gross sales for any 18 months do not exceed $12.0 million. As of September 2017, Twin Peaks reported sales of $11.3 million for the trailing 18-month period.

(5)	Other Tenants includes five kiosk spaces that do not have any net rentable area assigned as they occupy space within common areas. One of the five kiosk spaces is currently vacant. The four occupied kiosk spaces represent approximately $681,000 of Annual UW Base Rent.

The following table presents certain information relating to the lease rollover schedule at the Harmon Corner Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017(4)	2	0	0.0%	0.0%	$0.00	$300,000	2.7%	2.7%
2018(4)	1	0	0.0%	0.0%	$0.00	$156,000	1.4%	4.2%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	4.2%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	4.2%
2021	1	1,402	2.0%	2.0%	$238.36	$334,180	3.1%	7.2%
2022(4)	10	24,469	35.7%	37.7%	$178.82	$4,375,538	40.0%	47.2%
2023	2	11,834	17.2%	55.0%	$142.95	$1,691,655	15.5%	62.7%
2024	3	3,092	4.5%	59.5%	$298.49	$922,945	8.4%	71.1%
2025	2	14,799	21.6%	81.0%	$82.76	$1,224,700	11.2%	82.3%
2026	4	8,286	12.1%	93.1%	$154.11	$1,276,917	11.7%	94.0%
2027	1	698	1.0%	94.1%	$250.00	$174,500	1.6%	95.6%
2028 & Beyond	2	4,033	5.9%	100.0%	$119.02	$480,000	4.4%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	28	68,613	100.0%		$159.39	$10,936,435	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the October 2, 2017 rent roll. UW Base Rent includes five kiosk spaces that do not have any net rentable area assigned to it as it occupies space within common areas. One of the five kiosks is currently vacant.

(4)

Tenants expiring in 2017, 2018 and 2022 include four kiosk tenants, which do not have any rentable area assigned as they occupy space within common areas of the Harmon Corner Property. The four occupied kiosk spaces represent approximately $681,000 of Annual UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

The Market. The Harmon Corner Property is located along the central portion of the Las Vegas Strip Resort Corridor, which consists of well-established resort casino-hotels, business hotels, apartment complexes, commercial retail buildings, a super-regional mall and industrial buildings. The immediate area surrounding the Harmon Corner Property features The Shops at Crystal, Planet Hollywood Resort and Casino, the Bellagio Hotel and Casino and The Cosmopolitan of Las Vegas. The primary economic drivers in Las Vegas are tourism and gaming, which in turn, support the service industries, especially retail and dining.

Visitor volumes in the Las Vegas region have been on an increasing trend since the decline in 2008 and 2009. Visitors hit record numbers in 2014 (surpassing 40 million people for the first time) and have continued to increase, reaching an all-time high of 42.9 million people in 2016. According to the appraisal, visitors stay an average of 3.4 nights per trip and spend, on average, $157 on shopping and $318 on dining and drinks.

According to the appraisal, vehicular traffic along Las Vegas Boulevard averages approximately 63,000 per day, which equates to approximately 23.0 million per year. In addition, the appraisal estimated that pedestrian traffic counts along Las Vegas Boulevard average 40,000 to 60,000 per day, which equates to approximately 20.0 million per year.

The appraisal concluded market rent for the first, second and third floor suite were $150 PSF, $220 PSF, and $100 PSF, respectively, which are in line with rents at the Harmon Corner Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harmon Corner Property:

Cash Flow Analysis
	2014	2015	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,398,676	$8,090,712	$8,827,053	$9,914,584	$11,086,435	$161.58
Total Recoveries	$1,410,413	$1,385,273	$1,564,405	$1,628,751	$1,780,665	$25.95
Billboard Income	$1,871,381	$1,599,519	$2,891,023	$3,005,780	$3,005,780	NAP
Other Income	$81,083	$71,037	$80,226	$82,384	$82,384	$1.20
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($570,072)	($8.31)
Effective Gross Income	$11,761,553	$11,146,541	$13,362,707	$14,631,499	$15,385,192	$224.23
Total Operating Expenses	$2,400,392	$2,417,643	$2,301,291	$2,602,633	$2,836,810	$41.35
Net Operating Income	$9,361,161	$8,728,898	$11,061,416	$12,028,866	$12,548,382	$182.89
Capital Expenditures	$0	$0	$0	$0	$13,723	$0.20
TI/LC	$0	$0	$0	$0	$102,920	$1.50
Net Cash Flow(3)	$9,361,161	$8,728,898	$11,061,416	$12,028,866	$12,431,740	$181.19

Occupancy %	97.2%	96.1%	99.0%	100.0%	96.4%
NOI DSCR(4)	1.52x	1.42x	1.80x	1.95x	2.04x
NCF DSCR(4)	1.52x	1.42x	1.80x	1.95x	2.02x
NOI Debt Yield(4)	6.5%	6.1%	7.7%	8.4%	8.8%
NCF Debt Yield(4)	6.5%	6.1%	7.7%	8.4%	8.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll and includes rent steps ($271,625) through October 31, 2018.

(2)	UW Vacancy represents 4.4% of Gross Potential Rent and Total Recoveries, which is greater than the appraiser’s vacancy conclusion of 3.0%.

(3)	The increase from 2016 Net Cash Flow to 9/30/2017 TTM Net Cash Flow is primarily a result of three leases that were executed in late 2016.

(4)	Debt service coverage ratios and debt yields are based on the Harmon Corner Whole Loan.

Escrows and Reserves. The Harmon Corner Borrower deposited (i) $56,250 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, (ii) $133,000 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums, (iii) $333,333 upfront for free rent associated with Rainforest Café. The Harmon Corner Borrower is required to escrow (i) an ongoing monthly replacement reserve of approximately $1,144 and (ii) an ongoing monthly TI/LC reserve of approximately $8,333, which amount is required to increase to $29,167 beginning on the payment date in January 2022.

In addition to any termination payments collected by the Harmon Corner Borrower, in the event that any of Rainforest Café, Bubba Gump Shrimp Co. or Twin Peaks exercise its respective sales threshold termination option, the Harmon Corner Borrower will be required to deposit $83,333 per month with respect to each such tenant for the 12 months after the exercise of such termination option until such time that (a) a lease with a replacement tenant is executed on terms reasonably acceptable to lender or (b) $1,000,000 is accumulated in the Bubba Gump Shrimp Co./Twin Peaks/Rainforest Café Rollover Reserve Account (as defined in the Harmon Corner Whole Loan documents). The $1,000,000 cap on collections applies separately to Rainforest Café, Bubba Gump Shrimp Co. and Twin Peaks.

Lockbox and Cash Management. The Harmon Corner Whole Loan is structured with a hard lockbox and in place cash management. The Harmon Corner Borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the Harmon Corner Whole Loan documents with any excess amounts remaining in this account returned to the borrower in accordance with the Harmon Corner Whole Loan documents, unless a Cash Trap Period (as defined below) is continuing.

A “Cash Trap Period” occurs when all excess cash will be swept into a lender controlled account during the occurrence of (a) a Lease Sweep Period (as defined below) or (b) any event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3717 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 7 Harmon Corner	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.02x 8.8%

A “Lease Sweep Period” occurs if as of such payment date, the gross potential rents from the Lease Sweep Leases (as defined below), when aggregated, exceeds 20% of the gross potential rents of the Harmon Corner Property (exclusive of revenues attributable to the billboard sign). The Lease Sweep Period will end upon the earlier to occur of (i) $4,200,000 accumulating in the TI/LC reserve account, inclusive of amounts then in the account, or (ii) a Lease Sweep Tenant Leasing Event (as defined below) which results in the gross potential rents from the Lease Sweep Leases, when aggregated, falling below 20% of the gross potential rents of the Harmon Corner Property (exclusive of revenues attributable to the billboard sign).

A “Lease Sweep Lease” is, as of any given payment date, any lease that is due to expire or terminate within the 12-month period following such payment date (provided that any such lease will continue to be deemed a Lease Sweep Lease until such time as a Lease Sweep Tenant Leasing Event will have occurred with respect to such lease).

A “Lease Sweep Tenant Leasing Event” occurs if the lender is in receipt of evidence that a renewal or replacement tenant(s) satisfactory to the lender in its reasonable discretion has entered into a lease(s) for the space demised to the applicable tenant(s) causing such Lease Sweep Period.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Harmon Corner Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

1-99 Railroad

TRADER JOE'S
Bank of America

1101-1105 South California

Genova
BBVA Compass

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

Briones Regional Park
Acalanes Open Space
BART
680
Ygnacio Valley Rd
Ygnacio Valley Shopping Ctr.
John Muir Medical Ctr.
Happy Valley Rd
San Francisco 18 miles
Walnut Creek
DOWNTOWN WALNUT CREEK
Broadway Plaza
Shell Ridge Open Space
24
LAFAYETTE
Lafayette
La Fiesta Square
Kaiser Permanente Walnut Creek Medical Ctr.
N. Gate Rd
St. Mary's Rd
Olympic Blvd
Lafayette Reservoir
Lafayette Reservoir Recr. Area
Rossmoor Shopping Center
Rudgear Rd
Lafayette Community Center
Del Valle Theatre
Sugarloaf Open Space
Diablo Foothills Regional Park
Orinda
Rheem Blvd
Lafayette Community Park
Rossmoor
Livorna Rd
Rheem Theater
Rossmoor Golf Course
Rheem Valley Shopping Center
Roundhill Golf and Country Club
Alamo
CONTRA COSTA COUNTY
Moraga Rd
Stone Valley Rd
Alamo Plaza Shopping Center
Moraga Way
Miramont High School
St. Mary's College
Moraga Country Club
Diablo Country Club
Moraga Shopping Center
Las Trampas Peak
Danville Rd
Pineburst Rd
Moraga
Green Valley Shopping Center
Redwood Regional Park
Danville
The Livery Shopping Center
San Jose 40 miles

Sacramento
San Francisco
San Jose
CALIFORNIA
Los Angeles
San Diego

Lotz Retail Portfolio

1	1-99 Railroad	Danville, CA
2	1101-1105 South California	Walnut Creek, CA
3	145 Hartz	Danville, CA
4	3184 Airway Bldg	Costa Mesa, CA

SANTA ANA
Bristol Center
Segerstrom Center for the Arts
Segerstrom Stage
The Westin South Coast Plaza
South Coast Plaza
Experian
Metro Pointe at South Coast
The MET
San Diego Fwy
405
Costa Mesa Fwy
MacArthur Blvd.
Mazda North America
Alton Pkwy
The District
Barranca Pkwy
261
Warner Ave.
Harvard Ave.
KOLL BUSINESS CENTER
IRVINE BUSINESS COMPLEX
The Square
Main St
Von Karman Ave.
Jamboree Rd.
Bill Barber Memorial Park
Westpark Plaza Shopping Center
Culver Dr.
LAX 35 miles
PBS SoCal
Hilton Orange Co./ Costa Mesa
MAIN PLAZA
IRVINE
Baker St.
73
55
Red Hill Ave.
John Wayne Orange County Airport
Harvard Place
Main St
Yale Loop
Costa Mesa
Lyon Air Museum
The Irvine Museum Collection
Michelson Dr.
Western Digital
OC Fair & Event Center
Campus Dr.
ORANGE COUNTY
Yale Loop
Santa Ana Country Club
Jazz Semiconductor
Rancho San Joaquin Golf Course
Newport Beach Golf Course
Harvard Ave.
University Dr.
Google
William R. Mason Regional Park
Newport Beach
Irvine Ave.
Santa Ana Ave.
Anteater Ballpark
The Chicago School of Professional Psychology
Concordia University-Irvine
Upper Newport Bay
University Dr.
UNIVERSITY RESEARCH PARK
Bren Events Center
University Center
University of California - Irvine
Turtle Rock Dr.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	RMF			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, CA
				General Property Type:	Various
Original Balance:	$29,000,000			Detailed Property Type:	Various
Cut-off Date Balance:	$28,931,291			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	77,469 SF
Borrower Sponsors:	John M. Lotz; Kimberly Lotz			Cut-off Date Balance per SF:	$373
Mortgage Rate:	4.7900%			Maturity Date Balance per SF:	$306
Note Date:	10/6/2017			Property Manager:	Galileo Capri Management, LLC (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(2):	$3,039,491
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.62x
Additional Debt Balance:	N/A			Most Recent NOI:	$3,111,274 (9/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,957,884 (12/31/2016)
Reserves(1)				3rd Most Recent NOI:	$2,710,043 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.5% (10/4/2017)
RE Tax:	$105,651	$25,155	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$42,254	$5,030	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2015)
Replacements:	$0	$928	$44,533	Appraised Value (as of):	$73,020,000 (Various)
TI/LC:	$0	$6,839	$328,285	Cut-off Date LTV Ratio:	39.6%
Environmental Escrow:	$115,000	$0	N/A	Maturity Date LTV Ratio:	32.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,000,000	100.0%	Loan Payoff:	$16,757,127	57.8%
			Reserves:	$262,905	0.9%
			Closing Costs:	$740,847	2.6%
			Return of Equity:	$11,239,121	38.8%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI reflects rent steps through September 30, 2018 totaling $87,740.

The Mortgage Loan. The eighth largest mortgage loan (the “Lotz Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,000,000 secured by a first priority fee mortgage encumbering three retail properties and one industrial property located in Danville, Walnut Creek and Costa Mesa, California (collectively, the “Lotz Retail Portfolio Properties”). The proceeds of the Lotz Retail Portfolio Mortgage Loan were primarily used to refinance existing debt on the Lotz Retail Portfolio Properties, pay closing costs, fund reserves and return equity to the borrower sponsors.

The Borrowers and the Borrower Sponsors. The borrowers are Danville Square, LLC, South Cali, LLC, 3184GH, LLC and 145 Hartz, LLC which are all Delaware limited liability companies (individually and/or collectively, the “Lotz Retail Portfolio Borrowers”). The Lotz Retail Portfolio Borrowers are each ultimately 50% owned by John M. Lotz, the managing member and Kimberly Lotz. The Lotz Retail Portfolio Borrowers each have one independent director. Legal counsel to the Lotz Retail Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Lotz Retail Portfolio Mortgage Loan. John M. Lotz and Kimberly Lotz are the borrower sponsors and non-recourse guarantors for the Lotz Retail Portfolio Mortgage Loan.

John M. Lotz has over 20 years of experience in owning and managing commercial real estate assets. In his current role as principal and managing member of Galileo Capri Family of Companies, Mr. Lotz has been primarily responsible for approximately $3.0 million annually in real estate lease transactions, over $60 million in real estate purchase and sale transactions, and over $30 million real estate financing transactions. According to the August 2017 real estate owned schedule, the sponsors each reported 50% ownership in six properties totaling 116,833 SF, having an aggregate value of approximately $70.6 million and includes the Lotz Retail Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

The Properties. The following table represents each property comprising the Lotz Retail Portfolio Properties by descending Allocated Cut-Off Date Loan Amount.

Lotz Retail Portfolio Properties Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	SF	Allocated Cut-off Date Loan Amount Per SF	Year Built/ Renovated	Occupancy	Appraised Value	UW NCF DSCR	Cut-off Date LTV Ratio
1-99 Railroad	$22,147,402	76.6%	56,633	$391	1953, 2004, 2008/N/A	96.6%	$52,000,000	1.62x	42.6%
1101-1105 South California	$4,589,101	15.9%	8,495	$540	1970/N/A	100.0%	$10,200,000	1.62x	45.0%
145 Hartz	$1,496,446	5.2%	4,091	$366	2001/N/A	100.0%	$7,800,000	1.62x	19.2%
3184 Airway Buildings	$698,342	2.4%	8,250	$85	1974/2014	100.0%	$3,020,000	1.62x	23.1%
Total/Wtd. Avg.	$28,931,291	100.0%	77,469	$373		97.5%	$73,020,000	1.62x	39.6%

1-99 Railroad. The 1-99 Railroad property is a 56,633 SF Trader Joe’s Company anchored retail property, located along Railroad Avenue in Danville, Contra Costa County, California. The improvements include three single-story buildings developed in stages between 1953 and 2008. Building 1-15 was built in 2008, Building 21-41 was built in 2004, and Building 85-99 was built in 1953. According to the rent roll dated October 4, 2017, the current in-place occupancy is 98.7% by 19 tenants, one of which (Earthly Nutrition) has given notice to vacate and has been underwritten as vacant. Historically, occupancy at the 1-99 Railroad property averaged 95.9% in 2015 and 100% in 2016. The three largest tenants are J Rockcliff Realtors, Trader Joe’s Company and Bank of America. The remaining tenants consist of a diverse mix of national and local retailers with no individual tenant, outside of the three largest, occupying more than 6.3% of the net rentable area. The 1-99 Railroad property is situated on a 4.33-acre site, with surface parking available for 243 vehicles (4.3 parking spaces per 1,000 SF).

1101 - 1105 South California. The 1101-1105 South California property is an 8,495 SF retail property located along South California Boulevard in Walnut Creek, Contra Costa County, California. The improvements consist of one single-story building developed in 1970. According to the rent roll dated October 4, 2017, the current in-place occupancy is 100.0% with two tenants, BBVA Compass and John’s Genova Delicatessen. The 1101-1105 South California property is situated on a 0.83-acre site at the intersection of South California Boulevard and Mt. Diablo Boulevard. Surface parking is available for 38 vehicles (4.5 parking spaces per 1,000 SF).

145 Hartz. The 145 Hartz property is a 4,091 SF single-tenant, gas station located along Hartz Avenue in Danville, Contra Costa County, California. The improvements are under a ground lease and are owned by Chevron USA. The improvements consist of two single-story buildings developed by the tenant in the 1950s and the current tenant’s space was built in 2001. Chevron USA, the ground lessee, is an independent refiner and marketer of petroleum products and an American multinational energy corporation. A successor company of Standard Oil, it is headquartered in San Ramon, California. Improvements include a car wash, a convenience store, ATM, fueling canopy, four multi-product dispensers and eight fueling positions. The 145 Hartz property is situated on a 0.72-acre site, with surface parking available for 12 vehicles (2.9 parking spaces per 1,000 SF).

3184 Airway Buildings. The 3184 Airway Buildings property is an 8,250 SF owner-occupied industrial property, located along Airway Avenue in Costa Mesa, Orange County, California. The improvements consist of two, single-story buildings developed in 1974 and renovated in 2014. The 3184 Airway Buildings property is 100.0% built out with office space. Based on the October 4, 2017 rent roll, the 3184 Airway Buildings property is currently 100.0% occupied by a Borrower-affiliate. Historically, occupancy at the 3184 Airway Buildings Property averaged 100.0% since 2014. The 3184 Airway Buildings property is situated on a 0.19-acre site with surface parking available for 25 vehicles (3.0 parking spaces per 1,000 SF).

Major Tenants.

J Rockcliff Realtors (13,001 SF, 16.8% of NRA, 20.5% of underwritten base rent). J Rockcliff Realtors is a real estate company that specializes in residential real estate in the East Bay area of San Francisco. Currently, J Rockcliff Realtors operates out of six different offices in East Bay, including its headquarters located in Danville, California. J Rockcliff Realtors has been a tenant at the 1-99 Railroad Avenue property since 2004, under a lease that commenced on August 9, 2004 and expires August 31, 2022, with no renewal or termination options.

Trader Joe’s Company (11,160 SF, 14.4% of NRA, 10.7% of underwritten base rent). Trader Joe’s Company was founded in 1958 as Pronto Markets, and is a privately held chain of grocery stores headquartered in Monrovia, California. The store specializes in providing value to its customers through buying direct from suppliers. As of October 2017, Trader Joe’s had 474 stores nationwide. Trader Joe’s has been a tenant at the 1-99 Railroad property since 1989, under a lease that commenced on December 27, 1989 and expires September 30, 2020, with two five-year options and no termination options.

BBVA Compass (6,397 SF, 8.3% of NRA, 12.0% of underwritten base rent). BBVA Compass (rated BBB+/Baa3/BBB+ by S&P, Moody’s and Fitch) is among the top 25 largest banks in the United States and operates 649 branches throughout Texas, Alabama, Arizona, California, Florida, Colorado and New Mexico. The bank operates through its main business units of personal banking, small business banking, commercial banking, and wealth management. BBVA Compass is a subsidiary of BBVA Compass Bancshares, Inc., a holding company based in Birmingham, Alabama, that is owned by BBVA, a multinational Spanish banking group. BBVA Compass has been a tenant at the 1101 – 1105 South California property since 2014, under a lease that commenced on March 1, 2014 and expires February 29, 2024, with two five-year renewal options and no termination options.

Bank of America (5,197 SF, 6.7% of NRA, 8.0% of underwritten base rent). Bank of America (rated BBB+/Baa1/A by S&P, Moody’s and Fitch) is one of the world’s largest financial institutions, serving individuals, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company serves approximately 46 million U.S. consumer and small business relationships. As of December 31, 2016, Bank of America is headquartered in Charlotte, North Carolina and has a presence in all 50 states and more than 35 countries with reported net income of $17.9 billion. The company currently operates approximately 4,600 retail financial centers and 15,900 ATMs. Bank of America has been a tenant at the 1-99 Railroad Avenue property since 2004, under a lease that commenced on August 1, 2004 and expires on March 31, 2020, with one five-year renewal option. Bank of America has a termination option which requires four-months’ advanced notice and the payment of four-months’ base rent plus common area maintenance charges, and any unamortized tenant improvement allowance and brokerage commissions paid by the Lotz Retail Portfolio Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

Galileo Capri Management (8,250 SF, 10.6% of NRA, 5.1% of underwritten base rent). Galileo Capri Management is a borrower-affiliated company that focuses on real estate management, development, project management and landlord services. John M. Lotz and Kimberly Lotz serve as the guarantors of the Galileo Capri Management leases. Galileo Capri Management currently owns and manages six properties in California. Galileo Capri Management has been a tenant at the 3184 Airway Buildings Property since 2014 under two leases. The first lease occupies 4,150 SF which commenced on September 1, 2017 and expires August 31, 2032. The second lease occupies 4,100 SF which commenced on January 2017 and expires December 31, 2031. The leases do not have any termination or renewal options.

The following table presents a summary regarding the tenants at the Lotz Retail Portfolio Properties.

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Occ. Cost %	Lease Expiration
Anchor/Major Tenants
J Rockcliff Realtors	1-99 Railroad	NR/NR/NR	13,001	16.8%	$658,839	20.5%	$50.68	N/A	8/31/2022
Trader Joe’s Company	1-99 Railroad	NR/NR/NR	11,160	14.4%	$343,238	10.7%	$30.76	N/A	9/30/2020
Galileo Capri Management	3184 Airway Buildings	NR/NR/NR	8,250	10.6%	$165,000	5.1%	$20.00	N/A	Various(4)
BBVA Compass(5)	1101-1105 South California	BBB+/Baa3/BBB+	6,397	8.3%	$383,820	12.0%	$60.00	N/A	2/29/2024
Bank of America(6)	1-99 Railroad	A/Baa1/BBB+	5,197	6.7%	$255,069	8.0%	$49.08	N/A	5/31/2020
Anchor/Major Tenants			44,005	56.8%	$1,805,966	56.3%	$41.04
Other Tenants			31,534	40.7%	$1,401,955	43.7%	$44.46
Vacant Space(7)			1,930	2.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			77,469	100.0%	$3,207,921	100.0%	$42.47

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Galileo Capri Management is an affiliate of the Lotz Retail Portfolio Borrowers which occupies two suites within the 3184 Airway Buildings property. Galileo Capri Management occupies 4,150 SF (50.3% of net rentable area of Building H) under a new 15-year lease commencing on September 1, 2017 with an August 2032 expiration date. Galileo Capri Management also occupies 4,100 SF (49.7% of net rentable area of Building G) since 2014. It is currently operating under a 15-year lease that began in January 2017 with a December 2031 expiration date.

(5)	BBVA Compass subleases 2,900 SF of its space to Philz Coffee. The sublease commenced in August 2016 and expires in February 2024.

(6)	Bank of America has a termination option which requires a four-month advanced notice and the payment of a fee equal to four months’ base rent plus common area maintenance charges, and any unamortized tenant improvement allowance and brokerage commissions paid by the borrower.

(7)	Earthly Nutrition has given notice to vacate and is underwritten as vacant.

The following table presents certain information relating to the lease rollover at the Lotz Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	720	0.9%	0.9%	$39.36	$28,339	0.9%	0.9%
2017	0	0	0.0%	0.9%	$0.00	$0	0.0%	0.9%
2018	1	1,210	1.6%	2.5%	$39.84	$48,210	1.5%	2.4%
2019	4	7,132	9.2%	11.7%	$44.79	$319,432	10.0%	12.3%
2020	2	16,357	21.1%	32.8%	$36.58	$598,307	18.7%	31.0%
2021	3	6,855	8.8%	41.7%	$53.45	$366,383	11.4%	42.4%
2022	4	17,770	22.9%	64.6%	$48.52	$862,239	26.9%	69.3%
2023	3	7,830	10.1%	74.7%	$38.45	$301,068	9.4%	78.7%
2024	2	7,085	9.1%	83.9%	$58.45	$414,092	12.9%	91.6%
2025	0	0	0.0%	83.9%	$0.00	$0	0.0%	91.6%
2026	1	2,330	3.0%	86.9%	$45.00	$104,850	3.3%	94.9%
2027 & Beyond	2	8,250	10.6%	97.5%	$20.00	$165,000	5.1%	100.0%
Vacant(3)	0	1,930	2.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	23	77,469	100.0%		$42.47	$3,207,921	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Earthly Nutrition has given notice to vacate and is underwritten as vacant.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

The Market.

San Francisco MSA

The 1-99 Railroad, 1101 - 1105 South California, and 145 Hartz properties are located within the San Francisco-Oakland-Fremont, CA, metropolitan statistical area (the “San Francisco MSA”) in Contra Costa County, California. Contra Costa County and Alameda County make up what is known as East Bay, a sub-region of the greater San Francisco Bay area region. The San Francisco MSA is comprised of nine counties including Alameda, Contra Costa, Napa, Santa Clara, Solano, Sonoma, San Francisco, San Mateo, and Marin counties. The Golden Gate Bridge, San Francisco-Oakland Bay Bridge, Richmond–Fremont Bridge, Hayward-San Mateo Bridge, and Dumbarton Bridge provide trans-bay access between the counties in the region. As of 2016, Contra Costa reported a population of 1.1 million, compared to the state of California population of 39.5 million. Contra Costa County is a primary trade and commerce center for the East Bay area. The location of several major freeways provide easy accessibility to all areas of the county. The Bay Area Rapid Transit (BART) serves all the counties except Marin. Golden Gate Transit serves Marin, with connections to San Francisco and Contra Costa counties. Commercial air travel is available via the San Francisco International Airport and Oakland International Airport. Major employers include AAA Northern Nevada & Utah, Bay Alarm Co., Bay Area Rapid Transit, Bio-Rad Laboratories, Inc., and Chevron Corporation. There are several colleges and universities within the San Francisco MSA which include University of California-San Francisco, University of California- Berkley, and California State University – East Bay.

1-99 Railroad

The 1-99 Railroad property is located in Danville, California, within Contra Costa County, approximately 21.6 miles east of the Oakland central business district and 30 miles east of the San Francisco central business district. Additionally, Danville is located between Walnut Creek and Pleasanton, approximately 7.6 miles northwest and 15.2 miles southeast, respectively. Danville is situated in the southeastern portion of the county and is bordered by the community of Alamo to the north and San Ramon to the south. The 1-99 Railroad property is located in the downtown area at a main retail thoroughfare of Railroad Avenue. Regional access is provided via State Highway 4, connecting the cities of Pittsburgh and Antioch to Interstate 80 to the west and Interstate 680 to the southwest. Interstate 80 connects Richmond with Oakland to the south and Sacramento to the north. It also connects with the Bay Bridge, providing access to San Francisco. Interstate 680 connects with State Highway 4 near Concord, providing access to the cities of Concord and Walnut Creek. Residential uses within the 1-99 Railroad property’s immediate neighborhood includes single-family homes, condominiums, and apartment complexes. Commercial development in the area is concentrated along major thoroughfares, including Railroad Avenue and Hartz Avenue. Shopping centers in the area include Danville Town & Country (Walgreens, Pet Food Express), Sycamore Square (Lucky’s, CVS), and the Livery Shopping Center. There is a significant amount of office development along the eastern side of Interstate 680, in the southwestern area of the city of San Ramon. Large corporate offices in San Ramon include Chevron-Texaco, AT&T, GE Software Center, and Toyota Motor Sales. There are a number of parks, golf courses, and other recreational facilities in the area. According to appraisal, the 2016 population within a one-, three-, and five-mile radius of the 1-99 Railroad property is 8,719, 42,684, and 96,096, respectively. The 2016 average household income within the same radii is $161,492, $183,946, and $169,480, respectively.

According to the appraisal, the 1-99 Railroad property is located within the East Bay retail market and the Danville/Alamo retail submarket. As of second quarter 2017, the East Bay retail market contained 124.3 million SF of retail space with a vacancy rate of 3.3% and an asking rent of $23.50 SF. The East Bay retail market reported new construction of 52,567 SF and net absorption of 82,154 SF. The Danville/Alamo retail submarket contained 2.3 million SF of retail space with a vacancy rate of 3.0% and an asking rent of $34.52 PSF. The Danville/Alamo retail submarket reported no new construction and negative net absorption of 640 SF.

1101 - 1105 South California

The 1101 – 1105 South California property is located in Walnut Creek, California, within Contra Costa County, approximately 1.0 miles southeast of the Walnut Creek central business district and 24.5 miles east of the San Francisco central business district. The 1101 – 1105 South California property is located in the downtown area at a high-traffic intersection of S. California Boulevard and Mt. Diablo Boulevard. Contra Costa County is a primary trade and commerce center for the East Bay Area. The location of several major freeways provides easy accessibility to all areas of the county. Regional access is provided via State Highway 4, connecting the cities of Pittsburgh and Antioch to Interstate 80 to the west and Interstate 680 to the southwest. Interstate 80 connects Richmond with Oakland to the south and Sacramento to the north. It also connects with the Bay Bridge, providing access to San Francisco. Interstate 680 connects with State Highway 4 near Concord, providing access to the cities of Concord and Walnut Creek. Residential uses within the 1101 – 1105 South California property’s immediate neighborhood include predominantly single-family homes and apartment complexes. Commercial development in the area is concentrated along major thoroughfares, including California Boulevard, N. Main Street, Ygnacio Valley Road, Mt. Diablo Boulevard, and N. Civic Drive. Broadway Plaza is located a few blocks east of the 1101 – 1105 South California property, consisting of over 90 stores, with major retailers such as Macy’s, Banana Republic, Tiffany’s, California Pizza Kitchen, Crate & Barrel, Neiman Marcus and Nordstrom. The N. Main Street/N. California Boulevard corridor also has a large concentration of office developments and is a major regional business and employment center. There are a number of parks, golf courses, and other recreational facilities in the area. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the 1101 – 1105 South California property is 18,415, 105,188, and 209,229, respectively. The 2016 average household income within the same radii was $111,013, $126,800, and $129,057, respectively.

According to the appraisal, the 1101 - 1105 South California property is located within the East Bay retail market and the Downtown Walnut Creek retail submarket. As of second quarter 2017, the East Bay retail market contained 124.3 million SF of retail space with a vacancy rate of 3.3% and an asking rent of $23.50 SF. The Downtown Walnut Creek retail submarket contained 4.9 million SF of retail space, with a vacancy rate of 2.7% and asking rent of $44.12 PSF. The Downtown Walnut Creek retail submarket reported no new construction and 11,568 SF of net absorption.

145 Hartz

The 145 Hartz property is located in Danville, within Contra County, approximately 30.6 miles east of the San Francisco central business district. Danville is situated in the southeastern portion of the county and is bordered by the community of Alamo to the north and San Ramon to the south. Contra Costa County is a primary trade and commerce center for the East Bay area. The 145 Hartz property is located in the downtown area at a main retail thoroughfare of Railroad Avenue. Several major freeways provide accessibility to all areas of the county. Regional access is provided via State Highway 4, connecting the cities of Pittsburgh and Antioch to Interstate 80 to the west and Interstate 680 to the southwest. Interstate 80 connects Richmond with Oakland to the south and Sacramento to the north. It also connects with the Bay Bridge, providing access to San Francisco. Interstate 680 connects with State Highway 4 near Concord, providing access to the cities of Concord and Walnut Creek. Residential uses within the 145 Hartz property’s immediate neighborhood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

include single-family homes, condominiums, and apartment complexes. Commercial development in the area is concentrated along major thoroughfares, including Railroad Avenue and Hartz Avenue. Shopping centers in the area include Danville Square (Trader Joe’s), Danville Town & Country (Walgreens, Pet Food Express), Sycamore Square (Lucky’s, CVS), and the Livery Shopping Center. There is a significant amount of office development along the eastern side of Interstate 680, in the southwestern area of the city of San Ramon. Large corporate offices in San Ramon include Chevron-Texaco, AT&T, GE Software Center, and Toyota Motor Sales. There are a number of parks, golf courses, and other recreational facilities in the area. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the 145 Hartz property was 8,719, 42,684, and 96,096, respectively. The 2016 average household income within the same radii is $161,492, $183,946, and $169,480, respectively.

Los Angeles MSA

The 3184 Airway Buildings property is located within the Los Angeles-Long Beach- Santa Ana, CA, metropolitan statistical area (the “Los Angeles MSA”) in Orange County, California. With a population of approximately 13.3 million, the Los Angeles MSA is the second most populated metropolitan statistical area in the U.S. and the most populated metropolitan statistical area in California. Orange County encompasses 948 square miles. The four largest cities within Orange County are Anaheim, Santa Ana, Irvine and Huntington Beach, each having populations exceeding 200,000. Major employers included Walt Disney Co., University of California, Irvine, St. Joseph Health, Kaiser Permanente, The Boeing Company and Walmart Stores Inc. Education and healthcare are considered among the top employing industries in the county. The University of California Los Angeles (UCLA) Health System has been providing healthcare and the latest medical technology to the people of Los Angeles for over 50 years. The three public California university systems include California State University, The University of California and The California Community College system. The California State University system is composed of 23 campuses throughout the state with over 400,000 students. The University of California educational system includes 10 campuses and is comprised of more than 222,000 students. The California Community College system consists of 113 colleges, serves more than 2.1 million students and is considered one of the largest higher education systems worldwide.

3184 Airway Buildings

The 3184 Airway Buildings property is located in Costa Mesa, within Orange County, California, approximately 4.4 miles northeast of the Costa Mesa central business district and 40.5 miles southwest of the Los Angeles central business district. Costa Mesa is bordered by Newport Beach to the south, Irvine to the east, Huntington Beach to the west, and Santa Ana to the north. The region is serviced by John Wayne Airport which is located approximately four miles northeast of the 3184 Airway Buildings property. Access to the area is proved by the San Diego Freeway (I-405), State Routes 55 and State Route 75 each within two miles of the 3184 Airway Buildings property. Costa Mesa is located approximately 35 miles southeast of Los Angeles and 80 miles north of San Diego. The 3184 Airway Buildings property’s immediate neighborhood is characterized by office, industrial buildings, retail shopping centers and residential development. The city’s economy is well supported by the retail and services industries. South Coast Plaza is the largest shopping mall on the west coast and brings in approximately 24 million visitors a year, generating over $1.0 billion in sales annually. South Coast Plaza is located approximately 4.0 miles from the 3184 Airway Buildings property. Additionally, Experian’s global headquarters is located approximately 2.0 miles north of the 3184 Airway Buildings property. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the 3184 Airway Buildings property is 7,188, 160,768, and 575,374, respectively. The 2016 average household income within the same radii is $102,266, $98,897, and $100,160, respectively.

According to the appraisal, the 3184 Airway Buildings Property is located within the Orange County flex market and the Airport flex submarket. As of second quarter 2017, the Orange County flex market contained 69.7 million SF of flex space with a vacancy rate of 3.3% and asking rents of $14.67 PSF. The Orange County flex market reported no new construction and positive net absorption of 57,847 SF as of second quarter 2017. The Airport flex submarket contained 22.9 million SF of flex space with a vacancy rate of 3.8% and an asking rent of $14.69 PSF. The Airport flex submarket reported no new construction and negative net absorption of 57,829 SF as of second quarter 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lotz Retail Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015	2016	9/30/2017 TTM	UW	UW PSF
Base Rent(2)	N/A	$2,902,940	$3,072,837	$3,215,972	$3,297,391	$42.56
Total Recoveries	N/A	$675,880	$761,257	$761,258	$772,242	$9.97
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($203,482)(3)	($2.63)
Effective Gross Income	N/A	$3,578,820	$3,834,094	$3,977,230	$3,866,152	$49.91
Total Expenses	N/A	$868,777	$876,210	$865,957	$826,660	$10.67
Net Operating Income	N/A	$2,710,043	$2,957,884	$3,111,274	$3,039,491	$39.23
Capital Expenditures	N/A	$0	$0	$0	$11,134	$0.14
TI/LC	N/A	$0	$0	$0	$82,070	$1.06
Net Cash Flow	N/A	$2,710,043	$2,957,884	$3,111,274	$2,946,287	$38.03

Occupancy %	N/A	97.0%	100.0%	100.0%	95.0%(3)
NOI DSCR	N/A	1.49x	1.62x	1.71x	1.67x
NCF DSCR	N/A	1.49x	1.62x	1.71x	1.62x
NOI Debt Yield	N/A	9.4%	10.2%	10.8%	10.5%
NCF Debt Yield	N/A	9.4%	10.2%	10.8%	10.2%

(1)	Two of the Lotz Retail Portfolio Properties were acquired in 2014 and full-year financial information is not available.

(2)	UW Base Rent is based on the underwritten rent roll and includes rent steps through September 30, 2018 totaling $87,740.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%.

Escrows and Reserves. The Lotz Retail Portfolio Borrower deposited $105,651 upfront for annual real estate taxes, $42,254 upfront for insurance annual premiums, and $115,000 upfront for environmental remediation funds for remediation and monitoring of a soil vapor extraction system and quarterly groundwater monitoring within five wells at the 1-99 Railroad and 145 Hartz properties. The Lotz Retail Portfolio Borrowers will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums, replacement reserves of $928, subject to a cap of $44,533, and tenant improvement and leasing commissions of $6,839, subject to a cap of $328,285.

Lockbox and Cash Management. The Lotz Retail Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below) for the Lotz Retail Portfolio Mortgage Loan, the Lotz Retail Portfolio Borrowers are required to instruct tenants to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Lotz Retail Portfolio Mortgage Loan documents. Pursuant to the Lotz Retail Portfolio Mortgage Loan documents, all excess funds on deposit will be applied as follows (i) to the extent a Cash Sweep Event (as defined below) is not in effect, to the borrower; and (ii) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect and a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Lotz Retail Portfolio Borrower’s second late debt service payment in a 12-month period, (iii) any bankruptcy action of the Lotz Retail Portfolio Borrowers, the guarantor or manager, (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, or (v) a Critical Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) such event of default has been cured or waived; in regard to clause (ii) the Lotz Retail Portfolio Borrower makes twelve consecutive monthly debt service payments; in regard to clause (iii) such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Lotz Retail Portfolio Borrowers or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Lotz Retail Portfolio Borrowers have replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters; in regard to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Lotz Retail Portfolio Borrowers, the guarantor or manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) such event of default has been cured or waived; in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Lotz Retail Portfolio Borrowers or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Lotz Retail Portfolio Borrowers have replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, (a) the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters or (b) the occurrence of a Cash Sweep Deposit Amount Cure (as defined below); in regard to clause (iv) above, (a) the date a Critical Tenant Trigger Event cure has occurred or (b) the occurrence of a Cash Sweep Recourse Event (as defined below).

A “Critical Tenant Trigger Event” will occur if (i) Trader Joe’s or any other tenant occupying 50% or more of the space currently occupied by such tenant (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on or prior to nine months prior to the expiration date the Critical Tenant fails to give notice of its election to renew its lease; (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the Lotz Retail Portfolio Borrowers of its election to renew its lease, the Critical Tenant fails to give such notice; (iv) an event of default under the Critical Tenant lease exists; (v) a bankruptcy action of the Critical Tenant or any lease guarantor occurs; (vi) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, CA	Collateral Asset Summary – Loan No. 8 Lotz Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,931,291 39.6% 1.62x 10.5%

Critical Tenant fails to be in physical occupancy, vacates, discontinues its normal business operations or goes dark. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii) on the date that (1) a Critical Tenant lease extension is executed and delivered by the borrower along with the deposit of all related tenant improvements costs, leasing commissions and other material costs and expenses into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; or (d) with respect to clause (vi) on the date the Critical Tenant resumes actual physical occupancy of and re-commences its normal business operations for a period of at least 90 consecutive days or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied (i) the Critical Tenant space has been leased to one or more replacement tenants for a term of at least five years and (a) are in accordance with the Lotz Retail Portfolio Mortgage Loan documents; (b) on terms that are acceptable to the lender and; (c) demising 50% or more of the Critical Tenant space; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) (a) has accepted possession, is in physical occupancy of the Critical Tenant space and conducting normal business operations at the related Critical Tenant space; and (b) is paying full rent; and (iv) lender has received a fully executed copy of the lease, an officer’s certificate and an estoppel certificate confirming clauses (ii) and (iii).

A “Cash Sweep Deposit Amount Cure” will occur upon satisfaction of each of the following conditions (i) the delivery by the Lotz Retail Portfolio Borrowers to the lender of an acceptable Letter of Credit (as defined below); and (ii) if, at any date of determination, any Letter of Credit delivered to the lender ceases to satisfy the requirements of an acceptable Letter of Credit, (x) the Lotz Retail Portfolio Borrowers will deliver an additional or replacement Letter of Credit in an amount (either individually or collectively with any other Letter of Credit that has been delivered to the lender) necessary to satisfy the requirements of an acceptable Letter of Credit; or (y) if the excess cash flow in the excess cash flow account with the amounts remaining on the Letters of Credit equals or exceeds the Cash Sweep Deposit Amount (as defined below), it being acknowledged and agreed that the Lotz Retail Portfolio Borrowers’ failure to deliver any Letter of Credit in accordance with clause (ii)(x) above will not avoid a cash sweep pursuant to clause (ii)(y).

Each Letter of Credit delivered (i) will be held as additional collateral for the Lotz Retail Portfolio Mortgage Loan, (ii) will be subject to the terms of the Lotz Retail Portfolio Mortgage Loan documents and (iii) will be returned to the Lotz Retail Portfolio Borrowers upon the earlier of to occur of (a) the time the debt service coverage ratio based upon the trailing twelve month period immediately preceding the date of determination is greater than 1.25x for two consecutive quarters, without giving effect to the amount of the Letter of Credit; provided, however, in no event will the return of any Letter of Credit pursuant to clause (iii)(a) or if the occurrence of a Cash Sweep Deposit Amount Cure be deemed to suspend, waive or cure any subsequent Cash Sweep DSCR Trigger Event; and (b) payment in full of the Lotz Retail Portfolio Mortgage Loan.

A “Cash Sweep Recourse Event” means with respect to the occurrence of any Critical Tenant Trigger Event, the delivery by the Lotz Retail Portfolio Borrowers to the lender of written notice of its election to be personally liable for the payment in full of the Lotz Retail Portfolio Mortgage Loan and for the Lotz Retail Portfolio Mortgage Loan to be fully recourse to the Lotz Retail Portfolio Borrower in accordance with the applicable provisions of the Lotz Retail Portfolio Mortgage Loan documents, which such notice will specify in reasonable detail the Critical Tenant Trigger Event in question.

A “Letter of Credit” means an irrevocable, unconditional, transferable (without payment of any transfer fee), clean sight draft letter of credit acceptable to the lender and rating agencies (either an evergreen letter of credit or one which does not expire until at least thirty days after (i) the stated maturity date of the Lotz Retail Portfolio Mortgage Loan or (ii) such earlier date as the Letter of Credit is no longer required pursuant to the terms of the Lotz Retail Portfolio Mortgage Loan documents) in favor of the lender.

A “Cash Sweep Deposit Amount” means an amount equal to the amount necessary to cause the debt service coverage ratio to be at least 1.25x for the immediately preceding twelve-month period calculated as if such amount has been applied to the reduction of the principal balance of the Lotz Retail Portfolio Mortgage Loan at the beginning of such twelve-month period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Lotz Retail Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,926,837 54.1% 1.88x 13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,926,837 54.1% 1.88x 13.6%

Westfield
Noblesville
Whitestown
Zionsville
Carmel
Fishers
Fortville
Meridian Hills
Rocky Ripple
Lawrence
INDIANAPOLIS
Brownsburg
Speedway
Warren Park
Greenfield
Avon
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Fairland
BOONE COUNTY
HAMILTON COUNTY
HENDRICKS COUNTY
HANCOCK COUNTY
MARION COUNTY
SHELBY COUNTY
MORGAN COUNTY
JOHNSON COUNTY
Indianapolis International Airport
Geist Reservoir
Eagle Creek Reservoir

Grand Rapids 41 miles
Cooper Township
KALAMAZOO COUNTY
Parchment
Comstock Northwest
Westwood
Eastwood
W. Main St.
Western Michigan University
KALAMAZOO
Kalamazoo Country Club
Stadium Dr.
Parkview Ave.
Cork St.
Kilgore Ave.
Milham Ave.
Detroit 134 miles
E. N Ave.
Kalamazoo/ Battle Creek International Airport
Portage

Beaver Island
Lake Michigan
Brutus
Indian River
Petoskey
Charlevoix
Horton Bay
Boyne City
MACKINAW STATE FOREST
MICHIGAN
Omena
Eastport
East Jordan
Grand Traverse Bay
Alba
Gaylord
Glen Arbor
Elk Rapids
Mancelona
Rapid City
Traverse City
Kalkaska
Bear Lake
Grayling
PERE MARQUETTE STATE FOREST
S. Boardman

Petoskey
Traverse City
MICHIGAN
Lansing
Kalamazoo
Detroit
Valparaiso
INDIANA
Indianapolis
Plainfield
Bloomington

HRC Hotels Portfolio		
1	Homewood Suites by Hilton Indianapolis Northwest	Indianapolis, IN
2	Hampton Inn & Suites Kalamazoo-Oshtemo	Kalamazoo, MI
3	Hampton Inn & Suites Valparaise	Valparaiso, IN
4	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Plainfield, IN
5	Homewood Suites by Hilton Indianapolis-Downtown	Indianapolis, IN
6	Hampton Inn Traverse City	Traverse City, MI
7	Homewood Suites by Hilton Bloomington	Bloomington, IN
8	Hampton Inn & Suites Petoskey	Petoskey, MI

Gary
Burns Harbor
Porter
Chesterton
Lake Station
Portage
Indiana East - West Toll Road
South Haven
PORTER COUNTY
Hobart
LAKE COUNTY
Wheeler
VALPARAISO
Shorewood Forest
Merrillville
Aberdeen
Porter County Municipal Airport
Winfield
Lakes of the Four Seasons

Ellettsville
Indianapolis 51 miles
Griffy Lake
Griffy Lake Park
MONROE COUNTY
Indiana University
BLOOMINGTON
Monroe County Airport
Evansville 115 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,926,837 54.1% 1.88x 13.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Hospitality
Original Balance(1):	$27,960,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$27,926,837			Title Vesting(4):	Fee
% of Initial Pool Balance:	4.1%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	694 Rooms
Borrower Sponsor:	HRC Hotels, LLC			Cut-off Date Balance per Room(1):	$100,601
Mortgage Rate:	5.0700%			Maturity Date Balance per Room(1):	$82,983
Note Date:	10/5/2017			Property Manager:	Good Hospitality Services, Inc.
First Payment Date:	12/1/2017
Maturity Date:	11/1/2027
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (92); O (3)			UW NOI:	$9,526,079
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	13.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Balance(1):	$41,890,256			UW NCF DSCR(1):	1.88x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$9,990,636 (7/31/2017 TTM)
Reserves(3)				2nd Most Recent NOI:	$9,808,779 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$9,605,351 (12/31/2015)
RE Tax:	$137,629	$63,673	N/A	Most Recent Occupancy:	75.0% (7/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	74.8% (12/31/2016)
Replacements:	$84,554	$84,554	N/A	3rd Most Recent Occupancy:	74.7% (12/31/2015)
Deferred Maintenance:	$67,188	$0	N/A	Appraised Value (as of)(5):	$129,000,000 (9/1/2017)
Traverse City PIP Reserve:	$3,486,000	$0	N/A	Cut-off Date LTV Ratio(1)(5):	54.1%
Future PIP Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(5):	44.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$69,900,000	100.0%	Loan Payoff(6):	$60,408,390	86.4%
			Reserves:	$3,775,371	5.4%
			Closing Costs:	$1,178,706	1.7%
			Return of Equity:	$4,537,534	6.5%
Total Sources:	$69,900,000	100.0%	Total Uses:	$69,900,000	100.0%

(1)	The HRC Hotels Portfolio Mortgage Loan (as defined below) is part of the HRC Hotels Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $69,900,000. The Cut-off Date Balance per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the HRC Hotels Portfolio Whole Loan.

(2)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of the reserve requirements.

(4)	A portion of the parking lot at the Hampton Inn Traverse City is subject to a ground lease.

(5)	The appraised value represents the “As Portfolio” appraised value of $129.0 million which reflects a 7.1% premium attributed to the aggregate “As-is” and “As-completed” values of the HRC Hotels Portfolio Properties (as defined below) as a whole. The sum of the “As-is” and “As-complete” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-complete” appraised value of $23,000,000 is being utilized for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-is” appraised value for the Hampton Inn Traverse City is $18,300,000.

(6)	The HRC Hotels Portfolio Whole Loan paid off debt totaling $87,064,335 which includes loans secured by properties that are not part of the HRC Hotels Portfolio Properties. The allocated loan payoff for the HRC Hotels Portfolio is $60,408,390.

The Mortgage Loan. The ninth largest mortgage loan (the “HRC Hotels Portfolio Mortgage Loan”) is part of a whole loan (the “HRC Hotels Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $69,900,000. The HRC Hotels Portfolio Whole Loan is secured by the fee interest in a hospitality portfolio consisting of eight properties totaling 694 rooms located across Indiana and Michigan (the “HRC Hotels Portfolio Properties”). Promissory Note A-2, with an original principal balance of $27,960,000, represents the HRC Hotels Portfolio Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Note A-1, with an original principal balance of $41,940,000, represents the non-serviced pari passu companion loan (“HRC Hotels Portfolio Non-Serviced Pari Passu Companion Loan”). The HRC Hotels Portfolio Non-Serviced Pari Passu Companion Loan is currently being held by KeyBank National Association (“KeyBank”) and is expected to be contributed to a future securitization transaction. The HRC Hotels Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust, and from and after the securitization of the HRC Hotels Portfolio Non-Serviced Pari Passu Companion Loan, will be serviced pursuant to the respective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,926,837 54.1% 1.88x 13.6%

pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

HRC Hotels Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Notes A-1	$41,940,000	$41,890,256	KeyBank	Yes
Notes A-2	$27,960,000	$27,926,837	UBS 2017-C6	No
Total	$69,900,000	$69,817,093

The Borrowers and the Borrower Sponsor. The borrowers consist of eight single-purpose Delaware limited liability companies, each structured to be bankruptcy remote, with two independent directors in its organizational structure (collectively, the “HRC Hotels Portfolio Borrower”). The HRC Hotels Portfolio Borrower is 100.0% owned by HRC Hotels, LLC (“HRC Hotels”), the borrower sponsor and nonrecourse carve-out guarantor. Formed in 1999, HRC Hotels is a privately-held partnership that is engaged in the acquisition, ownership, development, operation and financing of premium brand select service hotels, with emphasis on the extended stay hotel segment of the lodging industry. HRC Hotels owns 21 premium brand select service hotels located in Ohio, Indiana, Michigan, Iowa, Tennessee and Florida and has a long term on-site hotel management contract with Good Hospitality Services, Inc.

The Properties. The HRC Hotels Portfolio Properties are comprised of eight hotels offering a range of amenities, spanning the limited service and extended stay varieties. The hotels range in size from 77 to 124 rooms, with an average count of 87 rooms. The HRC Hotels Portfolio Properties were built between 1987 and 2007, renovated between 2009 and 2017, and are located across Indiana and Michigan.

A summary of the individual HRC Hotels Portfolio Properties is provided below:

HRC Hotels Portfolio Property Summary
Property Name	City / State	Rooms	Year Built/ Renovated	Original Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Hampton Inn Traverse City	Traverse City, MI	124	1987/2009(3)	$13,264,852	19.0%	$23,000,000(3)	$1,599,257	18.8%	67.7%	98.4%
Homewood Suites by Hilton Indianapolis-Downtown	Indianapolis, IN	92	2006/2013	$13,207,178	18.9%	$22,200,000	$1,681,569	19.7%	80.1%	114.6%
Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Plainfield, IN	82	2003/2016	$9,054,703	13.0%	$15,700,000	$999,330	11.7%	85.5%	117.6%
Homewood Suites by Hilton Indianapolis Northwest	Indianapolis, IN	82	2007/2017	$8,477,970	12.1%	$14,700,000	$782,538	9.2%	72.8%	111.6%
Homewood Suites by Hilton Bloomington	Bloomington, IN	82	2006/2017	$7,728,218	11.1%	$13,400,000	$1,023,530	12.0%	80.0%	122.0%
Hampton Inn & Suites Petoskey	Petoskey, MI	77	2002/2013	$6,747,772	9.7%	$11,700,000	$948,759	11.1%	70.2%	121.3%
Hampton Inn & Suites Valparaiso	Valparaiso, IN	77	2001/2013	$5,940,347	8.5%	$10,300,000	$822,598	9.6%	76.0%	169.0%
Hampton Inn & Suites Kalamazoo-Oshtemo	Kalamazoo, MI	78	2003/2013-2014	$5,478,960	7.8%	$9,500,000	$670,124	7.9%	70.2%	110.1%
Total/Wtd. Avg.(4)		694		$69,900,000	100.0%	$129,000,000	$8,527,704	100.0%	75.0%	118.9%

(1)	Total Appraised Value of $129.0 million reflects a 7.1% premium attributed to the aggregate “As-is” and “As-completed” values of the HRC Hotels Portfolio Properties as a whole. The sum of the “As-is” and “As-completed” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million.

(2)	TTM RevPAR Penetration is based competitive set data provided from third-party hospitality research reports for the month of July 2017.

(3)	“As-complete” appraised value as of August 12, 2019 is shown for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-is” appraised value for the Hampton Inn Traverse City is $18,300,000.

(4)	TTM Occupancy and TTM RevPAR Penetration are weighted based on property room count.

A portion of the parking lot at the Hampton Inn Traverse City representing 16 parking spaces is subject to a ground lease that expires on December 31, 2026 with two five-year renewal options. The ground rent adjusts annually based on the United States Bureau of Labor and Statistics Consumer Price Index and for the trailing 12-month period ending July 31, 2017 the ground rent was $8,704.32. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus. The Hampton Inn & Suites Petoskey is one unit of a nine-unit condominium with a 10.67% interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Condominium Interests” in the Preliminary Prospectus.

All of the HRC Hotels Portfolio Properties are subject to franchise agreements with Hilton Worldwide (“Hilton”), a lodging company that owns, manages or franchises over 5,000 properties and more than 825,000 rooms in 103 countries and territories. Hilton has an established portfolio of 14 brands including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton and Homewood Suites by Hilton and has more than 65 million members in its award-winning customer loyalty program, Hilton Honors. According to the appraisal, Hilton currently commands a RevPAR premium over its closest rivals of between 5.0% and 10.0%. Hilton does not release revenue figures for its franchised and managed locations in its publicly available financials; however, IBISWorld has used RevPAR figures and the company’s reported number of rooms to determine the company market share. Based on these metrics, IBISWorld estimates that Hilton’s total U.S. system-wide sales have grown an annualized 7.2% over the five year prior to 2016 to $23.3 billion. During the five-year period, operating profit earned by the company’s U.S. hotels is estimated to have almost doubled to $6.4 billion. According to the appraisal, Hilton’s system-wide RevPAR grew from $86.20 in 2011 to $106.50 in 2016, bolstered by greater travel rates and corporate spending. The company also added more than 145,000 rooms over the five years leading up to 2016, further increasing its global footprint over major competitors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,926,837 54.1% 1.88x 13.6%

A summary of franchise agreement expirations within the HRC Hotels Portfolio Whole Loan is provided below:

HRC Hotels Portfolio Franchise Expiration Schedule(1)
Year	# of Hotels	# of Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2022	2	154	22.2%	$1,771,357	20.8%	154	22.2%	$1,771,357	20.8%
2023	1	78	11.2%	$670,124	7.9%	232	33.4%	$2,441,481	28.6%
2024	1	82	11.8%	$999,330	11.7%	314	45.2%	$3,440,811	40.3%
2025	0	0	0.0%	$0	0.0%	314	45.2%	$3,440,811	40.3%
2026	1	92	13.3%	$1,681,569	19.7%	406	58.5%	$5,122,380	60.1%
2027	2	164	23.6%	$1,806,068	21.2%	570	82.1%	$6,928,448	81.2%
2028 & Beyond	1	124	17.9%	$1,599,257	18.8%	694	100.0%	$8,527,705	100.0%
Total	8	694	100.0%	$8,527,704	100.0%

(1)	For individual franchise agreement expirations, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the Preliminary Prospectus.

Historically, the HRC Hotels Portfolio Properties as a whole have outperformed their competitive set with the weighted average occupancy, ADR and RevPAR penetration rates all in excess of 100.0% for 2014 through the trailing 12-month period ended July 31, 2017. The HRC Hotels Portfolio Properties have generally also outperformed their respective competitive sets on an individual basis, with all but Hampton Inn Traverse City having achieved a RevPAR penetration in excess of 110.0% for the trailing 12-month period ended July 31, 2017. Hampton Inn Traverse City will undergo a property improvement plan (“PIP”) over the next 12 months at an estimated cost of $3,486,000 or $28,113 per room, for which the lender has fully reserved at origination (the “Hampton Inn Traverse City PIP”). The renovations will address the softgoods and casegoods in all guest units, corridors, public areas, meeting space, back-of-the-house and exterior. The borrower sponsor has invested approximately $4.0 million in capital expenditures at the HRC Hotels Portfolio Properties throughout 2016 and 2017, notably investing $1,685,204 or $20,551 per room at the Homewood Suites by Hilton Indianapolis-Airport/Plainfield and $1,764,839 or $21,522 per room at the Homewood Suites by Hilton Indianapolis Northwest. Additionally, Homewood Suites by Hilton Bloomington is currently undergoing a non-required, elective PIP at an estimated cost of $2,264,100 or $27,611 per room.

A summary of the HRC Hotels Portfolio Properties historical performance is provided below:

HRC Hotels Portfolio Historical Occupancy, ADR, RevPAR(1)
Year	HRC Hotels Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(3)	ADR(3)	RevPAR(3)
2014	72.9%	$121.55	$88.89	64.3%	$114.33	$73.71	113.2%	107.7%	122.2%
2015	74.7%	$124.14	$93.00	65.1%	$119.22	$77.91	115.4%	105.5%	125.8%
2016	74.8%	$128.96	$96.75	67.1%	$122.62	$82.53	112.6%	106.4%	120.2%
7/31/2017 TTM	75.0%	$130.84	$98.23	67.5%	$125.00	$84.16	111.6%	106.2%	118.9%

Source: Industry Reports

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the HRC Hotels Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on operating statements provided by the borrower sponsor and weighted based on number of rooms.

(3)	Competitive Set data for each individual property obtained from a third party hospitality research reports dated August 16-17, 2017. The 2014-2016 periods are for the trailing 12-month period ending in December. Portfolio level statistics are weighted based on total room count.

The Markets. The HRC Hotels Portfolio Properties have diverse locations across seven cities in Indiana and Michigan, with no individual property accounting for more than 17.9% of total rooms or 19.7% of underwritten net cash flow. The Hampton Inn Traverse City (19.0% of the allocated loan amount) and Hampton Inn & Suites Petoskey (9.7% of the allocated loan amount) are both located in the northern portion of Michigan’s Lower Peninsula along the coastline of Lake Michigan; Homewood Suites by Hilton Bloomington (11.1% of the allocated loan amount) is located approximately 4.5 miles southwest of the Indiana University Bloomington campus; Hampton Inn & Suites Valparaiso (8.5% of the allocated loan amount) is located 0.7 miles southeast of the Valparaiso University campus; and Hampton Inn & Suites Kalamazoo-Oshtemo (7.8% of the allocated loan amount) is located approximately 4.9 miles southwest of Western Michigan University’s campus.

Three of the HRC Hotels Portfolio Properties representing 44.0% of the allocated loan amount are located in the Indianapolis, Indiana area. The Homewood Suites by Hilton Indianapolis-Downtown is located in the heart of the Indianapolis central business district (“Indianapolis CBD”) while the Homewood Suites by Hilton Indianapolis Northwest and the Homewood Suites by Hilton Indianapolis-Airport/Plainfield are located approximately five miles north and 15.0 miles southwest of the Indianapolis CBD, respectively. Indianapolis is the capital of Indiana and the 15th most populous city in the United States with an estimated 2016 population of 855,164.

Downtown Indianapolis is the largest employment cluster in Indiana, with nearly 43,000 jobs per square mile. In 2015, the Indianapolis metropolitan area had a gross domestic product of $134.0 billion and, as of March 2017, the unemployment rate was 3.5%. According to the appraisal, as of 2016, three Fortune 500 companies were based in Indianapolis: health insurance company Anthem Inc. (#33); pharmaceutical company Eli Lilly (#141); and Simon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,926,837 54.1% 1.88x 13.6%

Property Group (#488). Additionally, Columbus, Indiana-based Cummins opened its Global Distribution Headquarters in downtown Indianapolis in 2017 investing approximately $30.0 million. Other notable companies based in the Indianapolis metropolitan area include hydrocarbon manufacturer Calumet Specialty Products Partners, automotive transmission manufacturer Allison Transmission, media conglomerate Emmis Communications, financial services company OneAmerica and truckload carrier Celdadon Group. According to the appraisal, Indianapolis ranks among the fastest high-tech job growth areas in the United States and is home to approximately 28,500 information technology-related jobs at such companies as Angie’s List, Appirio, Formstack, Genesys, Ingram Micro and Salesforce Marketing Cloud.

According to the appraisal, Indianapolis hosted 28.2 million visitors in 2015 which generated $4.9 billion, the fourth straight year of record growth. The city has long been a sport tourism destination, but more recently has become convention oriented. The Indiana Convention Center (“ICC”) and Lucas Oil Stadium are considered mega convention center facilities, with a combined 750,000 SF of exhibition space. In 2008, ICC hosted 42 national conventions with an attendance of 317,815 and in 2014, hosted 106 conventions for an attendance of 635,701. Since 2003, Indianapolis has hosted Gen Con, one of the largest conventions in North America.

A summary of demand segmentation and recent performance of the HRC Hotels Portfolio Properties is below:

HRC Hotels Portfolio Property Summary
Property Name	Property Sub-Type	# Rooms	Commercial Demand	Leisure Demand	Extended Stay Demand	7/31/2017 TTM Occupancy	7/31/2017 TTM ADR	7/31/2017 TTM RevPAR
Hampton Inn Traverse City	Limited Service	124	37.0%	55.0%	5.0%	67.7%	$130.99	$88.68
Homewood Suites by Hilton Indianapolis-Downtown	Extended Stay	92	8.0%	14.0%	63.0%	80.1%	$167.25	$134.02
Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Extended Stay	82	9.0%(1)	17.0%	71.0%	85.5%	$122.19	$104.52
Homewood Suites by Hilton Indianapolis Northwest	Extended Stay	82	9.0%	16.0%	71.0%	72.8%	$124.54	$90.65
Homewood Suites by Hilton Bloomington	Extended Stay	82	9.0%	16.0%	71.0%	80.0%	$122.87	$98.26
Hampton Inn & Suites Petoskey	Limited Service	77	36.0%	50.0%	10.0%	70.2%	$138.37	$97.14
Hampton Inn & Suites Valparaiso	Limited Service	77	36.0%	49.0%	10.0%	76.0%	$118.06	$89.70
Hampton Inn & Suites Kalamazoo-Oshtemo	Limited Service	78	36.0%	49.0%	10.0%	70.2%	$116.90	$82.05
Total/Wtd. Avg.		694				75.0%	$131.01	$98.23

Source: Appraisals and Borrower Operating Statements

(1)	Represents airline and commercial demand segmentation.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the HRC Hotels Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW per Room(1)
Occupancy	72.9%	74.7%	74.8%	75.0%	73.6%
ADR	$121.89	$124.43	$129.42	$131.01	$129.75
RevPAR	$88.89	$93.00	$96.75	$98.23	$95.50

Rooms Revenue	$22,516,937	$23,558,711	$24,574,920	$24,883,415	$24,190,094	$34,856
Other Income	$849,760	$856,429	$791,339	$776,315	$769,303	$1,109
Total Revenue	$23,366,697	$24,415,140	$25,366,259	$25,659,730	$24,959,397	$35,965
Total Expenses	$14,993,860	$14,809,789	$15,557,480	$15,669,094	$15,433,318	$22,238
Net Operating Income	$8,372,837	$9,605,351	$9,808,779	$9,990,636	$9,526,079	$13,726
FF&E	$0	$0	$0	$0	$998,376	$1,439
Net Cash Flow	$8,372,837	$9,605,351	$9,808,779	$9,990,636	$8,527,704	$12,288

NOI DSCR (P&I)(2)	1.84x	2.12x	2.16x	2.20x	2.10x
NCF DSCR (P&I)(2)	1.84x	2.12x	2.16x	2.20x	1.88x
NOI Debt Yield(2)	12.0%	13.7%	14.0%	14.3%	13.6%
NCF Debt Yield(2)	12.0%	13.7%	14.0%	14.3%	12.2%

(1)	U/W per Room is based on a total of 694 rooms.

(2)	Debt service coverage ratios and debt yields are based on the HRC Hotels Portfolio Whole Loan.

Escrows and Reserves. At origination, the HRC Hotels Portfolio Borrower deposited (i) $3,486,000 for the Hampton Inn Traverse City PIP, (ii) $137,629 for real estate taxes, (iii) $84,554 for replacement reserve, and (iv) $67,188 for deferred maintenance. On a monthly basis, the HRC Hotels Portfolio Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $63,673 and (ii) an amount into the replacement reserve equal to the greater of (a) any monthly amount required to be escrowed pursuant to the franchise agreement and (b) 1/12 of 4.0% of the greater of (x) total gross income from operations for the immediately preceding calendar year and (y) total projected gross income from operations set forth in the annual budget for the immediately following calendar year, which was estimated at $84,554 at origination. Monthly escrows for insurance premiums are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,926,837 54.1% 1.88x 13.6%

waived, provided that (i) no event of default has occurred and is continuing, (ii) the HRC Hotels Portfolio Properties are insured via an acceptable blanket insurance policy, and (iii) the HRC Hotels Portfolio Borrower provides acceptable evidence of payment of premiums and renewal of the policy. Upon a franchisor requiring a PIP after the loan origination date and there are insufficient funds in the replacement reserve to fund the required future PIP renovations, the HRC Hotels Portfolio Borrower is required to deposit an amount equal to 120% of the amount required to complete the required PIP renovations in the form of a cash deposit or a letter of credit.

Lockbox and Cash Management. The HRC Hotels Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The HRC Hotels Portfolio Borrower is required to direct each credit card company to remit all receipts payable with respect to the HRC Hotels Portfolio Properties directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the HRC Hotels Portfolio Borrower and property manager are required to deposit all revenues received into the lockbox account within five business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the HRC Hotels Portfolio Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the HRC Hotels Portfolio Borrower or a property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the HRC Hotels Portfolio Borrower be cured); (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.40x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.45x for two consecutive calendar quarters; (iv) the occurrence of (a) an event of default under a franchise agreement, (b) a franchise agreement or any replacement franchise agreement is terminated, modified or amended, or (c) borrower enters into any replacement franchise agreement without prior written consent of lender and will continue until, with respect to (a), such event of default is cured and with respect to clause (b) or (c), the HRC Hotels Portfolio Borrower renews the term of the applicable franchise agreement upon terms acceptable to the lender or replaces the applicable franchise agreement with a replacement franchise agreement acceptable to the lender; or (v) the date that is 12 months prior the expiration of a franchise agreement and continuing until the HRC Hotels Portfolio Borrower renews the applicable franchise agreement for a term beyond the maturity date or replaces the applicable franchise agreement with an acceptable replacement franchise agreement, provides an acceptable comfort letter or similar tri-party agreement and deposits an amount equal to 120% of the amount required to complete the required PIP renovations in the form of a cash deposit or a letter of credit.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the HRC Hotels Portfolio Borrower may obtain the release of a HRC Hotels Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing; (ii) the HRC Hotels Portfolio Borrower defeases a portion of the HRC Hotels Portfolio Whole Loan equal to the greater of (a) 120% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released; (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.89x; (iv) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 57.7%; and (v) the net cash flow debt yield for the remaining properties is no less than the greater of the net cash flow debt yield immediately preceding such release and 12.28%.

Terrorism Insurance. The HRC Hotels Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

2800 Airport Road Denton, TX 76207	Collateral Asset Summary – Loan No. 10 Colfax Denton	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,555,000 64.4% 2.15x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Airport Road Denton, TX 76207	Collateral Asset Summary – Loan No. 10 Colfax Denton	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,555,000 64.4% 2.15x 10.1%

Colfax Denton
2800 Airport Road
Denton, TX 76207
DENTON
Sanger
Krum
Milam Rd
Ganzar Rd
Denton Water Works Park
Denton Factory Stores
North Lake Park
N. Locust St
W. University Dr
E. University Dr
Jim Christal Rd
Audra Ln
S. Mayhill Rd
Texas Woman's University
TWU Golf Course
Downtown
Denton Civic Ctr.
Emily Fowler Central Library
Texas Health Presbyterian Hosp. Denton
Fouts Field
University of North Texas
Murchison Performing Arts Ctr.
Apogee Stadium
DOWNTOWN DENTON
DCTA
McKinney St
Rafes Urban Astronomy Center
Denton Enterprise Airport
Golden Triangle Mall
Denton Town Centre
MEDPARK
South Lakes Park
Denton Regional Medical Ctr.
Vintage Blvd
Ryan Rd
DENTON COUNTY
Denton Country Club
Country Club Rd
Oakmont Country Club
Teasley Ln
Yarborough Way
Old Justin Rd
Argyle
Lantana
Bartonville Town Center
Bartonville
Copper Canyon
Double Oak
The Shops at Highland Village
Highland Village
Flower Mound
Lewisville
DFW Intl. Airport 14 miles
Fort Worth 26 miles
Ray Roberts Greenbelt Corridor
Cross Roads
Shady Shores
Lewisville Lake
Atrium Medical Center
Corinth
Lewisville Lake Toll Bridge
Lake Dallas
Hickory Creek
Westlake Park
HIGHLAND VILLAGE/ LEWISVILLE LAKE
DENTON
Northlake
Flower Mound
Lewisville
Carrollton
FRISCO
PLANO
McKinney
Allen
RICHARDSON
Coppell
Farmers Branch
GARLAND
Grapevine
IRVING
DALLAS
MESQUITE
FORT WORTH
Euless
ARLINGTON
GRAND PRAIRIE
Mansfield
DeSoto
Lancaster
Cleburne
Waxahachie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Airport Road Denton, TX 76207	Collateral Asset Summary – Loan No. 10 Colfax Denton	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,555,000 64.4% 2.15x 10.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Denton, TX 76207
				General Property Type:	Industrial
Original Balance:	$22,555,000			Detailed Property Type:	Warehouse/Distribution
Cut-off Date Balance:	$22,555,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.3%			Year Built/Renovated:	1970/2016
Loan Purpose:	Acquisition			Size:	422,819 SF
Borrower Sponsor:	New Mountain Net Lease Corporation			Cut-off Date Balance per SF:	$53
Mortgage Rate:	4.1400%			Maturity Date Balance per SF:	$53
Note Date:	10/6/2017			Property Manager:	N/A (tenant-managed)
First Payment Date:	12/1/2017
Maturity Date:	11/1/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,273,411
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (25); DEF (12); DEF/YM1 (20); O (3)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.15x
Additional Debt Type:	N/A			Most Recent NOI:	$2,532,563 (10/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy:	100.0% (12/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$35,000,000 (8/24/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(3):	64.4%
Deferred Maintenance:	$33,000	$0	N/A	Maturity Date LTV Ratio(3):	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,555,000	64.0%	Purchase Price:	$34,700,000	98.4%
Borrower Equity:	$12,708,036	36.0%	Reserves:	$33,000	0.1%
			Closing Costs:	$530,036	1.5%
Total Sources:	$35,263,036	100.0%	Total Uses:	$35,263,036	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	In connection with the related borrower’s acquisition of the Colfax Denton Property on October 6, 2017, the related seller did not provide historical financials.

(3)	The appraisal concluded a hypothetical “dark value” of $29,690,000 for the Colfax Denton Property. Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the hypothetical “dark value” are 76.0% and 76.0%, respectively.

The Mortgage Loan. The tenth largest mortgage loan (the “Colfax Denton Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,555,000 secured by a first priority fee mortgage encumbering a 422,819 SF industrial warehouse/distribution facility located in Denton, TX (the “Colfax Denton Property”). The proceeds of the Colfax Denton Mortgage Loan along with equity contributions from the Colfax Denton Borrower (as defined below) were used to acquire the Colfax Denton Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is NM CLFX, L.P. (the “Colfax Denton Borrower”), a single-purpose Delaware limited partnership. The Colfax Denton Borrower is managed and majority owned by New Mountain Net Lease Corporation, a Maryland REIT that is 100% owned by New Mountain Finance Corporation, a publically traded Delaware corporation (NYSE: NMFC). New Mountain Net Lease Corporation is the real estate division of New Mountain Finance Corporation and currently manages private equity, public equity, and credit funds with over $15 billion in aggregate capital commitments.

The Property. The Colfax Denton Property is a 422,819 SF single-tenant, industrial warehouse/distribution facility located on a 29.7-acre site in Denton, Texas. The original 235,419 SF structure was built in 1970 and includes mixed manufacturing and support areas with 18’ ceiling heights. In 2016, an additional 187,400 SF building was constructed which is comprised of warehouse space containing 38’ clear ceiling heights and 19 dock doors, as well as support areas including management offices, utility areas, restrooms, and employee break rooms. The Colfax Denton Property is comprised of 63,423 SF of office space (15% of NRA), 171,996 SF of manufacturing space (41% of NRA), and 187,400 SF of warehouse space (44% of NRA).

The Colfax Denton Property is located on Airport Road, approximately 0.5 miles west of Interstate 35. According to the appraisal, the Colfax Denton Property is located within a master planned industrial park with other tenants in the park including Peterbilt, Fastenal, Schlumberger, AIT Labs, and distribution centers for Target and Aldi. The area east of the property, across Interstate 35, is occupied by the University of North Texas and accompanying facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Airport Road Denton, TX 76207	Collateral Asset Summary – Loan No. 10 Colfax Denton	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,555,000 64.4% 2.15x 10.1%

Major Tenants.

Victor Equipment Company (422,819 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 1913, Victor Equipment Company (“Victor Equipment”) is a global manufacturer of cutting, gas control, and specialty welding solutions. Victor Equipment was acquired by Colfax Corporation in 2014. Colfax Corporation (rated Ba2/BB+ by Moody’s/S&P), which is traded on the New York Stock Exchange under the ticker CFX, is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling, and ESAB brands. The Gas and Fluid segment supplies a range of gas- and fluid-handling products, including heavy-duty centrifugal and axial fans, heat exchangers, gas compressors, pumps and certain related products. Its air and gas handling products are marketed under the Howden brand name, and are manufactured and engineered in facilities located in Asia, Europe, North and South America, Australia and Africa. The Fabrication Technology segment supplies welding equipment and consumables, cutting equipment and consumables, and automated welding and cutting systems. Its fabrication technology products are marketed under various brand names, including ESAB and Victor.

Victor Equipment has occupied 100% of the Colfax Denton Property under the current lease since 1988 and extended its lease in 2016 when the Colfax Denton Property was expanded from 235,419 SF to 422,819 SF. In 2015, ESAB’s distribution operations were consolidated into the Colfax Denton Property. The current lease expires on August 31, 2028 and has one five-year renewal option at the annual rent of $2,532,563 ($5.99 PSF) multiplied by 103% with no termination options. The lease is guaranteed by the Colfax Corporation.

The following table presents certain information relating to the leases at the Colfax Denton Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody‘s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Victor Equipment	NR/Ba2/BB+	422,819	100.0%	$2,532,563	100.0%	$5.99	8/31/2028
Subtotal/Wtd. Avg.		422,819	100.0%	$2,532,563	100.0%	$5.99
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		422,819	100.0%	$2,532,563	100.0%	$5.99

(1)	Information is based on the underwritten rent roll.

(2)	Credit ratings are based on ratings for Colfax Corporation, the parent company for Victor Equipment.

The following table presents certain information relating to the lease rollover schedule at the Colfax Denton Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	422,819	100.0%	100.0%	$5.99	$2,532,563	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	422,819	100.0%		$5.99	$2,532,563	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Colfax Denton Property is located at 2800 Airport Road in Denton, Texas within the Dallas-Fort Worth-Arlington, Texas metropolitan statistical area (the “DFW MSA”). The Colfax Denton Property’s immediate area is bounded to the east by Interstate 35, which provides access to the Dallas CBD to the east and the Fort Worth CBD to the west. Interstate 35 runs from the Canadian border in Duluth, Minnesota to the Mexican border in Laredo, Texas.

According to the appraisal, as of May 2017, Dallas had a non-farm employment growth rate of 3.2%, while the growth rate for the United States was 1.6% during the same period. The transportation and warehousing industry reported a 5.0% year-over-year growth rate in 2016. According to the appraisal, the second quarter of 2017 marked the 27th consecutive quarter of positive net absorption for the Dallas/Fort Worth industrial market.

According to a third party market research report, the Colfax Denton Property is located within the Dallas/Fort Worth industrial market. The total inventory in the Dallas/Fort Worth industrial market was 21,190 buildings with a total square footage of 864,478,597 as of the end of the second quarter of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Airport Road Denton, TX 76207	Collateral Asset Summary – Loan No. 10 Colfax Denton	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,555,000 64.4% 2.15x 10.1%

That total is comprised of 6,977 flex buildings with 133,160,015 SF and 14,213 warehouse buildings with 731,318,582 SF. As of the end of the second quarter 2017, the vacancy rate for those buildings was 6.5%, down from 6.7% in the first quarter. According to the same report, the quoted market rate for the Dallas/Fort Worth industrial market has improved on a year-over-year basis, increasing from $4.31 PSF in 2011 to $5.38 PSF as of year-end 2016.

According to a third party market research report, the Colfax Denton Property is located within the Northwest Dallas industrial submarket cluster. The existing inventory as of the second quarter 2017 was 2,069 buildings totaling 5,938,896 SF with a vacancy rate of 5.4%. The submarket cluster is comprised of 752 flex buildings with 21,386,929 SF and 1,317 warehouse buildings with 88,765,484 SF. The Colfax Denton Property is located in the Denton Light industrial submarket within the Northwest Dallas industrial submarket cluster. As of the second quarter 2017, the Denton Light industrial submarket reported a vacancy rate of 6.0% with a 12-month rent growth rate of 4.7%. Asking rent for the submarket was $6.79 PSF and has improved each year since 2011 when it was $5.28 PSF. From 2010 to the end of 2016, vacancies have decreased from 15.6% to 3.0%. The forecast for the Denton Light industrial submarket is positive with annual rent growth projected to be above 2.0% each year for the next five years.

The following table presents recent leasing data at competitive office buildings with respect to the Colfax Denton Property:

Comparable Office Leases
Property Name	Location	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
Colfax Denton Property	Denton, TX	Victor Equipment(1)	422,819(1)	September 2016(1)	12.0(1)	$5.99(1)	NNN
Northport 35 Business Center	Northlake, TX	Wesco Aircraft	309,357	March 2016	10.7	$4.47	NNN
Coppell Trade Center	Coppell, TX	Genco	279,330	May 2016	7.5	$4.20	NNN
Lakeside Ridge A	Flower Mound, TX	Mainfreight, Inc.	80,417	February 2016	7.7	$6.63	NNN
Plano Business Park	Plano, TX	Natural Polymer	98,190	March 2015	8.0	$5.95	NNN
Alliance Gateway 88	Roanoke, TX	Heritage Bag Company	333,200	November 2014	15.0	$5.09	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colfax Denton Property:

Cash Flow Analysis(1)
	2014	2015	2016	10/31/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$2,532,563	$2,532,563	$5.99
Total Recoveries	N/A	N/A	N/A	$0	$768,732	$1.82
Total Other Income	N/A	N/A	N/A	$0	$0	$0.00
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	$0	($165,065)	($0.39)
Effective Gross Income	N/A	N/A	N/A	$2,532,563	$3,136,230	$7.42
Total Operating Expenses	N/A	N/A	N/A	$0	$862,819	$2.04
Net Operating Income	N/A	N/A	N/A	$2,532,563	$2,273,411	$5.38
Capital Expenditures	N/A	N/A	N/A	$0	$63,423	$0.15
TI/LC	N/A	N/A	N/A	$0	$170,961	$0.40
Net Cash Flow	N/A	N/A	N/A	$2,532,563	$2,039,028	$4.82

Occupancy %	N/A	N/A	N/A	100.0%	95.0%(3)
NOI DSCR	N/A	N/A	N/A	2.68x	2.40x
NCF DSCR	N/A	N/A	N/A	2.68x	2.15x
NOI Debt Yield	N/A	N/A	N/A	11.2%	10.1%
NCF Debt Yield	N/A	N/A	N/A	11.2%	9.0%

(1)	In connection with the related borrower’s acquisition of the Colfax Denton Property on October 6, 2017, the related seller did not provide historical financials.

(2)	UW Gross Potential Rent has been underwritten based on the underwritten rent roll.

(3)	Vacancy underwritten to 5.0%. The Colfax Denton Property was 100.0% occupied as of December 1, 2017.

Escrows and Reserves. At origination, the Colfax Denton Borrower deposited $33,000 into an immediate repair escrow account. Due to the tenant being responsible for payment of real estate taxes under the lease, monthly collections of real estate taxes are waived, provided that (i) no lockbox event has occurred, (ii) the Victor Equipment lease is in force and effect, and (iii) the Colfax Denton Borrower receives evidence that real estate taxes were paid directly to the tax jurisdiction. Monthly escrows of insurance premiums are waived, provided that (i) no lockbox event has occurred, (ii) the Victor Equipment lease is in full force and effect, and (iii) the tenant pays the annual insurance premium as required under the lease and the lender receives evidence of payment. The monthly replacement reserve of $5,285 has been suspended, provided that (i) no event of default has occurred and (ii) the Colfax Denton Borrower performs replacements in accordance with the loan agreement.

Lockbox and Cash Management. The Colfax Denton Mortgage Loan is structured with a hard lockbox and springing cash management. The Colfax Denton Borrower is required to direct all rents and other revenues from the Colfax Denton Property directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the Colfax Denton Borrower is required to deposit all revenues received into the lockbox account within one business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2800 Airport Road Denton, TX 76207	Collateral Asset Summary – Loan No. 10 Colfax Denton	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,555,000 64.4% 2.15x 10.1%

by the Colfax Denton Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the Colfax Denton Borrower or property manager (if applicable) and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement or is self-managed as permitted under the loan documents within 60 days (provided that in no event may a Cash Sweep Period due to a bankruptcy action of the Colfax Denton Borrower be cured); (iii) the date the debt service coverage ratio for the immediately preceding three-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.25x for two consecutive calendar quarters; or (iv) with respect to a “Victor Equipment Trigger Event”, (a) any bankruptcy action (“Victor Bankruptcy Action”) or (b) Victor Equipment ceasing business operations with respect to more than 49% of the leasable space at the Colfax Denton Property, or vacates or abandons the Colfax Denton Property (each a “Victor Vacation Trigger”). A Victor Bankruptcy Trigger will be cured on the date (i) that is twenty (20) days after Victor Equipment is (a) no longer the subject of any bankruptcy action, (b) occupying 100% of the Colfax Denton Property (“100% Occupancy Event”) and (c) paying full contractual unabated post-petition rent without offset or free rent or (ii) when reasonable tenant or tenants acceptable to the lender (a) are in occupancy (but obligated to pay net rent equal to 100% of the current Victor Equipment lease) of not less than 90% of the NRA of the premises currently demised under the Victor Equipment lease, (b) are obligated to pay full contractual rent without offset or free rent (“Full Rent Event”), (c) have made a current monthly rental payment (“Payment Event”) and (d) have delivered a tenant estoppel reasonably acceptable to the lender (“Estoppel Event” and collectively, the “Replacement Tenant Conditions”.) A Victor Vacation Trigger will be cured on the date (A) Victor Equipment satisfies a 100% Occupancy Event, a Full Rent Event, a Payment Event and an Estoppel Event or (B) when reasonable tenant or tenants acceptable to the lender have satisfied the Replacement Tenant Conditions.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated August 24, 2017 identified a recognized environmental condition associated with the historical and current utilization of the Colfax Denton Property as a metal working and plating facility. A Phase II subsurface investigation was conducted in 2015 that found the soil samples to have contamination above acceptable levels and recommended the report be submitted to the Texas Commission on Environmental Quality (“TCEQ”) for guidance to address the contamination in soil and soil vapor. The Colfax Denton Property was enrolled in a Voluntary Cleanup Program (“VCP”) in July 2017 and the Phase I environmental report recommends regular consultation with the TCEQ in order to determine progress toward issuance of a Certificate of Completion in the VCP. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Colfax Denton Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic in the event the Victor Equipment lease does not require the tenant to provide such insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 Falon Lane Altoona, PA 16602	Collateral Asset Summary – Loan No. 11 Logan Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.8% 1.39x 9.1%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	RMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Altoona, PA 16602
				General Property Type:	Retail
Original Balance(1):	$22,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$22,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	2006/2012
Loan Purpose:	Refinance			Size:	715,791 SF
Borrower Sponsor:	E. Stanley Kroenke			Cut-off Date Balance per SF(1):	$108
Mortgage Rate:	4.6200%			Maturity Date Balance per SF(1):	$99
Note Date:	11/8/2017			Property Manager:	TKG Management, Inc. (borrower-related)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$7,041,103
Seasoning:	1 month			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(2):	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity(1):	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.82x (IO) 1.39x (P&I)
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$7,297,512 (9/30/2017 TTM)
Additional Debt Balance(1)(3):	$55,000,000			2nd Most Recent NOI:	$7,277,712 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,075,952 (12/31/2015)
Reserves				Most Recent Occupancy:	98.3% (10/13/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.8% (12/31/2016)
RE Tax(4):	$0	Springing	N/A	3rd Most Recent Occupancy:	98.5% (12/31/2015)
Insurance(4):	$0	Springing	N/A	Appraised Value (as of):	$117,000,000 (10/20/2017)
Replacements(4):	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	65.8%
TI/LC(4):	$0	Springing	$1,789,478	Maturity Date LTV Ratio(1):	60.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$77,000,000	99.9%	Loan Payoff:	$76,393,067	99.1%
Borrower Equity:	$75,684	0.1%	Closing Costs:	$682,617	0.9%
Total Sources:	$77,075,684	100.0%	Total Uses:	$77,075,684	100.0%

(1)	The Logan Town Center Mortgage Loan (as defined below) is part of the Logan Town Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $77,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the Logan Town Center Whole Loan.

(2)	Following the lockout period, the Logan Town Center Borrower (as defined below) has the right to prepay the Logan Town Center Whole Loan in whole, but not in part, provided that the Logan Town Center Borrower also pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then outstanding principal balance (the prepayment premium). In addition, the Logan Town Center Whole Loan is prepayable without penalty on or after August 6, 2027.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	During a Cash Management Trigger Event (as defined herein) or a Cash Sweep Event (as defined herein) the Logan Town Center Borrower is required to deposit monthly escrows of (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, provided that if the Logan Town Center Property is insured under an acceptable blanket insurance policy, monthly insurance premiums are not required, (iii) $8,947 for replacement reserve, and (iv) $29,825 for TI/LC (subject to a cap of $1,789,478). A ”Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Logan Town Center Borrower’s second late debt service payment in a 12-month period, (iii) any bankruptcy action of the Logan Town Center Borrower, the guarantor or manager, (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, unless, within five days of such date, the Logan Town Center Borrower delivers one or more Master Leases (as defined herein) that result in a minimum debt service coverage ratio of 1.25x for the Logan Town Center Loan or (v) a Critical Tenant Trigger Event (as defined herein). A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Logan Town Center Borrower, the guarantor or manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.10x, unless, within five days of such date, the Logan Town Center Borrower delivers one or more Master Leases that result in a minimum debt service coverage ratio of 1.25x for the Logan Town Center Loan or (iv) a Critical Tenant Trigger Event. A “Critical Tenant Trigger Event” will occur (i) upon Boscov’s Department Store, Kohl’s, Giant Eagle or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease, (ii) on or prior to twelve months prior to the expiration date the Critical Tenant fails to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the Logan Town Center Borrower of its election to renew its lease, if the Critical Tenant fails to give such notice, (iv) if an event of default under the Critical Tenant lease exists, (v) if a bankruptcy action of the Critical Tenant occurs, (vi) if the Critical Tenant discontinues its normal business operations, or (vii) if the Critical Tenant is downgraded below “BBB-” or the equivalent by any credit reporting agency. Notwithstanding the foregoing, a Critical Tenant Trigger Event will not occur so long as E. Stanley Kroenke remains the guarantor. To avoid a Cash Management Trigger Event or a Cash Sweep Event related to a low debt service coverage ratio trigger, the Logan Town Center Whole Loan permits the Logan Town Center Borrower to deliver to the lender a lease agreement between the Logan Town Center Borrower, as landlord, and E. Stanley Kroenke, as tenant (the “Master Lease”), that provides for lease payments such that the amortizing debt service ratio coverage, taking into account the income for such lease, is at least 1.25x and (i) is for a term of ten or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender.

The Mortgage Loan. The eleventh largest mortgage loan (the “Logan Town Center Mortgage Loan”) is part of a whole loan (the “Logan Town Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $77,000,000. The Logan Town Center Whole Loan is secured by a first priority fee mortgage encumbering a 715,791 SF anchored retail center located in Altoona, Pennsylvania (the “Logan Town Center Property”). Promissory Note A-2, with an original principal balance of $22,000,000, represents the Logan Town Center Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Note A-1, with an original principal balance of $55,000,000, is currently held by RMF, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Logan Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 Falon Lane Altoona, PA 16602	Collateral Asset Summary – Loan No. 11 Logan Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.8% 1.39x 9.1%

Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Logan Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$55,000,000	$55,000,000	RMF	Yes
Note A-2	$22,000,000	$22,000,000	UBS 2017-C6	No
Total	$77,000,000	$77,000,000

The proceeds of the Logan Town Center Whole Loan, together with $75,684 in borrower equity, were used to refinance an existing loan and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is TKG Logan Town Centre, LP (the “Logan Town Center Borrower”) a single-purpose Missouri limited partnership structured to be bankruptcy-remote, with two independent directors (at the general partner level). The Logan Town Center Borrower is owned by E. Stanley Kroenke (99.50%) as limited partner and TKG Logan Town Centre Realty, Inc. (0.50%) as the single-purpose general partner with two independent directors. TKG Logan Town Centre Realty, Inc. is a Missouri Corporation, wholly owned by E. Stanley Kroenke. E. Stanley Kroenke is the non-recourse carveout guarantor and borrower sponsor for the Logan Town Center Whole Loan.

E. Stanley Kroenke is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million SF. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bank Holding Company, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal FC of the English Premier League. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Logan Town Center Property is a 715,791 SF anchored retail center located in Altoona, Pennsylvania, within Blair County, approximately three miles southeast of the Altoona central business district. The improvements consist of ten buildings that were constructed in 2006 and renovated in 2012. The Logan Town Center Property is situated on a 62.9-acre site with 3,150 surface parking spaces (4.40 per 1,000 SF). As of October 13, 2017, the Logan Town Center Property was 98.3% leased by a mix of 36 national, regional and local tenants. The Logan Town Center Property is anchored by Boscov’s (190,000 SF), Giant Eagle (85,778 SF) and Kohl’s (88,100 SF), and junior anchored by Dick’s Sporting Goods (45,000 SF), Ashley Furniture (36,552 SF), Ross Dress for Less (29,939 SF), Barnes and Noble (26,000 SF), Bed, Bath and Beyond (23,554 SF), and Michael’s (21,303 SF). There are three ground lease pad sites leased to Texas Roadhouse (6,693 SF), DQ Grill & Chill (2,883 SF), and a GetGo fueling station (1,800 SF). Additionally, the Logan Town Center Property is shadow-anchored by Home Depot on the northern end of the shopping center. Home Depot (S&P: A2; Moody’s: A2) is not included in the collateral. There are three additional undeveloped pad sites that are part of the collateral. The remaining tenant base is comprised of national, regional and local tenants, with no remaining tenant occupying greater than 2.8% of the Logan Town Center Property’s net rentable area (“NRA”).

Major Tenants.

Boscov’s (190,000 SF, 26.5% of NRA, 7.9% of underwritten base rent). Boscov’s is a family-owned department store headquartered in Reading, Pennsylvania that sells brand name apparel, footwear, accessories, beauty supplies, jewelry and home goods. Boscov’s operates 47 stores with locations in Connecticut, Delaware, Maryland, New Jersey, New York, Ohio and Pennsylvania. Boscov’s has been a tenant at the Logan Town Center Property since 2006 under a lease that commenced August 12, 2006 and expires August 31, 2026, with four five-year renewal options and no termination options.

Kohl’s (88,100 SF, 12.3% of NRA, 10.6% of underwritten base rent). Kohl’s was founded in 1988 and operates department stores that sell moderately-priced private label, exclusive and national brand apparel, footwear, accessories, beauty supplies and home products. Kohl’s merchandise mix includes both, national brands and private and exclusive brands. As of January 28, 2017, Kohl’s operated 1,154 department stores in 49 states and an e-commerce website. In addition, Kohl’s employed approximately 138,000 associates, including approximately 32,000 full-time and 106,000 part-time associates. Kohl’s has been a tenant at the Logan Town Center Property since 2006 under a lease that commenced October 5, 2006 and expires January 31, 2027, with six five-year renewal options and no termination options.

Giant Eagle (85,778 SF, 12.0% NRA, 15.3% of underwritten base rent). Founded in 1931, Giant Eagle is a grocery store company that sells food and health & home items and includes a pharmacy. In addition, Giant Eagle offers services including banking, a café, a dietitian, dry cleaning, the Eagle’s Nest Child Care center, photos, Port Authority Connect Card, Western Union and a wireless center. Giant Eagle is ranked number 36 on Forbes magazine’s list of America’s Largest Private Companies. Giant Eagle operates nearly 400 retail locations including 218 supermarket locations in Pennsylvania, Ohio, West Virginia and Maryland. Giant Eagle reports annual sales of approximately $9.3 billion. Giant Eagle has been a tenant at the Logan Town Center Property since 2006 under a lease that commenced on November 9, 2006 and expires November 30, 2026, with one five-year, one four-year and 11-month, and four five-year renewal options and no termination options.

Dick’s Sporting Goods (45,000 SF, 6.3% of NRA, 6.5% of underwritten base rent). Dick’s Sporting Goods, Inc., is a leading sporting goods retailer in the U.S., was founded in 1948 and is headquartered in Pittsburgh, PA. Dick’s, who also owns Golf Galaxy, Field & Stream, True Runner, and Chelsea Collective specialty stores, offering authentic, high quality sports equipment, apparel, footwear and accessories through a blend of dedicated associates, in-store services and unique specialty shop-in-shops. As of January 28, 2017, Dick’s operated 797 stores including 676 Dick’s Sporting Goods stores in 47 states. For fiscal year ended January 2017, Dick’s reported net sales of approximately $7.92 billion, an increase of 8.9% from 2016. Dick’s Sporting Goods has been a tenant at the Logan Town Center Property since 2006 under a least that commenced October 4, 2006 and expires January 31, 2022, with two five-year and one four-year and 11-month renewal options and no termination options.

Ashley Furniture (36,552 SF, 5.1% of NRA, 4.4% of underwritten base rent). Ashley HomeStore is an American furniture store chain that sells Ashley Furniture products. Opened in 1997, the chain comprises over 700 HomeStore locations, with each store independently owned and operated. Ashley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 Falon Lane Altoona, PA 16602	Collateral Asset Summary – Loan No. 11 Logan Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.8% 1.39x 9.1%

HomeStore is a subsidiary of Ashley Furniture Industries, Inc. (“Ashley Furniture”). Established in 1945, Ashley Furniture is one of the largest manufacturers of home furnishings in the world and is headquartered in Arcadia, Wisconsin. Ashley Furniture has been a tenant at the Logan Town Center Property since 2011 under a lease that commenced on May 13, 2011 and expires May 31, 2021, with no renewal options or termination options.

The following table presents a summary regarding the largest tenants at the Logan Town Center Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Boscov’s	NR/NR/NR	190,000	26.5%	$600,000	7.9%	$3.16	$24,302,087	$128	3.2%	8/31/2026
Kohl’s	BBB/Baa2/BBB-	88,100	12.3%	$798,644	10.6%	$9.07	N/A	N/A	N/A	1/31/2027
Giant Eagle	NR/NR/NR	85,778	12.0%	$1,158,003	15.3%	$13.50	$33,485,912	$390	3.9%	11/30/2026
Total Anchor Tenants		363,878	50.8%	$2,556,647	33.8%	$7.03

Major Tenants
Dick’s Sporting Goods	NR/NR/NR	45,000	6.3%	$495,000	6.5%	$11.00	N/A	N/A	N/A	1/31/2022
Ashley Furniture	NR/NR/NR	36,552	5.1%	$335,822	4.4%	$9.19	N/A	N/A	N/A	5/31/2021
Ross Dress For Less	NR/A3/A-	29,939	4.2%	$324,510	4.3%	$10.84	N/A	N/A	N/A	1/31/2022
Barnes & Noble	NR/NR/NR	26,000	3.6%	$354,825	4.7%	$13.65	N/A	N/A	N/A	1/31/2022
Bed Bath & Beyond	NR/Baa1/BBB	23,554	3.3%	$230,000	3.0%	$9.76	N/A	N/A	N/A	1/31/2022
Michael’s	NR/NR/BB-	21,303	3.0%	$234,333	3.1%	$11.00	N/A	N/A	N/A	3/31/2022
Staples	NR/B1/B+	20,388	2.8%	$482,918	6.4%	$23.69	N/A	N/A	N/A	2/28/2022
Best Buy	BBB-/Baa1/BBB-	20,000	2.8%	$390,000	5.2%	$19.50	N/A	N/A	N/A	1/31/2022
Petco	NR/B2/B	15,000	2.1%	$281,325	3.7%	$18.76	N/A	N/A	N/A	11/30/2021
Ulta Salon	NR/NR/NR	10,020	1.4%	$185,370	2.5%	$18.50	N/A	N/A	N/A	11/30/2021
Total Major Tenants		247,756	34.6%	$3,314,103	43.8%	$13.38

Other Tenants		91,739	12.8%	$1,692,981	22.4%	$18.45
Vacant Space		12,418	1.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		715,791	100.0%	$7,563,732	100.0%	$10.75

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending August 31, 2016 for Boscov’s and reflects the 12-month period ending November 30, 2016 for Giant Eagle.

(5)	Occ. Cost % is based on the contractual rent as of the underwritten rent roll and underwritten reimbursements divided by most recently reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 Falon Lane Altoona, PA 16602	Collateral Asset Summary – Loan No. 11 Logan Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.8% 1.39x 9.1%

The following table presents certain information relating to the lease rollover at the Logan Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	2	6,033	0.8%	0.8%	$21.04	$126,953	1.7%	1.7%
2018	0	0	0.0%	0.8%	$0.00	$0	0.0%	1.7%
2019	2	4,974	0.7%	1.5%	$17.50	$87,039	1.2%	2.8%
2020	3	13,266	1.9%	3.4%	$11.69	$155,090	2.1%	4.9%
2021	11	93,928	13.1%	16.5%	$15.30	$1,437,362	19.0%	23.9%
2022	12	213,611	29.8%	46.4%	$14.23	$3,040,386	40.2%	64.1%
2023	1	1,800	0.3%	46.6%	$36.11	$65,004	0.9%	64.9%
2024	0	0	0.0%	46.6%	$0.00	$0	0.0%	64.9%
2025	0	0	0.0%	46.6%	$0.00	$0	0.0%	64.9%
2026	3	278,778	38.9%	85.6%	$6.44	$1,795,503	23.7%	88.7%
2027	2	90,983	12.7%	98.3%	$9.41	$856,394	11.3%	100.0%
2028 & Beyond	0	0	0.0%	98.3%	$0.00	$0	0.0%	100.0%
Vacant	0	12,418	1.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	36	715,791	100.0%		$10.75	$7,563,732	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Logan Town Center Property is located in Altoona, Pennsylvania in Logan Township, just east of the City of Altoona. Logan Township is situated in central Blair County, approximately 97 miles east of the City of Pittsburgh, approximately 225 miles northwest of the City of Philadelphia and approximately 45 miles southwest of State College, home of Penn State University. Altoona serves as the Blair County-seat and is the principal city of the Altoona metropolitan statistical area. Major employers in the Altoona metropolitan statistical area include UPMC Altoona, Sheetz Inc., Wal-Mart Stores, Inc. and Pennsylvania State University. Penn State – Altoona is a full-service, four-year university offering 21 majors, six associate degrees, and numerous minor and certificate programs, with an enrollment of 3,493 undergraduates and a staff of approximately 575 employees.

Primary access to the Logan Town Center Property’s neighborhood is provided by Interstate 99 (“I-99”) and U.S. Route 22 (“US-22”). I-99 is a major north/south interstate providing access to Interstate 80 and State College to the north, and can be accessed less than 1/2-mile north of the Logan Town Center Property. US-22 is an east/west highway that runs through Pennsylvania and provides direct access to Pittsburgh to the west. The Logan Town Center Property is situated alongside I-99 with access to the Logan Town Center Property from Frankstown Road. The immediate area surrounding the Logan Town Center Property includes primary types of non-residential developments within the neighborhood consisting of office, retail and light industrial use. Other developments include assisted living facilities and mid-rise apartment buildings. The majority of the single-family residential development within a three-mile radius of the Logan Town Center Property can be described as tract homes in the $50,000 to $150,000 price range. According to the appraisal, the 2017 estimated population within a one-, three-, and five-mile radius of the Logan Town Center Property was 2,411, 46,646, and 75,796, respectively. The 2017 average household income within the same radii was $67,387, $57,620, and $61,122, respectively. East of the Logan Town Center Property is predominantly undeveloped, while west of I-99 is the City of Altoona, which serves as the area’s economic center. The Logan Valley Mall is situated across I-99, southwest of the Logan Town Center Property. Logan Valley Mall is a regional shopping center anchored by Macy’s, JCPenney, and Sears. Other retailers in the area include, Weis Markets, Hobby Lobby, Target, Walmart Supercenter, and Lowe’s. Other notable developments and tourist attractions in the area include Lakemont Park, Mansion Park Stadium, and Blair County Convention Center.

According to a third party market research report, the Logan Town Center Property is located within the Pittsburgh area retail market and the Blair County retail submarket. As of the third quarter 2017, the Pittsburgh retail market reported an overall vacancy rate of 2.9%, and an average asking rental rate of $14.24 PSF. As of third quarter 2017, the Pittsburgh retail market reported absorption of 794,164 SF and new construction of 617,970 SF. The Blair County retail submarket reported an overall vacancy rate of 2.5% and an average asking rental rate of $13.49 PSF. As of third quarter 2017, the Blair County retail market reported negative absorption of 30,437 SF and new construction of 7,500 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 Falon Lane Altoona, PA 16602	Collateral Asset Summary – Loan No. 11 Logan Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 65.8% 1.39x 9.1%

The following table presents competitive retail properties with respect to the Logan Town Center Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Logan Town Center Property	Retail	2006/2012	715,791(1)	98.3%(1)	Boscov’s, Kohl’s, Giant Eagle	N/A
Petco – Sierra North Plaza 141 Sierra Drive Altoona, PA	Big Box	2015/N/A	136,934	100.0%	Petco	4.0 miles
Park Hills Plaza 100 Park Hills Plaza Altoona, PA	Neighborhood Center	1976/N/A	324,292	82.0%	Weiss	3.4 miles
Century III Plaza 9971 Mountain View Drive West Mifflin, PA	Power Center	1996/N/A	370,683	100.0%	Home Depot	3.4 miles
At Home – West Manchester Mall 855 Town Center Drive York, PA	Power Center	1995/2016	119,797	100.0%	At Home	152.0 miles
Shoppes at Pittsburgh Mills 2015 Pittsburgh Mills Boulevard Frazier Township, PA	Neighborhood Center	2005/N/A	9,907	76.0%	N/A	92.5 miles
Nittany Mall 2901 East College Avenue State College, College Township, PA	Regional Mall	1968/N/A	436,136	92.0%	Dunham’s Sporting Goods	45.0 miles
Tanglewood Plaza 1715-1935 Hilliard Rome Road Hilliard, OH	Power Center	2007/N/A	117,806	100.0%	Dick’s Sporting Goods, HHGregg	291.0 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Logan Town Center Property:

Cash Flow Analysis
	2014(1)	2015	2016	9/30/2017 TTM	UW	UW PSF
Base Rent(2)	N/A	$7,205,810	$7,348,592	$7,490,979	$7,825,372	$10.93
Total Recoveries	N/A	$1,325,933	$1,287,080	$1,194,387	$1,228,946	$1.72
Other Income	N/A	$1,000	$2,547	$125	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($452,716)(3)	($0.63)
Effective Gross Income	N/A	$8,532,743	$8,638,219	$8,685,491	$8,601,602	$12.02
Total Expenses	N/A	$1,456,791	$1,360,507	$1,387,978	$1,560,499	$2.18
Net Operating Income	N/A	$7,075,952	$7,277,712	$7,297,512	$7,041,103	$9.84
Capital Expenditures	N/A	$0	$0	$0	$107,369	$0.15
TI/LC	N/A	$0	$0	$0	$357,896	$0.50
Net Cash Flow	N/A	$7,075,952	$7,277,712	$7,297,512	$6,575,839	$9.19

Occupancy %	N/A	98.5%	98.8%	98.3%	95.0%(3)
NOI DSCR (P&I)(4)	N/A	1.49x	1.53x	1.54x	1.48x
NCF DSCR (P&I)(4)	N/A	1.49x	1.53x	1.54x	1.39x
NOI Debt Yield(4)	N/A	9.2%	9.5%	9.5%	9.1%
NCF Debt Yield(4)	N/A	9.2%	9.5%	9.5%	8.5%

(1)	The Logan Town Center Borrower purchased the Logan Town Center Property in June 2014, therefore no operating history was available for 2014.

(2)	UW Base Rent is based on the underwritten rent roll and includes (i) percentage rent of $10,700 for Panera Bread which had sales of $2.6 million for 2016, (ii) rent steps through November 1, 2018 of $17,416 and (iii) vacancy gross up of $250,940.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%.

(4)	Debt service coverage ratios and debt yields are based on the Logan Town Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Linthicum, MD 21090	Collateral Asset Summary – Loan No. 12 Airport Investment & Airport Overlook	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,970,924 60.4% 1.80x 12.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR			Location	Linthicum, MD 21090
				General Property Type:	Office
Original Balance(1):	$22,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$21,970,924			Title Vesting:	Fee
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	Various/N/A
Loan Purpose:	Refinance			Size:	228,685 SF
Borrower Sponsor:	BRIT Limited Partnership			Cut-off Date Balance per SF(1):	$122
Mortgage Rate:	4.4800%			Maturity Date Balance per SF(1):	$99
Note Date	10/25/2017			Property Manager:	BECO Management, Inc. (borrower-related)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,409,514
Prepayment Provisions(2):	LO (24); YM0.5 (91); O (5)			UW NOI Debt Yield(1):	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.80x
Additional Debt Balance(1):	$5,992,070			Most Recent NOI:	$3,090,534 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,029,607 (12/31/2016)
Reserves				3rd Most Recent NOI:	$2,919,203 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (Various)
RE Tax:	$42,757	$26,723	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance(3):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacement:	$0	$3,811	$200,000	Appraised Value (as of):	$46,300,000 (9/12/2017)
TI/LC:	$0	$19,057	N/A	Cut-off Date LTV Ratio(1):	60.4%
Tenant Allowance Funds:	$2,000,000	$0	N/A	Maturity Date LTV Ratio(1):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$28,000,000	100.0%	Loan Payoff(4):	$11,376,622	40.6%
			Reserves:	$2,042,757	7.3%
			Closing Costs:	$685,071	2.4%
			Return of Equity:	$13,895,550	49.6%
Total Sources:	$28,000,000	100.0%	Total Uses:	$28,000,000	100.0%

(1)	The Airport Investment & Airport Overlook Mortgage Loan (as defined below) is part of the Airport Investment & Airport Overlook Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $28,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the Airport Investment & Airport Overlook Whole Loan.

(2)	Any time after December 6, 2019, the Airport Investment & Airport Overlook Borrowers (as defined below) may obtain the release of any of the Airport Investment & Airport Overlook Properties (as defined below), provided that among other things, (i) no event of default has occurred, (ii) the Airport Investment & Airport Overlook Borrowers prepay the loan in an amount equal to 120% of the allocated loan amount for the property to be released and the applicable yield maintenance premium, (iii) the debt service coverage ratio of the remaining property is at least the greater of (x) the debt service coverage ratio of the Airport Investment & Airport Overlook Properties at origination and (y) the debt service coverage ratio of the Airport Investment & Airport Overlook Properties immediately prior to such release, (iv) the debt yield of the remaining property is at least the greater of (x) 12.2% and (y) the debt yield of the Airport Investment & Airport Overlook Properties immediately prior to such release, and (v) the loan to value ratio of the remaining property is no more than the lesser of (x) 60.5% and (y) the loan to value ratio of the Airport Investment & Airport Overlook Properties immediately prior to such release.

(3)	On a monthly basis, the Airport Investment & Airport Overlook Borrowers are required to escrow monthly 1/12 of the annual insurance premiums (unless the Airport Investment & Airport Overlook Properties are insured under an acceptable blanket policy).

(4)	The Airport Investment Property (as defined below) was part of a portfolio of three properties encumbering the previous mortgage loan with an aggregate original balance of $29.0 million. At origination, proceeds of the Airport Investment & Airport Overlook Whole Loan were used to retire the existing loan in the payoff amount of $24,566,047. The previous lender did not allocate the loan amount by property; as such, the Airport Investment & Airport Overlook Borrowers applied allocated loan amounts based on the property appraised values at the time of the existing loan origination. The allocated payoff amount allocated to the Airport Investment Property is approximately $11,376,622.

The Mortgage Loan. The twelfth largest mortgage loan (the “Airport Investment & Airport Overlook Mortgage Loan”) is part of a whole loan (the “Airport Investment & Airport Overlook Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $28,000,000. The Airport Investment & Airport Overlook Whole Loan is secured by a first priority fee mortgage encumbering a two-property office portfolio located at 793 Elkridge Landing Road, Linthicum, Maryland (the “Airport Investment Property”) and 785 Elkridge Landing Road, Linthicum, Maryland (the “Airport Overlook Property,” and together with the Airport Investment Property, the “Airport Investment & Airport Overlook Properties”). Promissory Note A-1, with an original principal balance of $22,000,000, represents the Airport Investment & Airport Overlook Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Note A-2, with an original principal balance of $6,000,000, is currently held by UBS AG, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Airport Investment & Airport Overlook Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Linthicum, MD 21090	Collateral Asset Summary – Loan No. 12 Airport Investment & Airport Overlook	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,970,924 60.4% 1.80x 12.2%

Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Airport Investment & Airport Overlook Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$22,000,000	$21,970,924	UBS 2017-C6	Yes
Note A-2	$6,000,000	$5,992,070	UBS AG	No
Total	$28,000,000	$27,962,994

The proceeds of the Airport Investment & Airport Overlook Whole Loan were used to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are BRIT-Airport Investment Building LLC and BRIT-Airport Overlook LLC (collectively, the “Airport Investment & Airport Overlook Borrowers”), each a single purpose, Delaware limited liability company with one independent director in its organizational structure. The nonrecourse guarantor and borrower sponsor of the Airport Investment & Airport Overlook Mortgage Loan is BRIT Limited Partnership.

BRIT Limited Partnership was formed for the sole purpose of acquiring, owning and operating office buildings in the Greater Washington, D.C./Baltimore area. The four key principals include Dennis Berman, Gary Berman, Jeffrey Lee Cohen, and Michael David Epstein. BRIT Limited Partnership is owned 50% by BRIS Limited Partnership, 49% by Class A Limited Partners comprised of revocable trusts for each of the key principals and 1% by BECO-BRIT, Inc. owned by the revocable trusts of the key principals. Each property is owned by a single-purpose entity that is controlled by BRIT Limited Partnership, and each property is managed by BECO Management, Inc. Founded in 1986 by Dennis Berman, Gary Berman, Jeffrey Lee Cohen and Michael David Epstein, BECO Management, Inc. owns and manages over seven million SF of commercial property in Washington, D.C., Virginia, Maryland, North Carolina and Illinois.

The Properties. The Airport Investment & Airport Overlook Properties consist of two Class B office properties, totaling 228,685 SF, both of which are located next to each other in Linthicum, Maryland, approximately 8.8 miles south of the Baltimore central business district.

The following table presents certain information relating to the Airport Investment & Airport Overlook Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Airport Investment Property	Linthicum, MD	1975/N/A	194,457	$2,622,146	85.8%	$24,097,699	86.2%	$39,900,000	60.4%
Airport Overlook Property	Linthicum, MD	2006/N/A	34,228	$434,909	14.2%	$3,865,295	13.8%	$6,400,000	60.4%
Total/Wtd. Avg.			228,685	$3,057,056	100.0%	$27,962,994	100.0%	$46,300,000	60.4%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Airport Investment & Airport Overlook Whole Loan amount.

The Airport Investment Property is comprised of a two-story Class B office building totaling 194,457 SF and is 100.0% leased to Northrop Grumman (Moody’s/S&P: Baa1/BBB+) as of December 1, 2017. Built in 1975 and situated on 7.7 acres, the Airport Investment Property contains 412 surface parking spaces (2.1 spaces per 1,000 SF). Northrop Grumman has occupied the Airport Investment Property since March 1984 and recently renewed its lease for a seven-year term that commenced in July 2017 and expires in June 2024 with two three-year renewal options remaining. The initial rental rate is $14.35 PSF under triple net lease provisions wherein the tenant is responsible for real estate taxes, insurance, and operating expenses while the landlord is responsible for roof and structural repairs. Additionally, approximately 90% of the Airport Investment Property is built-out as a sensitive compartmented information facility (“SCIF”), a U.S. Department of Defense term for a secure room. The SCIF is a data and communication secured space for the handling of sensitive/classified data. Furthermore, the Airport Investment Property is situated across Elkridge Landing Road from the headquarters of the National Security Agency (“NSA”) and features a direct fiber cable link to the NSA. The borrower sponsor acquired the Airport Investment Property in 1997 for approximately $8.8 million and subsequently invested approximately $4.5 million in capital improvements, tenant improvements and leasing commissions through 2013. The capital improvements were used to renovate the roof and parking lot.

The Airport Overlook Property is comprised of a three-story Class B office building totaling 34,228 SF and is 100.0% leased six tenants as of October 1, 2017. Built in 2006 and situated on 5.5 acres, the Airport Investment Property contains 415 surface parking spaces (12.1 spaces per 1,000 SF). Amenities at the Airport Overlook Property include a 1,319 SF fitness center and a 629 SF employee lounge. The largest tenants at the Airport Overlook Property are ViaSat, Inc. (“ViaSat”), which comprises 33.9% of the property’s NRA and 35.3% of the property’s underwritten base rent, and Innovairre Studios, Inc., which comprises 33.7% of the property’s NRA and 36.7% of the property’s underwritten base rent. No other tenant at the Airport Overlook Property occupies more than 9.9% of the property’s NRA and 10.6% of the property’s underwritten base rent. The borrower sponsor acquired the Airport Overlook Property in May 1997 for approximately $4.5 million and subsequently invested approximately $2.5 million in capital improvements, tenant improvements and leasing commissions through 2016. The capital improvements were used to renovate the fitness center and employee lounge.

Major Tenants.

Northrop Grumman (194,457 SF, 85.0% of total NRA, 77.2% of underwritten base rent). Northrop Grumman (NYSE: NOC) (Moody’s/S&P: Baa1/BBB+) is an American global aerospace and defense technology company. Northrop Grumman employs over 67,000 people worldwide and is ranked No. 114 on the 2017 Fortune 500 list of America’s largest corporations. Defense News ranked Northrop Grumman as No. 5 of the Top 100 Defense Contractors for 2017. It also ranks in the top 10 military-friendly employers. Founded in 1939, the company is headquartered in Falls Church, Virginia, and in 2016, recorded sales of $24.5 billion and net earnings of $2.2 billion. Northrop Grumman is the sole tenant at the Airport Investment Property with underwritten

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Linthicum, MD 21090	Collateral Asset Summary – Loan No. 12 Airport Investment & Airport Overlook	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,970,924 60.4% 1.80x 12.2%

base rent of $14.35 PSF triple net. The company and its predecessors have been at the Airport Investment Property since January 1984 and extended its lease in July 2017 for a seven-year term for a current lease expiration in June 2024. Northrop Grumman built out approximately 90% of its space as a SCIF secure room in order to create a data and communication secure environment for the handling of sensitive and classified data, which typically costs between $85 PSF and $140 PSF according to the appraisal. Additionally, the tenant’s space is linked to the NSA Friendship Annex, which is located just across the street from the Airport Investment Property, via a direct fiber optic cable, allowing for secure monitored communication and exchange of data. Northrop Grumman has two three-year renewal options remaining and a termination option effective June 30, 2023 with no less than nine months’ prior notice and a termination payment equal to the unamortized brokerage commissions, rent abatements and cash allowances, and landlord’s work and any other improvement work incurred by the landlord, all of which, together with interest of 10.5% per annum, will be amortized assuming monthly payments of blended principal and interest over the term of the Northrup Grumman lease.

ViaSat, Inc. (11,608 SF, 5.1% of total NRA, 8.1% of underwritten base rent). ViaSat (Nasdaq: VSAT) is a global provider of satellite broadband and wireless services, infrastructure and technology, providing secure connections for consumers, businesses, government agencies and the military to connect to the internet from anywhere in the world. They also deliver and protect information with their communications ground systems, infrastructure and services. ViaSat employs over 3,700 globally, and as of the fiscal year ending March 31, 2017, recorded annual revenue of $1.6 billion and net income of $23.8 million. ViaSat has been a tenant at the Airport Overlook Property since January 2008 and expanded and renewed their lease in August 2015 for a current lease expiration in July 2021. ViaSat currently leases 11,608 SF (33.9% of the NRA at the Airport Overlook Property) with underwritten base rent of $25.13 PSF full service. ViaSat does not have any renewal or termination options remaining.

The following table presents certain information relating to the leases at the Airport Investment & Airport Overlook Properties:

Tenant Summary(1)

Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF	Lease Expiration
Northrop Grumman(3)	Airport Investment Property	NR/Baa1/BBB+	194,457	85.0%	$2,790,458	77.2%	$14.35	6/30/2024
ViaSat, Inc.	Airport Overlook Property	NR/B1/BB-	11,608	5.1%	$291,740	8.1%	$25.13	7/31/2021
Innovairre Studios, Inc.(4)	Airport Overlook Property	NR/NR/NR	11,537	5.0%	$303,067	8.4%	$26.27	5/31/2019
Foundation Financial Advisors	Airport Overlook Property	NR/NR/NR	3,397	1.5%	$87,937	2.4%	$25.89	4/30/2021
Domino’s Pizza LLC	Airport Overlook Property	NR/NR/NR	2,574	1.1%	$65,326	1.8%	$25.38	3/31/2022
Bank of Hampton Roads	Airport Overlook Property	NR/NR/NR	1,661	0.7%	$42,292	1.2%	$25.46	1/31/2019
Stewart Technologies Inc.	Airport Overlook Property	NR/NR/NR	1,503	0.7%	$35,606	1.0%	$23.69	11/1/2020
Subtotal/Wtd. Avg.			226,737	99.1%	$3,616,426	100.0%	$15.95
Remaining Tenants(5)			1,948	0.9%	$0	0.0%	$0.00
Vacant Space			0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)			228,685	100.0%	$3,616,426	100.0%	$15.95

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Northrop Grumman has a termination option effective June 30, 2023 with no less than nine months’ prior notice and a termination payment equal to the unamortized brokerage commissions, rent abatements and cash allowances, and landlord’s work and any other improvement work incurred by the landlord, all of which, together with interest of 10.5% per annum, will be amortized assuming monthly payments of blended principal and interest over the term of the Northrup Grumman lease.

(4)	Innovairre Studios, Inc. vacated the Airport Overlook Property in August 2016 and subleases its space to Veterans Accountable Care Group.

(5)	Includes 1,948 SF of space occupied by the employee lounge and fitness center, which have no associated Annual UW Base Rent.

(6)	Wtd. Avg. Annual UW Base Rent PSF excludes 1,948 SF of space occupied by the employee lounge and fitness center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Linthicum, MD 21090	Collateral Asset Summary – Loan No. 12 Airport Investment & Airport Overlook	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,970,924 60.4% 1.80x 12.2%

The following table presents certain information relating to the lease rollover schedule at the Airport Investment & Airport Overlook Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	2	1,948	0.9%	0.9%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.9%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.9%	$0.00	$0	0.0%	0.0%
2019	2	13,198	5.8%	6.6%	$26.17	$345,359	9.5%	9.5%
2020	1	1,503	0.7%	7.3%	$23.69	$35,606	1.0%	10.5%
2021	2	15,005	6.6%	13.8%	$25.30	$379,678	10.5%	21.0%
2022	1	2,574	1.1%	15.0%	$25.38	$65,326	1.8%	22.8%
2023	0	0	0.0%	15.0%	$0.00	$0	0.0%	22.8%
2024	1	194,457	85.0%	100.0%	$14.35	$2,790,458	77.2%	100.0%
2025	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	9	228,685	100.0%		$15.95	$3,616,426	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	MTM includes 1,948 SF of space occupied by the employee lounge and fitness center, which have no associated Total UW Base Rent Rolling.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes 1,948 SF of space occupied by the employee lounge and fitness center.

The Market. The Airport Investment & Airport Overlook Properties are located southeast of the intersection of Interstate 195 and Baltimore Washington Parkway (MD 295), within Anne Arundel County. Located in the BWI office submarket within the Baltimore statistical metropolitan area, the Airport Investment & Airport Overlook Properties are located approximately 1.8 miles from Baltimore Washington International Thurgood Marshall Airport and 6.6 miles from Interstate 95. Baltimore and Washington, D.C. are approximately 8.8 miles northeast and approximately 31.9 miles southwest of the Airport Investment & Airport Overlook Properties, respectively. Given its location relative to federal agencies in the Washington, D.C. area, employment in the regional area is led by the government sector, in addition to education, information systems and health services.

The NSA Friendship Annex is an approximately 1 million SF campus along Elkridge Landing Road that serves as an extension of the NSA headquarters, which is located approximately 10.4 miles away. Employing approximately 12,000, the NSA Friendship Annex serves as a cyber-espionage station, electronic intelligence processing facility and the primary campus of the National Cryptologic School, among other roles. The Airport Investment Property is located just across the street from the NSA Friendship Annex and a direct communication fiber cable link the two buildings. Northrup Grumman built out approximately 90% of the Airport Investment Property as a SCIF secure room in order to create a data and communication secure environment for the handling of sensitive and classified data, which typically costs between $85 PSF and $140 PSF according to the appraisal. There are approximately 22 properties comprising 1.7 million SF with SCIF space with market vacancy ranging between 5.0% and 8.0%, according to the appraisal.

Comparable office leases to the Airport Investment Property is shown in the table below:

Office Lease Comparables(1)
Property Name	Location	Year Built	Net Rentable Area (SF)	Tenant Name	Lease Date	Lease Size (SF)	Term (months)	Rent PSF	Lease Type
Airport Investment Property	Linthicum, MD	1975	194,457(2)	Northrop Grumman(2)	7/1/2017(3)	194,457(2)	84(3)	$14.35(2)	Triple Net(2)
4700 Garden City Drive	Hyattsville, MD	2017	199,453	Kaiser Permanente	1/1/2018	199,453	180	$34.00	Full Service
991 Corporate Boulevard	Linthicum Heights, MD	1999	77,288	Enlighten IT	8/1/2016	30,814	82	$10.75	Triple Net
7100 Standard Drive	Hanover, MD	1981	80,000	Lockheed Martin	4/1/2016	80,000	60	$12.50	Triple Net
Baltimore FBI Building	Windsor Mill, MD	2004	155,755	FBI	6/1/2015	155,755	180	$32.05	Full Service
DHCD Building	Hyattsville, MD	2015	97,332	DHCD	4/1/2015	97,332	180	$39.71	Full Service

(1)	Information is based on the appraisal.

(2)	Based on the underwritten rent roll.

(3)	Represents the tenant’s most recent lease renewal at the Airport Investment Property. Northrop Grumman has been in occupancy at the Airport Investment Property since March 1984.

According to a third party market research report, the estimated 2017 population and average household income within a five-mile radius of the Airport Investment & Airport Overlook Properties is 192,895 and $90,339, respectively.

According to a third party market research report, the Airport Investment & Airport Overlook Properties are located in the Route 1/BWI area submarket which contains approximately 11.8 million SF of office space in 252 office properties. As of the second quarter of 2017, the overall vacancy rate was 15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Linthicum, MD 21090	Collateral Asset Summary – Loan No. 12 Airport Investment & Airport Overlook	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,970,924 60.4% 1.80x 12.2%

and the average asking rental rate was $24.70 PSF. Class B office rents and vacancy in the submarket averaged $20.87 PSF and 19.6%, respectively. According to the appraisal, there have been no deliveries to the submarket since the fourth quarter of 2009 and there are currently no projects under construction.

Comparable office leases to the Airport Overlook Property is shown in the table below:

Office Lease Comparables(1)
Property Name	Location	Year Built	Net Rentable Area (SF)	Tenant Name	Lease Date	Lease Size (SF)	Term (months)	Rent PSF	Lease Type
Airport Overlook Property	Linthicum, MD	2006	34,228(2)	ViaSat, Inc.(2)	8/1/2015(3)	11,608(2)	72(3)	$25.13(2)	Full Service(2)
bwtech @ UMBC Research & Technology	Baltimore, MD	2004	58,335	Light Point Security	12/1/2016	2,700	60	$26.50	Full Service
bwtech @ UMBC Lot 4	Baltimore, MD	2008	110,400	Tissue Banks	8/1/2016	11,298	120	$25.50	Full Service
Caton Professional Building	Baltimore, MD	1986	16,000	Regenerations	12/1/2016	2,820	36	$21.00	Full Service
Airport Square XXI	Linthicum, MD	1988	69,161	Center for Financial	12/1/2016	1,276	18	$23.00	Full Service
Airport Square	Linthicum Heights, MD	1972	91,903	York Telecom	4/1/2007	2,648	39	$20.00	Full Service
Dorsey Business Center	Elkridge, MD	1987	77,797	Undisclosed	12/20/2016	5,618	18	$23.52	Full Service

(1)	Information is based on the appraisal.

(2)	Based on the underwritten rent roll.

(3)	Represents the tenant’s most recent lease expansion and renewal at the Airport Overlook Property. ViaSat has been in occupancy at the Airport Overlook Property since January 2008.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Airport Investment & Airport Overlook Properties:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,245,674	$3,402,363	$3,509,049	$3,547,116	$3,877,842	$16.96
Total Recoveries	$253,609	$270,783	$268,758	$283,183	$392,241	$1.72
Less Vacancy & Credit Loss	$0	$0	$0	$0	($153,524)	($0.67)
Effective Gross Income	$3,499,283	$3,673,146	$3,777,807	$3,830,299	$4,116,559	$18.00
Total Operating Expenses	$716,878	$753,943	$748,200	$739,765	$707,045	$3.09
Net Operating Income	$2,782,405	$2,919,203	$3,029,607	$3,090,534	$3,409,514	$14.91
Capital Expenditures	$0	$0	$0	$14,829	$45,737	$0.20
TI/LC	$0	$0	$0	$0	$306,721	$1.34
Net Cash Flow	$2,782,405	$2,919,203	$3,029,607	$3,075,704	$3,057,056	$13.37

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR(2)	1.64x	1.72x	1.78x	1.82x	2.01x
NCF DSCR(2)	1.64x	1.72x	1.78x	1.81x	1.80x
NOI Debt Yield(2)	10.0%	10.4%	10.8%	11.1%	12.2%
NCF Debt Yield(2)	10.0%	10.4%	10.8%	11.0%	10.9%

(1)	UW Gross Potential Rent is underwritten based on the underwritten rent roll and includes (i) $24,057 of rent steps through November 2018 and (ii) $261,416 in average straight line rent associated with the Northrup Grumman lease.

(2)	Debt service coverage ratios and debt yields are based on the Airport Investment & Airport Overlook Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 13 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 69.3% 1.60x 10.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Lanham, MD 20706
				General Property Type:	Office
Original Balance(2):	$20,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(2):	$20,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2002/2016-2017
Loan Purpose:	Acquisition			Size:	309,303 SF
Borrower Sponsor:	Kawa Capital Partners LLC			Cut-off Date Balance per SF(2):	$175
Mortgage Rate:	4.4500%			Maturity Date Balance per SF(2):	$153
Note Date:	10/17/2017			Property Manager:	Adler Kawa Realty Services, LLC
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF/YM1 (91); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$5,724,034
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	10.6%
Additional Debt Balance(2):	$34,000,000			UW NOI Debt Yield at Maturity(2):	12.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	2.14x (IO) 1.60x (P&I)
Reserves				Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent NOI(5):	N/A
RE Tax(3):	$0	Springing	N/A	3rd Most Recent NOI(5):	N/A
Insurance(3):	$0	Springing	N/A	Most Recent Occupancy:	100.0% (12/1/2017)
Replacements:	$0	$4,382	N/A	2nd Most Recent Occupancy(5):	100.0% (12/31/2016)
TI/LC(3):	$6,814,543	Springing	N/A	3rd Most Recent Occupancy(5):	N/A
Deferred Maintenance:	$25,080	$0	N/A	Appraised Value (as of)(6):	$77,900,000 (9/18/2017)
Outstanding Landlord Obligations Reserve(4):	$6,206,918	$0	N/A	Cut-off Date LTV Ratio(2)(6):	69.3%
Operating Expense Funds:	$0	Springing	N/A	Maturity Date LTV Ratio(2)(6):	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$54,000,000	55.8%	Purchase Price:	$82,000,000	84.7%
Borrower Equity:	$29,583,474	30.6%	Reserves:	$13,046,541	13.5%
Other Sources(7):	$13,186,473	13.6%	Closing Costs:	$1,723,406	1.8%
Total Sources:	$96,769,948	100.0%	Total Uses:	$96,769,948	100.0%

(1)	The 2U Headquarters Whole Loan (as defined below) was originated by Citi Real Estate Funding Inc. (“CREFI”). UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) acquired one pari passu note, with an original principal balance of $20,000,000, from CREFI and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	The 2U Headquarters Mortgage Loan (as defined below) is part of the 2U Headquarters Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the 2U Headquarters Whole Loan.

(3)	During the continuance of a Cash Sweep Period (as defined herein), the 2U Headquarters Borrower (as defined below) is required to escrow monthly (a) 1/12 of the annual estimated tax payments, (b) 1/12 of the annual insurance premiums unless an acceptable blanket policy is in place and (c) 1/12 of the amount equal to the aggregate NRA of the 2U Headquarters Property (if applicable, excluding the NRA of any released space) multiplied by $1.00 for tenant improvements and leasing commissions. A “Cash Sweep Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio for the 2U Headquarters Whole Loan falling below 1.20x, or (iii) a Specified Tenant Trigger Period (as defined herein). A “Specified Tenant Trigger Period” will commence upon (i) 2U, Inc. being in default under its lease, (ii) 2U, Inc. failing to be in actual, physical possession of its space, in excess of two floors (the “Applicable Space”) or any other tenant whose rent constitutes 10% or more of the total income for the 2U Headquarters Property or who occupies 10% or more of the gross leasable area of the 2U Headquarters Property (each, an “Additional Specified Tenant”) failing to be in physical possession of its space, (iii) 2U, Inc. giving notice it is terminating all or any portion of its lease for the Applicable Space or any Additional Specified Tenant giving notice it is terminating all or any portion of its lease, (iv) any termination or cancellation of 2U, Inc.’s lease and/or 2U, Inc.’s lease failing to be in full force and effect, (v) any bankruptcy or insolvency of 2U, Inc., (vi) 2U, Inc. failing to extend or renew its lease on or prior to the earlier of (y) 15 months prior to the maturity of the 2U Headquarters Whole Loan and (z) the renewal period required under its lease, (vii) 2U, Inc. having a gross revenue less than $240,000,000 for any four consecutive calendar quarters during its lease term, or (viii) following the date that the long-term senior unsecured debt of 2U, Inc. is first rated Baa3 or higher by Moody’s or BBB- or higher by S&P or Fitch, the long-term senior unsecured debt of 2U, Inc. thereafter being rated BB or lower by S&P or Fitch or Ba2 or lower by Moody’s.

(4)	Outstanding Landlord Obligations Reserve includes (i) $5,168,892 for gap and free rent for 2U, Inc. and (ii) $1,038,026 for gap common area maintenance payments related to 2U, Inc.’s lease.

(5)	Historical occupancy and financial information is unavailable due to 2U, Inc.’s lease commencing December 1, 2016. The related borrower acquired the 2U Headquarters Property (as defined below) from Cohen Equities, a New York-based real estate acquisitions and management company, in connection with the origination of the 2U Headquarters Whole Loan. Cohen Equities purchased the 2U Headquarters Property while it was vacant in August 2015 and subsequently implemented a full capital expenditure plan and signed 2U, Inc. as the sole tenant to occupy 100.0% of the 2U Headquarters Property. Previously, the 2U Headquarters Property was approximately 85.0% occupied by Computer Sciences Corp., which vacated the 2U Headquarters Property in 2013 due to the expiration of their contract with the IRS (located adjacent to the 2U Headquarters Property).

(6)

The appraisal concluded to an “as-is” appraised value of $77,900,000 as of September 18, 2017. The appraisal also concluded an “as-stabilized” appraised value of $92,200,000 as of September 18, 2020, which assumes the build-out of all of 2U, Inc.’s space is complete and 2U, Inc. occupies and pays rent on 100.0% of its space. All outstanding tenant improvements, gap rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 13 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 69.3% 1.60x 10.6%

and free rent related to 2U, Inc.’s space was reserved at the origination of the 2U Headquarters Whole Loan. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the “as-is” appraised value of the 2U Headquarters Property of $77,900,000. The Cut-off Date LTV Ratio and Maturity Date LTV based on the “as-stabilized” appraised value of the 2U Headquarters Property are 58.6% and 51.2%, respectively.

(7)	Other Sources primarily consists of amounts for the TI/LC and Outstanding Landlord Obligations Reserve, which were funded by the seller of the 2U Headquarters Property and subsequently transferred to the borrower sponsor of the 2U Headquarters Whole Loan in connection with the acquisition of the 2U Headquarters Property.

The Mortgage Loan. The thirteenth largest mortgage loan (the “2U Headquarters Mortgage Loan”) is part of a whole loan (the “2U Headquarters Whole Loan”) with an original principal balance of $54,000,000. The 2U Headquarters Whole Loan is secured by a first priority fee mortgage encumbering a single tenant office property totaling 309,303 SF located in Lanham, Maryland (the “2U Headquarters Property”). The 2U Headquarters Whole Loan was originated by CREFI. UBS AG acquired from CREFI one pari passu note, as described below, with an original principal balance of $20,000,000. Promissory Note A-2, with an original principal balance of $20,000,000, represents the 2U Headquarters Mortgage Loan and will be included in the UBS 2017-C6 Trust. Promissory Note A-1, with an original principal balance of $34,000,000, is expected to be contributed to the CCUBS 2017-C1 Trust. The 2U Headquarters Whole Loan will be serviced pursuant to the trust and servicing agreement for the CCUBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

2U Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$34,000,000	$34,000,000	CCUBS 2017-C1(1)	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2017-C6	No
Total	$54,000,000	$54,000,000

(1)	Promissory Note A-1 is currently held by CREFI and is expected to be contributed to the CCUBS 2017-C1 Trust.

The Borrower and the Borrower Sponsor. The borrower is KCP Harkins Fee Owner, LLC (the “2U Headquarters Borrower”), a Delaware limited liability company and single-purpose entity structured to be bankruptcy remote. The borrower sponsor and nonrecourse carve-out guarantor is Kawa Capital Partners LLC, d/b/a Kawa Capital Management. Kawa Capital Management is an independent asset management firm headquartered in Miami, Florida that focuses primarily on credit hedge fund and commercial and industrial real estate deals. Through its commercial and industrial real estate investment platform, Kawa Capital Management has invested $360 million of equity since its inception and currently has over 5 million SF of property under management.

The Property. The 2U Headquarters Property is a Class A office property totaling 309,303 SF on a 1.72-acre site located in Lanham, Maryland, approximately 13 miles northeast of Washington D.C. The 2U Headquarters Property was constructed in 2002 and is currently undergoing renovations that began in 2016 upon 2U, Inc. executing its lease. 2U, Inc. is the sole tenant at the 2U Headquarters Property leasing 100.0% of the space through August 2028 on a triple-net lease. 2U, Inc. has two five-year renewal options and no termination options. The 2U Headquarters Property is a 12-story building with floor plates of 27,014 SF. The 2U Headquarters Property features six elevators, meeting space, a 12,000 SF fitness center and a food hall and separate coffee bar located on the first floor. Parking is provided via an adjacent surface parking lot, which features 965 spaces. The 2U Headquarters Property is located directly across from the New Carrollton Station, a transit station that serves Amtrak, the Washington Metro, the Maryland Area Regional Commuter (“MARC”) and Greyhound buses.

2U, Inc. currently leases 100.0% of the 12-story building at the 2U Headquarters Property; however, floors three through six (112,705 SF) are structured as must-take space within the lease and are not yet occupied by 2U, Inc. The must-take space phases in over two years, from December 2018 to December 2020. At origination, the lender escrowed all tenant improvements, free rent and gap rent associated with the must-take space. 2U, Inc. utilizes the 2U Headquarters Property as its global headquarters. 2U, Inc. currently has approximately 740 employees located at the 2U Headquarters Property, and has stated that it anticipates having at least approximately 1,600 employees at the 2U Headquarters Property by 2020. The 2U Headquarters Property was previously approximately 85.0% occupied by Computer Sciences Corp., which vacated the 2U Headquarters Property in 2013 due to the expiration of their contract with the IRS (located adjacent to the 2U Headquarters Property). Cohen Equities (the seller of the 2U Headquarters Property) purchased the 2U Headquarters Property while it was vacant in August 2015 and subsequently implemented a full capital expenditure plan and signed 2U, Inc. to its current lease before selling the 2U Headquarters Property to the borrower sponsor.

2U, Inc. was founded in 2008 by John Katzman (the founder of The Princeton Review), Chip Paucek (a former CEO of Smarterville Inc., the parent company of Hooked on Phonics) and Jeremy Johnson as an educational technology company that partners with colleges and universities to offer degree programs online to qualified students anywhere in the world. 2U, Inc. supplies its partner universities with a cloud-based software platform and a suite of technology-enabled services, including coursework design, live video classes, infrastructural support and capital in order to deliver instruction to students. As of fiscal year 2016, 2U, Inc. reported an 83.0% retention rate of students who have entered a 2U program. 2U, Inc. generates revenue primarily through student tuition of multi-year degree programs. 2U, Inc. students pay standard tuition, however, instead of going to a classroom, they meet in a virtual classroom via a live video chat with a professor and other students in the class. 2U, Inc. signs contracts typically ranging from 10-15 years with its partner universities with the contracts including a revenue sharing agreement between 2U, Inc. and such universities for the tuition costs paid by the students. 2U, Inc. launched its first two programs in 2009 in partnership with the University of Southern California, which is still its largest client by enrollment. 2U, Inc. currently partners with 22 different universities including the University of Southern California, University of North Carolina, Georgetown University, The University of Chicago, Yale University, Vanderbilt University, New York University, Northwestern and Harvard Business School. Since the company’s inception, 2U, Inc. has not reported a partner university cancelling its contract and reports a 100% retention rate for contract renewals with universities upon initial expiration. Full course equivalent enrollment grew from 41,034 during the twelve months ended December 31, 2014 to 77,344 during the twelve months ended December 31, 2016. In May 2017, 2U, Inc. announced a $103.0 million acquisition of GetSmarter, a South African startup that delivers short-term online certification courses to distance learning students in partnership with universities across the world. Getsmarter has partnerships with universities such as the University of Cambridge, University of Cape Town, Harvard and MIT. For the year ended December 31, 2016, 2U, Inc. reported revenues of approximately $205.9 million, which is an increase in revenues of approximately 37.1% compared to the year ended December 31, 2015 and 86.8% compared to the year ended December 31, 2014.

The appraisal concluded to an “as-is” appraised value for the 2U Headquarters Property of $77,900,000 as of September 18, 2017. The appraisal also concluded an “as-stabilized” appraised value of $92,200,000 as of September 18, 2020, which assumes the build-out of all of 2U, Inc.’s space is complete and 2U, Inc. occupies and is paying rent on 100.0% of its space. The lender reserved for all outstanding tenant improvements, free rent and gap rent at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 13 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 69.3% 1.60x 10.6%

origination of the 2U Headquarters Whole Loan. All loan-to-value ratios presented herein are calculated based upon the appraiser’s “as-is” appraised value of $77,900,000 as of September 18, 2017.

The following table presents certain information relating to the lease at the 2U Headquarters Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody‘s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent(2)	% of Total Annual Base UW Rent	Annual UW Base Rent PSF	Lease Expiration
2U, Inc.(3)(4)	NR/NR/NR	309,303	100.0%	$6,221,785	100.0%	$20.12	8/31/2028
Subtotal/Wtd. Avg.		309,303	100.0%	$6,221,785	100.0%	$20.12
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		309,303	100.0%	$6,221,785	100.0%	$20.12

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Base Rent Includes rent steps of $199,755 through December 1, 2017.

(3)	2U, Inc. has two five-year renewal options with no termination options.

(4)	2U, Inc. currently leases 100.0% of the 12-story building at the 2U Headquarters Property, however, floors three through six (112,705 SF) are structured as must-take space within the lease and are not yet occupied by 2U, Inc. The must-take space phases in over two years, from December 2018 to December 2020. At origination, the lender escrowed all tenant improvements, free rent and gap rent associated with the must-take space.

The following table presents certain information relating to the lease rollover schedule at the 2U Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	309,303	100.0%	100.0%	$20.12	$6,221,785	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	309,303	100.0%		$20.12	$6,221,785	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total UW Base Rent Rolling includes rent steps of $199,755 through December 1, 2017.

The Market. The 2U Headquarters Property is located in Lanham, Maryland within Prince George County, approximately 13 miles northeast of Washington, D.C and approximately five miles southeast of the University of Maryland-College Park. According to the appraisal, the 2U Headquarters Property is within the Lanham office submarket within the larger DC Metro office market. Over the most recent four quarters ending with the second quarter of 2017, the appraisal identified no growth of supply and positive net absorption of 352,000 SF in the Lanham office submarket. According to the appraisal, 2016 population within a one-, three-, and five-mile radius of the 2U Headquarters Property was 13,826, 136,723, and 320,294, respectively. According to the appraisal, average 2016 household income within a one-, three-, and five-mile radius of the 2U Headquarters Property was $69,525, $78,688, and $83,222, respectively.

According to the bureau of labor statistics, as of September 2017 the unemployment rate in Prince George County, Maryland was 3.7%, which was below the national average of 4.2% and the Maryland rate of 3.8% as of the same time period. The largest employers in Prince George, Maryland include the education and public administration industries. The University System of Maryland is the largest employer in the county, with over 18,700 employees, with the Joint Base Andrew’s Naval Air Facility Washington, U.S. Internal Revenue Service and the U.S. Census Bureau representing the rest of the top four employers for the county.

The 2U Headquarters Property is located directly across from the New Carrollton Station, a transit station that serves Amtrak, the Washington Metro and the MARC and Greyhound buses. Forest City and Urban Atlantic are currently developing an approximately 71-acre mixed-use project around the New Carrollton Station, which is expected to include approximately 1.3 million SF of residential space, approximately 1.1 million SF of office space, approximately 150,000 SF of retail space and a hotel. In addition to currently being a stop on the DC Metro Orange Line, the New Carrollton station will be the eastern-most stop for the under-development Purple Line Light rail system, which will provide public transportation that connects the DC suburb areas of Montgomery and Prince George counties without traveling through downtown Washington, D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7900 Harkins Road Lanham, MD 20706	Collateral Asset Summary – Loan No. 13 2U Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 69.3% 1.60x 10.6%

According to the appraisal, as of the second quarter of 2017, the DC Metro market had a total office inventory of approximately 505.7 million SF, a vacancy rate of 13.8% and asking rents of $34.95 PSF and as of the second quarter of 2017, the Lanham office submarket had a total office inventory of approximately 2.2 million SF, a vacancy rate of 17.8% and asking rents of $21.07 PSF. The appraisal noted that the 17.8% vacancy rate for the Lanham office submarket is largely skewed by class B and C office buildings, whereas the 2U Headquarters Property is a Class A office building. According to a third party market research report, the 2U Headquarters Property is in the Hyattsville/Riverdale submarket, which exhibited a Class A vacancy rate of 2.9% as of the second quarter of 2017. In determining market rent for the 2U Headquarters Property, the appraisal identified six comparable leases - two triple net and four full service gross - that range in size from 113,730 SF to 154,951 SF with lease commencement dates between March 2015 and May 2018. After adjusting the full-service gross leases to triple net, the rent comparables ranged between $19.89 PSF to $22.33 PSF net, with an average rent of $21.02 PSF net. The appraisal concluded a market rent for the 2U Headquarters Property of $21.00 PSF net, which is slightly above the current in-place rent at the 2U Headquarters Property of $20.12 PSF.

Office Lease Comparable(1)
Property Name	Location	Net Rentable Area (SF)	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Term	Rent PSF(2)
2U Headquarters Property	7900 Harkins Road	309,303(3)	2002	2U, Inc.(3)	309,303(3)	12/1/2016(3)	11.8(3)	$20.12(3)
6120 & 6130 Executive Boulevard	6120 & 6130 Executive Boulevard	311,416	2013	ABT Associates	154,951	5/1/2018	10.0	$20.74
Three Democracy Center	6905 Rockledge Drive	184,787	1987	HMSHost	126,000	9/1/2016	13.0	$21.25
Little Patuxent Square Office	5585 Sterrett Place	147,000	2014	QSSI	147,000	6/1/2016	10.0	$22.33
1201 Clopper Road	1201 Clopper Road	147,051	2000	Novavax, Inc.	147,051	4/30/2016	14.0	$21.69
Metro Park North Phase 4	7500 Standish Place	113,730	1990	Confidential Tenant	113,730	11/1/2015	10.0	$20.19
8197 Dorsey Run Road	8197 Dorsey Run Road	125,000	2014	Army Corp of Engineers	125,166	3/1/2015	10.0	$19.89

(1)	Information is based on the appraisal.

(2)	Rent PSF represents actual triple-net lease rent per SF for the 2U Headquarters Property, 1201 Clopper Road and 8197 Dorsey Run Road and appraisal’s adjusted triple-net lease Rent PSF for 6120 & 6130 Executive Boulevard, Three Democracy Center, Little Patuxent Square Office, and Metro Park North Phase 4.

(3)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2U Headquarters Property:

Cash Flow Analysis(1)
	2014(2)	2015(2)	2016(2)	TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	N/A	N/A	$6,221,785	$20.12
Total Recoveries	N/A	N/A	N/A	N/A	$3,733,232	$12.07
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($497,751)	($1.61)
Effective Gross Income	N/A	N/A	N/A	N/A	$9,457,266	$30.58
Total Operating Expenses	N/A	N/A	N/A	N/A	$3,733,232	$12.07
Net Operating Income	N/A	N/A	N/A	N/A	$5,724,034	$18.51
Capital Expenditures	N/A	N/A	N/A	N/A	$52,582	$0.17
TI/LC	N/A	N/A	N/A	N/A	$454,628	$1.47
Net Cash Flow	N/A	N/A	N/A	N/A	$5,216,825	$16.87

Occupancy%(4)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR (P&I)(5)	N/A	N/A	N/A	N/A	1.75x
NCF DSCR (P&I)(5)	N/A	N/A	N/A	N/A	1.60x
NOI Debt Yield(5)	N/A	N/A	N/A	N/A	10.6%
NCF Debt Yield(5)	N/A	N/A	N/A	N/A	9.7%

(1)	Certain items such as straight-line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the cash flow analysis.

(2)	Historical occupancy and financial information is unavailable because 2U, Inc.’s lease commenced December 1, 2016. The related borrower acquired the 2U Headquarters Property from Cohen Equities, a New York-based real estate acquisitions and management company. Cohen Equities purchased the 2U Headquarters Property while it was vacant in August 2015 and subsequently implemented a full capital expenditure plan and signed 2U, Inc. Prior to acquisition by Cohen Equities, the 2U Headquarters Property was approximately 85.0% occupied by Computer Sciences Corp., which vacated the 2U Headquarters Property in 2013 due to the expiration of their contract with the IRS (located adjacent to the 2U Headquarters Property).

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes rent steps of $199,755 through December 1, 2017.

(4)	UW economic occupancy is 95.0%. The 2U Headquarters Property was 100.0% physically occupied as of December 1, 2017.

(5)	Debt service coverage ratios and debt yields are based on the 2U Headquarters Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 14 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.7% 2.08x 10.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Puyallup, WA 98374
				General Property Type:	Retail
Original Balance(1):	$20,000,000			Detailed Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$20,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2007-2008/N/A
Loan Purpose:	Refinance			Size:	225,217 SF
Borrower Sponsor:	Evergreen Capital Trust			Cut-off Date Balance per SF(1):	$200
Mortgage Rate:	4.6200%			Maturity Date Balance per SF(1):	$200
Note Date:	9/19/2017			Property Manager:	Tarragon Property Services L.L.C. (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$4,669,588
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.4%
Additional Debt Type(1)(2):	Pari Passu/Mezzanine			UW NCF DSCR(1):	2.08x
Additional Debt Balance(1)(2):	$25,000,000/$6,000,000			Most Recent NOI:	$3,854,457 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,747,713 (12/31/2016)
Reserves				3rd Most Recent NOI:	$3,556,287 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.2% (8/1/2017)
RE Tax:	$98,063	$50,094	N/A	2nd Most Recent Occupancy:	86.8% (7/31/2017)
Insurance:	$46,379	$5,312	N/A	3rd Most Recent Occupancy:	77.9% (12/31/2015)
Replacements:	$0	$2,815	N/A	Appraised Value (as of):	$75,400,000 (4/5/2017)
TI/LC:	$0	$12,199	$439,173	Cut-off Date LTV Ratio(1):	59.7%
Unfunded Obligations:	$458,540	$0	N/A	Maturity Date LTV Ratio(1):	59.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$45,000,000	81.7%	Loan Payoff:	$53,712,231	97.5%
Mezzanine Loan(2):	$6,000,000	10.9%	Reserves:	$602,981	1.1%
Borrower Equity:	$4,074,216	7.4%	Closing Costs:	$759,003	1.4%
Total Sources:	$55,074,216	100.0%	Total Uses:	$55,074,216	100.0%

(1)	The Meridian Sunrise Village Mortgage Loan (as defined below) is part of the Meridian Sunrise Village Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $45,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the Meridian Sunrise Village Whole Loan.

(2)	Three mezzanine loans, with an aggregate original principal balance of $6,000,000, were funded concurrently with the funding of the Meridian Sunrise Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $2,000,000, accrues interest at a fixed rate of 8.0000% per annum and is interest only for its full term of 36 months. The Mezzanine B loan has an original principal amount of $2,000,000, accrues interest at a fixed rate of 8.0000% per annum and is interest only for its full term of 12 months. The Mezzanine C loan has an original principal amount of $2,000,000, accrues interest at a fixed rate of 8.0000% per annum and is interest only for its full term of 60 months.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Meridian Sunrise Village Mortgage Loan”) is part of a whole loan (the “Meridian Sunrise Village Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $45,000,000. The Meridian Sunrise Village Whole Loan is secured by a first priority fee mortgage encumbering a 225,217 SF retail lifestyle center located in Puyallup, Washington (the “Meridian Sunrise Village Property”). Promissory Notes A-2 and A-3, with an aggregate original principal balance of $20,000,000, will be included in the UBS 2017-C6 Trust. Promissory Note A-1, with an original principal balance of $25,000,000, was contributed to the UBS 2017-C4 Trust. The Meridian Sunrise Village Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2017-C4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Meridian Sunrise Village Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2017-C4	Yes
Note A-2	$10,000,000	$10,000,000	UBS 2017-C6	No
Note A-3	$10,000,000	$10,000,000	UBS 2017-C6	No
Total	$45,000,000	$45,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 14 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.7% 2.08x 10.4%

The proceeds of the Meridian Sunrise Village Whole Loan, together with three mezzanine loans with an aggregate original principal balance of $6,000,000 and approximately $4.1 million in borrower equity, were used to refinance existing debt encumbering the Meridian Sunrise Village Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Sunrise Village Phase I L.L.C. (the “Meridian Sunrise Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Meridian Sunrise Village Borrower is wholly owned by ECT Meridian Partners LLC, which is owned by several classes of unit holders. Class A unit holders consist of Evergreen Capital Trust (871 units), Meritage LLC (71 units), IHSV Holdings LLC (16 units), Taunton LLC (16 units), Cypress 17 LLC (16 units), and The DR Group LLC (10 units). Class B unit holders Consist of Evergreen Capital Trust (400 units), Investco Financial Corporation (400 units), and Tarragon LLC (200 units). The Class C unit holder is George E. Matelich (1,000 units) and the Class D unit holder is Sunrise Village Equity Partners LLC (1,000 units). Sunrise Village Equity Partners LLC is wholly owned and controlled by Investco Financial Corporation, which is wholly owned and controlled by Evergreen Capital Trust, the borrower sponsor and non-recourse carveout guarantor for the Meridian Sunrise Village Whole Loan.

Evergreen Capital Trust is an investment vehicle for Michael J. Corliss. Mr. Corliss is the Chief Executive Officer of Investco Financial Corporation (“Investco”). Investco, founded in 1983 and headquartered in Sumner, Washington, manages assets held in a private trust centered in real estate in addition to operating businesses in manufacturing, distribution, home building, winery operations, real estate strategic management, finance, risk management and property development, construction, and management services. Investco has a diversified portfolio of real estate properties including 20 residential properties totaling 2,895 units, 11 industrial properties totaling 2.3 million SF, nine retail/office/mixed use properties totaling 662,576 SF, three residential communities totaling 3,874 housing units, and 1,897 acres of apartment, industrial, retail, and residential land available for future development.

The Property. The Meridian Sunrise Village Property is a 225,217 SF retail lifestyle center located in Puyallup, Washington, approximately 40 miles south of Seattle, Washington. Built in 2007 and 2008, the Meridian Sunrise Village Property consists of 16 buildings, situated on an 8.4-acre site along Meridian East. Meridian Sunrise Village Property is anchored by LA Fitness (45,000 SF), Staples (20,348 SF), PetSmart (20,150 SF) and Party City (14,033 SF), which comprise 44.2% of total NRA in the aggregate. The Meridian Sunrise Village Property is also shadow-anchored by Target (127,734 SF). The Meridian Sunrise Village Property along with the 127,734 SF Target, which is not part of the collateral but shares parking with the Meridian Sunrise Village Property through a reciprocal easement agreement, features 2,900 parking spaces (8.2 spaces per 1,000 SF). Target includes a grocery store, CVS Pharmacy, Starbucks, target mobile, cafe-pizza and wine/beer/spirits. Target owns its land and improvements, which were constructed at the company’s cost in 2008. The shadow anchor contributes to common area maintenance. As of August 1, 2017, the Meridian Sunrise Village Property was 88.2% leased by a mix of 35 national and local retail, office and restaurant tenants. Outside of the top five tenants, no other individual tenant comprises more than 3.1% of NRA or 3.7% of underwritten base rent.

Major Tenants.

LA Fitness (45,000 SF, 20.0% of NRA, 18.1% of underwritten base rent). LA Fitness occupies 45,000 SF under a lease that commenced May 22, 2008 and expires September 30, 2023, with three five-year renewal options and no termination options. Founded in 1984, LA Fitness is an Irvine, California based American health club chain. The privately owned company currently operates over 800 clubs across the U.S. and Canada. LA Fitness is open seven days a week at the Meridian Sunrise Village Property with facilities including equipment and cardio area, basketball, racquetball, indoor pool, whirlpool spa, sauna, group fitness classes, indoor cycling, “kids klub”, personal training, a juice bar and Wi-Fi.

Staples (20,348 SF, 9.0% of NRA, 9.9% of underwritten base rent). Staples (NASDAQ: SPLS; Fitch/Moody’s/S&P: BB+/Baa2/BBB-) occupies 20,348 SF under a lease that commenced October 18, 2008 and expires October 31, 2018 with four five-year renewal options. Staples has a co-tenancy provision associated with Target. If Target ceases to be open for business within substantially all of its premises for 270 days, Staples may elect to either pay percentage rent in lieu of monthly base rent in an amount equal to 2% of monthly gross sales or terminate the lease upon 90 days’ notice. Staples has no other termination options. Staples is an office supply retailer, offering supplies, technology, business services and business to business deliveries. As of January 28, 2017, Staples operated approximately 1,255 retail stores in the U.S. and 304 stores in Canada.

PetSmart (20,150 SF, 8.9% of NRA, 9.1% of underwritten base rent). PetSmart (Moody’s/S&P: B3/B+) occupies 20,150 SF under a lease that commenced February 16, 2009 and expires February 28, 2019 with five five-year renewal options. PetSmart has a co-tenancy provision associated with the Meridian Sunrise Village Property’s occupancy. If less than 50% of the gross floor area of the Meridian Sunrise Village Property (excluding the tenant’s suite) is vacant or closed for business, PetSmart’s base rent will be reduced by 50%. In addition, in the event such co-tenancy failure continues for a period of one year, PetSmart may at any time thereafter elect to terminate the lease, upon 90 days’ notice. PetSmart has no other termination options. PetSmart is a specialty retailer offering pet-related products and services. PetSmart employs approximately 55,000 associates and operates over 1,500 pet stores in the United States, Canada and Puerto Rico as well as over 200 in-store PetSmart PetsHotel dog and cat boarding facilities.

Party City (14,033 SF, 6.2% of NRA, 4.8% of underwritten base rent). Party City (NYSE: PRTY; Moody’s/S&P: B3/B-) occupies 14,033 SF under a lease that commenced June 11, 2010 and expires January 31, 2021 with three five-year renewal options. Party City has a co-tenancy provision associated with Target and the Meridian Sunrise Village Property’s occupancy. If both (i) Target is not open and operating and (ii) less than 50% of the tenants in three of the buildings (A2, A3, and A4) are open and operating, Party City will pay alternate rent equal to the lesser of the actual base rent and reimbursements or a monthly amount equal to 6% of monthly gross sales. If the co-tenancy condition remains unsatisfied for 12 consecutive months, Party City may elect to terminate the lease, upon 30 days’ notice. Party City has no other termination options. Party City designs, manufactures, and distributes party goods found in over 40,000 retail outlets worldwide, including Party City stores as well as independent party supply stores, mass merchants, grocery retailers, dollar stores, and others. Party City operated 750 company-owned and 184 franchised stores throughout North America as of year-end 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 14 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.7% 2.08x 10.4%

The following table presents a summary regarding the largest tenants at the Meridian Sunrise Village Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Anchor/Major Tenants
LA Fitness	NR/NR/NR	45,000	20.0%	$939,549	18.1%	$20.88	9/30/2023
Staples(4)	BB+/Baa2/BBB-	20,348	9.0%	$514,804	9.9%	$25.30	10/31/2018
PetSmart(5)	NR/B3/B+	20,150	8.9%	$469,495	9.1%	$23.30	2/28/2019
Army Medical Command(6)	AAA/Aaa/AA+	17,525	7.8%	$749,000	14.4%	$42.74	9/29/2026
Party City(7)	NR/B3/B-	14,033	6.2%	$248,665	4.8%	$17.72	1/31/2021
Anchor/Major Tenants		117,056	52.0%	$2,921,513	56.3%	$24.96

Other Tenants		81,562	36.2%	$2,265,780	43.7%	$27.78
Vacant Space		26,599	11.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		225,217	100.0%	$5,187,293	100.0%	$26.12

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Staples has a co-tenancy provision associated with Target. If Target ceases to be open for business within substantially all of its premises for 270 days, Staples may elect to either pay percentage rent in lieu of monthly base rent in an amount equal to 2% of monthly gross sales or terminate the lease upon 90 days’ notice. Staples has no other termination options.

(5)	PetSmart has a co-tenancy provision associated with the Meridian Sunrise Village Property’s occupancy. If less than 50% of the gross floor area of the Meridian Sunrise Village Property (excluding the tenant’s suite) is vacant or closed for business, PetSmart’s base rent will be reduced by 50%. In addition, in the event such co-tenancy failure continues for a period of one year, PetSmart may at any time thereafter elect to terminate the lease, upon 90 days’ notice. PetSmart has no other termination options.

(6)	Army Medical Command may terminate the lease, in whole or in part, at any time after June 30, 2018, upon 180 days’ notice provided that in the case of a partial termination, the space made available to landlord due to such partial termination is suitable for leasing.

(7)	Party City has a co-tenancy provision associated with Target and the Meridian Sunrise Village Property’s occupancy. If both (i) Target is not open and operating and (ii) less than 50% of the tenants in three of the buildings (A2, A3, and A4) are open and operating, Party City will pay alternate rent equal to the lesser of the actual base rent and reimbursements or a monthly amount equal to 6% of monthly gross sales. If the co-tenancy condition remains unsatisfied for 12 consecutive months, Party City may elect to terminate the lease, upon 30 days’ notice. Party City has no other termination options.

The following table presents certain information relating to the lease rollover at the Meridian Sunrise Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	619	0.3%	0.3%	$18.01	$11,148	0.2%	0.2%
2017	0	0	0.0%	0.3%	$0.00	$0	0.0%	0.2%
2018	7	34,403	15.3%	15.6%	$29.53	$1,016,028	19.6%	19.8%
2019	4	29,267	13.0%	28.5%	$25.76	$753,891	14.5%	34.3%
2020	2	5,009	2.2%	30.8%	$28.20	$141,241	2.7%	37.1%
2021	9	36,417	16.2%	46.9%	$21.64	$788,220	15.2%	52.3%
2022	3	3,961	1.8%	48.7%	$29.85	$118,253	2.3%	54.5%
2023	3	53,929	23.9%	72.6%	$22.19	$1,196,515	23.1%	77.6%
2024	0	0	0.0%	72.6%	$0.00	$0	0.0%	77.6%
2025	3	7,026	3.1%	75.8%	$22.75	$159,830	3.1%	80.7%
2026	2	17,525	7.8%	83.5%	$42.74	$749,000	14.4%	95.1%
2027	1	5,616	2.5%	86.0%	$25.00	$140,400	2.7%	97.8%
2028 & Beyond	3	4,846	2.2%	88.2%	$23.27	$112,767	2.2%	100.0%
Vacant	0	26,599	11.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	38	225,217	100.0%		$26.12	$5,187,293	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 14 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.7% 2.08x 10.4%

The Market. The Meridian Sunrise Village Property is situated on the east side of State Route 161 (East Meridian Avenue), the primary north-south roadway serving the South Hill community, between 152nd Street East and 160th Street East in the city of Puyallup, Washington, approximately 5.1 miles south of downtown Puyallup, approximately 16.1 miles southeast of downtown Tacoma and approximately 40.0 miles south of downtown Seattle. The Meridian Sunrise Village Property is part of Phase I of a larger retail center and is shadow-anchored by Target. The Meridian Sunrise Village Property is also located adjacent to the Pierce County Airport/Thun Field, a community general aviation airport, which functions as a key community transportation and emergency services facility. The Meridian Sunrise Property is approximately 3.6 miles south of State Route 512, a 12.06-mile long state-maintained freeway serving southern Pierce County, which begins at an interchange with Interstate 5 in Lakewood, approximately 12.3 miles northwest of the Meridian Sunrise Village Property, and traverses east and north to an interchange with State Routes 167 and 161 in Puyallup. The Meridian Sunrise Village Property is 3.4 miles south of the approximately 1.1 million SF South Hill Mall which was completely renovated in 2009 and is anchored by Target, Dick’s Sporting Goods, Macy’s, JCPenney, Sears and Regal Cinemas. According to a third party market research report, the East Meridian Avenue-156th Street East intersection experiences an average daily traffic count of 36,518.

The South Hill neighborhood surrounding Meridian Sunrise Village Property is comprised of a mix of commercial and retail development along State Route 161 and is surrounded by residential and multifamily development. According to a third party market research report, the Meridian Sunrise Village Property is located within the Seattle/Puget Sound retail market, which consisted of approximately 174.4 million SF of retail space as of the first quarter of 2017, with an overall vacancy rate of 3.6%. The average asking annual lease rate for the overall market in the first quarter of 2017 was $18.89 PSF. Additionally, the Meridian Sunrise Village Property is located within the Spanaway retail submarket. As of the first quarter of 2017, the Spanaway retail submarket consisted of approximately 6.7 million SF of retail space with an overall vacancy rate of 5.8% and an average asking annual lease rate of $17.98 PSF.

The appraisal identified a primary trade area of up to a three-mile radius around the Meridian Sunrise Village Property and a secondary trade area up to a five-mile radius around the Meridian Sunrise Village Property. A summary of demographics in the primary and secondary trade areas compared to Pierce County and Seattle-Tacoma-Bellevue is presented below.

Statistic	1-mile Radius	3-mile Radius	5-mile Radius	Pierce County	Seattle-Tacoma-Bellevue
Population
2010	6,736	72,471	137,443	795,225	3,439,809
2017 (estimated)	7,145	83,400	155,559	859,855	3,807,891
2022 (projected)	7,529	91,291	168,849	912,419	4,077,792
% Increase 2010-2017	0.87%	2.15%	1.88%	1.16%	1.53%
% Increase 2017-2022 (projected)	1.07%	1.89%	1.71%	1.22%	1.42%

Average Household Income
2017 (estimated)	$90,576	$90,961	$89,961	$81,532	$102,321

Number of Family Households
2010	1,829	19,149	36,332	202,174	845,966
2017 (estimated)	1,956	21,789	40,916	220,367	934,589
2022 (projected)	2,069	23,778	44,362	234,672	1,000,677
% Increase 2010-2017	0.99%	1.97%	1.80%	1.29%	1.50%
% Increase 2017-2022 (projected)	1.16%	1.83%	1.68%	1.30%	1.41%

Source: Third Party Market Research Report

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10507 156th Street East Puyallup, WA 98374	Collateral Asset Summary – Loan No. 14 Meridian Sunrise Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.7% 2.08x 10.4%

The following table presents competitive retail properties with respect to the Meridian Sunrise Village Property:

Competitive Property Summary
Property Name	Type	Year Built	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Meridian Sunrise Village Property	Retail Lifestyle Center	2007-2008	225,217	86.8%(1)	LA Fitness, Staples, PetSmart, Party City	N/A
Rainier View Marketplace	Shopping Center	2012	74,617	84.0%	Kohl’s, Ross, Big 5, ULTA	1.0 mile
Meridian Town Center	Shopping Center	2004	77,666	NAV	Safeway, Tuesday Morning	1.5 miles
Fred Meyer Retail Pad	Shopping Center	2006	12,605	NAV	Fred Meyer	1.5 miles
South Hill Center	Shopping Center	2002	134,010	NAV	Best Buy, Men’s Warehouse	2.8 miles
Federal Way Crossing	Shopping Center	2006	233,146	NAV	LA Fitness, Office Depot, Sportsman’s Warehouse	14.4 miles
Uptown Gig Harbor	Shopping Center	2007	250,000	NAV	Galaxy Theatres, Marshalls	25.9 miles
Southcenter Square	Shopping Center	2007	229,762	NAV	Kohl’s, Nordstrom Rack, Petco, DSW Designer Shoe Warehouse	27.2 miles
The Landing	Shopping Center	2008	481,228	85.0%	Regal Cinemas, Dick’s Sporting Goods, LA Fitness, Ross Dress for Less, Marshalls, PetSmart, Staples	29.8 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Meridian Sunrise Village Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Base Rent(1)	$5,178,864	$5,076,531	$5,203,914	$5,331,649	$5,816,808	$25.83
Total Recoveries	$1,424,400	$1,369,534	$1,278,989	$1,347,984	$1,295,756	$5.75
Other Income	$50	$3,266	$961	$25,741	$0	$0.00
Less Vacancy & Credit Loss	($1,825,269)	($1,519,169)	($1,360,230)	($1,286,518)	($828,858)	($3.68)
Effective Gross Income	$4,778,046	$4,930,161	$5,123,634	$5,418,855	$6,283,706	$27.90
Total Expenses	$1,315,072	$1,373,874	$1,375,921	$1,564,398	$1,614,118	$7.17
Net Operating Income	$3,462,974	$3,556,287	$3,747,713	$3,854,457	$4,669,588	$20.73
Capital Expenditures	$0	$0	$0	$0	$33,783	$0.15
TI/LC	$0	$0	$0	$0	$243,363	$1.08
Net Cash Flow	$3,462,974	$3,556,287	$3,747,713	$3,854,457	$4,392,442	$19.50

Occupancy %	77.9%	77.9%	NAV	86.8%	88.2%
NOI DSCR(2)	1.64x	1.69x	1.78x	1.83x	2.22x
NCF DSCR(2)	1.64x	1.69x	1.78x	1.83x	2.08x
NOI Debt Yield(2)	7.7%	7.9%	8.3%	8.6%	10.4%
NCF Debt Yield(2)	7.7%	7.9%	8.3%	8.6%	9.8%

(1)	UW Base Rent is based on the underwritten rent roll dated August 1, 2017 and includes contractual rent steps through November 2018 totaling $131,979.

(2)	Debt service coverage ratios and debt yields are based on the Meridian Sunrise Village Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 15 Stop N Stor Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,600,000 59.2% 1.86x 11.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Self Storage
Original Balance:	$19,600,000			Detailed Property Type:	Self Storage
Cut-off Date Balance:	$19,600,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	390,338 SF
Borrower Sponsors:	Michael E. Berger			Cut-off Date Balance per SF:	$50
Mortgage Rate:	4.2209%			Maturity Date Balance per SF:	$46
Note Date:	11/10/2017			Property Manager:	Berger Realty Group, Inc. (borrower-affiliated)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,197,564
Seasoning:	1 month			UW NOI Debt Yield:	11.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	12.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.55x (IO) 1.86x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,002,636 (8/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,946,539 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,809,197 (12/31/2015)
Reserves				Most Recent Occupancy:	93.8% (10/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.2% (12/31/2016)
RE Tax:	$84,997	$15,178	N/A	3rd Most Recent Occupancy:	95.7% (12/31/2015)
Insurance:	$4,476	$2,797	N/A	Appraised Value (as of):	$33,110,000 (Various)
Replacements:	$0	$4,879	N/A	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance:	$137,125	$0	N/A	Maturity Date LTV Ratio:	53.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,600,000	60.9%	Purchase Price:	$31,400,000	97.5%
Borrower Equity:	$12,597,598	39.1%	Reserves:	$226,597	0.7%
			Closing Costs:	$571,000	1.8%
Total Sources:	$32,197,598	100.0%	Total Uses:	$32,197,598	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Stop N Stor Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $19,600,000. The Stop N Stor Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering a 390,338 SF, 3,021-unit portfolio of eight self storage properties located in various cities in Ohio (each a “Stop N Stor Portfolio Property”, and collectively, the “Stop N Stor Portfolio Properties”). The proceeds of the Stop N Stor Portfolio Mortgage Loan, together with a borrower equity contribution of approximately $12.6 million, were used to acquire the Stop N Stor Portfolio Properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are 16 co-borrowing tenant-in-common entities (collectively, the “Stop N Stor Portfolio Borrowers”), two per property, which are controlled and managed, directly and indirectly by Michael E. Berger and Steven Berger. Each tenant-in-common is a single purpose Ohio limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The borrower sponsor and non-recourse guarantor of the Stop N Stor Portfolio Mortgage Loan, Michael E. Berger, as well as Steven Berger and Berger Realty Group, Inc. (the property manager) has been the subject of mortgage loan defaults and foreclosure proceedings. Please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Michael E. Berger is the President of Berger Realty Group, Inc., a real estate development and management firm founded in 1973 with a focus in the southeast Michigan area. With over 25 years of commercial real estate experience, Mr. Berger is an attorney licensed in Michigan and Illinois as well as a licensed real estate broker in Michigan. Since joining Berger Realty Group, Inc. in 1993, Mr. Berger has headed efforts in new acquisitions, refinancing, leasing, legal matters, property management and marketing for the company as well as the company‘s construction division. Steven Berger is the Vice President of Berger Realty Group, Inc. and oversees all commercial and residential construction developments. Berger Realty Group, Inc.’s portfolio includes over 1,600 units of rental residential communities, three golf courses, over 191,000 SF of office space, 122,000 SF of retail space, two self-storage and parking properties.

The Properties. The Stop N Stor Portfolio Mortgage Loan is secured by eight self storage properties located in seven cities across the state of Ohio with an aggregate of 3,021 units totaling 390,338 SF, which include climate-controlled and non-climate-controlled units. Five of the eight Stop N Stor Properties have an additional 187 non-enclosed storage spaces utilized for recreational vehicles, cars, and boats and account for 1.9% of the underwritten effective gross income. Across the Stop N Stor Portfolio, the average property size is 378 units and 48,792 SF, with the largest property containing 457 units across 56,488 SF and the smallest property containing 279 units across 37,109 SF. In addition, the Cuyahoga Falls property contains flex industrial and office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 Stop N Stor Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,600,000 59.2% 1.86x 11.2%

space totaling 14,688 SF, which was 88.9% occupied as of the rent roll dated November 3, 2017, with a total in-place annual rent of $77,460 (2.4% of the underwritten effective gross income). The Stop N Stor Portfolio has a weighted average portfolio occupancy above 95% over the last three years and as of the underwritten rent roll dated October 31, 2017, the weighted average portfolio occupancy based on SF and units was 93.8% and 92.9%, respectively.

The following table presents certain information relating to the Stop N Stor Portfolio Properties:

Property Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	Net Rentable Area (Units)(1)	Occupancy(1)(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	UW NCF
Cuyahoga Falls	Cuyahoga Falls, OH	1990/1995	39,648	308	95.0%	$2,831,591	14.4%	$4,100,000	$264,868
Stow	Stow, OH	1993/1996	53,505	421	98.1%	$2,657,677	13.6%	$5,260,000	$354,399
Oregon	Oregon, OH	1985/1998	56,488	457	94.4%	$2,523,632	12.9%	$4,690,000	$310,982
Toledo	Toledo, OH	1983/1985	50,790	380	94.8%	$2,510,802	12.8%	$4,430,000	$292,335
Lowell (Elyria - West)	Elyria, OH	1992/2003	46,918	371	95.2%	$2,476,803	12.6%	$3,540,000	$244,188
Northwood	Northwood, OH	1999/2017	52,990	365	79.7%(3)	$2,410,000	12.3%	$4,020,000	$189,213
Elyria - East	Elyria, OH	1978/1995	52,890	440	97.3%	$2,266,171	11.6%	$3,960,000	$271,028
Lorain	Lorain, OH	1975/1978	37,109	279	97.7%	$1,923,325	9.8%	$3,110,000	$212,000
Total/Wtd. Avg.			390,338	3,021	93.8%	$19,600,000	100.0%	$33,110,000	$2,139,014

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy is based on the net rentable square footage at each Stop N Stor Portfolio Property.

(3)	The Northwood property recently expanded in August 2017, adding 37 units totaling 8,190 SF. Prior to the expansion, physical occupancy was 96.5% in July 2017, and year-end occupancy has been 94.0% or higher since 2014.

The Market. The Stop N Stor Portfolio Properties are located in the state of Ohio, the cities including Cuyahoga Falls, Stow, Oregon, Toledo, Elyria, Northwood and Lorain. Three properties are located in Lorain County (35.1% of NRA, 34.0% of the Allocated Cut-off Date Balance), two properties are located in Summit County (23.9% of NRA, 28.0% of the Allocated Cut-off Date Balance), two properties are located in Lucas County (27.5% of NRA, 25.7% of the Allocated Cut-off Date Balance) and one property is located in Wood County (13.6% of NRA, 12.3% of the Allocated Cut-off Date Balance). The average estimated 2017 population and average household income of the four counties is 352,715 and $70,758, respectively.

According to a third party research report, there are approximately 41,879 self-storage facilities across the United States which account for over 2.2 billion net rentable area SF. The Stop N Stor Portfolio Properties are located within the Midwest Region self-storage market. The state of Ohio contains 1,532 facilities which total approximately 80.2 million SF of self-storage space. National occupancy rates have continued to improve from 88.0% in the fourth quarter of 2014 to 91.2% as of second quarter of 2016. The Midwest Region of the United States exhibited an average occupancy rate of 90.0% for second quarter of 2016, which represented a 2.6% increase over the previous quarter’s occupancy rate of 87.4%, and a 0.3% increase year-over-year.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stop N Stor Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent	$2,548,707	$2,704,113	$2,840,787	$2,922,958	$3,284,244	$8.41
Other Income(1)	$237,620	$220,849	$238,670	$249,455	$236,023	$0.60
Less Vacancy & Credit Loss	$0	$0	$0	$0	($312,719)	($0.80)
Effective Gross Income	$2,786,327	$2,924,962	$3,079,457	$3,172,413	$3,207,548	$8.22
Total Operating Expenses	$1,108,701	$1,115,766	$1,132,918	$1,169,777	$1,009,984	$2.59
Net Operating Income	$1,677,626	$1,809,197	$1,946,539	$2,002,636	$2,197,564	$5.63
Capital Expenditures	$0	$0	$0	$0	$58,551	$0.15
Net Cash Flow	$1,677,626	$1,809,197	$1,946,539	$2,002,636	$2,139,014	$5.48

Occupancy %	95.5%	95.7%	96.2%	95.2%	93.8%(2)
NOI DSCR (P&I)	1.45x	1.57x	1.69x	1.74x	1.91x
NCF DSCR (P&I)	1.45x	1.57x	1.69x	1.74x	1.86x
NOI Debt Yield	8.6%	9.2%	9.9%	10.2%	11.2%
NCF Debt Yield	8.6%	9.2%	9.9%	10.2%	10.9%

(1)	Other Income includes income from auction proceeds, late fees, merchandise sales, five industrial/flex tenants at the Cuyahoga Falls property, and other miscellaneous income.

(2)	UW Occupancy % is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C6

TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Brett Katz	Tel. (212) 610-2305

Michael Brown	Tel. (212) 610-2357

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925